UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CapLease, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, $0.01 par value per share, of the Company, or Company common stock

8.125% Series A Cumulative Redeemable Preferred Stock of the Company, or Series A preferred stock

8.375% Series B Cumulative Redeemable Preferred Stock of the Company, or Series B preferred stock

7.25% Series C Cumulative Redeemable Preferred Stock of the Company, or Series C preferred stock and, together with the Series A preferred stock and the Series B preferred stock, the Company preferred stock

(2)	Aggregate number of securities to which transaction applies:

88,974,504 shares of Company common stock (including 1,137,284 restricted shares and 128,900 performance shares, each of which will vest or accelerate immediately prior to the effective time of the merger)

6,473,073 shares of Company preferred stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001364 by the sum (A) the product of 88,974,504 shares of Company common stock (including restricted shares and performance shares) multiplied by the common merger consideration of $8.50 per share of Company common stock, plus (B) the product of 6,473,073 shares of Company preferred stock multiplied by the preferred merger consideration of (1) $25.00 per share of Company preferred stock plus (2) estimated accrued but unpaid dividends of $0.47 per share of Company preferred stock.

(4)	Proposed maximum aggregate value of transaction:

$921,152,453.31

(5)	Total fee paid:

$125,645.19

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

 PRELIMINARY PROXY MATERIAL

SUBJECT TO COMPLETION

CAPLEASE, INC.

[●], 2013

Dear Stockholder,

You are cordially invited to attend a special meeting of stockholders of CapLease, Inc. to be held on [●], [●], 2013 at [●] [a.m./p.m.]. The special meeting will take place at [●]. At the special meeting, we will ask you to approve the merger of CapLease, Inc. with and into a wholly owned subsidiary of American Realty Capital Properties, Inc., which we refer to as the merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of May 28, 2013, among CapLease, Inc., American Realty Capital Properties, Inc. and certain affiliates of each, which we refer to as the merger agreement. If the merger is completed, you, as a holder of our common stock, will be entitled to receive $8.50 in cash, without interest and less any applicable withholding taxes, in exchange for each share of common stock you own, as more fully described in the accompanying proxy statement.

Our board of directors has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger, the merger agreement and the other transactions contemplated by the merger agreement advisable and in the best interests of the Company and our stockholders. Our board of directors unanimously recommends that you vote “FOR” the approval of the merger and the other transactions contemplated by the merger agreement.

The merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read the proxy statement carefully and in its entirety. You may also obtain more information about CapLease, Inc. from us or from documents we have filed with the Securities and Exchange Commission.

Your vote is very important regardless of the number of shares of common stock that you own. Whether or not you plan to attend the special meeting, we request that you authorize your proxy by completing and returning the enclosed proxy card as promptly as possible. The failure to vote in person or by proxy (including as a result of broker non-votes and abstentions) will have the same effect as voting against the merger and the other transactions contemplated by the merger agreement.

Thank you for your cooperation and continued support.

On Behalf of the Board of Directors,

Paul H. McDowell
Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This document is dated [●], 2013, and is first being mailed, along with the enclosed proxy card, to our common stockholders on or about [●], 2013.

CAPLEASE, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD [●], 2013

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of CapLease, Inc., a Maryland corporation, which we refer to as the Company, on [●], 2013 at [●] [a.m./p.m.], local time, at [●]. The special meeting is being held for the purpose of acting on the following matters:

1.     to consider and vote on a proposal to approve the merger of the Company with and into a wholly owned subsidiary of American Realty Capital Properties, Inc., which we refer to as the merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of May 28, 2013, among the Company, American Realty Capital Properties, Inc. and certain affiliates of each, which we refer to as the merger agreement;

2.     to consider and cast a non-binding, advisory vote regarding the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger; and

3.     to consider and vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

The Company’s board of directors has unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of the Company and its stockholders, and has approved the merger, the merger agreement and the other transactions contemplated by the merger agreement. The Company’s board of directors unanimously recommends that the holders of the Company’s common stock vote FOR the proposal to approve the merger and the other transactions contemplated by the merger agreement, FOR the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger, and FOR the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

All holders of record of shares of our common and preferred stock, as of the record date, which was the close of business on [●], 2013, are entitled to receive notice of the special meeting or any postponements or adjournments of the special meeting. However, only holders of our common stock on the record date are entitled to attend and to vote at the special meeting or any postponements or adjournments of the special meeting. The Company’s preferred stockholders are entitled to notice of the special meeting, but they are not entitled to attend or to vote at the special meeting, and no vote or proxy is being solicited from the Company’s preferred stockholders.

Approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of our common stock. Accordingly, regardless of the number of shares that you own, your vote is important. Even if you plan to attend the special meeting in person, we request that you authorize your proxy to vote your shares by marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope. If your shares are held in “street name,” which means shares held of record by a broker, bank or other nominee, you should provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting instructions provided by your broker, bank or other nominee. The failure to vote on this proposal in person or by proxy (including as a result of broker non-votes and abstentions) will have the same effect as voting against the merger and the other transactions contemplated by the merger agreement.

Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of a majority of the votes cast by holders of our common stock on the proposal. The failure to vote on this proposal in person or by proxy (including as a result of broker non-votes and abstentions) will have no effect on the outcome of this proposal.

Approval of any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of a majority of the votes cast by holders of our common stock on the proposal. The failure to vote on this proposal in person or by proxy (including as a result of broker non-votes and abstentions) will have no effect on the outcome of this proposal.

Any proxy may be revoked at any time before it is voted by delivery of a properly executed, later-dated proxy card, by filing a written revocation of your proxy with our Secretary at our address set forth above or by your voting in person at the special meeting.

We encourage you to read this document carefully and in its entirety. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3463. In addition, you may obtain information about us from our website at www.caplease.com and from certain documents that we have filed with the Securities and Exchange Commission.

By Order of the Board of Directors,

Paul C. Hughes
Vice President, General Counsel
and Corporate Secretary

New York, New York

[●], 2013

TABLE OF CONTENTS

Page

SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS	11
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	17
THE SPECIAL MEETING	19
Date, Time and Purpose of the Special Meeting	19
Record Date, Notice and Quorum	19
Attendance	19
Required Votes and Proxies	19
Revocation of Proxies	21
Solicitation Costs	21
Adjournments	21
Postponements	21
Questions and Additional Information	22
PROPOSAL 1: APPROVAL OF THE MERGER PROPOSAL	23
PROPOSAL 2: APPROVAL OF THE NON-BINDING COMPENSATION PROPOSAL	23
PROPOSAL 3: APPROVAL OF THE ADJOURNMENT PROPOSAL	24
THE PARTIES TO THE MERGERS	25
THE MERGERS	27
General Description of the Mergers	27
Background of the Mergers	27
Reasons for the Mergers	34
Recommendation of the Company’s Board of Directors	37
Certain Prospective Financial Information	37
Opinions of the Company’s Financial Advisors	40
Convertible Notes and Trust Preferred Securities Redemption	52
Financing	52
Interests of the Company’s Directors and Executive Officers in the Merger	52
Change of Control and Termination Benefits	55
Regulatory Matters	59
Litigation Relating to the Mergers	59
Material United States Federal Income Tax Consequences	59
Delisting and Deregistration of Company Common Stock and Company Preferred Stock	64
THE MERGER AGREEMENT	65
Form, Effective Time and Closing of the Merger	65
Organizational Documents of the Surviving Entities	66
Merger Consideration; Conversion or Cancellation of Shares in the Merger	66
Representations and Warranties	67
Definition of “Material Adverse Effect”	69
Covenants and Agreements	70
Conditions to Completion of the Merger	79
Termination of the Merger Agreement	80
Termination Fee and Expenses Payable by the Company to ARCP	81

i

Miscellaneous Provisions	82
VOTING AGREEMENT	83
MARKET PRICE OF OUR COMMON STOCK	84
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	84
NO DISSENTERS’ RIGHTS OF APPRAISAL	86
SUBMISSION OF STOCKHOLDER PROPOSALS	86
OTHER MATTERS	87
WHERE YOU CAN FIND MORE INFORMATION	87

ANNEXES

Annex A – Merger Agreement

Annex B – Opinion of Wells Fargo Securities, LLC, dated May 28, 2013

Annex C – Opinion of Houlihan Lokey Financial Advisors, Inc., dated May 28, 2013

Annex D – Voting Agreement

Annex E – Letter Agreement

ii

SUMMARY

This summary highlights only selected information from this document relating to (1) the merger of CapLease, Inc. with and into a wholly owned subsidiary of American Realty Capital Properties, Inc., which we refer to as the merger, (2) the merger of our operating partnership, Caplease, LP, with and into American Realty Capital Properties, Inc.’s operating partnership, ARC Properties Operating Partnership, L.P., which we refer to as the partnership merger, (3) certain other transactions contemplated by the merger agreement and (4) the special meeting. References to the mergers refer to both the merger and the partnership merger. This summary does not contain all of the information about the mergers, the merger agreement, the other transactions contemplated by the merger agreement or the special meeting that may be important to you. You should read carefully this document in its entirety, including the annexes and the other documents to which we have referred you, including the merger agreement attached to this document as Annex A. Each item in this summary includes a page reference directing you to a more complete description of that item. You may obtain the information incorporated by reference in this document without charge by following the instructions in the section titled “Where You Can Find More Information” on page 87.

The Parties to the Mergers (Page 25)

CapLease, Inc.
1065 Avenue of the Americas

New York, New York 10018
(212) 217-6300

CapLease, Inc., which we refer to as “we,” “us,” “our,” “the Company,” or “CapLease,” is a publicly traded Maryland corporation listed on the New York Stock Exchange, or NYSE, that qualified as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2004. The Company, operating through its various subsidiaries and affiliates, owns and manages a diversified portfolio of single-tenant commercial real estate properties subject to long-term leases to high-credit-quality tenants. As of March 31, 2013, our single-tenant owned property portfolio consisted of 71 properties in 25 states and leases with 43 different tenants. In addition to our portfolio of owned properties, we have a modest portfolio of first mortgage loans and other debt investments on single-tenant properties.

Caplease, LP
1065 Avenue of the Americas

New York, New York 10018
(212) 217-6300

Caplease, LP, which we refer to as the Company operating partnership, is a Delaware limited partnership through which we own, either directly or indirectly through subsidiaries, most of our assets. The Company owns approximately 99.8% of the common equity ownership units of the Company operating partnership.

CLF OP General Partner LLC
1065 Avenue of the Americas

New York, New York 10018
(212) 217-6300

CLF OP General Partner LLC, which we refer to as the general partner of the Company operating partnership, is a Delaware limited liability company and wholly owned subsidiary of the Company that serves as the sole general partner of the Company operating partnership.

American Realty Capital Properties, Inc. and Safari Acquisition, LLC
405 Park Avenue

New York, New York 10022

(212) 415-6500

American Realty Capital Properties, Inc., which we refer to as ARCP, is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2011, focused on acquiring and owning single-tenant freestanding commercial properties subject to net leases with high-credit-quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com.

Safari Acquisition, LLC, which we refer to as Merger Sub, is a Delaware limited liability company and a direct wholly owned subsidiary of ARCP that was formed for the purpose of entering into the merger agreement.

ARC Properties Operating Partnership, L.P.

405 Park Avenue

New York, New York 10022

(212) 415-6500

ARC Properties Operating Partnership, L.P., which we refer to as the ARCP operating partnership, is a Delaware limited partnership through which ARCP conducts substantially all of its business. ARCP is the sole general partner of the ARCP operating partnership.

Consideration to the Company’s Stockholders (Page 66)

At the effective time of the merger, each outstanding share of common stock, par value $0.01 per share, which we refer to as Company common stock (other than shares of Company common stock held by our subsidiaries, ARCP or any subsidiary of ARCP, which will be automatically canceled and retired and cease to exist with no payment being made with respect thereto), will be converted into the right to receive $8.50 in cash, without interest and less any applicable withholding taxes. We refer to this consideration to be received for each share of Company common stock in the merger as the common merger consideration. In addition, in connection with the merger, each outstanding share of our 8.125% Series A Cumulative Redeemable Preferred Stock, 8.375% Series B Cumulative Redeemable Preferred Stock and 7.25% Series C Cumulative Redeemable Preferred Stock, which we refer to collectively as Company preferred stock, will be converted into the right to receive an amount in cash equal to the sum of $25.00 plus all accrued and unpaid dividends on such share of Company preferred stock to, but excluding, the closing date of the merger, without interest and less any applicable withholding taxes. We refer to this consideration to be received for each share of Company preferred stock in the merger as the preferred merger consideration.

At the effective time of the partnership merger, each outstanding equity ownership unit of the Company operating partnership (other than any unit held by Merger Sub or any of its subsidiaries) will be converted into the right to receive $8.50 per unit in cash, without interest and less any applicable withholding taxes. We refer to this consideration to be received for each equity ownership unit of the Company operating partnership as the partnership merger consideration. We refer to the common merger consideration, the preferred merger consideration and the partnership merger consideration, collectively, as the merger consideration.

The Mergers (Page 27)

Pursuant to the merger agreement, on the closing date, we will be merged with and into Merger Sub with Merger Sub surviving as a wholly owned subsidiary of ARCP. We sometimes use the term surviving entity in this document to refer to Merger Sub as the surviving entity. The merger of the Company with and into the Merger Sub will become effective at the later of the time that the articles of merger with respect to the merger are accepted for record by the State Department of Assessments and Taxation of Maryland, or the SDAT, and the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or Delaware Secretary, or such later time that the parties to the merger agreement may specify in such documents (which will not exceed 30 days after the articles of merger are accepted for record by the SDAT and the certificate of merger is duly filed with the Delaware Secretary). We use the term effective time of the merger in this document to describe the time the merger becomes effective.

Also on the closing date, after the effective time of the merger, the Company operating partnership will be merged with and into the ARCP operating partnership with the ARCP operating partnership continuing as the surviving partnership. The general partner of the Company operating partnership has approved the merger agreement and the partnership merger and such approval is the only approval of the holders of equity ownership units of the Company operating partnership required to complete the partnership merger. The partnership merger will be effective upon the filing of a certificate of merger with respect to the partnership merger with the Delaware Secretary or at such later time that the parties shall have agreed upon and designated in such filing (which will not exceed 30 days after the partnership certificate of merger is filed with the Delaware Secretary). The time that the partnership merger becomes effective is referred to in this document as the effective time of the partnership merger.

The Special Meeting (Page 19)

The Proposals

The special meeting of our stockholders will be held on [●], 2013 at [●] [a.m./p.m.], local time, at [●]. At the special meeting, the holders of Company common stock will be asked to consider and vote on:

●     a proposal to approve the merger of the Company with and into Merger Sub and the other transactions contemplated by the merger agreement, which we refer to as the merger proposal;

●     a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger, discussed under “The Mergers—Change of Control and Termination Benefits—Quantification of Change of Control and Termination Benefits of Named Executive Officers” on page 57, which we refer to as the non-binding compensation proposal; and

●     a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal, which we refer to as the adjournment proposal.

The persons named in the accompanying proxy will also have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting.

Record Date, Notice and Quorum

All holders of record of Company common stock and Company preferred stock as of the record date, which was the close of business on [●], 2013, are entitled to receive notice of the special meeting or any postponements or adjournments of the special meeting. However, only holders of Company common stock on the record date are entitled to attend and vote at the special meeting or any postponements or adjournments of the special meeting.

Each holder of Company common stock will be entitled to cast one vote on each matter presented at the special meeting for each share of Company common stock that such holder owned as of the record date. On the record date, there were [●] shares of Company common stock outstanding and entitled to vote at the special meeting.

The presence, in person or by proxy, of holders of a majority of the outstanding shares of Company common stock will constitute a quorum for purposes of the special meeting. Shares held in “street name” whose nominees are not provided with voting instructions by the beneficial owner (which we refer to as broker non-votes) will not be voted at the special meeting and will not be counted as part of the quorum.

Required Vote

Approval of the merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Company common stock. The failure to vote in person or by proxy (including as a result of broker non-votes and abstentions) will have the same effect as voting against the merger proposal.

Approval of the non-binding compensation proposal requires the affirmative vote of holders of a majority of votes cast by the holders of Company common stock present, in person or by proxy, at the special meeting. The failure to vote on this proposal in person or by proxy (including as a result of broker non-votes and abstentions) will have no effect on the outcome of this proposal.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by the holders of Company common stock present, in person or by proxy, at the special meeting. The failure to vote on this proposal in person or by proxy (including as a result of broker non-votes and abstentions) will have no effect on the outcome of this proposal.

The Company’s preferred stockholders are not entitled to attend or to vote at the special meeting, and no vote or proxy is being solicited from the Company’s preferred stockholders.

As of the record date, our directors and named executive officers owned and are entitled to vote an aggregate of approximately [●] shares of Company common stock, entitling them to exercise approximately [●]% of the voting power of the Company common stock entitled to vote at the special meeting. Our named executive officers have entered into a voting agreement with ARCP, which we refer to as the voting agreement, in which they agreed to vote the shares of Company common stock they own in favor of the merger proposal. The full text of the voting agreement is attached to this document as Annex D and is incorporated in this document by reference.

Proxies; Revocation

Any holders of record of Company common stock entitled to vote may authorize a proxy by returning the enclosed proxy, or may attend and vote at the special meeting in person. If shares of Company common stock that you own are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee.

Any proxy may be revoked at any time before it is voted at the special meeting by delivery of a properly executed, later-dated proxy card, by filing a written revocation of your proxy with our Corporate Secretary or by voting in person at the special meeting.

Your attendance at the special meeting will not, in itself, constitute revocation of your previously submitted proxy; you must vote in person at the special meeting. If you have instructed your bank, broker or other nominee to vote your shares of Company common stock, the options described above for changing your vote do not apply. Instead, you must follow the instructions provided by your bank, broker or other nominee to change your vote.

Recommendation of the Company’s Board of Directors (Page 37)

The Company’s board of directors has unanimously:

●     determined that it is advisable and in the best interests of the Company and the holders of Company common stock for the Company to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement;

●     approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and directed that the merger and the other transactions contemplated by the merger agreement be submitted to our common stockholders for approval at a special meeting of stockholders; and

●     recommended that you vote “FOR” the merger proposal.

The Company’s board of directors also recommends that you vote “FOR” the non-binding compensation proposal and “FOR” the adjournment proposal.

Opinions of the Company’s Financial Advisors (Page 40)

Opinion of Wells Fargo Securities

In connection with the merger, Wells Fargo Securities, LLC, which we refer to as Wells Fargo Securities, rendered an opinion, dated May 28, 2013, to the Company’s board of directors as to the fairness, from a financial point of view and as of such date, of the common merger consideration to be received pursuant to the merger agreement by holders of Company common stock (other than ARCP and its affiliates). The full text of Wells Fargo Securities’ written opinion is attached as Annex B to this document and is incorporated in this document by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Wells Fargo Securities in rendering its opinion.

The opinion was addressed to the Company’s board of directors (in its capacity as such) for its information and use in connection with its evaluation of the common merger consideration from a financial point of view and did not address any other terms, aspects or implications of the merger or any related transactions. Wells Fargo Securities’ opinion did not address the merits of the underlying decision by the Company to enter into the merger agreement or the relative merits of the merger or any related transactions compared with other business strategies or transactions available or that have been or might be considered by the Company’s management or the Company’s board of directors or in which the Company might engage. The opinion should not be construed as creating any fiduciary duty on the part of Wells Fargo Securities to any party and the opinion does not constitute a recommendation to the Company’s board of directors or any other person or entity in respect of the merger or any related transactions, including as to how any holder of any of the Company’s securities should vote or act in connection with the merger, any related transactions or any other matters. See “The Mergers—Opinions of the Company’s Financial Advisors—Opinion of Wells Fargo Securities” beginning on page 40 for more information.

Opinion of Houlihan Lokey

On May 28, 2013, Houlihan Lokey Financial Advisors, Inc., which we refer to as Houlihan Lokey, rendered its opinion to the Company’s board of directors as to, as of May 28, 2013, the fairness, from a financial point of view, to the holders of Company common stock (other than ARCP and its affiliates) of the common merger consideration to be received by the holders of Company common stock (other than ARCP and its affiliates) in the merger pursuant to the merger agreement.

Houlihan Lokey’s opinion was directed to the Company’s board of directors (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of Company common stock (other than ARCP and its affiliates) of the common merger consideration to be received by the holders of Company common stock (other than ARCP and its affiliates) in the merger pursuant to the merger agreement and did not address any other aspect or implication of the merger, the merger agreement or the transactions contemplated by the merger agreement. The summary of Houlihan Lokey’s opinion in this document is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this document and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this document are intended to be, and do not constitute advice or a recommendation to the Company’s board of directors or any holder of Company common stock as to how to act or vote with respect to the merger, the merger agreement or the transactions contemplated by the merger agreement. See “The Mergers—Opinions of the Company’s Financial Advisors—Opinion of Houlihan Lokey” beginning on page 46 for more information.

Material United States Federal Income Tax Consequences (Page 59)

The receipt of the merger consideration for each of our shares of Company common stock and Company preferred stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. Generally for United States federal income tax purposes, you will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration per share and your adjusted tax basis in that share. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Interests of the Company’s Directors and Executive Officers in the Merger (Page 52)

In considering the recommendations of the Company’s board of directors to approve the merger and the other transactions contemplated by the merger agreement, the Company’s stockholders should be aware that the executive officers and directors of the Company have certain interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. These interests may create potential conflicts of interest. The Company’s board of directors was aware of those interests and considered them, among other matters, in reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement.

Change of Control and Termination Benefits (Page 55)

The Company has entered into employment agreements with each of Paul H. McDowell, Chairman of the Board and Chief Executive Officer of the Company, Shawn P. Seale, Senior Vice President, Chief Financial Officer and Treasurer of the Company, William R. Pollert, President of the Company, Robert C. Blanz, the Senior Vice President and Chief Investment Officer of the Company, and Paul C. Hughes, Vice President, General Counsel and Corporate Secretary of the Company, which we refer to collectively as the employment agreements. The employment agreements with Messrs. McDowell, Seale, Pollert and Blanz were entered into in 2004. In 2007 the Company entered into the employment agreement with Mr. Hughes and amended the employment agreement with Mr. Blanz.

The completion of the merger will constitute a change of control under the employment agreements. It is currently contemplated that at the effective time of the merger, the employment of Messrs. McDowell, Seale, Pollert, Blanz and Hughes will terminate, although as described below, they may become employees of ARCP or one of its affiliates upon completion of the merger. Whether or not they become employees of ARCP or one of its affiliates, it is anticipated that the executives’ termination will be without cause and that they will become entitled to certain severance payments.

Concurrently with the execution of the merger agreement, Messrs. McDowell, Seale, Pollert, Blanz and Hughes entered into a letter agreement with ARCP, which we refer to as the letter agreement, pursuant to which each executive agreed to use good faith efforts to negotiate (i) an amendment to his existing employment agreement (to be effective immediately prior to the effective time of the merger) that includes reduced severance payable thereunder such that the new severance plus any other “parachute payments” as defined under Section 280G of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, equal the maximum amount payable to such executive without triggering excise tax liability under Section 4999 of the Code, and (ii) a new employment agreement with ARCP or one of its affiliates (effective as of the date following the date on which the effective time of the merger occurs) that includes an increase in compensation payable thereunder, other than “parachute payments,” in an amount at least equal to the reduction in severance. If the executive and ARCP cannot agree to such terms the executive will enter into an amendment to his current employment agreement to provide that if excise tax liability under Section 4999 of the Code is triggered the executive will be obligated to pay one-half of the excise tax liability. The full text of the letter agreement is attached to this document as Annex E and is incorporated in this document by reference.

Go Shop Period and No Solicitation of Transactions by the Company (Page 73)

The merger agreement provides for a 40-day “go shop” period ending at 11:59 p.m. (New York City time) on July 7, 2013, that allows the Company to actively solicit, encourage and engage in discussions and negotiations with third parties regarding potential Company acquisition proposals (as detailed below). Following the expiration of the go shop period, the merger agreement restricts our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the Company or its subsidiaries. Notwithstanding these restrictions, under certain circumstances and subject to certain conditions, the Company’s board of directors may respond to an unsolicited written acquisition proposal or terminate the merger agreement and enter into an acquisition agreement with respect to a superior proposal. See “The Merger Agreement—Covenants and Agreements—Go Shop Period and No Solicitation of Transactions by the Company” on page 73 for more information.

Conditions to Completion of the Merger (Page 79)

Mutual Closing Conditions

The obligation of each party to complete the mergers is subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following conditions:

●     approval of the merger and the other transactions contemplated by the merger agreement by holders of a majority of the outstanding shares of Company common stock; and

●     the absence of any law or order by any governmental authority restricting, preventing or prohibiting the consummation of the mergers.

Additional Closing Conditions for the Benefit of ARCP, the ARCP Operating Partnership and Merger Sub

The obligation of ARCP, the ARCP operating partnership and Merger Sub to complete the mergers is subject to the satisfaction or waiver, at or prior to the effective time of the merger, of certain customary conditions, including:

●     the accuracy as of the date of the merger agreement and as of the effective time of the merger of all representations and warranties made by the Company, the Company operating partnership and the general partner of the Company operating partnership in the merger agreement (subject to certain materiality standards);

●     each of the Company, the Company operating partnership and the general partner of the Company operating partnership must have performed and complied in all material respects with the agreements and covenants required to be performed or complied with by it at or prior to the closing date; and

●     the absence of any event, change or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.

Additional Closing Conditions for the Benefit of the Company, the Company Operating Partnership and the General Partner of the Company Operating Partnership

The obligation of the Company, the Company operating partnership and the general partner of the Company operating partnership to complete the mergers is subject to the satisfaction or waiver, at or prior to the effective time of the merger, of certain customary conditions, including:

●     the accuracy as of the date of the merger agreement and as of the effective time of the merger of all representations and warranties made by ARCP, the ARCP operating partnership and Merger Sub in the merger agreement (subject to certain materiality standards); and

●     each of ARCP, the ARCP Operating Partnership and Merger Sub must have performed and complied in all material respects with the agreements and covenants required to be performed or complied with by it at or prior to the closing date.

Financing (Page 52)

The merger agreement does not contain a financing condition to the completion of the mergers. ARCP has represented in the merger agreement that it will have sufficient financing available to complete the mergers and the other transactions contemplated by the merger agreement at the effective time of the merger.

Termination of the Merger Agreement (Page 80)

Termination by Mutual Agreement

The merger agreement may be terminated at any time before the effective time of the merger by the mutual written agreement of ARCP and the Company.

Termination by Either ARCP or the Company

The merger agreement may also be terminated prior to the effective time of the merger by either ARCP or the Company if:

●     the merger has not been consummated by February 28, 2014 (provided that this termination right will not be available to a party if that party (or an affiliate of that party) failed to fulfill its obligations under the merger agreement and that failure was a principle cause of, or resulted in, the failure of the mergers to be consummated);

●     a governmental authority has issued a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement (provided that this termination right will not be available to a party if the issuance of such order was primarily due to the failure of that party (or an affiliate of that party) to perform any of its obligations under the merger agreement); or

●     the holders of Company common stock fail to approve the merger and the other transactions contemplated by the merger agreement at a duly convened meeting of the Company’s stockholders (provided that this termination right will not be available to the Company if the failure to obtain such approval from the holders of Company common stock was primarily due to the Company’s failure to perform any of its obligations under the merger agreement).

Termination by the Company

The merger agreement may also be terminated prior to the effective time of the merger by the Company:

●     if ARCP, the ARCP operating partnership or Merger Sub has breached in any material respect any of its representations, warranties, covenants or agreements in the merger agreement that would, or would reasonably be expected to, result in a failure of the Company’s condition to complete the merger to be satisfied and such breach either (i) cannot be cured by February 28, 2014, or (ii) if curable, has not been cured within 20 days after ARCP receives written notice of such breach (provided that this termination right will not be available to the Company if the Company is then in breach of the merger agreement and such breach would result in the failure of ARCP’s condition to complete the merger related to the accuracy of the Company’s representations and warranties or the Company’s material performance of or compliance with its obligations under the merger agreement); or

●     at any time prior to the approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock in order to enter into an alternative acquisition agreement with respect to a superior proposal; provided, that such termination will be null and void unless the Company concurrently pays the termination fee of either $11 million or $21 million, depending on specific circumstances provided in the merger agreement, plus an expense reimbursement amount of $4 million, as discussed below.

Termination by ARCP

The merger agreement may also be terminated prior to the effective time of the merger by ARCP if:

●     the Company, the Company operating partnership or the general partner of the Company operating partnership has breached in any material respect any of its representations, warranties, covenants or agreements in the merger agreement that would, or would reasonably be expected to, result in a failure of ARCP’s condition to complete the merger to be satisfied and such breach either (i) cannot be cured by February 28, 2014 or (ii) if curable, has not been cured within 20 days after the Company receives written notice of such breach (provided that this termination right will not be available to ARCP if ARCP, the ARCP Operating Partnership or Merger Sub is then in breach of the merger agreement and such breach would result in the failure of the Company’s condition to complete the merger related to the accuracy of ARCP’s and Merger Sub’s representations and warranties or ARCP’s and Merger Sub’s material performance of or compliance with their obligations under the merger agreement); or

●     (i) the Company’s board of directors has made an adverse recommendation change, (ii) the Company, the Company operating partnership or the general partner of the Company operating partnership has materially breached any of its obligations under the provisions of the merger agreement regarding (A) its obligations to prepare this document, (B) its obligation to hold the special meeting or (C) the solicitation of transactions, or (iii) the Company enters into an alternative acquisition agreement (provided that the termination right under clauses (i) and (ii) will not be available to ARCP after the holders of Company common stock approve the merger).

Termination Fees and Expenses (Page 81)

The merger agreement requires the Company to pay a termination fee of $11 million plus a fixed expense reimbursement amount of $4 million to ARCP if:

●     the Company terminates the merger agreement to enter into an alternative acquisition agreement with respect to an unmatched superior proposal (as defined below); or

●     ARCP terminates because the Company has entered into an alternative acquisition agreement with respect to an unmatched superior proposal.

The merger agreement requires the Company to pay a termination fee of $21 million plus a fixed expense reimbursement amount of $4 million to ARCP if:

●     (i) the merger agreement is terminated by (A) either party due to failure to complete the mergers by February 28, 2014, or failure to receive the requisite vote from the Company stockholders or (B) ARCP due to the Company, the Company operating partnership or the general partner of the Company operating partnership materially breaching the merger agreement, and (ii) the Company (A) received a Company acquisition proposal (defined below) after the date of the merger agreement but prior to the termination of the merger agreement (regardless of whether such proposal is withdrawn) and (B) within 11 months of the termination of the merger agreement, the Company executes a definitive agreement or consummates a transaction with respect to any Company acquisition proposal;

●     the Company terminates the merger agreement to enter into an alternative acquisition agreement that is unrelated to an unmatched superior proposal; or

●     ARCP terminates because (i) the Company’s board of directors has made an adverse recommendation change, (ii) the Company, the Company operating partnership or the general partner of the Company operating partnership has materially breached any of its obligations under the provisions of the merger agreement regarding (A) its obligations to prepare this document, (B) its obligation to hold the special meeting or (C) the solicitation of transactions, or (iii) the Company has entered into an alternative acquisition agreement that is unrelated to an unmatched superior proposal.

See “The Merger Agreement—Termination Fee and Expenses Payable by the Company to ARCP” on page 81 for more information.

Convertible Notes and Trust Preferred Securities Redemption (Page 52)

The Company has agreed to, among other things, (i) use its commercially reasonable efforts to redeem the Company’s outstanding convertible notes and trust preferred securities pursuant to the terms of their respective indentures, (ii) timely deliver notices and take all actions necessary in connection with the redemptions and as may be required by the mergers and the transactions contemplated by the merger agreement and (iii) take all actions required to be taken by the indentures to cause the indentures to terminate. The Company is not required to effect such redemptions prior to the closing date unless ARCP provides funds to the Company in an amount sufficient to satisfy the respective redemption. The parties agreed that the redemption of the Company’s convertible notes and trust preferred securities are not conditions to the completion of the mergers. The parties have agreed that should the Company be unable to effect the redemptions, the parties will negotiate in good faith to cause the surviving entity to assume the applicable obligations in accordance with each respective indenture.

Regulatory Matters (Page 59)

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the mergers, other than the filing of the articles of merger with respect to the merger with, and the acceptance of such articles of merger for record by, the SDAT, the filing of the certificate of merger with respect to the merger with, and the acceptance of such certificate of merger for record by, the Delaware Secretary, and the filing of a certificate of merger with respect to the partnership merger by the Company operating partnership with, and the acceptance of such certificate of merger for record by, the Delaware Secretary.

No Dissenters’ Rights of Appraisal (Page 86)

Under Maryland corporation law, our common stockholders and preferred stockholders who object to the merger do not have any appraisal rights or dissenters’ rights in connection with the merger. However, our common stockholders can vote against the merger and the other transactions contemplated by the merger agreement.

Delisting and Deregistration of Our Common and Preferred Shares (Page 64)

If the merger is completed, our common stock and preferred stock will no longer be traded on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Market Price of Our Common Stock (Page 84)

Shares of Company common stock are traded on the NYSE under the ticker symbol “LSE.” On May 24, 2013, the last trading day prior to the date of the public announcement of the merger agreement, the closing price of our common stock on the NYSE was $7.10 per share. On [●], 2013, the last trading day before the date of this document, the closing price of our common stock on the NYSE was $[●] per share. We encourage you to obtain current market quotations for shares of Company common stock.

Additional Information (Page 87)

You can find more information about the Company in the periodic updates and other information on file with the U.S. Securities and Exchange Commission, or the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

The following questions and answers briefly address some questions you may have regarding the special meeting, the mergers, the merger agreement and the other transactions contemplated by the merger agreement. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this document, as well as the additional documents to which we refer or that we incorporate by reference, including the merger agreement, a copy of which is attached to this document as Annex A, and the other annexes to this document.

Q:	What is the proposed transaction?

A:

The proposed transaction is the acquisition of the Company and its subsidiaries, including the Company operating partnership, by ARCP pursuant to the merger agreement. Once the merger has been approved by the holders of Company common stock, and the other closing conditions under the merger agreement have been satisfied or waived, the Company will merge with and into Merger Sub with Merger Sub continuing as the surviving entity. Immediately after the effective time of the merger, the Company operating partnership will be merged with and into the ARCP operating partnership with the ARCP operating partnership continuing as the surviving partnership. For additional information about the merger and the partnership merger, please review the merger agreement attached to this document as Annex A and incorporated in this document by reference. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the mergers.

Q:	As a holder of Company common stock or Company preferred stock, what will I receive in the merger?

A:

For each outstanding share of Company common stock that you own immediately prior to the effective time of the merger, you will receive $8.50 in cash, without any interest and less any applicable withholding taxes. For each outstanding share of Company preferred stock that you own immediately prior to the effective time of the merger, you will receive the sum of $25.00 plus all accrued and unpaid dividends through, but excluding, the closing date, without any interest and less any applicable withholding taxes.

Q:	Will I receive any regular quarterly dividends with respect to Company common stock or Company preferred stock that I own?

A:

On June 12, 2013, we declared a regular quarterly dividend of $0.0775 per share of Company common stock for the quarterly period ended June 30, 2013, payable on July 15, 2013, to stockholders of record at the close of business on June 28, 2013. Under the terms of the merger agreement, we may declare and pay regular quarterly cash dividends for full quarterly periods in accordance with past practice and for any interim period through, but excluding, the closing date at an annual rate not to exceed $0.31 per share of Company common stock. We may also pay quarterly cash dividends for full quarterly periods in accordance with past practice and for any interim period through, but excluding, the closing date in accordance with the terms of our preferred stock.

Q:	When do you expect the mergers to be completed?

A:

We are working toward completing the mergers as promptly as practicable. If the holders of Company common stock vote to approve the merger proposal at the special meeting, and assuming that the other conditions to the mergers are satisfied or waived, it is anticipated that the mergers will become effective as soon as practicable following the special meeting.

Q:	If the merger is completed, when can I expect to receive the merger consideration for my shares of Company common stock or Company preferred stock?

A:

Promptly after the completion of the merger, you will receive a letter of transmittal describing how you may exchange your shares of Company common stock or Company preferred stock, as applicable, for the merger consideration.

Q:	When and where is the special meeting?

A:	The special meeting will take place on [●], 2013 at [●] [a.m./p.m.], local time, at [●].

Q:	Who can attend and vote at the special meeting?

A:

All of our common stockholders and preferred stockholders of record as of the close of business on [●], 2013, the record date for the special meeting, are entitled to receive notice of the special meeting or any adjournments or postponements of the special meeting. However, only the holders of Company common stock on the record date are entitled to attend and vote at the special meeting or any postponements or adjournments of the special meeting. Each holder of Company common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Company common stock that such holder owned as of the record date. Common stockholders who hold their shares in “street name,” which means through a broker, bank or other nominee, must provide a “legal proxy” from that broker, banker or other nominee in order to vote in person at the special meeting. The Company’s preferred stockholders are not entitled to attend or vote at the special meeting, and no vote or proxy is being solicited from the Company’s preferred stockholders.

Q:	How many votes must be present to hold the special meeting?

A:

The presence, in person or by proxy, of holders of a majority of the outstanding shares of Company common stock will constitute a quorum for purposes of the special meeting. Broker non-votes will not be voted at the special meeting and will not be counted as part of the quorum.

Q:	How do I cast my vote if my shares of Company common stock are held in “street name”?

A:

If you hold your shares of Company common stock in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will not vote your shares unless you provide instructions on how to vote. You must provide the record holder of your shares with instructions on how to vote your shares, in accordance with the voting directions provided by your broker, bank or other nominee. Brokers who hold shares of Company common stock in “street name” for a beneficial owner typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine” without specific instructions from the beneficial owner. We refer to this as a broker non-vote, which are shares held by a broker that are present in person or represented at the meeting, but with respect to which the broker is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. All proposals for the special meeting are non-routine and non-discretionary. As a result, your failure to give voting instructions to your broker with respect to any shares of Company common stock held in “street name” will result in those shares not being voted at the special meeting, and such uninstructed shares will not be deemed present for quorum purposes. Your broker, bank or other nominee will vote your shares held in “street name” only if you provide instructions on how to vote. Please follow the directions on the voting instruction form sent to you by your broker or other nominee with this document. Please note that if you desire to attend and vote in person at the special meeting, you must provide a “legal proxy” from your bank, broker or other nominee.

Q:	What vote of holders of Company common stock is required to approve the merger proposal?

A:

Approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares of Company common stock. The failure to vote in person or by proxy (including as a result of broker non-votes and abstentions) will have the same effect as voting against the merger proposal.

Q:	What vote of holders of Company common stock is required to approve the non-binding compensation proposal?

A:

Approval of the non-binding compensation proposal requires the affirmative vote of a majority of the votes cast by the holders of Company common stock present, in person or by proxy, at the special meeting. The failure to vote on the non-binding compensation proposal in person or by proxy (including as a result of broker non-votes and abstentions) will have no effect on the outcome of the non-binding compensation proposal.

Q:	What vote of holders of Company common stock is required to approve the adjournment proposal?

A:

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by the holders of Company common stock present, in person or by proxy, at the special meeting. The failure to vote on the adjournment proposal in person or by proxy (including as a result of broker non-votes and abstentions) will have no effect on the outcome of the adjournment proposal.

Q:	How does the common merger consideration compare to the market price of Company common stock?

A:

The common merger consideration represents a premium over the recent trading price of our common stock, including a 19.7% premium over the closing price of $7.10 per share on May 24, 2013, the last trading day prior to the public announcement of the merger agreement, a 20.6% premium over its 30-day average trading price prior to May 24, 2013 and a 120.8% premium over its 52-week low trading price prior to May 24, 2013.

Q:	How does the Company’s board of directors recommend that I vote?

A:

The Company’s board of directors unanimously recommends that holders of Company common stock vote “FOR” the merger proposal, “FOR” the non-binding compensation proposal and “FOR” the adjournment proposal.

Q:	Why am I being asked to consider and cast a vote on the non-binding compensation proposal?

A:

In July 2010, the SEC adopted rules that require companies to seek a non-binding, advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger.

Q:	What will happen if holders of Company common stock do not approve the non-binding compensation proposal?

A:

The vote to approve the non-binding compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Approval of the non-binding compensation proposal is not a condition to completion of the merger, and it is advisory in nature only, meaning it will not be binding on either the Company or ARCP. Accordingly, to the extent that the Company is contractually obligated to pay the merger-related compensation, if the merger is completed, such compensation will be payable, subject only to the conditions applicable to such compensation payments, regardless of the outcome of the advisory vote.

Q:	Do any of the Company’s directors or executive officers have any interest in the merger that is different from mine?

A:

The Company’s directors and executive officers may have interests in the merger that are different from, or in addition to, yours, including the consideration that they would receive with respect to Company restricted stock and Company performance shares in connection with the merger. Further, our executive officers are expected to become entitled to certain severance payments and benefits following the completion of the merger.

Q:	How do I cast my vote?

A:

If you are a common stockholder of record on the record date, you may authorize a proxy for the special meeting or vote in person at the special meeting. You may authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope. If you attend the special meeting in person, you may request a ballot when you arrive.

Q:	What will happen if I abstain from voting or fail to vote?

A:

With respect to the merger proposal, if you abstain from voting, fail to cast your vote in person or by proxy or if you hold your shares in “street name” and fail to give voting instructions to the record holder of your shares, it will have the same effect as a vote against the merger proposal.

With respect to the non-binding compensation proposal and the adjournment proposal, if you abstain from voting, your shares of Company common stock will be present at the special meeting but the abstention will have no effect on the outcome of the non-binding compensation proposal or the adjournment proposal. If you fail to cast your vote in person or by proxy or if you hold your shares in “street name” and fail to give voting instructions to the record holder of your shares, your shares will not be present at the special meeting, which will have no effect on the outcome of the non-binding compensation proposal or the adjournment proposal.

Q:	How will proxy holders vote shares of my Company common stock?

A:

If you properly authorize a proxy via the enclosed proxy card, your shares of Company common stock will be voted as you direct. If you authorize a proxy but do not direct how your votes should be cast, your shares of Company common stock will be voted “FOR” the merger proposal, “FOR” the non-binding compensation proposal and “FOR” the adjournment proposal. The proxy holders will vote in their discretion upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Q:	What happens if I sell my shares of Company common stock before the special meeting?

A:

If you held your shares of Company common stock on the record date but transfer them prior to the effective time of the merger, you will retain your right to vote at the special meeting, but not the right to receive the common merger consideration for the transferred shares. The right to receive the common merger consideration when the merger becomes effective will pass to the person who owns the shares you previously owned.

Q:	Can I change my vote after I have mailed my proxy card?

A:

Yes. If you own shares of Company common stock as a record holder on the record date, you may revoke a previously authorized proxy at any time before it is exercised by filing with our Corporate Secretary a notice of revocation or a duly authorized proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously authorized proxy. If you own shares of Company common stock in “street name” and have instructed a broker, bank or other nominee to vote your shares of Company common stock, the foregoing options for changing your vote do not apply and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:	Is the merger expected to be taxable to me?

A:

Yes. The receipt of the merger consideration for each share of Company common stock and each share of Company preferred stock, as applicable, pursuant to the merger will be a taxable transaction for United States federal income tax purposes. Generally, for United States federal income tax purposes, you will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration received for each share and your adjusted tax basis in that share. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws. See “The Mergers—Material United States Federal Income Tax Consequences” on page 59 for additional information. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Q:	If I have certificates representing my shares of Company common stock, should I send them in now?

A:

No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you of how to send your Company common stock certificates or Company preferred stock certificates, as applicable, to the exchange agent in order to receive the merger consideration for your respective shares. You should use the letter of transmittal to exchange any share certificates for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY SHARE CERTIFICATES WITH YOUR PROXY.

Q:	What rights do I have if I oppose the merger?

A:

If you are a holder of record of Company common stock on the record date, you may vote against the merger proposal. You are not, however, entitled to dissenters’ or appraisal rights under Maryland law.

Q:	What will happen to shares of Company common stock or Company preferred stock that I currently own after completion of the merger?

A:

Following the completion of the merger, your shares of Company common stock or Company preferred stock, as applicable, will be canceled and will represent only the right to receive your portion of the merger consideration. Trading in shares of Company common stock and Company preferred stock on the NYSE will cease. Price quotations for shares of Company common stock and Company preferred stock will no longer be available, and we will cease filing periodic reports with the SEC.

Q:	Have any stockholders already agreed to approve the merger?

A:

Yes. There is a voting agreement between ARCP and certain officers of the Company pursuant to which those officers have agreed, among other things, to vote their shares of Company common stock in favor of the merger proposal. The full text of the voting agreement is attached to this document as Annex D and is incorporated in this document by reference. Approximately [●]% of the outstanding shares of Company common stock as of [●], 2013 are subject to the voting agreement.

Q.	What will happen to the outstanding equity ownership units of the Company operating partnership?

A.

The equity units of the Company operating partnership outstanding immediately prior to the effective time of the partnership merger (other than equity units owned by the surviving entity or any of its subsidiaries) will be converted in the partnership merger into the right to receive $8.50 per unit, without interest and less applicable withholding taxes. The general partner of the Company operating partnership has approved the merger agreement and the partnership merger and such approval is the only approval of the holders of equity ownership units of the Company operating partnership required to complete the partnership merger.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

We will bear the cost of soliciting proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. Our directors, officers and employees may solicit proxies by telephone and facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We have retained Innisfree M&A Incorporated, or Innisfree, to assist us in the solicitation of proxies, and will pay a fee of $20,000, plus reimbursement of out-of-pocket expenses, to Innisfree for its services. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of Company common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q:	Where can I find more information about the Company?

A:

We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC’s website at www.sec.gov and on our website at www.caplease.com. Information contained on our website is not part of, or incorporated in, this document. You can also request copies of these documents from us. See “Where You Can Find More Information” on page 87 for additional information.

Q:	Who can help answer my other questions?

A:	If you have more questions about the special meeting or the mergers, you should contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call toll free: (877) 456-3463

Banks and brokers call collect: (212) 750-5833

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Information both included and incorporated by reference in this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on various assumptions and describe our future plans, results of operations, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative. You should read statements that include these words carefully. We cannot guarantee that we actually will achieve these plans, results of operations, strategies or expectations, including completing the mergers on the terms summarized in this document. All statements regarding our expected financial position, business and financing plans are forward-looking statements.

Except for historical information, matters discussed in this document are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors include, but are not limited to:

●     the possibility that various conditions precedent to the consummation of the merger will not be satisfied or waived;

●     the occurrence of any effect, event, development, change or other circumstances that could result in the termination of the merger agreement;

●     the inability to complete the proposed merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger;

●     risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction;

●     risks that the proposed transaction disrupts the Company’s current plans and operations, including potential difficulties in employee retention;

●     the effect of the announcement of the merger on the Company’s relationships with its customers, developers, employees, tenants and lenders, and on the Company’s operating results and business generally;

●     the outcome of any legal proceedings that have been, or may be, instituted against us and others relating to the mergers, the merger agreement or the transactions contemplated by the merger agreement;

●     risks to consummation of the mergers, including the risk that the mergers will not be consummated within the expected time period or at all;

●     unanticipated difficulties and/or expenditures relating to the mergers or the failure of the mergers to close for any other reason;

●     limitations on our ability to operate the business imposed by the merger agreement;

●     our ability to renew leases as they expire or lease-up vacant space on favorable terms or at all;

●     our ability to close new investment transactions that we have in our pipeline;

●     our ability to make additional investments in a timely manner or on acceptable terms;

●     access to credit, credit market conditions and our ability to obtain long-term financing for our asset investments in a timely manner and on terms that are consistent with those we project when we invest in the asset;

●     adverse changes in the financial condition or credit ratings of the tenants underlying our investments;

●     access to capital markets and capital market conditions;

●     our ability to make scheduled payments on our debt obligations and to repay or refinance our debt obligations at maturity on favorable terms or at all;

●     increases in our financing costs (including as a result of LIBOR rate increases), our general and administrative costs and/or our property expenses;

●     changes in our industry, the industries of our tenants, interest rates or the general economy;

●     impairments in the value of the collateral underlying our investments; and

●     the degree and nature of our competition.

These risks and uncertainties should be considered in evaluating any forward-looking statement we may make from time to time. For a more detailed discussion of the risks affecting our business, any of which could cause our actual results to differ materially from those in the forward-looking statements, see our Annual Report on Form 10-K for the year ended December 31, 2012, including the section entitled “Risk Factors,” as it may be supplemented in our Form 10-Q filings and any other reports or documents we file with the SEC from time to time. Any forward-looking statement speaks only as of its date. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date made.

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

This document is being furnished to the Company’s common stockholders in connection with the solicitation of proxies from the holders of Company common stock by the Company’s board of directors to be exercised at a special meeting to be held on [●], 2013 at [●] [a.m./p.m.], local time. The special meeting will take place at [●]. The purpose of the special meeting is for you to consider and vote upon the merger proposal, the non-binding compensation proposal and the adjournment proposal. Our common stockholders must approve the merger proposal for the merger to occur. A copy of the merger agreement is attached as Annex A to this document and incorporated in this document by reference. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the merger.

Record Date, Notice and Quorum

All holders of record of Company common stock and Company preferred stock as of the record date, which was the close of business on [●], 2013, are entitled to receive notice of the special meeting or any postponements or adjournments of the special meeting. However, only our common stockholders on the record date are entitled to attend and to vote at the special meeting or any postponements or adjournments of the special meeting. On the record date, there were [●] shares of Company common stock outstanding.

The presence of common stockholders entitled to cast a majority of the votes of Company common stock at the special meeting, in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. We are not entitled to cast any votes with respect to shares of Company common stock held by us or any of our subsidiaries (other than in a fiduciary capacity) and any such votes will not be considered to be votes entitled to be cast for purposes of determining a quorum. Abstentions will be counted in determining the presence of a quorum. A broker non-vote results as to a particular matter when a broker properly executes and returns a proxy without specific voting instructions from the beneficial owner. Under the rules of the NYSE, brokers are precluded from exercising their voting discretion with respect to the approval of “non-routine” matters. All proposals for the special meeting are non-routine and non-discretionary. As a result, your failure to give voting instructions to your broker with respect to any shares of Company common stock held in “street name” will result in those shares not being voted at the special meeting, and such uninstructed shares will not be deemed present for quorum purposes.

Attendance

Only stockholders of record of Company common stock or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present valid photo identification, such as a driver’s license or passport. If your shares of Company common stock are held through a broker, bank or other nominee, please bring to the special meeting a copy of your brokerage statement or similar documentation evidencing your beneficial ownership of such shares and valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Required Votes and Proxies

Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock. The failure to vote in person or by proxy (including as a result of broker non-votes and abstentions) will have the same effect as voting against the merger proposal.

Approval of the non-binding compensation proposal requires the affirmative vote of a majority of the votes cast by the holders of Company common stock present, in person or by proxy, at the special meeting. The failure to vote on the non-binding compensation proposal in person or by proxy (including as a result of broker non-votes and abstentions) will have no effect on the outcome of the non-binding compensation proposal.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by the holders of Company common stock present, in person or by proxy, at the special meeting. The failure to vote on the adjournment proposal in person or by proxy (including as a result of broker non-votes and abstentions) will have no effect on the outcome of the adjournment proposal.

In order for your shares of Company common stock to be represented and voted at the special meeting, if you are a stockholder of record, you must either have your shares voted by returning the enclosed proxy card or voting in person at the special meeting. The Company’s preferred stockholders are not entitled to attend or vote at the special meeting, and no vote or proxy is being solicited from the Company’s preferred stockholders.

Record holders may vote or cause their shares of Company common stock to be voted by proxy using one of the following methods:

●     mark, sign, date and return the enclosed proxy card by mail; or

●     appear and vote in person at the special meeting.

Regardless of whether you plan to attend the special meeting, we request that you authorize a proxy for your shares of Company common stock as described above as promptly as possible. If you own shares of Company common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions to your broker, bank or other nominee in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you. Your broker, bank or other nominee will not be able to vote your shares of Company common stock unless you have properly instructed your broker, bank or other nominee on how to vote. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of Company common stock.

If your shares of Company common stock are held in “street name” and you wish to vote in person at the special meeting, you must obtain a legal proxy, executed in your favor, from the holder of record of your shares to be able to vote at the special meeting.

Each common stockholder is entitled to cast one vote on each matter presented at the special meeting for each share of Company common stock owned by such stockholder on the record date.

If you authorize a proxy, your shares of Company common stock will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares of Company common stock will be voted “FOR” the merger proposal, “FOR” the non-binding compensation proposal and “FOR” the adjournment proposal.

As of the record date, the Company’s directors and executive officers owned and are entitled to vote an aggregate of approximately [●] shares of Company common stock, entitling them to exercise approximately [●]% of the voting power of the Company common stock entitled to vote at the special meeting. Our directors and executive officers have informed us that they intend to vote their shares of Company common stock in favor of the merger proposal. In addition, certain of the Company’s officers have entered into a voting agreement with ARCP pursuant to which those officers have agreed, among other things, to vote their shares of Company common stock in favor of the merger proposal. See “Voting Agreement” on page 83 for additional information. The full text of the voting agreement is attached to this document as Annex D and is incorporated in this document by reference.

Under Maryland law, notice of a special meeting of stockholders must state the purpose of the meeting. As a result, matters other than the merger proposal, the non-binding compensation proposal and the adjournment proposal will not be brought before the special meeting.

Revocation of Proxies

You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:

●     by delivering, prior to the date of the special meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to our Secretary at CapLease, Inc., 1065 Avenue of the Americas, New York, New York 10018; or

●     by delivering to our Corporate Secretary a later-dated, duly executed proxy relating to the same shares; or

●     by attending the special meeting and voting in person by ballot.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy; you must vote in person at the special meeting. If you own shares of Company common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of your shares of Company common stock.

Solicitation Costs

We will pay the costs of soliciting proxies for the special meeting. Our directors, officers and employees may solicit proxies by telephone and facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We will also request that individuals and entities holding shares of Company common stock in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and, upon request, will reimburse those holders for their reasonable expenses in performing those services. We have retained Innisfree to assist us in the solicitation of proxies, and will pay a fee of $20,000, plus reimbursement of out-of-pocket expenses, to Innisfree for its services. Our arrangement with Innisfree includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.

Adjournments

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if there are not sufficient votes present at the special meeting, in person or by proxy, to constitute a quorum or if we believe it is reasonably likely that the merger proposal will not be approved at the special meeting. Any adjournments may be made to a date not more than 120 days after the original record date without notice, other than by an announcement at the special meeting, by the affirmative vote of a majority of the votes cast on the proposal, whether or not a quorum exists, or by the chairperson of the special meeting for any reason. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Company stockholders who have already sent in their proxies to revoke them at any time prior to their exercise.

Postponements

At any time prior to convening the special meeting, the Company’s board of directors may postpone the special meeting for any reason without the approval of the Company’s stockholders. If postponed, we will provide notice of the new meeting date in accordance with Maryland law. Although it is not currently expected, the Company’s board of directors may postpone the special meeting for the purpose of soliciting additional proxies if it concludes that by the date of the special meeting it is reasonably likely that we will not have received sufficient proxies to constitute a quorum or sufficient votes to approve the merger proposal. Similar to adjournments, any postponement of the special meeting for the purpose of soliciting additional proxies will allow Company stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Questions and Additional Information

If you have questions about the special meeting, the merger or how to submit your proxy, or if you need additional copies of this document or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call toll free: (877) 456-3463

Banks and brokers call collect: (212) 750-5833

OR

CapLease, Inc.

1065 Avenue of the Americas

New York, New York 10018

(212) 217-6300

Attention: Corporate Secretary

You should not send your share certificates with your proxy card. A letter of transmittal with instructions for the surrender of certificates representing certificated shares or book-entry shares of Company common stock will be mailed to stockholders if the merger is completed.

PROPOSAL 1: APPROVAL OF THE MERGER PROPOSAL

We are asking our common stockholders to vote on a proposal to approve the merger of the Company with and into Merger Sub and the other transactions contemplated by the merger agreement.

For a summary and additional information regarding the merger proposal, see the information about the merger agreement and the mergers throughout this document, including the information set forth in the sections entitled “The Mergers” beginning on page 27 of this document and “The Merger Agreement” beginning on page 65 of this document. A copy of the merger agreement is attached to this document as Annex A and is incorporated in this document by reference.

The Company’s board of directors recommends that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement. See “The Mergers—Reasons for the Mergers” and “The Mergers —Recommendation of the Company’s Board of Directors” for more information.

Approval of the merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Company common stock. The failure to vote in person or by proxy (including as a result of broker non-votes and abstentions) will have the same effect as voting against the merger proposal.

PROPOSAL 2: APPROVAL OF THE NON-BINDING COMPENSATION PROPOSAL

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that the Company provide its common stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation arrangements for the Company’s named executive officers that are based on or related to the merger, as disclosed in the section entitled “The Mergers—Change of Control and Termination Benefits—Quantification of Change of Control and Termination Benefits of Named Executive Officers” beginning on page 57.

Accordingly, we are asking our common stockholders to cast a non-binding, advisory vote regarding the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger.

The Company’s board of directors requests that you vote “FOR” the following resolution:

“RESOLVED, that, on a non-binding, advisory basis, the compensation that may be paid or become payable to CapLease, Inc.’s named executive officers in connection with the merger is hereby approved.”

Stockholders should note that this non-binding proposal regarding certain merger-related executive compensation arrangements is merely an advisory vote that will not be binding on the Company, the Company’s board of directors or any committee thereof, ARCP, Merger Sub or any of their respective affiliates. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed, our named executive officers will be eligible to receive the various change of control payments in accordance with the terms and conditions applicable to those payments.

The Company’s board of directors recommends that you vote “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger.

Approval of the non-binding compensation proposal requires the affirmative vote of a majority of votes cast by the holders of Company common stock represented in person or by proxy at the special meeting. The failure to vote on the non-binding compensation proposal in person or by proxy (including as a result of broker non-votes and abstentions) will have no effect on the outcome of the non-binding compensation proposal.

PROPOSAL 3: APPROVAL OF THE ADJOURNMENT PROPOSAL

We are asking our common stockholders to vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal. If our common stockholders approve the adjournment proposal, the Company could adjourn the special meeting and any adjourned session of the special meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

If, at the special meeting, the number of shares of Company common stock present in person or by proxy and voting in favor of the merger proposal is not sufficient to approve the merger proposal, we may move to adjourn the special meeting in order to enable the Company’s board of directors to solicit additional proxies for the approval of the merger proposal. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal, and not the merger proposal or the non-binding compensation proposal.

The Company’s board of directors recommends that you vote “FOR” the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Approval of the adjournment proposal requires the affirmative vote of a majority of votes cast by the holders of Company common stock represented in person or by proxy at the special meeting. The failure to vote on the adjournment proposal in person or by proxy (including as a result of broker non-votes and abstentions) will have no effect on the outcome of the adjournment proposal.

THE PARTIES TO THE MERGERS

CapLease, Inc.
1065 Avenue of the Americas

New York, New York 10018
(212) 217-6300

CapLease, Inc., which we refer to as “we,” “us,” “our,” “the Company,” or “CapLease,” is a Maryland corporation that qualified as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2004. The Company, operating through its various subsidiaries and affiliates, owns and manages a diversified portfolio of single-tenant commercial real estate properties subject to long-term leases to high-credit-quality tenants. As of March 31, 2013, our single-tenant owned property portfolio consisted of 71 properties in 25 states and leases with 43 different tenants. In addition to our portfolio of owned properties, we have a modest portfolio of first mortgage loans and other debt investments on single-tenant properties.

Caplease, LP
1065 Avenue of the Americas

New York, New York 10018
(212) 217-6300

Caplease, LP, which we refer to as the Company operating partnership, is a Delaware limited partnership through which we own, either directly or indirectly through subsidiaries, most of our assets. The Company owns approximately 99.8% of the common equity ownership units of the Company operating partnership.

CLF OP General Partner LLC
1065 Avenue of the Americas

New York, New York 10018
(212) 217-6300

CLF OP General Partner LLC, which we refer to as the general partner of the Company operating partnership, is a Delaware limited liability company and wholly owned subsidiary of the Company that serves as the sole general partner of the Company operating partnership.

American Realty Capital Properties, Inc. and Safari Acquisition, LLC
405 Park Avenue

New York, New York 10022

(212) 415-6500

American Realty Capital Properties, Inc., which we refer to as ARCP, is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2011, focused on acquiring and owning single-tenant freestanding commercial properties subject to net leases with high-credit-quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com.

Safari Acquisition, LLC, which we refer to as Merger Sub, is a Delaware limited liability company and a direct wholly owned subsidiary of ARCP that was formed for the purpose of entering into the merger agreement.

ARC Properties Operating Partnership, L.P.

405 Park Avenue

New York, New York 10022

(212) 415-6500

ARC Properties Operating Partnership, L.P., which we refer to as the ARCP operating partnership, is a Delaware limited partnership through which ARCP conducts substantially all of its business. ARCP is the sole general partner of the ARCP operating partnership.

THE MERGERS

General Description of the Mergers

Under the terms of the merger agreement, ARCP will acquire us and our subsidiaries, including the Company operating partnership. At the effective time of the merger, we will merge with and into Merger Sub with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of ARCP. Immediately after the effective time of the merger, the Company operating partnership will merge with and into the ARCP operating partnership with the ARCP operating partnership continuing as the surviving partnership.

Background of the Mergers

The Company’s board of directors and management from time to time review and, when advisable, revise our long-term strategy and objectives in light of developments in the markets in which we operate and the Company’s business and capabilities. Over the past several years, we have considered various potential strategic alternatives with a view to enhancing stockholder value, including potential strategic business combination transactions and the possible sale of the Company, and have engaged in preliminary discussions with third parties about a potential sale of the Company or other business combinations. Except for discussions with ARCP, none of those discussions progressed beyond initial stages.

On February 11, 2013, Mr. Nicholas S. Schorsch, Chairman and Chief Executive Officer of ARCP, informed Wells Fargo Securities, which ARCP was aware had an investment banking relationship with the Company, of ARCP’s potential interest in a transaction with the Company. A representative of Wells Fargo Securities subsequently informed Mr. Paul H. McDowell, the Chairman and Chief Executive Officer of the Company, of ARCP’s potential interest.

On February 27, 2013, representatives of ARCP and the Company attended an annual real estate securities conference. At the conference, Mr. Schorsch informed Mr. McDowell and Mr. Shawn P. Seale, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, that ARCP was interested in exploring a potential transaction in which it might consider acquiring the Company at a possible valuation of $6.80 to $7.00 for each outstanding share of Company common stock payable in a combination of cash and ARCP common stock. Mr. Schorsch explained that this range was based on ARCP’s preliminary review of publicly available information and that ARCP would like to enter into a confidentiality agreement to conduct a due diligence review of non-public information. Mr. McDowell responded that, although the Company was confident in executing its long-term strategy, it was always open to discussions about how to enhance stockholder value and, therefore, he would discuss ARCP’s request with the Company’s board of directors.

On March 7, 2013, the Company’s board of directors held its regularly scheduled first quarter meeting at which it discussed ARCP’s preliminary expression of interest with members of the Company’s senior management. The Company’s board of directors concluded that, while it was not interested in pursuing a transaction within the preliminary range indicated by ARCP, it was willing to explore the possibility of a transaction with ARCP on more attractive terms. As a result, the Company’s board of directors authorized the Company to enter into a confidentiality agreement and hold preliminary discussions with ARCP.

On March 12, 2013, the Company and ARCP entered into a confidentiality agreement (which included standstill provisions). Beginning on March 13, 2013, the Company provided ARCP with certain property and financial due diligence information.

On March 20, 2013, ARCP announced an unsolicited acquisition proposal to acquire another commercial real estate REIT. Mr. McDowell subsequently sent an email to the Company’s board of directors informing the directors of ARCP’s announcement and noting how it might adversely affect a potential transaction between ARCP and the Company. He also indicated that he would see representatives of ARCP at an industry conference the following day. Also on March 20, Mr. Howard A. Silver, the lead independent director on the Company’s board of directors, telephoned Mr. McDowell to discuss various matters, including ARCP’s interest in the Company, and requested that Mr. McDowell keep the Company’s board of directors informed if ARCP made any overtures regarding the potential employment of the Company’s management in connection with any transaction.

On March 21, 2013, Mr. McDowell had a conversation with Mr. William M. Kahane, the co-founder of American Realty Capital, which is the sponsor of ARCP’s external advisor, at an industry conference. On March 24, 2013, Mr. McDowell held a telephone conference with Mr. Schorsch. During both conversations, Messrs. Kahane and Schorsch, with the approval of ARCP’s board of directors, each confirmed ARCP’s interest in continuing to explore a potential transaction with the Company. They also indicated that, because ARCP viewed the acquisition of the Company as a new strategic platform, ARCP would be interested in retaining the Company’s senior management in connection with such a transaction. Mr. McDowell responded that the Company was not for sale and was focused on executing its long-term strategy. As determined by the Company’s board of directors at its March 7, 2013 meeting, however, Mr. McDowell further stated that the Company was willing to continue preliminary discussions to explore the possibility of a transaction with ARCP on more attractive terms.

On March 27, 2013, Mr. Brian D. Jones, Chief Operating Officer of ARCP, held a telephone conference with Mr. McDowell in which he indicated that ARCP was willing to pay $7.10 for each outstanding share of Company common stock. He explained that up to 20% of the purchase price would be payable in cash, with the balance payable in shares of ARCP common stock. Mr. McDowell responded that he would convey the revised proposal to the Company’s board of directors but did not believe the Company’s board of directors would find it compelling. He also expressed concern about ARCP’s unsolicited acquisition proposal to acquire the other commercial real estate REIT. Following this conversation, the Company’s management discussed financial aspects of ARCP’s revised proposal with Wells Fargo Securities and authorized Wells Fargo Securities to discuss such proposal with ARCP.

On March 28, 2013, following discussions between ARCP and representatives of Wells Fargo Securities regarding ARCP’s revised proposal, Mr. Jones informed Wells Fargo Securities that ARCP was willing to consider increasing the price in its proposal. Mr. Jones described two potential scenarios for increasing the price, one in which ARCP might moderately increase the price while maintaining a fixed exchange ratio with respect to the ARCP common stock that would be paid in the transaction, and a second in which ARCP might provide a smaller price increase along with a “collar” that would provide the Company’s stockholders with some protection against a decline in the value of such ARCP common stock prior to completion of the transaction.

On March 29, 2013, Mr. McDowell sent an email to the Company’s board of directors informing the directors of ARCP’s revised proposal.

On April 1, 2013, the Company’s board of directors held a meeting at which representatives of the Company’s senior management were present. During this meeting, the Company’s board of directors discussed ARCP’s revised proposal. During this discussion, Mr. McDowell advised that ARCP had indicated it was interested in potentially retaining the Company’s senior management in connection with the transaction but that no specific discussions had taken place. Following this discussion, the Company’s board of directors concluded that ARCP’s proposed price of $7.10 per share was not compelling. The Company’s board of directors also expressed concern about a transaction in which the Company’s stockholders would receive shares of ARCP common stock because, among other reasons, ARCP recently had completed a significant transaction with an affiliated entity and, therefore, ARCP’s common stock had limited trading history following such transaction. The Company’s board of directors expressed its commitment to the Company’s long-term strategy, including proceeding with a then-planned offering of Company common stock primarily to fund real property acquisitions in the Company’s pipeline.

On April 2, 2013, at the instruction of the Company’s management, a representative of Wells Fargo Securities informed Mr. Schorsch of the decision made by the Company’s board of directors. Mr. Schorsch responded that ARCP might be willing to increase its proposal further and to structure the transaction as an all-cash merger provided that the Company indicate the price at which it would be willing to pursue such a transaction.

On April 12, 2013, Mr. McDowell sent an email to the Company’s board of directors indicating that ARCP appeared to have a strong desire to continue negotiations and had requested that the Company indicate the price at which it was willing to pursue an all-cash transaction. He also noted that, on April 11, 2013, ARCP withdrew its previously announced unsolicited proposal to acquire the other commercial real estate REIT.

On April 17, 2013, the Company’s board of directors held a meeting at which representatives of the Company’s senior management and Wells Fargo Securities were present. Among other things, the Company’s board of directors discussed with the Company’s management and Wells Fargo Securities the Company’s prospects and long-term strategy, including the potential risks inherent in executing the Company’s long-term strategy. As part of this discussion, the Company’s board of directors considered, among other things, standalone financial projections prepared by the Company’s management and also discussed with Wells Fargo Securities preliminary financial matters relating to the Company and a potential sale transaction. In addition, the Company’s board of directors discussed with Wells Fargo Securities various considerations relating to whether to conduct a broad sale process in the event a decision was made to pursue a sale of the Company, including the possibility of including a “go-shop” provision in any definitive merger agreement with ARCP. The Company’s board of directors also discussed how to respond to ARCP’s willingness to pursue an all-cash transaction, including ARCP’s request that the Company indicate a price at which it was willing to continue discussions. At the conclusion of the meeting, the Company’s board of directors requested that the Company’s management consult with Wells Fargo Securities regarding a potential response to ARCP. Thereafter, and following consultation with Wells Fargo Securities regarding, among other things, management’s forecasts with respect to the Company, Mr. McDowell emailed the directors suggesting that the Company communicate to ARCP a preliminary valuation range of $8.00 to $9.00 per outstanding share of Company common stock. Later that day, the Company’s directors authorized the Company’s management and Wells Fargo Securities to convey this valuation range to ARCP.

On April 18 and 19, 2013, Mr. McDowell discussed the potential transaction with Mr. Schorsch, who indicated that ARCP was preparing a revised proposal.

Also on April 19, 2013, ARCP sent the Company a non-binding term sheet, which was authorized by ARCP’s board of directors, in which ARCP proposed to acquire all outstanding shares of Company common stock for $7.91 per share in cash, which price was subject to certain valuation contingencies that might adversely affect the price. The proposal was conditioned on the Company entering into an exclusivity agreement with ARCP with respect to the proposed transaction. On April 20, 2013, Mr. McDowell sent an email to the Company’s board of directors transmitting ARCP’s non-binding term sheet.

On April 24, 2013, the Company’s board of directors held a meeting to discuss ARCP’s further revised proposal at which representatives of the Company’s senior management, Venable LLP, the Company’s outside Maryland legal counsel, which we refer to as Venable, and Wells Fargo Securities were present. A representative of Venable reviewed with the directors their legal duties under Maryland law in evaluating a potential sale of the Company and responding to ARCP’s proposal. Representatives of Wells Fargo Securities discussed financial aspects of ARCP’s proposal. The Company’s board of directors also discussed ARCP’s revised proposal relative to the Company’s long-term strategy and prospects. The Company’s board of directors concluded that ARCP should be informed that the Company was not interested in pursuing a transaction at $7.91 per share or entering into an exclusivity agreement. During this discussion, the Company’s board of directors decided that an all-cash transaction without any material contingencies that provided $8.50 per share or more for the Company common stock, which was the midpoint of the range previously communicated to ARCP, would be compelling. It further decided that, in an effort to induce ARCP to increase its price, ARCP should be informed that a transaction should reflect a price in the range of $8.50 to $9.00 per share for all outstanding shares of Company common stock and be payable in cash, without any material contingencies.

On April 26, 2013, ARCP submitted a revised non-binding term sheet, which was authorized by ARCP’s board of directors, in which ARCP proposed to acquire all outstanding shares of Company common stock for $8.50 per share in cash and permit the Company to continue to pay dividends through the closing date of the merger. The proposal was conditioned on the Company entering into an exclusivity agreement with ARCP with respect to the proposed transaction. The proposal also indicated that it was subject to ARCP reaching employment arrangements with the Company’s management. On the same day, the Company’s management sent an email to the Company’s board of directors transmitting ARCP’s revised non-binding term sheet.

On April 29, 2013, the Company’s board of directors held a meeting to discuss ARCP’s revised non-binding term sheet at which representatives of the Company’s senior management, Venable, Hunton & Williams LLP, outside legal counsel to the Company, which we refer to as Hunton & Williams, and Wells Fargo Securities were present. During this meeting, representatives of Wells Fargo Securities reviewed financial aspects of ARCP’s revised proposal, including the Company’s ability to continue to pay dividends through the closing date of the merger. Following discussion, the Company’s board of directors agreed that $8.50 per share for all outstanding shares of Company common stock (with the ability to continue to pay dividends through the closing) was a compelling offer and that the Company should pursue a transaction on such terms. The Company’s board of directors also discussed with the Company’s legal and financial advisors different potential sale processes to solicit interest from third parties, including a “go-shop” process that would allow the Company to actively solicit alternative transactions for a specified period after entering into a definitive merger agreement with ARCP. As part of this discussion, the Company’s board of directors discussed the potential length of the go-shop period and size of the termination fee that might be payable to ARCP if the Company accepted a third party’s superior proposal. The Company’s board of directors also considered the delays associated with initiating a sale process to solicit interest from third parties and potential adverse effects on the Company and its securities that might result if such sale process became publicly known before the Company entered into a definitive transaction agreement. The Company’s board of directors also expressed concern that if the Company initiated a sale process that failed to result in an acquisition proposal in excess of $8.50 per share, the Company could lose leverage in its negotiations with ARCP or ARCP might withdraw its proposal or reduce its proposed price. After further discussion, the Company’s board of directors determined that a go-shop provision would be in the best interests of the Company’s stockholders. The Company’s board of directors also authorized the Company to negotiate a transaction based on ARCP’s revised proposal, but instructed the Company’s representatives to inform ARCP that the Company would not enter into an exclusivity agreement unless ARCP agreed that any definitive merger agreement would contain a go-shop provision. Also during the meeting, the Company’s board of directors discussed possible conflicts of interest relating to management’s potential employment by ARCP following completion of the merger. In addition, the Company’s board of directors considered Wells Fargo Securities’ qualifications, reputation and experience and its familiarity with the Company and its business. The Company’s board of directors also considered that Wells Fargo Securities had informed it that Wells Fargo Securities and its affiliates had an existing commercial banking relationship with ARCP and had provided administrative agent and related loan arranging syndication services to ARCP, but that Wells Fargo Securities and its affiliates had not during the past two years been engaged to provide M&A financial advisory or similar investment banking services to ARCP.

On May 1, 2013, the independent directors on the Company’s board of directors, who we refer to as the independent directors, held a meeting with a representative of Hunton & Williams to discuss the proposed transaction. The independent directors discussed the possible conflict of interest with respect to Mr. McDowell, Mr. William R. Pollert, a director and the Company’s President, and the other members of the Company’s senior management relating to their potential employment by ARCP in connection with the completion of the merger. Notwithstanding this possible conflict, the independent directors believed that, in light of Mr. McDowell’s experience and knowledge of the Company and the fact that no substantive employment discussions had taken place, he was in the best position to advance the interests of the Company’s stockholders by continuing discussions with respect to the proposed transaction under the supervision of the Company’s board of directors and the independent directors. The independent directors determined, however, that discussions regarding the employment by ARCP of the Company’s management should be deferred until after a definitive merger agreement was signed or, if ARCP insisted on having such discussions prior to signing a definitive merger agreement, until all material issues in the proposed transaction had been negotiated. The independent directors also considered the fact that, as previously disclosed by Wells Fargo Securities, Wells Fargo Securities and its affiliates had an existing commercial banking relationship with ARCP and had provided administrative agent and related loan arranging and syndication services to ARCP, but that Wells Fargo Securities had not during the past two years been engaged to provide M&A financial advisory or similar investment banking services to ARCP. The independent directors also noted Wells Fargo Securities’ knowledge and familiarity with the Company and its business as well as its experience in the REIT industry. The independent directors concluded that the Company should explore engaging an additional financial advisor for purposes of rendering a fairness opinion if the Company entered into a definitive merger agreement with ARCP. After this meeting, Mr. Silver informed the Company’s management that they should not have any discussions with respect to the terms of their potential employment with ARCP without the prior approval of the Company’s board of directors. He also conveyed the independent directors’ request that the Company’s management explore engaging an additional financial advisor.

Between April 29 and May 6, 2013, representatives of the Company and ARCP negotiated the material terms of the go-shop process. During these negotiations, ARCP initially proposed that any definitive merger agreement would include a 30-day go-shop period. ARCP also indicated that it was unwilling to negotiate the length of the go-shop period without an understanding of the termination fees that would be payable in connection with the Company’s decision to pursue a superior proposal. The Company responded by proposing a 40-day go-shop period and indicated that the Company expected termination fees to be tiered, with a lower termination fee payable with respect to a superior proposal made during the go-shop process. The parties also negotiated the potential termination fee amounts.

On May 6, 2013, the Company’s board of directors held a meeting to discuss ARCP’s request for exclusivity in exchange for a 40-day go-shop period that would be included in any definitive merger agreement between the Company and ARCP. Representatives of the Company’s senior management and Hunton & Williams were present. Following discussion, the Company’s board of directors authorized the Company to enter into the exclusivity agreement. The Company’s board of directors also decided that, in approving the terms of Wells Fargo Securities’ compensation in connection with the potential transaction, Wells Fargo Securities should be given a financial incentive such that Wells Fargo Securities would receive an additional payment if a price in excess of $8.50 per share was obtained in the go-shop process or otherwise. The independent directors also met in executive session with a representative of Hunton & Williams. Later on May 6, representatives of the Company, including Hunton & Williams and Wells Fargo Securities, held a conference call with ARCP and its outside legal counsel, Proskauer Rose LLP, which we refer to as Proskauer, to discuss the potential transaction and a preliminary timeline for the completion of ARCP’s due diligence review. ARCP and its representatives were also given access to an online data room with due diligence information.

On May 7, 2013, representatives of the Company and ARCP held in-person due diligence meetings at the Company’s offices.

On May 8, 2013, the Company and ARCP entered into an exclusivity agreement that provided for exclusive negotiations for a period of 21 days. Later on May 8, ARCP sent the Company a revised non-binding term sheet reflecting the 40-day go-shop period, a termination fee of $11,000,000 (1.5% of equity value and 0.5% of enterprise value) payable in connection with a third-party proposal during the go-shop period, a termination fee of $21,000,000 (2.8% of equity value and 1.0% of enterprise value) payable after the go-shop period, and an expense reimbursement of $4,000,000.

On May 9, 2013, Proskauer sent an initial draft of the merger agreement to the Company and its representatives.

On May 13, 2013, Mr. McDowell discussed with Mr. Silver the retention of Houlihan Lokey as an additional financial advisor to render an opinion as to the fairness, from a financial point of view, of the common merger consideration to be received by holders of Company common stock in a transaction with ARCP.

On May 14, 2013, the Company’s board of directors held a meeting to discuss the initial draft of the merger agreement at which representatives of the Company’s senior management, Hunton & Williams and Wells Fargo Securities were present. A representative of Hunton & Williams reminded the Company’s board of directors of its fiduciary duties. The Company’s board of directors then discussed material issues relating to the draft merger agreement that raised concerns, including (i) a “force the vote” provision that prohibited the Company from terminating the merger agreement after the expiration of the go-shop period to enter into an alternative transaction with respect to a superior proposal; (ii) the length of ARCP’s initial “matching right,” which was proposed to be five business days, and the unlimited number of ARCP’s “matching rights;” (iii) the Company’s inability to continue negotiations after the expiration of the go-shop period with a third party (a “go-shop bidder”) that submitted an acquisition proposal during the go-shop period; (iv) the lower termination fee being payable only if the Company terminated the merger agreement to enter into an alternative transaction with respect to a superior proposal before the expiration of the go-shop period and after giving effect to ARCP’s unlimited matching rights; (v) a requirement that obtaining consents from some of the Company’s and its subsidiaries’ lenders would be a condition to the completion of the merger; and (vi) a requirement that the Company reimburse ARCP for its expenses if the Company’s stockholders did not approve the merger. Following discussion, the Company’s board of directors instructed Hunton & Williams to proceed with negotiating the merger agreement. The Company’s board of directors also agreed that the Company should engage Houlihan Lokey based on Houlihan Lokey’s experience and reputation as well as, based on information provided by Houlihan Lokey, Houlihan Lokey’s ability to provide the Company’s board of directors with objective advice. The independent directors also met in executive session with representatives of Hunton & Williams.

On May 15, 2013, Hunton & Williams sent Proskauer a revised draft of the merger agreement.

On May 17, 2013, representatives of ARCP and Proskauer held a conference call with representatives of the Company, including Hunton & Williams and Wells Fargo Securities, to discuss various issues in the merger agreement, including provisions relating to the go-shop process. Also on May 17, representatives of Houlihan Lokey were given access to a data room in connection with its financial analysis of the Company and the proposed transaction.

On May 18, 2013, Proskauer sent Hunton & Williams a revised draft of the merger agreement. Between May 18 and May 22, 2013, representatives of ARCP and Proskauer engaged in negotiations with representatives of the Company, including Hunton & Williams and Wells Fargo Securities, with respect to various issues relating to the merger agreement, including the “force the vote” provision, the Company’s ability to continue discussions with a go-shop bidder after the expiration of the go-shop period, the length of ARCP’s “matching right” and the number of “matching rights” to which ARCP was entitled. During these negotiations, ARCP agreed to delete the “force the vote” provision; provide the Company with a limited exception to engage in discussions with certain go-shop bidders after the expiration of the go-shop period; reduce ARCP’s initial matching right to four business days; and limit ARCP’s matching rights to two occasions but only with respect to a superior proposal submitted by a go-shop bidder. ARCP also indicated that it would agree to a limited exception in which the lower termination fee would be payable after the expiration of the go-shop period but, in any event, only if the applicable superior proposal was submitted by a go-shop bidder and ARCP failed to match it. ARCP continued to insist, however, that the completion of the merger be conditioned on obtaining consents of certain of the Company’s and its subsidiaries’ lenders.

On May 21, 2013, the Company’s board of directors held a meeting to discuss the status of the transaction and negotiations relating to the merger agreement, including the terms relating to the go-shop process, which representatives of the Company’s senior management, Hunton & Williams, Venable and Wells Fargo Securities attended. Following discussion, the Company’s board of directors instructed Hunton & Williams to proceed with negotiating the merger agreement. The independent directors also met in executive session with representatives of Venable and Hunton & Williams. During the executive session, the independent directors discussed whether to request an increase in the merger price from ARCP as well as ARCP’s requests to meet with the Company’s senior management to discuss their potential employment following completion of the merger. The independent directors decided to defer a decision on these matters until the meeting of the Company’s board of directors scheduled for the following day. Also on May 21, Proskauer sent Hunton & Williams a draft voting agreement to be entered into by certain of the Company’s management in connection with the execution of the merger agreement.

On May 22, 2013, the Company’s board of directors held a meeting at which representatives of the Company’s senior management, Hunton & Williams and Wells Fargo Securities were present. During the meeting, Wells Fargo Securities reviewed with the Company’s board of directors financial aspects of the proposed transaction and a preliminary financial analysis of the Company. Also discussed at this meeting was a proposed marketing strategy for the go-shop process and potential buyers to be contacted during the go-shop period. During this meeting, the Company’s board of directors considered whether to request that ARCP increase its proposed purchase price. During this discussion, the Company’s board of directors considered the recent increase in the trading price of Company common stock and the risk that the trading price could decline due to economic uncertainty with respect to, among other things, interest rates. After discussion, the Company’s board of directors concluded that the purchase price of $8.50 per share, which represented an increase of 25% over the lower end of the price range in ARCP’s initial proposal to acquire the Company on February 27, 2013, was compelling and that a request for ARCP to increase its price further could cause ARCP to withdraw from the negotiations. The Company’s board of directors also discussed ARCP’s requests to meet with the Company’s senior management to discuss their potential employment following completion of the merger. Wells Fargo Securities informed the Company’s board of directors that ARCP had indicated on several occasions that it was not willing to enter into the merger agreement until those discussions took place. The Company’s board of directors also considered the fact that the price and other important terms in the merger agreement generally had been agreed upon by the parties and that the issue of employment discussions was an impediment to entering into a definitive agreement. Following discussion, the Company’s board of directors determined that permitting the Company’s senior management to hold preliminary employment discussions with ARCP was in the best interests of the Company’s stockholders. The Company’s senior management confirmed to the Company’s board of directors that they would cooperate with all potential bidders during the go-shop process and would be willing to discuss their potential employment with any such potential bidder that might be interested in retaining the Company’s management. The independent directors also met in executive session with representatives of Hunton & Williams. Also on May 22, Hunton & Williams sent Proskauer a revised draft of the merger agreement.

On May 23, 2013, Proskauer sent Hunton & Williams a revised draft of the merger agreement. Also on May 23, Mr. McDowell met with Mr. Schorsch to discuss at a high level where the Company and its senior management might fit in the strategic platform of ARCP or one or more of its affiliates.

On May 24, 2013, the Company’s board of directors held a meeting at which representatives of Hunton & Williams attended. Representatives of Houlihan Lokey and Wells Fargo Securities also attended portions of the meeting. At the request of the Company’s board of directors, representatives of Houlihan Lokey reviewed their financial analyses with the Company’s board of directors with respect to the Company and the proposed merger. Also at this meeting, representatives of Hunton & Williams reminded the directors of their legal duties in connection with the proposed transaction and reviewed in detail the terms of the merger agreement (including the go-shop, no-solicitation and termination provisions). During this discussion, the Company’s board of directors discussed the remaining open issues relating to the merger agreement, including ARCP’s position that the completion of the merger would be conditioned on obtaining the consents of certain of the Company’s and its subsidiaries’ lenders. The Company’s board of directors expressed concern over this condition and instructed the Company’s representatives to negotiate with ARCP to remove it. The independent directors also met in executive session with representatives of Hunton & Williams.

Between May 24 and May 27, 2013, representatives of ARCP, Proskauer, the Company’s senior management, Hunton & Williams and Wells Fargo Securities negotiated various issues relating to the merger agreement, including whether the completion of the merger would be conditioned on obtaining consents from certain of the Company’s and its subsidiaries’ lenders.

On May 26, 2013, ARCP requested that certain members of the Company’s management enter into an agreement, which we refer to as the letter agreement, with ARCP in which they would agree to waive certain rights to gross-up payments under their existing employment agreements with the Company for amounts that constitute “parachute payments” within the meaning of Section 280G of the Code. ARCP indicated that it would not enter into the merger agreement until this issue was resolved.

On May 27, 2013, ARCP informed the Company that it would remove the requirement that certain consents of the Company’s and its subsidiaries’ lenders be obtained as a condition to the completion of the merger if ARCP could delay completion of the merger until a date not later than December 2, 2013, in order to obtain those consents. Also on May 27, the Company’s board of directors held a meeting at which representatives of the Company’s senior management, Hunton & Williams and Wells Fargo Securities were present. A representative of Hunton & Williams provided an update on the status of the merger agreement. Mr. McDowell also explained ARCP’s request that the Company’s senior management waive certain of their rights under their existing employment agreements by entering into the letter agreement. The Company’s senior management indicated that they were willing to enter into the letter agreement pursuant to which they would be responsible for one-half of any excise tax liability relating to the gross-up payments under their existing employment agreements with the Company if they did not enter into satisfactory employment agreements with ARCP in connection with the completion of the merger. After the meeting, Hunton & Williams and Proskauer finalized the merger agreement.

On May 28, 2013, the Company’s board of directors held a meeting at which representatives of Hunton & Williams were present. Representatives of the Company’s senior management, Wells Fargo Securities and Houlihan Lokey were also present for portions of the meeting. A representative of Hunton & Williams discussed the resolution of the final issues in the merger agreement, including with respect to the delay of the closing if related to obtaining certain consents of the Company’s and its subsidiaries’ lenders. Mr. McDowell also confirmed that he and other members of the Company’s senior management were willing to enter into the letter agreement on the terms previously described to the Company’s board of directors. Mr. McDowell also provided management’s assessment of the proposed transaction, indicating that they all believed the common merger consideration was compelling and the merger agreement should be approved. At the request of the Company’s board of directors, Wells Fargo Securities reviewed with the Company’s board of directors its financial analysis of the common merger consideration and rendered to the Company’s board of directors an oral opinion, confirmed by delivery of a written opinion dated May 28, 2013, to the effect that, as of such date and based on and subject to various qualifications, limitations and assumptions stated in its opinion, the common merger consideration to be received in the merger pursuant to the merger agreement by holders of Company common stock (other than ARCP and its affiliates) was fair, from a financial point of view, to such holders. Also, at the request of the Company’s board of directors, a representative of Houlihan Lokey rendered Houlihan Lokey’s oral opinion to the Company’s board of directors (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated May 28, 2013), as to, as of May 28, 2013, the fairness, from a financial point of view, to the holders of Company common stock (other than ARCP and its affiliates) of the common merger consideration to be received by the holders of Company common stock (other than ARCP and its affiliates) in the merger pursuant to the merger agreement. Based upon its deliberations and taking into account, among other things, the factors described under “The Mergers—Reasons for the Mergers,” the Company’s board of directors unanimously adopted and approved the merger agreement and the merger and resolved to recommend to the Company’s stockholders that they approve the merger and the other transactions contemplated by the merger agreement. In addition, because the Company’s senior management had held preliminary discussions with ARCP with respect to their potential employment, the Company’s board of directors also formed a special committee consisting only of the independent directors to oversee the go-shop process. Following the meeting, the Company, the Company operating partnership and the general partner of the Company operating partnership entered into the merger agreement. Also following the meeting, certain of the Company’s management entered into the voting agreement and the letter agreement, which are described in more detail under “Voting Agreement” and “The Mergers—Change in Control and Termination Benefits—Potential Employment with ARCP,” respectively, and the Company and ARCP issued a joint press release announcing the merger agreement.

Following execution of the merger agreement, pursuant to the “go-shop” provisions of the merger agreement, beginning on May 28, 2013, in accordance with the directives of the special committee, Wells Fargo Securities contacted [•] prospective buyers that might have a strategic or financial interest in a transaction with the Company. As a result of those contacts, the Company entered into [•] confidentiality agreements with prospective buyers. [To be updated for any developments in the definitive proxy statement.]

Reasons for the Mergers

In evaluating the merger, the merger agreement and the other transactions contemplated by the merger agreement, the Company’s board of directors consulted with our senior management and outside legal and financial advisors. The Company’s board of directors considered a number of factors, including the following material factors which the Company’s board of directors viewed as supporting its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and to recommend approval of the merger proposal to our common stockholders:

The Company’s Business, Financial Condition and Prospects

●     The familiarity of the Company’s board of directors with the business, operations, prospects, business strategy and financial condition of the Company, and the certainty of realizing in cash a compelling value for the Company common stock compared to the risks and challenges associated with the continued operation of the Company’s business (including the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ending on December 31, 2012, and Quarterly Report on Form 10-Q for the quarter ending on March 31, 2013).

Negotiations with ARCP

●     The fact that $8.50 in cash per share of Company common stock and the other terms of the merger agreement resulted from arm’s-length negotiations between the Company and ARCP, with the assistance of their respective advisors.

Premium to Market Price

●     The common merger consideration represents a premium over the recent trading price of the Company common stock, including a 19.7% premium over the closing price of $7.10 per share on May 24, 2013, the last trading day prior to the public announcement of the merger agreement, a 20.6% premium over its 30-day average trading price prior to May 24, 2013 and a 120.8% premium over its 52-week low trading price prior to May 24, 2013.

Interim Dividend

●     The fact that the Company is permitted under the merger agreement to declare and pay regular quarterly cash dividends to its stockholders for full quarterly periods in accordance with past practice and for any interim period through the closing date at an annual rate not to exceed $0.31 per share of Company common stock.

Cash Consideration

●     The common merger consideration paid to holders of Company common stock in the merger is cash, giving the holders of such shares an opportunity to immediately realize value for their investment in the Company and providing liquidity and certainty of value.

Opinions of the Company’s Financial Advisors

●     The separate opinions, each dated May 28, 2013, of Wells Fargo Securities and Houlihan Lokey to the Company’s board of directors as to the fairness, from a financial point of view and as of such date, of the common merger consideration to be received pursuant to the merger agreement by holders of Company common stock (other than ARCP and its affiliates), which opinions were based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken as further described in the “The Mergers—Opinions of the Company’s Financial Advisors” beginning on page 40.

Likelihood of Completion

●     The belief of the Company’s board of directors that the merger is reasonably likely to be completed on a timely basis, based on, among other things, the business reputation and capabilities of ARCP, the absence of a financing contingency, ARCP’s representation that it will have sufficient financial resources to pay the aggregate merger consideration and consummate the merger at the time of closing, and the other closing conditions in the merger agreement.

Terms of the Merger Agreement

●     The ability of the Company, under the merger agreement, during the “go shop” period beginning on the date of the merger agreement and continuing until 11:59 p.m., New York time, on July 7, 2013, to initiate, solicit and encourage alternative acquisition proposals from third parties and to terminate the merger agreement to accept a “superior proposal” (as defined in the merger agreement) prior to the time the stockholders approve the merger, subject to payment of a termination fee of $11 million and an expense reimbursement of $4 million. For more information, see “The Merger Agreement—Covenants and Agreements—Go Shop Period and No Solicitation of Transactions by the Company” beginning on page 73.

●     The ability of the Company, after the “go shop” period expires on July 7, 2013, and prior to the time the stockholders approve the merger to (i) consider and respond to a written Company acquisition proposal from, (ii) provide non-public information to and (iii) engage in discussions or negotiations with any third party making such Company acquisition proposal if the Company’s board of directors (or any committee of the Company’s board of directors), prior to taking any such actions, determines in good faith, after consultation with outside legal counsel, that failure to take such actions could be inconsistent with the directors’ duties under applicable law and, after consultation with outside counsel and financial advisors, that such Company acquisition proposal either constitutes, or could reasonably be expected to result in, a superior proposal. For more information, see “The Merger Agreement—Covenants and Agreements—Go Shop Period and No Solicitation of Transactions by the Company” beginning on page 73.

Ability to Withdraw or Change Recommendation

●     The ability of the Company’s board of directors to withdraw or modify its recommendation in favor of the merger under certain circumstances, including the ability to terminate the merger agreement in connection with a superior proposal (as defined in the merger agreement), subject to payment of a termination fee of $11 million if terminated in certain cases and a fee of $21 million if terminated in other cases plus, in each case, an expense reimbursement of $4 million.

Specific Performance

●     The Company’s right under the merger agreement to seek to specifically enforce the terms of the merger agreement, including the completion of the mergers.

The Company’s board of directors also considered in its deliberations a variety of uncertainties and risks concerning the merger, including the following:

No Stockholder Participation in Future Growth or Earnings

●     The nature of the merger as a cash transaction will prevent the Company’s stockholders from being able to participate in any future earnings or growth of the Company, and stockholders will not benefit from any potential future appreciation in the value of the Company common stock, including any value that could be achieved if the Company engages in future strategic or other transactions or as a result of the improvements to the Company’s operations.

Taxable Consideration

●     Receipt of the merger consideration will be taxable to the Company’s stockholders for U.S. tax purposes.

Effect of Public Announcement

●     The effect of a public announcement of the merger agreement on the Company’s operations, stock price, tenants, lenders and employees and the Company’s ability to attract and retain key personnel.

Effect of Failure to Complete Transaction

●     If the merger is not completed, the trading price of the shares of Company common stock could be adversely affected, the Company will have incurred significant transaction and opportunity costs attempting to complete the mergers, the Company’s business may be subject to disruption, the market’s perceptions of the Company’s prospects could be adversely affected, and the Company’s directors, officers and other employees will have expended considerable time and effort to complete the mergers.

Interim Restrictions on Business

●     The restrictions in the merger agreement on the conduct of the Company’s business prior to the completion of the mergers, requiring the Company to operate its business in the ordinary course of business and subject to other restrictions, may adversely affect the Company’s ability to undertake business opportunities that could arise or take other action the Company might otherwise take with respect to the business of the Company prior to the completion of the mergers.

Restrictions on Soliciting Proposals; Termination Fee

●     The restrictions in the merger agreement on the solicitation of competing proposals after the “go shop” period and the requirement, under the merger agreement, that the Company pay ARCP a termination fee of either $11 million or $21 million depending on the circumstances and, in each case, reimburse ARCP for its expenses in the amount of $4 million which fees and expense reimbursement may deter third parties from making a competing offer for the Company prior to the completion of the merger and could impact the Company’s ability to engage in another transaction for up to eleven months if the merger agreement is terminated in certain circumstances. For more information, see “The Merger Agreement—Termination Fee and Expenses Payable by the Company to ARCP” beginning on page 81.

Potential Employment of Management with ARCP or its Affiliates

●     The Company’s board of directors considered the possibility that, while the Company’s board of directors had required management not to engage in material discussions relating to management’s potential employment with ARCP or its affiliates until the principal terms of the merger agreement, including the merger consideration to be received by holders of Company common stock, were finalized and agreed, and although to the knowledge of the Company’s board of directors no such material discussions had in fact taken place before the merger agreement was approved by the Company’s board of directors, some or all of the Company’s management may become employees of ARCP or its affiliates after completion of the merger (including pursuant to employment agreements that certain executives may enter into with ARCP or one of its affiliates under the terms of the letter agreement) and may therefore have interests in the merger that are different from, or in addition to, those of the Company’s stockholders.

Potential for Litigation

●     The Company’s board of directors considered the possible effects of the pendency or consummation of the transactions contemplated by the merger agreement, including any suit, action or proceeding initiated in respect of the merger.

Potential Conflicts of Interest

●     The directors and executive officers of the Company may have interests in the merger that are different from, or in addition to, those of the Company’s stockholders, including vesting of, and payment of the merger consideration for, performance shares and restricted stock, payment of severance and other benefits upon termination of employment with the Company in connection with the merger, rights to indemnification, advancement of expenses and insurance coverage and potential employment with ARCP or its affiliates of the Company’s officers following completion of the merger, as described above.

The foregoing discussion of the factors considered by the Company’s board of directors is not intended to be exhaustive, but rather includes the material factors considered by the Company’s board of directors. In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, the Company’s board of directors did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. In the event the merger is not completed for any reason, we expect to continue to pursue our strategic plan with the intention of delivering further improvement in our financial results and enhanced stockholder value.

Recommendation of the Company’s Board of Directors

The Company’s board of directors, by unanimous vote, has approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and has declared the merger, the merger agreement and the other transactions contemplated by the merger agreement advisable and in the best interests of the Company and our stockholders. The Company’s board of directors recommends that you vote “FOR” the merger proposal, “FOR” the non-binding compensation proposal and “FOR” the adjournment proposal.

Certain Prospective Financial Information

The Company does not as a matter of course make public projections as to future performance, earnings or other results beyond the current fiscal year due to the unpredictability of the underlying assumptions and estimates. However, the Company provided to ARCP, in connection with its review of information regarding the Company, certain standalone financial projections for the fiscal years 2013 through 2015 that had been prepared by management of the Company for internal planning purposes and that are subjective in many respects. The Company also provided standalone financial projections for the fiscal years 2013 through 2018 to the Company’s board of directors and the Company’s financial advisors, as updated by the Company’s management to reflect actual results or conditions. The prospective financial information reflected in the standalone financial projections is set forth in the table below in a manner consistent with the Company’s historical financial reporting and referred to in this document as the projections. The Company believes that the projections reflect the current long-term business plan for the Company on a go-forward, standalone basis.

The projections have been prepared by, and are the responsibility of, the Company’s management. The projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles, or GAAP. Neither the Company’s independent registered public accounting firm nor any other independent accountants have audited, compiled or performed any procedures with respect to the projections or expressed an opinion or any form of assurance related thereto. The projections are included in this document solely because they were made available to ARCP, the Company’s board of directors and the Company's financial advisors in connection with the merger, and are not being included in this document to influence a stockholder’s decision whether to approve the merger proposal, make any investment decision or for any other purpose.

The projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of the Company’s management. Because the projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the projections were based necessarily involve subjective judgments with respect to, among other things, future economic, industry, competitive and financial market conditions, including interest rates, the Company’s ability to refinance or satisfy its indebtedness when due, the Company’s ability to acquire new properties and finance such acquisitions, the Company’s ability to raise capital by selling shares of its capital stock and the Company’s ability to lease its properties, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The projections also reflect assumptions as to certain business decisions that are subject to change. In addition, the projections may be affected by the Company’s ability to successfully implement a number of initiatives to improve its operations and financial performance. The projections also may be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods. In addition, the projections do not take into account the transactions contemplated by the merger agreement or the effect of any failure of the mergers to occur, and should not be viewed as necessarily indicative of actual or continuing results in that context.

Accordingly, there can be no assurance that the projections will be realized, and actual results may vary materially from those shown, including because of the risks and other factors described in “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 17. The inclusion of the projections in this document should not be regarded as an indication that the Company or any of its affiliates, advisors, officers, directors, employees, agents or representatives considered or consider the projections to be predictive of actual future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates, advisors, officers, directors, employees, agents or representatives can give any assurance that actual results will not differ from the projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date the projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. The Company does not intend to make publicly available any update or other revision to the projections, except as otherwise required by law. Neither the Company nor any of its affiliates, advisors, officers, directors, employees, agents or representatives has made or makes any representation or warranty to any stockholder of the Company or other person regarding the ultimate performance of the Company compared to the information contained in the projections or that the projections will be achieved. The Company has made no representation or warranty to ARCP, the ARCP operating partnership or Merger Sub or their affiliates, in the merger agreement or otherwise, concerning the projections.

Certain of the prospective financial information in the projections, including funds from operations (FFO) and cash available for distribution (CAD), may be considered non-GAAP financial measures. The Company believes FFO and CAD are useful measures of the Company’s financial performance, as these measures are commonly used by the investment community in evaluating the performance of an equity REIT. The Company also believes that these measures are useful because they adjust for a variety of non-cash items (like depreciation and amortization, in the case of FFO, and depreciation and amortization, stock-based compensation and straight-line rent adjustments, in the case of CAD). FFO and CAD should not be considered as alternatives to net income or earnings per share determined in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO and CAD in a similar fashion, the Company’s calculation of FFO and CAD may not be comparable to similarly titled measures reported by other companies.

The Company calculates FFO consistent with the definition of the National Associate of Real Estate Investment Trusts, or NAREIT, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on depreciable real estate, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Real estate-related depreciation includes amortization of capitalized leasing expenses, tenant allowances or improvements, and excludes amortization of deferred financing costs.

The Company also evaluates FFO as adjusted for items that affect comparability, as it believes this measure is a useful proxy for existing portfolio performance and, therefore, provides a meaningful presentation of operating performance. Items that affect comparability may include gains or losses on the Company’s debt investments that, unlike gains or losses on owned properties, are not excluded from FFO under the NAREIT definition, gain or loss on debt extinguishment, debt modification costs and property acquisition costs. FFO as adjusted for items that affect comparability should not be considered as an alternative to net income or earnings per share determined in accordance with GAAP as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity. It also differs from the NAREIT’s definition of FFO and may not be comparable to similarly titled measures reported by other companies.

The Company calculates CAD by further adjusting FFO as adjusted for comparability to exclude straight-line rent adjustments, stock-based compensation, above or below market rent amortization and non-cash interest income and expense, and to include routine capital expenditures on investments in real property and capitalized interest expense (if any).

The Company included these non-GAAP financial measures in the projections because the Company believed they could be useful in evaluating, on a prospective basis, the Company’s potential operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.

In light of the foregoing factors and the uncertainties inherent in the projections, the Company’s stockholders are cautioned not to place undue, if any, reliance on the projections.

The projections are forward-looking statements. For more information on factors that may cause the Company’s future financial results to vary materially, see “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 17.

The following table sets forth the projections:

Income Statement

(amounts in thousands, except per share amounts)

	2013	2014	2015	2016	2017	2018
Revenues:
Rental revenue	$150,205	$170,574	$194,466	$207,099	$219,429	$242,101
Interest income from loans and securities	6,998	6,382	6,150	5,919	5,418	5,010
Tenant reimbursements	20,342	19,477	23,450	24,717	26,319	29,666
Other revenue	754	831	855	875	598	483
Total revenues	178,299	197,265	224,921	238,611	251,765	277,260

Expenses:
Interest expense	67,362	68,545	71,240	70,137	69,589	73,297
Property expenses	35,107	35,350	39,647	43,759	46,473	48,168
General and administrative expenses	12,076	11,920	11,920	11,920	11,920	11,920
General and administrative expenses-stock based compensation	3,759	3,092	3,229	3,613	4,038	4,463
Depreciation and amortization expense on real property	47,835	46,777	45,962	44,436	39,742	38,913
Other expenses	90	120	120	120	120	120
Total expenses	166,230	165,803	172,118	173,984	171,881	176,881
Income (loss) on investments, net	–	(5,918)	–	897	(5,417)	–
Income (loss) from operations	12,069	25,543	52,803	65,524	74,466	100,379
Dividends allocable to preferred shares	(13,281)	(12,960)	(12,960)	(12,960)	(12,960)	(12,960)
Net Income (Loss) applicable to common shareholders	$(1,212)	$12,583	$39,843	$52,563	$61,506	$87,418
Net Income Per Share	$(0.014)	$0.119	$0.330	$0.388	$0.412	$0.532
Depreciation and amortization expense on real property	47,835	46,777	45,962	44,436	39,742	38,913
FFO	$46,623	$59,360	$85,805	$96,999	$101,247	$126,332
FFO Per Share	$0.539	$0.560	$0.712	$0.716	$0.678	$0.768
Property acquisition costs	408	408	408	408	408	408
FFO, as adjusted for comparability	47,031	65,686	86,213	96,510	107,073	126,740
FFO Per Share (Adjusted for Comparability)	0.544	0.620	0.715	0.712	0.717	0.771
Straight-lining of rents	(991)	(1,548)	(2,425)	(1,390)	(3,479)	(4,329)
General and administrative expenses-stock based compensation	3,759	3,092	3,229	3,613	4,038	4,463
Amortization of above and below market leases	(1,741)	(1,644)	(1,368)	(1,364)	(1,323)	(1,286)
Non-cash interest income and expenses	1,632	1,201	369	(150)	(309)	50
Routine capital expenditures on real estate investments	(600)	(391)	(304)	(333)	(21)	(18)
CAD	$49,089	$66,395	$85,714	$96,886	$105,978	$125,619
CAD Per Share	$0.567	$0.626	$0.711	$0.715	$0.710	$0.764
Total Shares of Common Stock Outstanding	93,509	113,098	128,139	142,064	155,776	172,985
Weighted Average Shares of Common Stock	86,347	105,831	120,437	135,341	149,171	164,278
OP Units Outstanding	156	156	156	156	156	156

The projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained elsewhere in this document and the Company’s public filings with the SEC.

Opinions of the Company’s Financial Advisors

Opinion of Wells Fargo Securities

The Company retained Wells Fargo Securities to act as the Company’s financial advisor in connection with the merger. As part of Wells Fargo Securities’ engagement, the Company’s board of directors requested that Wells Fargo Securities evaluate the fairness, from a financial point of view, of the common merger consideration to be received pursuant to the merger agreement by holders of Company common stock (other than ARCP and its affiliates). On May 28, 2013, at a meeting of the Company’s board of directors held to evaluate the merger, Wells Fargo Securities rendered to the Company’s board of directors an oral opinion, confirmed by delivery of a written opinion dated May 28, 2013, to the effect that, as of such date and based on and subject to various qualifications, limitations and assumptions stated in its opinion, the common merger consideration to be received pursuant to the merger agreement by holders of Company common stock (other than ARCP and its affiliates) was fair, from a financial point of view, to such holders.

The full text of Wells Fargo Securities’ written opinion, dated May 28, 2013, to the Company’s board of directors is attached as Annex B to this document and is incorporated in this document by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Wells Fargo Securities in rendering its opinion. The following summary is qualified in its entirety by reference to the full text of the opinion. The opinion was addressed to the Company’s board of directors (in its capacity as such) for its information and use in connection with its evaluation of the common merger consideration from a financial point of view, and did not address any other terms, aspects or implications of the merger or any related transactions. Wells Fargo Securities’ opinion did not address the merits of the underlying decision by the Company to enter into the merger agreement or the relative merits of the merger or any related transactions compared with other business strategies or transactions available or that have been or might be considered by the Company’s management or the Company’s board of directors or in which the Company might engage. The opinion should not be construed as creating any fiduciary duty on the part of Wells Fargo Securities to any party and the opinion does not constitute a recommendation to the Company’s board of directors or any other person or entity in respect of the merger or any related transactions, including as to how any holder of any of the Company’s securities should vote or act in connection with the merger, any related transactions or any other matters.

The terms of the merger and related transactions were determined through negotiations between the Company and ARCP, rather than by any financial advisor, and the decision to enter into the merger agreement was solely that of the Company’s board of directors. Wells Fargo Securities did not recommend any specific form of consideration to the Company’s board of directors or that any specific form of consideration constituted the only appropriate consideration for the merger. The opinion was only one of many factors considered by the Company’s board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Company’s board of directors, the Company’s management or any other party with respect to the merger or the consideration payable in the merger.

In arriving at its opinion, Wells Fargo Securities, among other things:

●     reviewed an execution version, dated as of May 28, 2013, of the merger agreement, including the financial terms of the merger;

●     reviewed certain publicly available business, financial and other information regarding the Company, including information set forth in the Company’s annual reports to stockholders and annual reports on Form 10-K for the fiscal years ended December 31, 2010, December 31, 2011 and December 31, 2012 and quarterly report on Form 10-Q for the period ended March 31, 2013;

●     reviewed certain other business and financial information regarding the Company furnished to Wells Fargo Securities by and discussed with the Company’s management, including financial forecasts and estimates prepared by the Company’s management for fiscal years ending December 31, 2013 through December 31, 2016;

●     discussed with the Company’s management the operations and prospects of the Company, including the historical financial performance and trends in the results of operations of the Company;

●     participated in discussions among representatives of the Company, ARCP and their respective advisors regarding the proposed merger;

●     reviewed reported prices and trading activity for Company common stock;

●     analyzed the estimated net asset value of the Company’s real estate portfolio based upon the financial forecasts and estimates referred to above and related assumptions discussed with and confirmed as reasonable by the Company’s management;

●     compared certain financial data of the Company with similar data of certain other publicly traded companies that Wells Fargo Securities deemed relevant in evaluating the Company;

●     analyzed the estimated present value of the future dividends per share of the Company based upon financial forecasts and estimates referred to above and related assumptions discussed with and confirmed as reasonable by the Company’s management; and

●     considered other information, such as financial studies, analyses and investigations, as well as financial, economic and market criteria, that Wells Fargo Securities deemed relevant.

In connection with its review, Wells Fargo Securities assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to Wells Fargo Securities, including all accounting, tax, regulatory and legal information, and Wells Fargo Securities did not make (and assumed no responsibility for) any independent verification of such information. Wells Fargo Securities relied upon assurances of the Company’s management that it was not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts, estimates and other information utilized in Wells Fargo Securities’ analyses, Wells Fargo Securities was advised by the Company’s management and, at the Company’s direction, Wells Fargo Securities assumed that they were reasonably prepared and reflected the best currently available estimates, judgments and assumptions of the Company’s management as to the future financial performance of the Company. Wells Fargo Securities assumed no responsibility for, and expressed no view as to, such forecasts, estimates or other information utilized in Wells Fargo Securities’ analyses or the judgments or assumptions upon which they were based. Wells Fargo Securities also assumed that there were no material changes in the condition (financial or otherwise), results of operations, business or prospects of the Company since the respective dates of the most recent financial statements and other information provided to Wells Fargo Securities. In arriving at its opinion, Wells Fargo Securities did not conduct physical inspections of the properties or assets of the Company or any other entity and it did not make, and was not provided with, any evaluations or appraisals of the properties, assets or liabilities (contingent or otherwise) of the Company or any other entity. In connection with Wells Fargo Securities’ engagement, Wells Fargo Securities was not requested to, and it did not, solicit third-party indications of interest in the possible acquisition of the Company; however, Wells Fargo Securities was requested to solicit such third-party indications of interest for a specified period after the date of the merger agreement as permitted under the provisions of the merger agreement.

In rendering its opinion, Wells Fargo Securities assumed, at the Company’s direction, that the final form of the merger agreement, when signed by the parties thereto, would not differ from the execution version of the merger agreement reviewed by Wells Fargo Securities in any respect meaningful to its analyses or opinion, that the merger and any related transactions would be consummated in accordance with the terms described in the merger agreement and in compliance with all applicable laws and other requirements, without amendment or waiver of any material terms or conditions, that, in the course of obtaining any necessary legal, regulatory or third party consents, approvals or agreements for the merger and any related transactions, no delay, limitation or restriction, including any divestiture or other requirements, would be imposed or action would be taken that would have an adverse effect on the Company, the merger or related transactions. Wells Fargo Securities was advised by representatives of the Company that the Company has operated in conformity with the requirements for qualification as a REIT for federal income tax purposes since its formation as a REIT. Wells Fargo Securities’ opinion was necessarily based on economic, market, financial and other conditions existing, and information made available to Wells Fargo Securities, as of the date of its opinion. The credit, financial and stock markets have been experiencing unusual volatility and Wells Fargo Securities expressed no opinion or view as to any potential effects of such volatility on the Company, the merger or related transactions. Although subsequent developments may affect the matters set forth in its opinion, Wells Fargo Securities does not have any obligation to update, revise, reaffirm or withdraw its opinion or otherwise comment on or consider any such events occurring or coming to Wells Fargo Securities’ attention after the date of its opinion.

Wells Fargo Securities’ opinion only addressed the fairness, from a financial point of view and as of the date of its opinion, of the common merger consideration to be received pursuant to the merger agreement by holders of Company common stock (other than ARCP and its affiliates) to the extent expressly specified in its opinion and no opinion or view was expressed with respect to any other securities of the Company or any other party, including the consideration to be received or other amounts payable in the merger or any related transactions in respect of Company preferred stock, Company operating partnership units or membership interests in Merger Sub or upon redemption of any other securities of the Company in connection with the merger or any related transactions. Wells Fargo Securities’ opinion did not address any other terms, aspects or implications of the merger or any related transactions or any voting agreement or other agreement, arrangement or understanding entered into in connection with or contemplated by the merger, any related transactions or otherwise, including, without limitation, the form or structure of the merger or any related transactions. In addition, Wells Fargo Securities’ opinion did not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors, managers or employees of any parties to the merger or any related transactions, or class of such persons, relative to the common merger consideration or otherwise. Wells Fargo Securities also did not express any view or opinion with respect to, and with the Company’s consent relied upon the assessments of the Company’s representatives regarding, accounting, tax, regulatory, legal or similar matters and Wells Fargo Securities understood that the Company obtained such advice as it deemed necessary from qualified professionals. Except as described in this summary, the Company imposed no other instructions or limitations on Wells Fargo Securities with respect to the investigations made or procedures followed by Wells Fargo Securities in rendering its opinion.

In connection with rendering its opinion, Wells Fargo Securities performed certain financial, comparative and other analyses as summarized below. This summary is not a complete description of the financial analyses performed and factors considered in connection with such opinion. In arriving at its opinion, Wells Fargo Securities did not ascribe a specific value to Company common stock but rather made its determinations as to the fairness, from a financial point of view, of the common merger consideration on the basis of various financial and comparative analyses taken as a whole. The preparation of a financial opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a financial opinion is not readily susceptible to summary description.

In arriving at its opinion, Wells Fargo Securities did not attribute any particular weight to any single analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered and in the context of the circumstances of this particular transaction. Accordingly, the analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying such opinion. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary. No company or transaction is identical to the Company or the merger and an evaluation of Wells Fargo Securities’ analyses is not entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies reviewed.

In performing its analyses, Wells Fargo Securities considered industry performance, general business and economic conditions and other matters existing as of the date of its opinion, many of which are beyond the control of the Company or any other parties to the merger. None of the Company, Wells Fargo Securities or any other person assumes responsibility if future results are different from those discussed whether or not any such difference is material. Any estimates contained in these analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of properties, businesses or securities do not purport to be appraisals or necessarily reflect the prices at which properties, businesses or securities may actually be sold or acquired. Accordingly, the assumptions and estimates used in, and the results derived from, the following analyses are inherently subject to substantial uncertainty.

The following is a summary of the material financial analyses provided on May 28, 2013 to the Company’s board of directors by Wells Fargo Securities in connection with its opinion. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such financial analyses.

Net Asset Value Analysis. Wells Fargo Securities performed a net asset value analysis of the Company as of March 31, 2013 based on the Company’s public filings and internal estimates of the Company’s management. Estimated financial data for the Company utilized in such analysis gave effect to certain items or events occurring during the second quarter of 2013, including the issuance by the Company of shares of Company common stock, the repurchase by the Company of shares of its Series A preferred stock, the paydown of amounts under certain of the Company’s outstanding mortgages, the payment by the Company of dividends on Company common stock and Company preferred stock and certain acquisitions consummated by the Company. An estimated net asset value range for the Company’s office, industrial and retail income-producing properties on an asset-by-asset basis was calculated by applying, depending on property type, tenant credit quality and remaining lease term, weighted average capitalization rates for all assets collectively of 7.1% to 7.5% to the calendar year 2013 estimated cash net operating income of such property. Wells Fargo Securities also took into account for purposes of such analysis (i) the estimated net asset value of the Company’s non-stabilized properties and non-real estate assets and other investments as per the Company’s public filings or internal estimates of the Company’s management and (ii) the Company’s cash and liabilities as reflected on its balance sheet as of March 31, 2013 after giving effect to the items or events described above occurring in the second quarter of 2013, including the Company’s outstanding indebtedness (valued, depending upon the type of indebtedness, at the estimated fair value of such debt per the Company’s public filings or mark-to-market utilizing estimated market rates for similar types of indebtedness), re-tenanting costs associated with certain of the Company’s properties as estimated by the Company’s management, accrued dividend payments and preferred stock (valued at its market value as of May 17, 2013) and excluding intangibles and other non-cash GAAP-specific balance sheet items. An implied per share equity value reference range for the Company was then calculated based on the Company’s implied net asset value derived from such analysis divided by the number of fully diluted shares of Company common stock and Company operating partnership Class B units per the Company’s management. This analysis indicated the following approximate implied per share equity value reference range for Company common stock, as compared to the common merger consideration:

Implied Per Share Equity Value Reference Range	Common Merger Consideration
$6.45 - $7.58	$8.50

Selected Publicly Traded Companies Analysis. Wells Fargo Securities reviewed and compared financial and operating data relating to the Company and the following three selected publicly traded net lease REITs that Wells Fargo Securities deemed generally relevant for comparative purposes taking into account, among other things, real estate portfolio and financial and operational characteristics, referred to as the primary selected companies:

●     Select Income REIT

●     Lexington Realty Trust

●     Spirit Realty Capital, Inc.

Wells Fargo Securities reviewed closing stock prices of the primary selected companies on May 24, 2013 as multiples of calendar years 2013 and 2014 estimated funds from operations, referred to as FFO per share, and FFO as adjusted for certain items, including primarily straight-line rent revenues, recurring capital expenditures, above market and below market lease amortization and non-cash employee compensation, referred to as AFFO per share. The overall low to high calendar year 2013 estimated FFO per share and AFFO per share multiples observed for the primary selected companies were 9.3x to 15.5x (with a mean multiple of 12.4x) and 10.7x to 16.0x (with a mean multiple of 13.8x), respectively, and overall low to high calendar year 2014 estimated FFO per share and AFFO per share multiples observed for the primary selected companies were 9.0x to 14.7x (with a mean multiple of 11.8x) and 10.1x to 14.4x (with a mean multiple of 12.9x), respectively.

For informational purposes, Wells Fargo Securities also reviewed financial and operating data relating to the following five selected publicly traded net lease REITs, referred to as the secondary selected companies:

●     ARCP

●     EPR Properties

●     National Retail Properties, Inc.

●     WP Carey Inc.

●     Realty Income Corporation

The overall observed low to high calendar year 2013 estimated FFO per share and AFFO per share multiples for the secondary selected companies were 14.3x to 21.2x (with a mean multiple of 19.0x) and 15.0x to 21.2x (with a mean multiple of 18.5x), respectively, and overall observed calendar year 2014 estimated FFO per share and AFFO per share multiples for the secondary selected companies were 13.5x to 20.5x (with a mean multiple of 17.6x) and 14.1x to 20.1x (with a mean multiple of 17.1x), respectively.

Wells Fargo Securities then applied selected ranges of calendar year 2013 estimated FFO per share and AFFO per share multiples of 11.5x to 13.5x and 12.5x to 14.5x, respectively, and selected ranges of calendar year 2014 estimated FFO per share and AFFO per share multiples of 11.0x to 13.0x and 12.0x to 14.0x, respectively, derived from the primary selected companies to corresponding data of the Company. Estimated financial data of the primary selected companies and the secondary selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Estimated financial data of the Company were based on Wall Street consensus estimates. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the common merger consideration:

Implied Per Share

Equity Value Reference Range Based on:

2013 FFO/AFFO	2014 FFO/AFFO	Common Merger Consideration
$6.56 - $8.36	$7.24 - $9.05	$8.50

Dividend Discount Analysis. Wells Fargo Securities performed a dividend discount analysis of the Company to calculate a range of implied present values of the distributable cash flows that the Company was forecasted to generate during the six months ending December 31, 2013 through the full fiscal year ending December 31, 2015 utilizing internal estimates of the Company’s management. Wells Fargo Securities then derived implied terminal values by applying to the Company’s estimated forward-year FFO for the fiscal year ending December 31, 2016 a range of terminal FFO multiples of 11.0x to 13.0x. Present values (as of March 31, 2013) of distributable cash flows and terminal values were then calculated by Wells Fargo Securities using a discount rate range of 8.5% to 9.5%, based on a cost of equity calculation. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the common merger consideration:

Implied Per Share Equity Value Reference Range	Common Merger Consideration
$6.96 - $8.26	$8.50

Other Information. Wells Fargo Securities observed certain additional factors that were not considered part of Wells Fargo Securities’ financial analyses with respect to its opinion but were noted and discussed with the Company’s board of directors for informational purposes, including the following:

●     historical trading performance of Company common stock during the 52-week period ended May 24, 2013, which reflected low and high trading prices for Company common stock during such period of approximately $3.85 to $7.74 per share; and

●     purchase prices paid as multiples of latest 12 months FFO per share and AFFO per share in the following four selected precedent transactions involving net lease REITs announced from February 21, 2012 to January 22, 2013, noting that sufficient reliable financial data generally were not publicly available with respect to the target companies involved in such transactions given, among other things, that such target companies were either recently formed or had no or limited research analyst coverage: (i) Cole Credit Property Trust II, Inc. and Spirit Realty Capital, (ii) American Realty Capital Trust III, Inc. and American Realty Capital Properties, Inc., (iii) Realty Income Corp. and American Realty Capital Trust Inc. and (iv) W.P. Carey & Co. LLC and Corporate Property Associates 15 Incorporated, which indicated ranges of implied latest 12 months normalized (to adjust for non-recurring items) FFO per share and AFFO per share multiples of 13.9x to 16.5x and 12.3x to 16.5x, respectively, as compared to the latest 12 months (as of March 31, 2013) normalized FFO per share and AFFO per share multiples implied for the Company based on the common merger consideration of 13.7x and 15.5x, respectively.

Miscellaneous

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities is an internationally recognized investment banking firm which is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. The Company selected Wells Fargo Securities to act as its financial advisor because of its qualifications, reputation and experience and its familiarity with the Company and its business. The issuance of Wells Fargo Securities’ opinion was approved by an authorized committee of Wells Fargo Securities.

In connection with its engagement, the Company has agreed to pay Wells Fargo Securities an aggregate fee of $9.0 million, $1.0 million of which was payable upon delivery of its opinion and $8.0 million of which is contingent upon consummation of the merger. The Company also has agreed to pay Wells Fargo Securities an additional fee in the event that the consideration payable in respect of Company common stock exceeds $8.50 per share in connection with any transaction resulting from the go-shop process or otherwise, subject to a maximum aggregate fee (inclusive of such additional fee) payable to Wells Fargo Securities of $12.56 million. The Company also has agreed to reimburse certain of Wells Fargo Securities’ expenses, including fees and disbursements of Wells Fargo Securities’ counsel, and to indemnify Wells Fargo Securities and certain related parties against certain liabilities, including liabilities under the U.S. federal securities laws, that may arise out of Wells Fargo Securities’ engagement. Wells Fargo Securities and its affiliates provide a full range of investment banking and financial advisory, securities trading, brokerage and lending services in the ordinary course of business, for which Wells Fargo Securities and such affiliates receive customary fees. In connection with unrelated matters, Wells Fargo Securities and its affiliates in the past have provided, currently are providing and in the future may provide commercial, corporate and investment banking services to the Company, ARCP and certain of their respective affiliates, for which Wells Fargo Securities and its affiliates have received and expect to receive fees, including having acted or acting (i) as administrative agent, lead arranger and/or lender under certain credit facilities, mortgage financings or other lending arrangements of each of the Company and ARCP or their respective affiliates and (ii) as sole or joint bookrunning manager for certain equity offerings of the Company. For the period beginning January 1, 2011 through the first quarter of 2013, the corporate banking and investment banking divisions of Wells Fargo Securities and its affiliates received or are entitled to receive aggregate fees of less than $11 million from ARCP and of less than $5 million from the Company for certain services unrelated to the merger. In the ordinary course of business, Wells Fargo Securities and its affiliates may actively trade, hold or otherwise effect transactions in the securities or financial instruments (including bank loans or other obligations) of the Company, ARCP and their respective affiliates for Wells Fargo Securities’ and its affiliates’ own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

Opinion of Houlihan Lokey

On May 28, 2013, Houlihan Lokey rendered its oral opinion to the Company’s board of directors (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated May 28, 2013), as to, as of May 28, 2013, the fairness, from a financial point of view, to the holders of Company common stock (other than ARCP and its affiliates) of the common merger consideration to be received by the holders of Company common stock (other than ARCP and its affiliates) in the merger pursuant to the merger agreement.

Houlihan Lokey’s opinion was directed to the Company’s board of directors (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of Company common stock (other than ARCP and its affiliates) of the common merger consideration to be received by the holders of Company common stock (other than ARCP and its affiliates) in the merger pursuant to the merger agreement and does not address any other aspect or implication of the merger, the merger agreement or the transactions contemplated by the merger agreement. The summary of Houlihan Lokey’s opinion in this document is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this document and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this document are intended to be, and do not constitute advice or a recommendation to the Company’s board of directors or any holder of Company common stock as to how to act or vote with respect to the merger or the transactions contemplated by the merger agreement.

For purposes of its analysis and opinion, Houlihan Lokey was advised and, at the Company’s board of directors’ direction, assumed that, pursuant to the limited partnership agreement of the Company operating partnership, the company may not engage in the mergers, unless each Company operating partnership Class B equity ownership unit is converted into the right to receive an amount in cash equal to the common merger consideration. The Company’s board of directors further advised Houlihan Lokey that pursuant to the merger agreement, each Company operating partnership Class B equity ownership unit not owned by the Company will be converted into the right to receive an amount in cash equal to the common merger consideration. Accordingly, for purposes of its analyses and opinion, Houlihan Lokey treated each Company operating partnership Class B equity ownership unit not owned by the Company as if it had been converted into a share of Company common stock on a one-for-one basis.

In arriving at its opinion, Houlihan Lokey, among other things:

●     reviewed a draft, dated May 27, 2013, of the merger agreement, and reviewed the limited partnership agreement of the Company operating partnership;

●     reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;

●     reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including financial projections (and adjustments thereto) prepared by the Company’s management relating to the Company for the fiscal years ending December 31, 2013 through December 31, 2018;

●     spoke with certain members of the Company’s management and certain of the Company’s representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the mergers, and related matters;

●     compared the financial and operating performance of the Company with that of other public companies that Houlihan Lokey deemed to be relevant;

●     reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

●     conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, the Company’s management has advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial projections (and adjustments thereto) reviewed by Houlihan Lokey, which have been summarized by the Company in “The Mergers—Certain Prospective Financial Information” on page 37, were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial results and condition of the Company and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change of the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would have been material to its analyses or opinion and that there was no information or any facts that would have made any of the information reviewed by Houlihan Lokey incomplete or misleading.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein were true and correct, (b) each party to the merger agreement and such other related documents and instruments including, without limitation, the limited partnership agreement of the Company operating partnership, would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the mergers would be satisfied without waiver thereof and (d) the mergers would be consummated in a timely manner in accordance with the terms described in the merger agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the mergers would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations and (ii) all governmental, regulatory and other consents and approvals necessary for the consummation of the mergers would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the mergers or the Company that would be material to Houlihan Lokey’s analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the merger agreement would not differ in any respect from the draft of the merger agreement identified above.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company, the Company operating partnership, ARCP, the ARCP operating partnership or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or the Company operating partnership was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or the Company operating partnership was or may have been a party or was or may have been subject.

Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the mergers, the securities, assets, businesses or operations of the Company, the Company operating partnership, ARCP, the ARCP operating partnership or any other party, or any alternatives to the mergers, (b) negotiate the terms of the mergers or (c) advise the Company’s board of directors or any other party with respect to alternatives to the mergers. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Houlihan Lokey expressed no opinion as to what the price or range of prices at which the shares of Company common stock or Company operating partnership Class B units may be purchased or sold, or otherwise be transferable, at any time.

Houlihan Lokey’s opinion was furnished for the use of the Company’s board of directors (in its capacity as such) in connection with its evaluation of the merger, and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. The opinion is not intended to be, and does not constitute, a recommendation to the Company’s board of directors, any security holder or any other party as to how to act or vote with respect to any matter relating to the merger or otherwise.

Houlihan Lokey’s opinion only addressed whether the common merger consideration to be received by the holders of Company common stock (other than ARCP and its affiliates) in the merger pursuant to the merger agreement was fair to the holders of Company common stock (other than ARCP and its affiliates) from a financial point of view, and, other than assuming the consummation of the partnership merger, did not address any other aspect or implication of the mergers or any agreement, arrangement or understanding entered into in connection therewith or otherwise. Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Company’s board of directors, the Company, the Company operating partnership, ARCP, the ARCP operating partnership, their respective security holders or any other party to proceed with or effect the mergers, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the mergers or otherwise (other than the common merger consideration to the extent expressly specified in the opinion), (iii) the fairness of any portion or aspect of the mergers to the holders of any class of Company securities, creditors or other constituencies of the Company, the Company operating partnership, ARCP, the ARCP operating partnership or to any other party, except if and only to the extent expressly set forth in the last sentence of its opinion, (iv) the relative merits of the mergers as compared to any alternative business strategies or transactions that might be available to the Company, the Company operating partnership, ARCP, the ARCP operating partnership or any other party, (v) the fairness of any portion or aspect of the mergers to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents, (vi) whether or not the Company, the Company operating partnership, ARCP, the ARCP operating partnership, their respective security holders or any other party is receiving or paying reasonably equivalent value in the mergers, (vii) the solvency, creditworthiness or fair value of the Company, the Company operating partnership, ARCP, the ARCP operating partnership or any other participant in the mergers, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation or consideration payable to or received by any officers, directors or employees of any party to the mergers, any class of such persons or any other party, relative to the common merger consideration or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Company’s board of directors, on the assessments by the Company’s board of directors, the Company, the Company operating partnership and their respective advisors as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, the Company operating partnership, ARCP, the ARCP operating partnership, the mergers or otherwise.

In preparing its opinion to the Company’s board of directors, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses described below is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. Houlihan Lokey’s analyses involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the Company. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company or the proposed mergers and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the financial forecasts prepared by the Company’s management and the implied valuation reference ranges indicated by Houlihan Lokey’s financial analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, such analyses do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and, accordingly, the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Company’s board of directors in evaluating the proposed merger, the merger agreement and the transactions contemplated by the merger agreement. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the common merger consideration or of the views of the Company’s board of directors or the Company’s management with respect to the merger, the merger agreement, the transactions contemplated by the merger agreement or the common merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between the Company and ARCP, and the decision to enter into the merger agreement was solely that of the Company’s board of directors.

The following is a summary of the material analyses reviewed by Houlihan Lokey with the Company’s board of directors in connection with the rendering of Houlihan Lokey’s opinion to the Company’s board of directors on May 28, 2013. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create an incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial and operating metrics, including:

●     Enterprise Value – generally the value of the relevant company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities) based on the relevant company’s closing stock price, plus net debt (calculated as outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet), as of a specified date;

●     Adjusted EBITDA – generally the amount of the relevant company's earnings before interest, taxes, depreciation and amortization, as adjusted for certain non-recurring items for a specified period;

●     Adjusted FFO – generally the amount of the relevant company’s net income (loss) excluding gains (or losses) from sales of property and impairment losses on depreciable real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, comparability and certain non-recurring items for a specified period; and

●     NOI – net operating income.

Selected Companies Analysis. Houlihan Lokey considered certain financial data for the Company and selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant. Unless the context indicates otherwise, enterprise values and equity values derived from the selected companies analysis described below were calculated using the closing price of Company common stock and the common stock of the selected companies listed below as of May 23, 2013. Accordingly, this information may not reflect current or future market conditions. Estimates of Next Fiscal Year of 2013, or NFY, Adjusted EBITDA, Adjusted FFO and NOI for the Company were based on estimates provided by the Company’s management. Estimates of NFY and Adjusted EBITDA, Adjusted FFO and NOI for the selected companies listed below were based on publicly available consensus research analyst estimates for the selected companies.

The financial data reviewed included:

●     Enterprise value as a multiple of estimated latest twelve months, or LTM, Adjusted EBITDA;

●     Enterprise value as a multiple of estimated NFY Adjusted EBITDA;

●     Estimated LTM NOI as a percentage of enterprise value;

●     Equity value as a multiple of estimated LTM Adjusted FFO; and

●     Equity value as a multiple of estimated NFY Adjusted FFO.

The selected companies and resulting data were:

●     Realty Income Corporation

●     Spirit Realty Capital Inc.

●     National Retail Properties, Inc.

●     Agree Realty Corporation

●     Excel Trust, Inc.

●     Lexington Realty Trust

●     Winthrop Realty Trust

●     American Realty Capital Properties Inc.

●     W. P. Carey Inc.

	Enterprise Value/ LTM Adjusted EBITDA	Enterprise Value/ NFY Adjusted EBITDA	LTM NOI/Enterprise Value	Equity Value/ LTM Adjusted FFO	Equity Value/ NFY Adjusted FFO
Low	12.9x	11.9x	3.7%	8.9x	10.7x
High	30.0x	20.9x	9.2%	31.9x	21.3x
Median	20.5x	18.8x	6.0%	20.2x	17.5x
Mean	20.7x	17.9x	5.9%	19.9x	17.0x

Taking into account the results of the selected companies analysis, Houlihan Lokey applied multiple ranges of 16.5x to 17.5x LTM adjusted EBITDA, 15.5x to 16.5x NFY Adjusted EBITDA, 6.50% to 6.00% LTM NOI, 15.0x to 17.0x LTM adjusted FFO and 14.0x to 16.0x NFY adjusted FFO to corresponding financial data for the Company. The selected companies analysis indicated implied per share value reference ranges of $6.66 to $7.95 based on the selected range of LTM adjusted EBITDA multiples, $7.02 to $8.42 based on the selected range of NFY Adjusted EBITDA multiples, $6.47 to $8.23 based on the selected range of LTM NOI, $7.18 to $8.14 based on the selected range of LTM adjusted FFO multiples and $7.39 to $8.44 based on the selected range of NFY adjusted FFO multiples, respectively, as compared to the common merger consideration of $8.50 per share of company common stock.

Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of the Company by calculating the estimated net present value of the unlevered, after-tax free cash flows that the Company was forecasted to generate through December 31, 2018 based on the standalone financial projections provided by the Company’s management. Houlihan Lokey then applied a range of terminal value EBITDA multiples of 16.0x to 17.0x to the Company’s fiscal year 2018 estimated EBITDA. The present values of the Company’s projected future cash flows and terminal value were then calculated using discount rates ranging from 8.0% to 9.0% taking into account Houlihan Lokey’s estimates of the Company’s weighted average cost of capital. For purposes of the discounted cash flow analysis, Houlihan Lokey treated projected future stock based compensation as a cash expense. The discounted cash flow analysis indicated the following implied per share reference range of $5.47 to $8.11, as compared to the proposed common merger consideration of $8.50 per share of company common stock.

Other Considerations. Houlihan Lokey also noted the Enterprise Value as a multiple of LTM Adjusted EBITDA of approximately 17.4x implied by the transaction information publicly disclosed in connection with the recently announced merger involving Cole Credit Property Trust II, Inc.

Other Matters. Houlihan Lokey was engaged by the Company to provide an opinion to the Company’s board of directors (in its capacity as such) regarding the fairness, from a financial point of view, to the holders of Company common stock (other than ARCP and its affiliates) of the common merger consideration to be received by the holders of Company common stock (other than ARCP and its affiliates) in the merger pursuant to the merger agreement. The Company engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, recapitalizations and for other purposes. Houlihan Lokey is entitled to a fee of $425,000 for its services, a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion, regardless of the conclusion reached therein. No portion of Houlihan Lokey’s fee is contingent upon the successful completion of the mergers. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain potential liabilities and expenses, including certain liabilities under the federal securities laws arising out of or relating to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, ARCP, or any other party that may be involved in the mergers and their respective affiliates or any currency or commodity that may be involved in the mergers. Houlihan Lokey and certain of its affiliates may have in the past provided, may currently be providing and may in the future provide, investment banking, financial advisory and other financial services to the Company, ARCP, other participants in the mergers or certain groups or entities affiliated or associated therewith (including, without limitation, formal and informal committees or groups of creditors) for which Houlihan Lokey and such affiliates have received and may receive compensation.

Convertible Notes and Trust Preferred Securities Redemption

The Company has agreed to, among other things, (i) use its commercially reasonable efforts to redeem all outstanding convertible notes and trust preferred securities pursuant to the terms of their respective indentures, (ii) timely deliver notices and take all actions necessary in connection with the redemptions and as may be required by the mergers and the transactions contemplated by the merger agreement, and (iii) take all actions required to be taken by the indentures to cause the indentures to terminate. The Company is not required to effect such redemptions prior to the effective time of the merger and unless ARCP provides funds to the Company in an amount sufficient to satisfy the respective redemption. The parties agreed that the completion of such redemptions are not conditions precedent to the completion of the mergers. The parties have agreed that should the Company be unable to effect the redemptions, the parties will negotiate in good faith to cause the surviving entity to assume the applicable obligations in accordance with each respective indenture.

Financing

The merger agreement does not contain a financing condition to the completion of the mergers. ARCP has represented in the merger agreement that it will have sufficient financing available to complete the mergers and other transactions contemplated by the merger agreement at the effective time of the merger.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendations of the Company’s board of directors to approve the merger proposal, the non-binding compensation proposal and the adjournment proposal, the Company’s stockholders should be aware that the executive officers and directors of the Company have certain interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. These interests may create potential conflicts of interest. The Company’s board of directions was aware of those interests and considered them, among other matters, in reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement. These interests include the following:

Treatment of Company Restricted Stock

Under the merger agreement, immediately prior to the effective time of the merger, each then-outstanding share of Company restricted stock granted under the Company’s equity compensation plans, including those granted to the Company’s executive officers and non-employee directors, will vest and become free of restrictions. Each such share of Company restricted stock, reduced by the number of shares of Company common stock that is cancelled and surrendered to the Company in satisfaction of tax withholding obligations, will be converted into the right to receive the common merger consideration.

Treatment of Company Performance Shares

On March 24, 2013, the Company granted performance shares to each executive officer other than Mr. Pollert pursuant to the Company’s equity compensation plan. The performance share awards provided that they would be earned and become vested based on the Company’s total stockholder return relative to the total stockholder return of a peer group of companies, in each case measured over calendar years 2013 through 2015. The executive officers could earn a threshold, target or maximum number of performance shares, depending on the performance goals that are achieved.

Under the merger agreement, the Company’s executive officers will vest in the target number of performance shares upon completion of the merger. Each performance share that is earned will be settled by the issuance of one share of Company common stock. Each such share of Company common stock, reduced by the number of shares of Company common stock that is cancelled and surrendered to the Company in satisfaction of tax withholding obligations, will be converted at the effective time of the merger into the right to receive the common merger consideration.

The agreements evidencing the performance share awards also provide for the payment of dividend equivalents. The dividend equivalents represent the right of a holder of a performance share to receive a cash payment equal to the dividends paid on one share of Company common stock beginning on the date of grant of the performance share and ending on the date each performance share is earned and becomes vested. Under the merger agreement, the Company will pay each executive officer a single cash payment in settlement of the dividend equivalents payable for the target number of performance shares. The payment will equal the amount of dividends paid on an equal number of shares of Company common stock during the period beginning on the date the performance shares were granted and the closing date of the merger.

None of the Company’s non-employee directors holds any performance shares.

The following tables set forth the merger consideration and dividend equivalent payments that will be received by the Company’s executive officers and non-employee directors in respect of their restricted stock and performance share awards upon completion of the merger.

Executive Officers

Executive Officer	Accelerated Company Restricted Stock ($)		Accelerated Company Performance Shares ($)		Dividend Equivalents ($)		Total ($)
Paul H. McDowell	1,488,274	(1)	308,975	(2)	8,451	(3)	1,805,700
Shawn P. Seale	1,466,599	(4)	287,300	(5)	7,859	(6)	1,761,758
William R. Pollert	1,190,969	(7)	-		-		1,190,969
Robert C. Blanz	1,403,750	(8)	283,900	(9)	7,766	(10)	1,695,416
Paul C. Hughes	869,253	(11)	215,475	(12)	5,894	(13)	1,090,622

(1)     Represents 108,230 shares of restricted stock scheduled to vest on March 24, 2014; 54,744 shares of restricted stock scheduled to vest on March 24, 2015; and 12,117 shares of restricted stock scheduled to vest on March 24, 2016; in each case subject to continued employment on the vesting date or the attainment of performance goals and continued employment on the vesting date. The amount shown is prior to reduction for tax withholding.

(2)     Represents 36,350 “target” performance shares scheduled to vest on December 31, 2015, subject to achievement of total shareholder return goals and continued employment on the vesting date. The amount shown is prior to reduction for tax withholding.

(3)     Represents accumulated dividend equivalents on the “target” performance shares. The amount assumes continued payment of cash dividends on Company common stock at an annual rate of $0.31 per share through the closing date of the merger and a merger closing date of September 30, 2013. The amount shown is prior to reduction for tax withholding.

(4)     Represents 107,380 shares of restricted stock scheduled to vest on March 24, 2014; 53,894 shares of restricted stock scheduled to vest on March 24, 2015; and 11,267 shares of restricted stock scheduled to vest on March 24, 2016; in each case subject to continued employment on the vesting date or the attainment of performance goals and continued employment on the vesting date. The amount shown is prior to reduction for tax withholding.

(5)     Represents 33,800 “target” performance shares scheduled to vest on December 31, 2015, subject to achievement of total shareholder return goals and continued employment on the vesting date. The amount shown is prior to reduction for tax withholding.

(6)     Represents accumulated dividend equivalents on the “target” performance shares. The amount assumes continued payment of cash dividends on Company common stock at an annual rate of $0.31 per share through the closing date of the merger and a merger closing date of September 30, 2013. The amount shown is prior to reduction for tax withholding.

(7)     Represents 83,674 shares of restricted stock scheduled to vest on March 24, 2014; 44,040 shares of restricted stock scheduled to vest on March 24, 2015; and 12,400 shares of restricted stock scheduled to vest on March 24, 2016; in each case subject to continued employment on the vesting date or the attainment of performance goals and continued employment on the vesting date. The amount shown is prior to reduction for tax withholding.

(8)     Represents 102,366 shares of restricted stock scheduled to vest on March 24, 2014; 51,647 shares of restricted stock scheduled to vest on March 24, 2015; and 11,134 shares of restricted stock scheduled to vest on March 24, 2016; in each case subject to continued employment on the vesting date or the attainment of performance goals and continued employment on the vesting date. The amount shown is prior to reduction for tax withholding.

(9)     Represents 33,400 “target” performance shares scheduled to vest on December 31, 2015, subject to achievement of total shareholder return goals and continued employment on the vesting date. The amount shown is prior to reduction for tax withholding.

(10)     Represents accumulated dividend equivalents on the “target” performance shares. The amount assumes continued payment of cash dividends on Company common stock at an annual rate of $0.31 per share through the closing date of the merger and a merger closing date of September 30, 2013. The amount shown is prior to reduction for tax withholding.

(11)     Represents 61,705 shares of restricted stock scheduled to vest on March 24, 2014; 32,110 shares of restricted stock scheduled to vest on March 24, 2015; and 8,450 shares of restricted stock scheduled to vest on March 24, 2016; in each case subject to continued employment on the vesting date or the attainment of performance goals and continued employment on the vesting date. The amount shown is prior to reduction for tax withholding.

(12)     Represents 25,350 “target” performance shares scheduled to vest on December 31, 2015, subject to achievement of total shareholder return goals and continued employment on the vesting date. The amount shown is prior to reduction for tax withholding.

(13)     Represents accumulated dividend equivalents on the “target” performance shares. The amount assumes continued payment of cash dividends on Company common stock at an annual rate of $0.31 per share through the closing date of the merger and a merger closing date of September 30, 2013. The amount shown is prior to reduction for tax withholding.

Non-Employee Directors

Non-Employee Director	Accelerated Company Restricted Stock ($)		Accelerated Company Performance Shares ($)	Dividend Equivalents ($)	Total ($)
Catherine F. Long	134,300	(1)	-	-	134,300
Howard A. Silver	145,920	(2)	-	-	145,920
Jeffrey F. Rogatz	134,300	(3)	-	-	134,300
Michael E. Gagliardi	134,300	(4)	-	-	134,300

(1)     Represents 7,433 shares of restricted stock scheduled to vest on March 24, 2014; 5,533 shares of restricted stock scheduled to vest on March 24, 2015; and 2,834 shares of restricted stock scheduled to vest on March 24, 2016; in each case subject to continued service as a director on the vesting date. The amount shown is prior to reduction for tax withholding.

(2)     Represents 8,300 shares of restricted stock scheduled to vest on March 24, 2014; 6,033 shares of restricted stock scheduled to vest on March 24, 2015; and 2,834 shares of restricted stock scheduled to vest on March 24, 2016; in each case subject to continued service as a director on the vesting date. The amount shown is prior to reduction for tax withholding.

(3)     Represents 7,433 shares of restricted stock scheduled to vest on March 24, 2014; 5,533 shares of restricted stock scheduled to vest on March 24, 2015; and 2,834 shares of restricted stock scheduled to vest on March 24, 2016; in each case subject to continued service as a director on the vesting date. The amount shown is prior to reduction for tax withholding.

(4)     Represents 7,433 shares of restricted stock scheduled to vest on March 24, 2014; 5,533 shares of restricted stock scheduled to vest on March 24, 2015; and 2,834 shares of restricted stock scheduled to vest on March 24, 2016; in each case subject to continued service as a director on the vesting date. The amount shown is prior to reduction for tax withholding.

Section 16 Matters

Pursuant to the merger agreement, the Company has agreed to take all steps as may be required to cause to be exempt under Rule 16b-3 under the Exchange Act any dispositions of shares of Company common stock (including derivative securities with respect to such shares) that are treated as dispositions under Rule 16b-3 and result from the transactions contemplated under the merger agreement by each officer or director of the Company who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

Indemnification and Insurance

Subject to certain limitations, the Company’s and its subsidiaries’ directors and officers are entitled to continued indemnification, advancement of expenses and insurance coverage under the merger agreement for a period of six years after the merger is completed. For a more complete description, please see “The Merger Agreement—Covenants and Agreements—Indemnification of Directors and Officers; Insurance” beginning on page 77.

The Company’s board of directors was aware of the interests described in this section and in the section “Change of Control and Termination Benefits” below, and considered them, among other matters, in approving the merger agreement and making its recommendation that the Company’s stockholders approve the merger and the other transactions contemplated by the merger agreement. See “The Mergers—Reasons for the Mergers” on page 34 and “The Mergers—Recommendation of the Company’s Board of Directors” on page 37.

Change of Control and Termination Benefits

Employment Agreements

The Company has entered into employment agreements with each of Messrs. McDowell, Seale, Pollert, Blanz and Hughes, which we refer to collectively as the employment agreements. The employment agreements with Messrs. McDowell, Seale, Pollert and Blanz were entered into in 2004. In 2007, the Company entered into an employment agreement with Mr. Hughes and amended the employment agreement with Mr. Blanz.

Each employment agreement provides that upon a termination of employment, for any reason, the executive is entitled to receive any accrued but unpaid compensation and benefits through the date of termination. Each employment agreement also provides for the payment of additional compensation, contingent upon the effectiveness of the executive’s release of all claims for the benefit of the Company and its affiliates. The amount of the additional compensation depends on the circumstances of the executive’s termination, as described below:

Nonrenewal. If the Company elects not to renew the term of an employment agreement, the executive will be entitled to receive his base salary for the remainder of the term plus a lump sum payment equal to his current annual base salary.

Death or Disability. If the executive’s employment ends on account of death or disability, he (or his estate) will be entitled to a lump sum payment equal to his highest annual bonus for the prior three calendar years, pro-rated for the period of the executive’s service during the final calendar year of employment. In addition, outstanding equity awards granted under the Company’s equity compensation plans will be governed by the applicable award agreements.

Without Cause or with Good Reason. If the executive’s employment is terminated without cause (as defined below) or the executive resigns with good reason (as defined below) (other than in connection with his death or disability or non-renewal of the employment agreement), the executive will be entitled to receive the following severance benefits:

●     A lump sum payment equal to three times (in the case of Messrs. McDowell, Seale and Blanz) or two times (in the case of Messrs. Pollert and Hughes) the executive’s current annual base salary;

●     A lump sum payment equal to three times (in the case of Messrs. McDowell, Seale and Blanz) or two times (in the case of Messrs. Pollert and Hughes) the executive’s average annual bonus of the past three years;

●     A lump sum payment equal to the executive’s highest bonus for the prior three calendar years, pro-rated for the period of the executive’s service during the final calendar year of employment;

●     Continuation of the executive’s life, health and disability coverage for a period of twenty-four months or a cash payment, equal to the Company’s monthly premium, for each month that such coverage cannot be provided.

●     Outstanding equity awards granted under the Company’s equity compensation plans, including Company restricted stock and performance shares, will be governed by the applicable award agreements.

Each employment agreement also provides that the Company will indemnify the executive for any liability that the executive incurs for the parachute payment excise tax under Section 4999 of the Code, which we refer to as the parachute indemnity, on account of the executive’s receipt of the severance benefits or any other “parachute payments” (under Section 280G of the Code).

The employment agreements generally define “cause” as (i) the executive’s conviction of, or plea of guilty or nolo contendere to, a felony, (ii) the executive’s intentional failure to substantially perform reasonably assigned material duties, (iii) the executive’s willful misconduct in the performance of the executive’s duties or (iv) the executive’s material breach of any non-competition or non-disclosure agreement with the Company.

The employment agreements define “good reason” as (i) any reduction in the executive’s base salary, (ii) a material reduction in the executive’s duties, titles and responsibilities, or the assignment to the executive of any duties materially inconsistent with his position with the Company without his consent, (iii) a requirement that the executive relocate outside the New York, New York metropolitan area or (iv) a material breach of the employment agreement by the Company. In addition, with respect to clause (ii) and clause (iv), a resignation will not be with good reason unless the Company fails to cure any such grounds within thirty days after receipt of the notice.

The completion of the merger will constitute a change of control under the employment agreements. It is currently contemplated that at the effective time of the merger, the employment of Messrs. McDowell, Seale, Pollert, Blanz and Hughes will terminate, although as described below, they may become employees of ARCP or one of its affiliates upon completion of the merger. Whether or not they become employees of ARCP or one of its affiliates, it is anticipated that the executives’ termination will be without cause under the employment agreements and that they will become entitled to the severance payments described above and shown in the table under “Quantification of Change of Control and Termination Payments and Benefits of Named Executive Officers.” However, as described below, the executives may not become entitled to receive all of the severance benefits described above or may not be entitled to receive all of the parachute indemnity.

Potential Employment with ARCP

ARCP has informed the Company’s board of directors that it desires to discuss entering into employment agreements with the Company’s executive officers to be effective upon completion of the merger. Concurrently with the execution of the merger agreement, Messrs. McDowell, Seale, Pollert, Blanz and Hughes entered into a letter agreement with ARCP, which we refer to as the letter agreement. The full text of the letter agreement is attached to this document as Annex E and is incorporated in this document by reference.

Under the letter agreement, each executive has agreed to use his good faith efforts to negotiate and enter into (i) an amendment to the executive’s existing employment agreement (to be effective immediately prior to the effective time of the merger) that reduces the severance benefits payable thereunder such that the severance payments and other “parachute payments” will not exceed the amount that can be paid without triggering liability for the parachute payment excise tax (thereby eliminating a requirement for the Company to pay the parachute indemnity) and (ii) a new employment agreement with ARCP or an affiliate of ARCP (effective as of the date following the date on which the effective time of the merger occurs) that provides for the payment of compensation that does not constitute “parachute payments” with regard to the merger and that provides for compensation for services in an amount that exceeds the executive’s current compensation by the amount equal to at least the amount of the reduced severance payments. The letter agreement further provides that if the executive does not enter into the agreements described in the preceding sentence, then the executive’s existing employment agreement will be amended to reduce the parachute indemnity such that the executive will pay one-half of his excise tax liability and the Company will pay the remainder of the excise tax (and indemnify the executive for the Company’s payment of that portion of the excise tax).

Other than as described above, as of the date of this document, none of the Company’s directors or executive officers have entered into any amendments to their existing employment agreements with the Company in connection with the mergers or any new employment agreements with the Company, ARCP or any of ARCP’s affiliates. It is possible that some or all of the Company’s executive officers will enter into employment agreements or similar arrangements with the Company, ARCP or any of ARCP’s affiliates.

Quantification of Change of Control and Termination Payments and Benefits of Named Executive Officers

The following table sets forth the amount of payments and benefits that each named executive officer of the Company would receive in connection with the merger, assuming the merger occurs on September 30, 2013, that completion of the merger constitutes a “change of control” for purposes of the applicable plan or agreement and that the employment of the applicable named executive officer is terminated other than for cause or the named executive officer resigns with good reason, in each case on such date.

The payments and benefits set forth below are the subject of a nonbinding advisory vote of the Company’s stockholders, as described in “Proposal 2: Approval of Non-Binding Compensation Proposal” on page 23. For additional details regarding the terms of the payments quantified below, see “The Mergers—Change of Control and Termination Benefits—Employment Agreements” on page 55.

Golden Parachute Compensation

Named Executive Officers	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Tax Reimbursements ($)(4)	Other ($)	Total ($)
Paul H. McDowell	2,921,250	1,805,700	-	120,330	1,118,533	-	5,965,813
Shawn P. Seale	2,223,000	1,761,758	-	91,768	838,388	-	4,914,914
William R. Pollert	1,016,667	1,190,969	-	113,675	0	-	2,321,311
Robert C. Blanz	2,168,000	1,695,416	-	91,406	838,412	-	4,793,234
Paul C. Hughes	1,178,333	1,090,622	-	60,332	0	-	2,329,287

(1)     The named executive officers are entitled to lump sum severance payments upon a termination without cause or a resignation with good reason without regard to whether a change of control has occurred, as described in “The Mergers—Change of Control and Termination Benefits—Employment Agreements” on page 55. The severance payment is equal to (i) a multiple of the named executive officer’s current annual base salary, (ii) a multiple of the named executive officer’s average annual bonus for the past three years and (iii) a pro rata portion of the named executive officer’s highest annual bonus for the prior three calendar years. The severance multiple is three for Messrs. McDowell, Seale and Blanz and the severance multiple for Messrs. Pollert and Hughes is two. Payment of the severance benefit is conditioned upon the named executive officer’s execution (and non-revocation) of a general release of claims against the Company and certain affiliated parties. Generally, the named executive officers are subject to covenants of noncompetition and non-solicitation of Company employees and customers during employment and for one year thereafter, and to perpetual duties of confidentiality. The severance payments disclosed in this column consist of the following components for each named executive officer:

Named Executive Officers	Multiple of Annual Salary ($)	Multiple of Cash Bonus ($)	Prorated 2013 Cash Bonus ($)	Total ($)
Paul H. McDowell	1,485,000	1,125,000	311,250	2,921,250
Shawn P. Seale	1,053,000	915,000	255,000	2,223,000
William R. Pollert	510,000	356,667	150,000	1,016,667
Robert C. Blanz	975,000	938,000	255,000	2,168,000
Paul C. Hughes	510,000	443,333	225,000	1,178,333

With respect to Messrs. McDowell, Seale and Blanz, the severance payments disclosed in this column assume that such named executive officers do not enter into new employment agreements with ARCP or an affiliate of ARCP. If any such individual enters into a new employment agreement, then, as provided in the letter agreement, the aggregate severance payments to such named executive officer will be reduced to not more than the maximum amount that can be paid without triggering liability for parachute payment excise tax under Section 4999 of the Code. If new employment agreements are entered into, the Company estimates that the reduced cash severance benefit for such named executive officer who enters into such new employment agreement would be $1,772,103 for Mr. McDowell; $1,432,854 for Mr. Seale; and $1,166,949 for Mr. Blanz. With respect to Messrs. Pollert and Hughes, it is not anticipated that the severance payments disclosed in this column will vary depending upon whether such named executive officer enters into a new employment agreement with ARCP or an affiliate of ARCP, as the excise tax imposed by Section 4999 of the Code will only apply to the Company’s three highest paid executive officers.

(2)     In accordance with the merger agreement, outstanding equity awards held by the Company’s named executive officers will vest on a “single trigger” basis upon completion of the merger. The amounts disclosed in this column reflect the value of the acceleration of unvested shares of Company restricted stock as of the effective time of the merger, the value of the acceleration of Company performance shares that will become fully earned and settled for 100% of the target number of shares of Company common stock under such awards and the payment of dividend equivalents on 100% of the target number of performance shares as of the effective time of the merger. The amounts disclosed in this column consist of the following types of payment for each named executive officer:

Named Executive Officers	Accelerated Company Restricted Stock ($)	Accelerated Company Performance Shares ($)	Dividend Equivalents ($)	Total ($)
Paul H. McDowell	1,488,274	308,975	8,451	1,805,700
Shawn P. Seale	1,466,599	287,300	7,859	1,761,758
William R. Pollert	1,190,969	–	–	1,190,969
Robert C. Blanz	1,403,750	283,900	7,766	1,695,416
Paul C. Hughes	869,253	215,475	5,894	1,090,622

(3)     The amounts disclosed in this column represent two times the Company’s annual premium for each named executive officer’s life, disability and health insurance coverage. The perquisites/benefits severance payment portion is payable on a double-trigger basis. The amounts disclosed in this column consist of the following components for each named executive officer:

Named Executive Officers	Life Insurance ($)	Disability Insurance ($)	Health Insurance ($)	Total ($)
Paul H. McDowell	68,640	17,032	34,658	120,330
Shawn P. Seale	44,430	12,680	34,658	91,768
William R. Pollert	69,141	18,698	25,836	113,675
Robert C. Blanz	39,960	18,544	32,902	91,406
Paul C. Hughes	12,240	13,434	34,658	60,332

(4)     With respect to Messrs. McDowell, Seale and Blanz, the amount disclosed in this column reflects the “gross-up amount” (as defined in the employment agreements) for one-half of any excise tax imposed on the named executive officer by Section 4999 of the Code, as provided in the letter agreement described above under “The Mergers—Change of Control and Termination Benefits—Potential Employment with ARCP” beginning on page 56, based on the assumption that the named executive officer does not enter into a new employment agreement with the ARCP or an affiliate of ARCP. If any such named executive officer enters into a new employment agreement, then the letter agreement provides for a reduction in severance payments so that the aggregate amounts paid will be less than the amount that triggers the excise tax imposed. In that event, no “gross-up” amount would be payable to the named executive officer and the amount disclosed in this column would be $0. With respect to Messrs. McDowell, Seale and Blanz, the amount disclosed in this column does not reflect a potential reduction in the value of the total “parachute payments” (and resulting decrease in tax liability under Section 4999 of the Code and the tax reimbursement) on account of values that may be assigned to the covenant against competition in each such executive’s employment agreement or the amount of any “parachute payment” that is treated as reasonable compensation for services rendered prior to the change of control. With respect to Messrs. Pollert and Hughes, it is anticipated that the “gross up” amount will be zero whether or not they enter into new employment agreements with ARCP or an affiliate of ARCP, as the excise tax imposed by Section 4999 of the Code will only apply to the Company’s three highest paid executive officers.

The Company’s board of directors was aware of the interests described in this section and considered them, among other matters, in approving the merger agreement and making its recommendation that the Company’s stockholders approve the merger and the other transactions contemplated by the merger agreement. See “The Mergers—Reasons for the Mergers” on page 34 and “The Mergers—Recommendation of the Company’s Board of Directors” on page 37.

Regulatory Matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either the merger or the partnership merger, other than the filing of the articles of merger with respect to the merger with, and the acceptance of such articles of merger for record by, the SDAT, and the filing of a certificate of merger with respect to the partnership merger by our operating partnership with the Delaware Secretary.

Litigation Relating to the Mergers

The Company, its directors, and its affiliates, the Company operating partnership and the general partner of the Company operating partnership, as well as ARCP, the ARCP operating partnership and Merger Sub, have been named as defendants in a putative class action lawsuit in connection with the proposed merger, styled Mizani v. CapLease, Inc., No. 651986/2013, in the Supreme Court of the State of New York, New York County. The complaint alleges, among other things, that the merger agreement was the product of breaches of fiduciary duty by the Company’s directors because the merger does not provide for full and fair value for the Company’s shareholders, the merger was not the result of a competitive bidding process, the merger agreement contains coercive deal protection measures, and the merger agreement and the merger were approved as a result of improper self-dealing by certain defendants who would receive certain alleged employment compensation benefits and continued employment pursuant to the merger agreement. The complaint also alleges that the Company, ARCP, the ARCP operating partnership and Merger Sub aided and abetted the directors’ alleged breaches of fiduciary duty. The plaintiff seeks, among other things, to enjoin completion of the merger. The Company believes that the allegations of the complaint are without merit and that it has substantial meritorious defenses to the claims set forth in the complaint.

Separately, the Company, its directors and its affiliates, the Company operating partnership and the general partner of the Company operating partnership, as well as ARCP, the ARCP operating partnership and Merger Sub, have been named as defendants in a putative class action and derivative lawsuit in connection with the proposed merger, styled Tarver v. CapLease, Inc., No. 24C13004176, in the Circuit Court of the State of Maryland, Baltimore City. The complaint alleges, among other things, that the merger agreement was the product of breaches of fiduciary duty by the Company’s directors because the merger does not provide for full and fair value for the Company’s stockholders, the merger agreement contains coercive deal protection measures, the merger was not the result of a competitive bidding process, and the merger agreement and the merger were approved as a result of improper self-dealing. The complaint also alleges that the Company, the Company operating partnership, the general partner of the Company operating partnership, ARCP, the ARCP operating partnership and Merger Sub aided and abetted the directors’ alleged breaches of fiduciary duty. The plaintiff seeks, among other things, to enjoin completion of the merger. The Company believes that the allegations of the complaint are without merit and that it has substantial meritorious defenses to the claims set forth in the complaint.

Material United States Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences of the merger to holders of Company common stock and Series A preferred stock, Series B preferred stock and Series C preferred stock (together, our preferred stock) whose shares are surrendered in the merger in exchange for the right to receive the merger consideration as described below. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service, or the IRS, concerning our tax treatment or the tax treatment of the merger, and the statements in this proxy are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This summary assumes that shares of our common and preferred stock are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the merger to holders of share options, restricted shares, stock appreciation rights, performance awards or OP Units. In addition, this summary does not address the tax treatment of special classes of holders of our common or preferred stock, including, for example:

●     banks and other financial institutions;

●     insurance companies;

●     regulated investment companies;

●     real estate investment trusts;

●     tax-exempt entities or persons holding our stock in a tax-deferred or tax advantaged account;

●     mutual funds;

●     subchapter S corporations;

●     dealers in securities or currencies;

●     traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●     persons whose functional currency is not the United States dollar;

●     persons holding our common or preferred stock as part of a hedging or conversion transaction or as part of a “straddle” or a constructive sale;

●     U.S. expatriates;

●     persons subject to the alternative minimum tax;

●     holders who acquired our common or preferred stock through the exercise of employee share options or warrants or otherwise as compensation;

●     holders that are properly classified as a partnership or otherwise as a pass-through entity under the Code;

●     holders that hold 5% or more of any class of our stock; and

●     non-U.S. holders, as defined below, except to the extent discussed below.

This summary also does not discuss any state, local, foreign or other tax considerations.

If any entity that is treated as a partnership for United States federal income tax purposes holds our common or preferred stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for United States federal income tax purposes and that entity is holding our common or preferred stock, you should consult your tax advisor. Moreover, each holder should consult its tax advisor regarding the United States federal income tax consequences to it of the merger in light of its own particular situation, as well as any consequences of the merger to such holder arising under the laws of any other taxing jurisdiction.

For purposes of this section, a “U.S. holder” means a beneficial owner of our common or preferred stock that is for United States federal income tax purposes one of the following:

●     a citizen or resident of the United States;

●     a corporation, or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof;

●     a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (b) has a valid election in place under the Treasury Regulations to be treated as a United States person; or

●     an estate the income of which is subject to United States federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of our common or preferred stock that is an individual, corporation, estate or trust that is not a U.S. holder as described in the bullets above.

Consequences of the Merger to the Company

For United States federal income tax purposes, we will treat the merger as if we had sold all of our assets to Merger Sub in exchange for the merger consideration and then made a liquidating distribution of the merger consideration to our stockholders in exchange for our shares of stock. Because as a REIT we are entitled to receive a deduction for liquidating distributions and we anticipate that our deemed liquidating distribution will exceed our taxable income recognized as a result of the merger, we anticipate that we will not be subject to United States federal income tax on any gain recognized in connection with the merger and the other transactions contemplated by the merger agreement.

Consequences of the Merger to U.S. Holders of Our Stock

General. The receipt of cash by U.S. holders in exchange for their stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, a U.S. holder of our stock will recognize gain or loss for United States federal income tax purposes equal to the difference between:

●	the amount of cash received in exchange for our stock; and

●	the U.S. holder’s adjusted tax basis in our stock.

Gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. Assuming that the stock constitutes a capital asset in the hands of the U.S. holder, this gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the merger the stock has been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum federal income tax rate of 20%. Additionally, a 3.8% Medicare unearned contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a noncorporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Special Rule for U.S. Holders Who Have Held Stock Less than Six Months. A U.S. holder who has held our stock for less than six months at the time of the merger, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our stock in the merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such stock.

Consequences of the Merger to Non-U.S. Holders of Our Stock

Generally, a non-U.S. holder’s gain or loss from the merger will be determined in the same manner as that of a U.S. holder. However, the United States federal income tax consequences of the merger to a non-U.S. holder will depend on various factors, including whether the receipt of the merger consideration is treated under provisions added to the Code by the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, as sales of our stock or instead as distributions from us. The IRS announced in Notice 2007-55 that it intends to (1) take the position that under current law a non-U.S. holder’s receipt of a liquidating distribution from a REIT (including the receipt of cash in exchange for Company stock in the merger, which will be treated as a deemed liquidation for federal income tax purposes) is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of “United States real property interests,” and (2) issue regulations that will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. However, legislation effectively overriding Notice 2007-55 has previously been proposed, and it is not possible to say if or when any such legislation will be enacted. As a result, the following paragraphs provide alternative discussions of the tax consequences that would arise to the extent the tax treatment set forth in the Notice does or does not apply. Notwithstanding the discussion in the following paragraphs, we intend to take the position that the cash received in exchange for Company stock will be subject to tax in accordance with Notice 2007-55 as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT stock by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution of Gain from the Disposition of U.S. Real Property Interests. To the extent the tax treatment set forth in Notice 2007-55 applies, and to the extent cash received by non-U.S. holders in the merger is attributable to gain from the deemed sale of our United States real property interests (which we expect to be a substantial portion of such cash), then such amount would be taxed under FIRPTA, unless a special exception applies (the “5% Exception,” discussed below). If the distribution were taxed under FIRPTA, the gain recognized by a non-U.S. holder generally would be subject to United States federal income tax on a net basis to the extent the distribution is attributable to gain from the sale of our United States real property interests, and a corporate non-U.S. holder could also be subject to the branch profits tax on such FIRPTA gain. In addition, 35% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non‑U.S. holder would be withheld and remitted to the IRS. The 5% Exception is applied to shares of stock on a class-by-class basis, and would apply to a non-U.S. holder of our stock so long as (1) the class of our stock is regularly traded on an established securities market located in the United States, and (2) the non-U.S. holder has not owned more than 5% of that class of stock at any time during the one-year period ending on the date of the merger. We believe that the Company common stock, Series A preferred stock, Series B preferred stock and Series C preferred stock are regularly traded on an established securities market in the United States as of the date of this document. If the 5% Exception were to apply to a non-U.S. holder, the FIRPTA tax would not apply, but the amount of withholding to which such non-U.S. holder would be subject is not entirely clear. If the merger consideration were to be treated as a liquidating distribution, then we would be required to withhold at a rate of 10%. If the merger consideration were to be treated as an ordinary dividend, then we would be required to withhold at a rate of 30%. Because of the uncertainty in the law, we intend to withhold at a rate of 30% with respect to non-U.S. holders that qualify for the 5% Exception.

Taxable Sale of Stock. Subject to the discussion of backup withholding and of distribution of gain from the disposition of United States real property interests above, if the merger is treated as a taxable sale of our stock, a non-U.S. holder should not be subject to federal income taxation on any gain or loss from the merger unless: (i) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (ii) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met; or (iii) such shares of stock constitute a “United States real property interest” under FIRPTA.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will generally be subject to United States federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax on such effectively connected gain described in clause (i) of the previous paragraph.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by United States source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

If a non-U.S. holder’s stock constitutes a United States real property interest under FIRPTA, such holder will be subject to United States federal income tax on the gain recognized in the merger on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s stock generally will not constitute a U.S. real property interest if (i) we are a “domestically controlled qualified investment entity” at the merger effective time, or (ii) both (a) that class of our stock is regularly traded on an established securities market at the date of the merger and (b) the non-U.S. holder holds 5% or less of the total fair market value of that class of stock at all times during the shorter of (x) the five-year period ending with the effective date of the merger and (y) the non-U.S. holder’s holding period for the stock. As discussed above, we believe that the Company common stock, Series A preferred stock, Series B preferred stock and Series C preferred stock are regularly traded on an established securities market as of the date of this document. A “qualified investment entity” includes a REIT. Assuming we qualify as a REIT, we will be a “domestically controlled qualified investment entity” at the merger effective time if non-U.S. holders held directly or indirectly less than 50% in value of our stock at all times during the five-year period ending with the merger effective time. While we believe that we currently are a domestically controlled REIT, no assurances can be given that the actual ownership of our stock has been or will be sufficient for us to qualify as a “domestically controlled qualified investment entity” at the merger effective time.

In addition, our stock will not constitute a United States real property interest if (i) as of the effective date of the merger, we did not hold any United States real property interests, and (ii) all of the United States real property interests held by us during the five-year period ending with the effective date of the merger were disposed of in transactions in which the full amount of the gain (if any) was recognized. The application of this rule in a transaction such as the merger is not entirely clear. You should consult your tax advisor regarding the possible FIRPTA tax consequences to you of the merger.

Income Tax Treaties. If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to reduce or eliminate certain of the United States federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisor regarding possible relief under an applicable income tax treaty.

U.S. Withholding Tax. As described above, it is unclear whether the receipt of the merger consideration by a non-U.S. holder will be treated as a sale or exchange of our stock or as a distribution from us that is attributable to gain from the deemed sale of our United States real property interests in the merger. Accordingly, we intend to withhold U.S. federal income tax at a rate of 35% from the portion of the merger consideration that is, or is treated as, attributable to gain from the sale of United States real property interests and paid to a non-U.S. holder unless such holder qualifies for the 5% Exception, in which case we intend to apply a U.S. federal income tax withholding rate of 30%, unless reduced by an applicable income tax treaty and the non-U.S. holder provides us with an applicable Form W-8. If a non-U.S. holder holds its stock through a nominee, that nominee may take a contrary position and conclude that withholding applies to the merger consideration payable to such non-U.S. holder.

A non-U.S. holder may be entitled to a refund or credit against the holder’s United States federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding withholding tax considerations.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 28%, and information reporting may apply to the cash received pursuant to the exchange of our stock in the merger. Backup withholding will not apply, however, to a holder who

●     in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the substitute IRS Form W-9 or successor form,

●     in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form, or

●     is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s United States federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK AND PREFERRED STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

NOTHING IN THIS DOCUMENT IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE WITH RESPECT TO THE HOLDERS OF EQUITY OWNERSHIP UNITS OF OUR OPERATING PARTNERSHIP. HOLDERS OF EQUITY OWNERSHIP UNITS OF OUR OPERATING PARTNERSHIP SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PARTNERSHIP MERGER.

Delisting and Deregistration of Company Common Stock and Company Preferred Stock

If the merger is completed, the Company common stock and the Company preferred stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

This section of this document describes the material provisions of the merger agreement, which is attached as Annex A to this document and is incorporated in this document by reference. This summary may not contain all of the information about the merger agreement that may be important to you. The Company urges you to read the full text of the merger agreement carefully because it is the legal document that governs the mergers. The merger agreement is not intended to provide you with any factual information about the Company or its subsidiaries. In particular, the assertions embodied in the representations and warranties contained in the merger agreement (and summarized below) are qualified by information the Company and ARCP filed with the SEC prior to the date of the merger agreement, as well as by a confidential disclosure letter that the Company delivered to ARCP in connection with the signing of the merger agreement, that modify, qualify and create exceptions to the representations and warranties set forth in the merger agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the merger agreement. The representations and warranties and other provisions of the merger agreement and the description of such provisions in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that each of the Company and ARCP file with the SEC and the other information in this document. See “Where You Can Find More Information” on page 87 for additional information.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, the Company is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this document not misleading.

Form, Effective Time and Closing of the Merger

The merger agreement provides for the merger of the Company with and into Merger Sub, upon the terms and subject to the conditions set forth in the merger agreement. Merger Sub will be the surviving entity in the merger and, following completion of the merger, will continue to exist as a wholly owned subsidiary of ARCP governed by the laws of the State of Delaware. The merger will become effective at the later of the time that articles of merger are accepted for record by the SDAT and a certificate of merger is duly filed with the Delaware Secretary or at a later date and time as shall be agreed to by the Company and ARCP and specified in the articles of merger and certificate of merger (not to exceed 30 days from the date the articles of merger are accepted for record by the SDAT and the certificate of merger is duly filed with the Delaware Secretary).

Following the effective time of the merger, the merger agreement provides for the merger of the Company operating partnership with and into the ARCP operating partnership, upon the terms and subject to the conditions set forth in the merger agreement. The ARCP operating partnership will be the surviving partnership in the partnership merger and, following completion of the partnership merger, will continue to exist as a direct subsidiary of ARCP governed by the laws of the State of Delaware. The partnership merger will become effective at the time a certificate of merger is duly filed with the Delaware Secretary or at a later date and time as shall be agreed to by the Company and ARCP and specified in the certificate of merger (not to exceed 30 days from the date the certificate of merger is duly filed with the Delaware Secretary).

The merger agreement provides that the closing of the mergers will take place on the third business day following the date on which the last of the conditions to closing of the merger (described under “The Merger Agreement—Conditions to Completion of the Merger” on page 79) have been satisfied or waived (other than the conditions that by their terms are to be satisfied at the closing of the mergers, but subject to the satisfaction or waiver of those conditions), provided that neither ARCP, the ARCP operating partnership nor Merger Sub are required to complete the mergers until the earlier of (i) the date that is five business days after certain consents of third parties have been obtained and (ii) October 31, 2013. In addition, if certain consents of third parties have not been obtained by October 31, 2013, ARCP, the ARCP operating partnership and Merger Sub will not be required to complete the mergers until December 2, 2013.

Organizational Documents of the Surviving Entities

Upon the completion of the merger, the certificate of formation and limited liability company agreement of Merger Sub in effect immediately prior to the effective time of the merger will be the certificate of formation and limited liability company agreement of the surviving entity.

Upon completion of the partnership merger, the certificate of limited partnership and limited partnership agreement of the ARCP operating partnership in effect immediately prior to the effective time of the partnership merger will be the certificate of limited partnership and limited partnership agreement of the surviving partnership.

Merger Consideration; Conversion or Cancellation of Shares in the Merger

Merger Consideration

At the effective time of the merger, each outstanding share of Company common stock (other than shares of Company common stock owned by any wholly owned subsidiary of the Company, ARCP or any subsidiary of ARCP, which shares will be cancelled and retired and receive no payment with respect thereto) will be converted automatically into the right to receive $8.50 in cash, without any interest and less applicable withholding taxes. Each outstanding share of each series of Company preferred stock (other than shares of Company preferred stock owned by any wholly owned subsidiary of the Company, ARCP or any subsidiary of ARCP, which will be cancelled and retired and receive no payment with respect thereto) will be converted automatically into the right to receive an amount of cash equal to the sum of $25.00 plus all accrued and unpaid dividends on such share of Company preferred stock to, but excluding the closing date, without any interest and less applicable withholding taxes.

At the effective time of the partnership merger, each outstanding equity ownership unit of the Company operating partnership (other than any units owned by the surviving entity or any of its subsidiaries) will be converted into the right to receive $8.50 in cash, without any interest and less applicable withholding taxes.

Payment of Merger Consideration for Company Common Stock, Company Preferred Stock and Company Operating Partnership Units

The conversion of Company common stock and Company preferred stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. The conversion of the equity ownership units of the Company operating partnership into the right to receive the partnership merger consideration will occur automatically at the effective time of the partnership merger. In accordance with the merger agreement, ARCP has appointed [●] as the exchange agent to handle the payment and delivery of the merger consideration. Prior to the effective time of the merger, ARCP will deposit with the exchange agent cash in an amount sufficient to pay the merger consideration.

As promptly as practicable after the effective time of the merger, but in no event later than two business days thereafter, ARCP or the surviving entity will cause the exchange agent to send to each record holder of a certificate of Company common stock or Company preferred stock at the effective time of the merger, as applicable, a letter of transmittal and instructions explaining how to surrender any stock certificates representing such shares of stock to the exchange agent.

Each holder of Company common stock or Company preferred stock, as applicable, that tenders a duly completed letter of transmittal, each holder of book-entry shares of Company common stock or Company preferred stock and each holder of the equity ownership units of the Company operating partnership will receive the applicable common merger consideration or partnership merger consideration due to such Company stockholder or Company operating partnership equity ownership unit holder. After the effective time of the merger, each certificate that previously represented shares of Company common stock or Company preferred stock will only represent the right to receive the merger consideration into which those shares of Company common stock or Company preferred stock, as applicable, have been converted.

Treatment of Company Restricted Stock and Company Performance Shares

Immediately prior to the effective time of the merger, any then-outstanding shares of Company restricted stock will fully vest and the Company will be entitled to deduct and withhold the number of shares of Company common stock otherwise deliverable upon such acceleration to satisfy any applicable withholding taxes, assuming a fair market value of a share of Company common stock equal to the closing price of Company common stock on the last completed trading day immediately prior to the closing date of the merger. If any such deduction results in the issuance of a fractional share, the Company may pay the holder of the fractional share cash equal to the fair market value of such fractional share in lieu thereof. All shares of Company common stock then-outstanding as a result of the full vesting of shares of Company restricted stock, and the satisfaction of any applicable withholding taxes, will be converted at the effective time of the merger into the right to receive $8.50 in cash, without any interest.

Immediately prior to the effective time of the merger, (i) with respect to any Company employee employed on the closing date, 100% of the target number of shares of Company common stock under any then-outstanding performance shares held by such employee will become fully earned and settled, and (ii) with respect to any former Company employee who was entitled to retain any then-outstanding performance shares in accordance with the terms of such award, a number of shares equal to 100% of the target number of shares of Company common stock under any then-outstanding performance shares immediately prior to the effective time of the merger multiplied by a fraction, the numerator of which is the number of days from and after January 1, 2013, that the employee was employed by the Company and the denominator of which is 1,095, will become fully earned and settled. In each case, the Company will be entitled to deduct and withhold the number of shares of Company common stock otherwise deliverable upon such settlement to satisfy any applicable withholding taxes, assuming a fair market value of a share of Company common stock equal to the closing price of Company common stock on the last completed trading day immediately prior to the closing date of the merger; however, if any such deduction results in the issuance of a fractional share, the Company may pay such holder of the fractional share cash equal to the fair market value of such fractional share in lieu thereof. All shares of Company common stock then-outstanding as a result of such settled performance shares, and the satisfaction of any applicable withholding taxes, will be converted at the effective time of the merger into the right to receive $8.50 in cash, without any interest. Prior to the effective time of the merger, the Company will pay the holders of such Company performance shares that become fully earned and settled the amount of any cash dividend equivalent that has accrued with respect to such Company performance shares.

Withholding

All payments under the merger agreement are subject to applicable withholding requirements.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by the Company, the Company operating partnership and the general partner of the Company operating partnership, on the one hand, and ARCP, the ARCP operating partnership and Merger Sub, on the other hand. The representations and warranties were made by the parties as of the date of the merger agreement and do not survive the effective time of the merger. The representations and warranties are subject to certain qualifications and limitations contained in the merger agreement or agreed to by the parties in connection with negotiating the terms of the merger agreement, including information contained in (i) forms, reports and documents filed by the Company with the SEC pursuant to the securities laws on or after January 1, 2011, and prior to the date of the merger agreement and (ii) the Company’s confidential disclosure letter provided by the Company to ARCP in connection with the signing of the merger agreement. The Company’s confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement.

Representations and Warranties of the Company, the Company Operating Partnership and the General Partner of the Company Operating Partnership

The Company, the Company operating partnership and the general partner of the Company operating partnership made representations and warranties in the merger agreement relating to, among other things:

●     corporate organization, valid existence, good standing and qualification to conduct business;

●     organizational documents;

●     capital structure;

●     entity authority, execution, delivery and validity of the merger agreement;

●     absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

●     compliance with permits and law;

●     SEC filings;

●     financial statements (including that such financial statements were prepared in accordance with GAAP applied on a consistent basis and fairly present, in all material respects, the consolidated financial position, results of operations, stockholders’ equity and cash flow of the Company and its subsidiaries);

●     internal accounting controls;

●     no undisclosed liabilities;

●     disclosure documents to be filed with the SEC in connection with the merger;

●     absence of certain changes or events since January 1, 2013;

●     employee benefit plans;

●     labor and other employment-related matters;

●     material contracts;

●     litigation;

●     environmental matters;

●     intellectual property;

●     real property and leases;

●     taxes;

●     insurance;

●     tax matters, including qualification as a REIT;

●     receipt of opinions of the Company’s financial advisors;

●     exemption of the merger from anti-takeover statutes;

●     stockholder vote required in connection with the merger and the sole general partner vote required in connection with the partnership merger;

●     brokers’, finders’ and investment bankers’ fees;

●     inapplicability of the Investment Company Act of 1940;

●     affiliated transactions;

●     mortgage backed securities; and

●     mortgage loans.

Representations and Warranties of ARCP, the ARCP Operating Partnership and Merger Sub

ARCP, the ARCP operating partnership and Merger Sub made representations and warranties in the merger agreement relating to, among other things:

●     corporate organization, valid existence, good standing and qualification to conduct business;

●     entity authority, execution, delivery and validity of the merger agreement;

●     absence of any conflict with or violation of organizational documents (including the ARCP operating partnership) or applicable laws;

●     disclosure documents;

●     litigation;

●     sole general partner vote required in connection with the partnership merger;

●     brokers’, finders’ and investment bankers’ fees;

●     sufficiency of funds;

●     ownership of Merger Sub and no prior activities thereof; and

●     ownership of Company common stock.

Definition of “Material Adverse Effect”

Many of the representations and warranties of the parties are qualified by a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, has had and would reasonably be expected to have a material adverse effect). For the purposes of the merger agreement, “material adverse effect,” with respect to the Company, means any event, circumstance, change or effect (i) that is material and adverse to the business, assets, properties, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) that will, or would reasonably be expected to, prevent or materially impair the ability of the Company, the Company operating partnership or the general partner of the Company operating partnership to complete the mergers before February 28, 2014. However, any event, circumstance, change or effect will not be considered a material adverse effect to the extent arising out of or resulting from the following:

●     any failure of the Company to meet any projections or forecasts or any decrease in the market price of the Company common stock or the Company preferred stock (except any event, circumstance, change or effect giving rise to such failure or decrease is taken into account in determining whether there has been a material adverse effect);

●     any events, circumstances, changes or effects that affect the commercial real estate REIT industry generally;

●     any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates;

●     any changes in legal or regulatory conditions;

●     the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage;

●     the negotiation, execution or announcement of the merger agreement, or the consummation or anticipation of the mergers or other transactions contemplated by the merger agreement;

●     the taking of any action expressly required by, or the failure to take any action expressly prohibited by, the merger agreement, or the taking of any action at the written request or with the prior written consent of an executive officer of ARCP;

●     fires, earthquakes, tornados, hurricanes, floods or other weather-related events or natural disasters;

●     any damage or destruction of any Company property that is substantially covered by insurance; or

●     changes in law or GAAP;

which, in the case of each of the second, third, fourth, fifth and tenth bullet points above, do not adversely affect the Company and its subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the commercial real estate REIT industry in the United States.

For the purposes of the merger agreement, “material adverse effect,” with respect to ARCP, means any event, circumstance, change or effect that will, or would reasonably be expected to, prevent or materially impair the ability of ARCP, the ARCP operating partnership or Merger Sub to complete the mergers before February 28, 2014.

Covenants and Agreements

Conduct of Business of the Company Pending the Merger

The Company has agreed to certain restrictions on it and its subsidiaries until the earlier of the effective time of the merger or the valid termination of the merger agreement. In general, except with ARCP’s prior written approval (not to be unreasonably withheld, delayed or conditioned) or as otherwise expressly required or permitted by the merger agreement or required by law, the Company has agreed that it will, and it will cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and, subject to the limitations in the merger agreement, use its commercially reasonable efforts to maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by reasons outside of the Company’s or its subsidiaries’ control excepted), preserve intact in all material respects its current business organization, goodwill, ongoing businesses and relationships with third parties, keep available the services of its present officers and key employees, maintain all of its material insurance policies and maintain the status of the Company as a REIT. The Company has also agreed to use its commercially reasonable efforts to obtain the legal opinion of Hunton & Williams LLP, which is a condition to the obligations of ARCP to complete the merger.

Except with ARCP’s prior written approval (which cannot be unreasonably withheld, delayed or conditioned other than with respect to the Company’s ability to sell, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to any property or assets, for which consent may be withheld in ARCP’s sole and absolute discretion), and without limiting the foregoing, the Company has also agreed that, except to the extent required by law, as otherwise expressly required or permitted by the merger agreement, or as scheduled in the Company’s confidential disclosure letter, it will not, and it will not cause or permit any of its subsidiaries to:

●     amend or propose to amend its organizational documents or waive the stock ownership limit under the Company’s charter;

●     split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of the Company or any of its subsidiaries;

●     declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of stock of the Company or any of its subsidiaries or other equity securities or ownership interests in the Company or any of its subsidiaries except for (i) the declaration and payment by the Company of regular quarterly cash dividends, for full quarterly periods in accordance with past practice and for any interim period through the closing date, on each share of Company common stock and each share of Company preferred stock, provided that the dividends will not exceed an annual rate of $0.31 per share with respect to Company common stock, and (ii) the declaration and payment by the Company operating partnership of regular quarterly cash distributions, for full quarterly periods in accordance with past practice and for any interim period through the closing date, on each series of Company operating partnership units;

●     redeem, repurchase or otherwise acquire any shares of its stock or other equity interests of the Company or any of its subsidiaries;

●     issue, sell, pledge, dispose, encumber or grant any shares of the Company’s or any of its subsidiaries’ capital stock (including the Company operating partnership units), or any options, warrants, convertible securities or other rights of any kind to acquire any shares of the Company’s or any of its subsidiaries’ stock or other equity interests, other than upon conversion of any convertible notes or Company preferred stock and certain other exceptions;

●     grant, confer, award or modify the terms of any Company restricted stock, Company performance shares, convertible securities or other rights to acquire, or denominated in, any of the Company’s or any of its subsidiaries’ capital stock or other equity securities;

●     acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property, corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof;

●     sell, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except for pledges and encumbrances in the ordinary course of business consistent with past practice that would not be material to any property or assets of the Company;

●     incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or issue or amend the terms of any debt securities or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness of any other person;

●     make any loans, advances or capital contributions to, or investments in, any other person or entity, make any change in its existing borrowing or lending arrangements for or on behalf of such persons or entities, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity;

●     enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any material contract, other than any automatic termination or renewal of a material contract in accordance with its terms;

●     enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any material rights or claims under, property leases in excess of a specified amount;

●     waive, release or assign any material rights or claims or make any payment, direct or indirect, of any liability of the Company or any of its subsidiaries before the same comes due in accordance with its terms;

●     settle or compromise (i) any legal action, suit or arbitration proceeding, in each case made or pending against the Company or any of its subsidiaries, including relating to taxes, and (ii) any legal action, suit or proceeding involving any present, former or purported holder or group of holders of Company common stock or Company preferred stock;

●     (i) hire or terminate any officer or director of the Company or any of its subsidiaries or promote or appoint any person to a position of officer or director of the Company or any of its subsidiaries, (ii) increase the amount, rate or terms of compensation or benefits of any of its directors, officers or employees, except as required by a Company benefit plan, (iii) pay or agree to pay any pension, retirement allowance or other compensation or benefit not contemplated by any Company benefit plan to any director, officer, employee or consultant of the Company or any of its subsidiaries, (iv) enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or Company benefit plan or other compensation or employee benefits arrangement, (v) accelerate the vesting or payment of any compensation or benefits under any Company benefit plan, (vi) grant any awards under any Company stock plan, bonus, incentive, performance or other compensation plan or arrangement or Company benefit plan, or (vii) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company benefit plan, in each case other than in the ordinary course of business consistent with past practice;

●     fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at January 1, 2013, or make any change with respect to accounting policies;

●     enter into any new line of business;

●     fail to duly and timely file all material reports and other material documents required to be filed with the NYSE or any governmental authority, subject to extensions permitted by law or applicable rules and regulations;

●     enter into, amend or modify any tax protection agreement, or take any action that would violate any Company tax protection agreement or otherwise give rise to any material liability of the Company or any of its subsidiaries, make, change or rescind any material election relating to taxes, change a material method of tax accounting, file or amend any material tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund;

●     take any action that could, or fail to take any action, the failure of which could, reasonably be expected to cause (i) the Company to fail to qualify as a REIT or (ii) any subsidiary of the Company to cease to be treated as any of (a) a partnership or disregarded entity for federal income tax purposes or (b) a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

●     adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

●     initiate or consent to any zoning reclassification of any real property or any other material change to any approved site plan, special use permit, planned development approval or other land use entitlement affecting any property of the Company;

●     form any new funds or joint ventures;

●     make or commit to make any capital expenditures in excess of specified thresholds;

●     amend or modify the compensation terms or any other obligations of the Company contained in its engagement letters with either of the Company’s financial advisors in a manner adverse to the Company, any of its subsidiaries or ARCP or engage other financial advisors in connection with the transactions contemplated by the merger agreement; or

●     authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Payoff Letters

The Company will use commercially reasonable efforts to deliver to ARCP customary payoff letters with respect to certain loan agreements, executed by the applicable administrative agent of each certain loan, in form and substance reasonably satisfactory to ARCP, no later than three business days prior to the closing date. The payoff letters are to set forth all amounts required to be paid by the Company or any of its subsidiaries, as applicable, to cause the loan agreements to be terminated on the closing date. The Company is not obligated to make any of these prepayments prior to the closing date unless ARCP provides the funds in an amount sufficient to satisfy the amounts owed under the loan agreements. The parties agreed that such prepayments are not conditions precedent to the completion of the mergers.

Preparation of Proxy Statement; Company Stockholders Special Meeting

The Company agreed to prepare and cause to be filed with the SEC the preliminary version of this document as promptly as reasonably practicable.

The Company agreed to (i) hold the special meeting as promptly as practicable after the expiration of the go shop period and (ii) cause this document to be mailed to its stockholders entitled to vote at the special meeting as soon as practicable after the expiration of the go shop period. The Company also agreed to use its commercially reasonable efforts to finalize this document between the date of the merger agreement and the expiration of the go shop period. Subject to certain exceptions in the merger agreement, the Company further agreed to include in this document the recommendation of the Company’s board of directors to the holders of Company common stock that they approve the merger and the other transactions contemplated by the merger agreement and to use commercially reasonable efforts to obtain the approval of the holders of Company common stock.

Access to Information; Confidentiality; Notice

The merger agreement requires the Company to provide ARCP and its financing sources and representatives, upon ARCP’s reasonable advance notice to the Company, during normal business hours, reasonable access to its properties, offices, books, contracts, commitments, personnel and records, and the Company is required to furnish reasonably promptly to ARCP a copy of each report, schedule, registration statement and other document filed prior to closing pursuant to federal or state securities laws and all other information concerning its business, properties and personnel as ARCP may reasonably request.

Prior to the completion of the mergers, with the prior written consent of the Company (which consent shall not be unreasonably withheld), ARCP, at its own expense, has the right to reasonable access to the Company’s properties during normal business hours in order to prepare or conduct surveys, inspections, engineering studies, environmental assessments and other tests with respect to each Company property that ARCP believes to be reasonably necessary. ARCP must conduct these activities so as to not damage any property in any material respect. Following such activities, ARCP must restore the property in all material respects to its condition immediately prior to such tests.

The Company and ARCP have agreed to hold, and to cause their representatives, financing sources and affiliates to hold, any non-public information in confidence to the extent required by the terms of their existing confidentiality agreement.

The Company has agreed to give prompt written notice to ARCP upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or to any of its subsidiaries which could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.

Go Shop Period and No Solicitation of Transactions by the Company

Beginning on the date of the merger agreement and ending at 11:59 p.m., New York, New York time on July 7, 2013, which we refer to as the go shop period, the Company may initiate, solicit and encourage, including by way of providing access to its and its subsidiaries’ properties, books and records, any Company acquisition proposals (as defined below) and engage in discussions and negotiations with respect to any Company acquisition proposal or any inquiry, proposal or offer that is or could reasonably be expected to lead to a Company acquisition proposal. The Company may also provide non-public information to a third party in connection with a Company acquisition proposal provided that such third party executes a confidentiality agreement that is no less favorable in any material aspect than the confidentiality agreement between the Company and ARCP. If the Company furnishes information to the third party that was not previously provided to ARCP, the Company must provide such information to ARCP prior to or substantially concurrently with providing it to such third party. Following the expiration of the go shop period, which we refer to as the no shop period start date, the Company must notify ARCP in writing, no later than one business day after the no shop period start date, of each third party who submitted a Company acquisition proposal prior to the no shop period start date, each of which we refer to as a go shop bidder. This notice must include a copy of the Company acquisition proposal and any additional material written or oral terms submitted by the third party.

For purposes of the merger agreement, “Company acquisition proposal” means any proposal or offer for (i) any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any subsidiary of the Company, (ii) any sale, lease, mortgage, pledge, transfer or other disposition of any assets of the Company or any subsidiary of the Company representing 15% or more of the consolidated assets of the Company and its subsidiaries, taken as a whole, as determined on a book value basis, (iii) any issue, sale or other disposition of securities representing 15% or more of the voting power of the Company, (iv) any tender offer or exchange offer in which any person or “group” as defined in Rule 13d-3 of the Exchange Act shall seek to acquire beneficial ownership of 15% or more of the outstanding shares of any class of voting securities of the Company, or (v) any recapitalization, restructuring, liquidation, dissolution or other similar type of transaction in which a third party shall acquire beneficial ownership of 15% or more of the outstanding shares of any class of voting securities of the Company.

From and after the no shop period start date and until the earlier of the effective time of the merger and the termination of the merger agreement, the Company, its subsidiaries and their representatives are prohibited from soliciting, initiating or encouraging any inquiry, discussions or offer that is or could reasonably become a Company acquisition proposal. The Company is also prohibited from continuing or participating in any discussions or negotiations regarding, or furnishing to any third party any non-public information in connection with, any Company acquisition proposal or an inquiry in connection with a Company acquisition proposal. The Company is prohibited from approving, endorsing, recommending or entering into any agreement of merger, share exchange, asset purchase agreement or similar definitive agreement or understanding (other than a permitted confidentiality agreement) providing for or relating to a Company acquisition proposal with any third party (including a go shop bidder), which we refer to as an alternative acquisition agreement, or making inapplicable any takeover statute or anti-takeover provision in the Company’s governing documents that may apply to a Company acquisition proposal or agreeing, recommending or proposing to do any of the foregoing. Notwithstanding the foregoing, the Company may (i) inform third parties of the provisions set forth in the go shop and no shop sections of the merger agreement, (ii) contact a third party that made a Company acquisition proposal solely for the purpose of clarifying the terms and conditions of such Company acquisition proposal to determine whether the Company acquisition proposal is, or is reasonably likely to result in, a superior proposal (as defined below) and (iii) to the extent the relevant period (as defined below) extends beyond the no shop period start date with respect to a qualified go shop proposal (as defined below), continue to engage in the activities described above during such portion of the relevant period with respect to such qualified go shop proposal.

For purposes of this document, “superior proposal” is defined as a bona fide written Company acquisition proposal (except that, for purposes of this definition, the references in the definition of “Company acquisition proposal” to “15%” are replaced by “more than 50%”) made by a third party after the date of the merger agreement that did not result from a breach of the no-solicitation covenants set forth in the no shop sections of the merger agreement on terms that the Company’s board of directors (or any committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, taking into account all financial, legal, regulatory and any other aspects of the transaction described in such Company acquisition proposal, including the identity of the third party making such Company acquisition proposal, any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any changes to the financial terms of the merger agreement proposed by ARCP and Merger Sub in response to such proposal, to be (A) more favorable to the holders of Company common stock (solely in their capacity as such) from a financial point of view than the transactions contemplated by the merger agreement and (B) reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed.

For purposes of this document, a “qualified go shop proposal” is a Company acquisition proposal that the Company’s board of directors (or a committee thereof) determined at any time prior to the no shop period start date is a superior proposal.

For the purposes of this document, “relevant period” means, with respect to any qualified go shop proposal, (i) if ARCP receives a notice of superior proposal (as defined below) from the Company with respect to such qualified go shop proposal on or prior to June 30, 2013, the period from and after the date of the merger agreement until the no shop period start date, and (ii) if ARCP receives a notice of superior proposal from the Company with respect to such qualified go shop proposal on or after July 1, 2013, the period from and after the date of the merger agreement until (A) if ARCP makes such adjustments in the terms and conditions of the merger agreement pursuant to the match right (described below) so that the Company acquisition proposal that is the subject of such qualified go shop proposal ceases to constitute a superior proposal, 11:59 p.m. New York, New York time on the seventh calendar day following the no shop period start date and (B) if ARCP does not make adjustments in the terms and conditions of the merger agreement pursuant to the match right so that the Company acquisition proposal that is the subject of such qualified go shop proposal ceases to constitute a superior proposal, the close of business on the first business day after the fourth business day following receipt by ARCP of such notice of superior proposal.

In addition to the ability to negotiate with a go shop bidder as provided above, at any time following the no shop period start date and prior to obtaining the approval of the merger by the holders of Company common stock, the Company may respond to an unsolicited bona fide written Company acquisition proposal made by a third party, provide the third party with access to the Company’s properties, books and records, furnish confidential information to (subject to a permitted confidentiality agreement and if the Company furnishes information to the third party that was not previously provided to ARCP, the Company must provide such information to ARCP prior to or substantially concurrently with providing it to such third party) and engage in discussions or negotiations with such third party if the Company’s board of directors (or any committee thereof) (i) determines in good faith that the Company acquisition proposal constitutes, or is reasonably likely to result in, a superior proposal and (ii) determines in good faith that the failure to take such action would be inconsistent with the directors’ duties under applicable law.

After the expiration of the go shop period, the Company must provide notice to ARCP within 24 hours after, among other things, (i) receiving a Company acquisition proposal or any request to access the Company’s property, books or records or for non-public information in connection with a Company acquisition proposal or any inquiry which may lead to a Company acquisition proposal (and such notice must identify such third party and a copy of the material terms and conditions of such Company acquisition proposal) and (ii) entering into any discussions or negotiations concerning any Company acquisition proposal, providing access to the Company’s property, books or records or furnishing non-public information to any third party. The Company must also keep ARCP reasonably informed of the status and material terms of any Company acquisition proposal, inquiry or communications and negotiations on a reasonably current basis.

Except as described below, the Company’s board of directors is prohibited from (i) withholding, withdrawing or modifying (or publicly proposing to withhold, withdraw or modify) the recommendation of the Company’s board of directors to the holders of Company common stock to approve the merger and the recommendation of the general partner of the Company operating partnership to approve the partnership merger, (ii) approving, adopting or endorsing a Company acquisition proposal, (iii) failing to include, in this document, the recommendation of the Company’s board of directors to the holders of Company common stock to approve the merger or approval of the partnership merger by the general partner of the Company operating partnership, (iv) failing, within ten business days of the request of ARCP, to (A) recommend against a Company acquisition proposal or (B) reaffirm the recommendation of the Company’s board of directors to the holders of Company common stock to approve the merger (any of the actions described in clauses (i) through (iv) are referred to as an “adverse recommendation change”) or (v) adopting, approving or recommending or entering into an alternative acquisition agreement with a third party.

Notwithstanding the foregoing, prior to obtaining the vote of the holders of Company common stock, the Company’s board of directors (or any committee thereof) may effect an adverse recommendation change and cause the Company to terminate the merger agreement if the Company’s board of directors (or any committee thereof) (i) has received a bona fide Company acquisition proposal that in the good faith determination of the Company’s board of directors (or any committee thereof), after consultation with outside legal counsel and financial advisors, constitutes a superior proposal and (ii) determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ duties under applicable law; provided that the Company complies with the following procedures:

●     the Company provides written notice, which we refer to as a notice of superior proposal, to ARCP and Merger Sub that specifies in reasonable detail the reasons for the adverse recommendation change, identifies the third party making the superior proposal and describes the material terms and conditions of, and includes a complete copy of, the superior proposal;

●     during the four-business day period after receipt of such notice of superior proposal by ARCP and Merger Sub, the Company negotiates with ARCP and Merger Sub in good faith to modify the merger agreement so that such superior proposal ceases to constitute a superior proposal;

●     following the close of business on the last day of such four business day period, the Company’s board of directors (or any committee thereof) determines in good faith that (x) after consulting with the Company’s outside legal counsel and financial advisors, the superior proposal from the third party continues to constitute a superior proposal (after considering any modifications to the merger agreement proposed by ARCP and Merger Sub) and (y) after consulting with outside legal counsel, the failure to effect an adverse recommendation change would be inconsistent with the directors’ duties under applicable law; and

●     in connection with such adverse recommendation change, the Company promptly terminates the merger agreement, concurrently pays the termination payment and promptly enters into an alternative acquisition agreement with respect to such superior proposal.

If, following such four business day period, the Company’s board of directors (or any committee thereof) determines that the third party’s Company acquisition proposal ceases to be a superior proposal and decides not to effect an adverse recommendation change, and the third party subsequently amends the financial terms or makes a material amendment to the terms of such Company acquisition proposal, the Company must comply again with the previously described match right. This subsequent match right, however, will be two business days in length. In addition, it will constitute the final match right if, but only if, the Company acquisition proposal relates to a qualified go shop proposal before (i) the Company’s board of directors (or any committee thereof) can effect an adverse recommendation change or (ii) the Company can terminate the merger agreement.

From and after the no shop period start date and until the earlier of the effective time of the merger and the termination of the merger agreement, the Company may not amend or grant a waiver under any standstill or similar proposal with respect to any class of the Company’s equity securities, unless the Company’s board of directors (or any committee thereof) determines in good faith that failure to take such action would be inconsistent with the directors’ duties under applicable law. The Company must also cease and cause to be terminated any discussions with third parties conducted prior to the no shop period start date with regard to any Company acquisition proposal and the Company must request the prompt return or destruction of all confidential information previously furnished to such third parties in connection with any Company acquisition proposal.

The Company cannot submit to the vote of its stockholders any Company acquisition proposal other than the merger prior to the termination of the merger agreement.

Efforts to Complete Transactions; Consents

Each party has agreed to use its commercially reasonable efforts to take all actions and do all things necessary, proper or advisable under applicable laws or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the mergers and the other transactions contemplated by the merger agreement, including obtaining all necessary actions or nonactions, waivers, consents and approvals from governmental authorities or other persons or entities in connection with the mergers and the other transactions contemplated by the merger agreement and defending any lawsuits or other legal proceedings challenging the mergers, the merger agreement or the other transactions contemplated by the merger agreement.

Each party has agreed to provide any notices to third parties and to use their commercially reasonable efforts to obtain any third-party consents that are proper or advisable to complete the mergers. Obtaining the third-party consents, however, is not a condition precedent to the completion of the mergers.

With respect to certain lenders listed in the Company’s confidential disclosure letter, ARCP, the ARCP operating partnership and Merger Sub are not required to complete the mergers until the earlier of (i) the date that is five business days after all of the consents and approvals from such lenders have been obtained and (ii) subject to the following proviso, October 31, 2013, provided that if as of October 31, 2013 any such consents or approvals have not been obtained, ARCP, the ARCP operating partnership and Merger Sub are not required to complete the mergers until December 2, 2013. If any such consents or approvals are not obtained as of December 2, 2013, however, ARCP, the ARCP operating partnership and Merger Sub are required to complete the mergers on December 2, 2013. In the event that the completion of the mergers is delayed for any of the foregoing reasons, and ARCP, the ARCP operating partnership and Merger Sub are prepared to complete the mergers prior to October 31, 2013 or December 2, 2013, as applicable, ARCP is required to deliver written notice to the Company stating that ARCP is prepared to complete the mergers and the mergers shall be completed on the third business day following delivery of such notice.

Notification of Certain Matters; Transaction Litigation

Each of the Company and ARCP has agreed to provide prompt notice to the other of any notice received from any governmental authority in connection with the merger agreement or the transactions contemplated by the merger agreement or from any person or entity alleging that its consent is or may be required in connection with any such transaction.

Each of the Company and ARCP has agreed to provide prompt notice to the other if any representation or warranty made by it in the merger agreement becomes untrue or inaccurate such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by February 24, 2014, or if it fails to comply with or satisfy in any material respect any covenant, condition or agreement contained in the merger agreement.

Each of the Company and ARCP has agreed to provide prompt notice to the other of any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving such party or any of its subsidiaries in connection with the merger agreement, the mergers or the other transactions contemplated by the merger agreement. Each party has agreed to allow the other the opportunity to reasonably participate in the defense and settlement of any stockholder litigation and not to agree to a settlement of any stockholder litigation without the other’s consent (not to be unreasonably withheld, conditioned or delayed).

Public Announcements

The parties have agreed, subject to certain exceptions, to consult with, and receive consent from (not to be unreasonably withheld, conditioned or delayed), the other parties before issuing any press release or otherwise making any public statements or filings with respect to the merger agreement or any of the transactions contemplated by the merger agreement.

Indemnification of Directors and Officers; Insurance

After the effective time of the merger, the surviving entity will exculpate, indemnify and advance expenses to each officer, director, partner, manager, member, trustee and agent of the Company and any Company subsidiary (which we refer to each as an indemnified person) in a manner at least as favorable as was provided to such person immediately prior to the effective time of the merger.

For a period of six years after the effective time of the merger, pursuant to the terms of the merger agreement and subject to certain limitations, the surviving entity will indemnify, defend and hold harmless each indemnified person from any costs or expenses related to actions to the extent such actions relate to (i) such person’s capacity as an officer, director, partner, manager, member, trustee or agent of the Company, its subsidiaries or any other corporation, partnership, limited partnership, limited liability company, trust, association, employee benefit plan or other enterprise for which such person served at the request of the Company or any of its subsidiaries, or (ii) the merger agreement, the mergers or the other transactions contemplated by the merger agreement. The surviving entity will advance expenses related to any of the foregoing. Notwithstanding the foregoing, ARCP and the surviving entity will not be liable for any settlement effected without their prior written consent, which consent may not be unreasonably withheld, delayed or conditioned.

Prior to the effective time of the merger, the Company has agreed to (or, if the Company is unable to, ARCP has agreed to cause the surviving entity in the merger to) obtain and pay for a non-cancelable extension of the coverage afforded by the Company’s existing directors’ and officers’ liability insurance policy and the Company’s existing fiduciary liability insurance policies covering at least six years after the effective time of the merger with respect to any claim related to any period of time at or prior to the effective time of the merger from one or more insurance carriers with terms and retentions that are no less favorable in the aggregate than the coverage provided under the Company’s existing policies, as long as the annual premium does not exceed 175% of the annual aggregate premium(s) under the Company’s existing policies.

If the Company or the surviving entity does not obtain a “tail” policy as of the effective time of the merger, the surviving entity will maintain in effect, for a period of at least six years after the effective time of the merger, the Company’s existing policies in effect on May 28, 2013, on terms and limits of liability that are no less favorable in the aggregate than the coverage provided on that date. Alternatively, ARCP will provide, or will cause the surviving entity to provide, for a period not less than six years from the effective time of the merger, comparable insurance policies that provide coverage for events occurring at or prior to the effective time of the merger that are no less favorable in the aggregate than the existing policy of the Company. Notwithstanding the foregoing, (i) neither ARCP nor the surviving entity will be required to pay an annual premium in excess of 300% of the current annual premium paid by the Company for such insurance, and (ii) if the annual premium exceeds 300%, ARCP or the surviving entity will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding 300% of the current annual premium.

Convertible Notes; Trust Preferred Securities

The Company agreed to, among other things, (i) use its commercially reasonable efforts to redeem the Company’s outstanding convertible notes and trust preferred securities pursuant to the terms of their respective indentures, (ii) timely deliver notices and take all actions necessary in connection with the redemptions and as may be required by the mergers and the transactions contemplated by the merger agreement and (iii) take all actions required to be taken by the indentures to cause the indentures to terminate. The Company will provide ARCP advance copies of all notices, publications and other communications to holders of the convertible notes and trust preferred securities and advance notice of any election proposed to be made under either indenture. The Company is not required to effect such redemptions prior to the closing date unless ARCP provides funds to the Company in an amount sufficient to satisfy the respective redemption. The parties agreed that the completion of such redemptions are not conditions precedent to the completion of the mergers. The parties agreed that should the Company be unable to effect the redemptions, the parties will negotiate in good faith to cause the surviving entity to assume the applicable obligations in accordance with each respective indenture.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants related to:

●     termination of the Company’s benefit plans that are intended to qualify as 401(k) plans and, upon termination of such plan, any employee who continues to be employed by the surviving entity, or becomes an employee of ARCP’s advisor, will have the right to participate in a plan of ARCP or one of its affiliates or its advisor and will be recognized for eligibility and vesting purposes to the same extent the employee was recognized under the Company’s 401(k) plan;

●     unpaid dividend payments to holders of the Company common stock or Company preferred stock as such payments relate to record dates set prior to the effective time of the merger;

●     (i) ARCP’s taking all necessary steps to (A) cause the ARCP operating partnership and Merger Sub to perform their obligations under the merger agreement and to consummate the mergers and (B) ensure that, prior to the effective time of the merger, Merger Sub does not conduct any business or make any investments or incur or guarantee any indebtedness other than as contemplated by the merger agreement and (ii) the Company taking all necessary action to cause the Company operating partnership and the general partner of the Company operating partnership to consummate the mergers pursuant to the terms and conditions of the merger agreement;

●     the Company taking all necessary or appropriate steps to ensure that any disposition of the Company common stock and the Company preferred stock in connection with the mergers and the other transactions contemplated by the merger agreement by certain individuals are exempted pursuant to Rule 16b-3 promulgated under the Exchange Act from giving rise to any liability under Section 16 of the Exchange Act;

●     the cooperation of ARCP and the Company in the termination of derivative instruments and transactions of the Company or any of its subsidiaries, as determined by the parties;

●     consummation of certain pending acquisitions by the Company and the requirement that, should the Company need to enter into a binding agreement with respect to a pending acquisition, such action is subject to approval by ARCP’s board of directors (which may not be unreasonably withheld, delayed or conditioned);

●     compliance with certain obligations of the Company’s subsidiary limited liability companies to acquire certain interests in other entities;

●     providing ARCP and Merger Sub with a reasonable opportunity to review notices, publications and other communications to holders of the Company preferred stock;

●     the Company operating partnership using commercially reasonable efforts to obtain affidavits of non-foreign status from each holder of equity ownership units of the Company operating partnership that complies with the Code;

●     dissolution of a Company taxable REIT subsidiary prior to the effective time of the merger; and

●     the Company developing and implementing a plan to provide transition services to ARCP.

Conditions to Completion of the Merger

Mutual Closing Conditions

The obligation of each party to complete the mergers is subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following conditions:

●     approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock; and

●     the absence of any law or order by any governmental authority restricting, preventing or prohibiting the consummation of the mergers or otherwise restraining, enjoining, preventing, prohibiting or making illegal the acquisition of some or all of the shares of the Company common stock or the Company preferred stock by ARCP.

Additional Closing Conditions for the Benefit of ARCP, the ARCP Operating Partnership and Merger Sub

The obligation of ARCP, the ARCP operating partnership and Merger Sub to complete the mergers is subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following additional conditions:

●     the accuracy in all material respects as of the date of the merger agreement and as of the effective time of the merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date) of certain representations and warranties made in the merger agreement by the Company regarding the Company’s organization and subsidiaries, certain aspects of its capital structure, corporate authority relative to the merger agreement, the opinions of the Company’s financial advisors, inapplicability of takeover statutes and the Investment Company Act of 1940, brokers, and the required vote of the holders of Company common stock and the consent of the sole general partner of the Company operating partnership to approve the mergers and the other transactions contemplated by the merger agreement;

●     the accuracy in all but de minimis respects as of the date of the merger agreement and as of the effective time of the merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date) of representations and warranties by the Company regarding certain aspects of its capital stock;

●     the accuracy of all other representations and warranties made in the merger agreement by the Company, the Company operating partnership and the general partner of the Company operating partnership (disregarding any materiality or Company material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the effective time of the merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;

●     the Company, the Company operating partnership and the general partner of the Company operating partnership must have performed and complied in all material respects with the agreements and covenants required to be performed or complied with by them at or prior to the closing date;

●     receipt by ARCP of an officer’s certificate, dated as of the closing date and signed by the Company’s chief executive officer or another senior officer on its behalf, certifying that the closing conditions described in the four preceding bullet points have been satisfied;

●     no material adverse effect with respect to the Company shall have occurred, or reasonably be expected to occur, since May 28, 2013;

●     receipt by ARCP of an opinion dated as of the closing date from Hunton & Williams LLP, or other counsel to the Company satisfactory to ARCP, regarding the Company’s qualification and taxation as a REIT under the Code; and

●     receipt by ARCP of an affidavit of non-foreign status from the Company that complies with the Code.

Additional Closing Conditions for the Benefit of the Company and the Company Operating Partnership

The obligation of the Company, the Company operating partnership and the general partner of the Company operating partnership to complete the merger is subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following additional conditions:

●     the accuracy in all material respects as of the date of the merger agreement and as of the effective time of the merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date) of certain representations and warranties made in the merger agreement by ARCP regarding ARCP’s organization and corporate authority relative to the merger agreement;

●     the accuracy of all other representations and warranties made in the merger agreement by ARCP, Merger Sub and the ARCP operating partnership (disregarding any materiality or ARCP material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the effective time of the merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on ARCP;

●     ARCP, the ARCP operating partnership and Merger Sub must have performed and complied in all material respects with the agreements and covenants required to be performed or complied with by them at or prior to the closing date; and

●     receipt by the Company of an officer’s certificate, dated as of the closing date and signed by ARCP’s chief executive officer or another senior officer on its behalf, certifying that the closing conditions described in the three preceding bullet points have been satisfied.

Termination of the Merger Agreement

Termination by Mutual Agreement

The merger agreement may be terminated at any time before the effective time of the merger by the mutual written agreement of ARCP and the Company.

Termination by Either ARCP or the Company

The merger agreement may also be terminated prior to the effective time of the merger by either ARCP or the Company if:

●     the merger has not been consummated by February 28, 2014 (provided that this termination right will not be available to a party if that party (or a party related to that party) failed to fulfill its obligations under the merger agreement and that failure was a principle cause of, or resulted in, the failure of the mergers to be consummated);

●     a governmental authority of competent jurisdiction has issued a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement (provided that this termination right will not be available to a party if the issuance of such order was primarily due to the failure of that party to perform any of its obligations under the merger agreement); or

●     the holders of Company common stock fail to approve the merger and the other transactions contemplated by the merger agreement at a duly convened meeting (provided that this termination right will not be available to the Company if the failure to obtain such approval from the holders of Company common stock was primarily due to the Company’s failure to perform any of its obligations under the merger agreement).

Termination by the Company

The merger agreement may also be terminated prior to the effective time of the merger by the Company:

●     if ARCP, the ARCP operating partnership or Merger Sub has breached in any material respect any of its representations, warranties, covenants or agreements in the merger agreement that would, or would reasonably be expected to, result in a failure of the Company’s condition to complete the merger to be satisfied and such breach either (i) cannot be cured by February 28, 2014 or (ii) if curable, has not been cured within 20 days after ARCP receives written notice of such breach (provided that this termination right will not be available to the Company if the Company is then in breach of the merger agreement and such breach would result in the failure of ARCP’s condition to complete the merger related to the accuracy of the Company’s representations and warranties or the Company’s material performance of or compliance with its obligations under the merger agreement) to be satisfied; or

●     at any time prior to the approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock in order to enter into an alternative acquisition agreement with respect to a superior proposal; provided, that such termination will be null and void unless the Company concurrently pays the termination fee of either $11 million or $21 million, depending on the circumstances provided in the merger agreement, plus a fixed expense reimbursement amount of $4 million. See “The Merger Agreement—Termination Fee and Expenses Payable by the Company to ARCP” below for additional information.

Termination by ARCP

The merger agreement may also be terminated prior to the effective time of the merger by ARCP if:

●     the Company, the Company operating partnership or the general partner of the Company operating partnership has breached in any material respect any of its representations, warranties, covenants or agreements in the merger agreement that would, or would reasonably be expected to, result in a failure of ARCP’s condition to complete the merger to be satisfied and such breach either (i) cannot be cured by February 28, 2014 or (ii) if curable, has not been cured within 20 days after the Company receives written notice of such breach (provided that this termination right will not be available to ARCP if ARCP or Merger Sub is then in breach of the merger agreement and such breach would result in the failure of the Company’s condition to complete the merger related to the accuracy of ARCP’s, the ARCP operating partnership’s and Merger Sub’s representations and warranties or ARCP’s, the ARCP operating partnership’s and Merger Sub’s material performance of or compliance with their obligations under the merger agreement) to be satisfied; or

●     (i) the Company’s board of directors has made an adverse recommendation change, (ii) the Company, the Company operating partnership or the general partner of the Company operating partnership has materially breached any of its obligations under the provisions of the merger agreement regarding (a) the preparation of this document and the holding of the special meeting or (b) the solicitation of transactions, or (iii) the Company enters into an alternative acquisition agreement (provided that the termination right under clauses (i) and (ii) will not be available to ARCP after the holders of Company common stock approve the merger).

Termination Fee and Expenses Payable by the Company to ARCP

The merger agreement requires the Company to pay a termination fee of $21 million plus a fixed expense reimbursement amount of $4 million to ARCP if:

●     (i) the merger agreement is terminated by (A) either party due to a failure to complete the mergers by February 28, 2014, or a failure to receive the requisite vote from the holders of Company common stock or (B) ARCP due to the Company, the Company operating partnership or the general partner of the Company operating partnership materially breaching the merger agreement and (ii) the Company (A) received a Company acquisition proposal after the date of the merger agreement but prior to the termination of the merger agreement (regardless of whether such proposal is withdrawn) and (B) within 11 months of the termination of the merger agreement, the Company consummates any Company acquisition proposal or executes a definitive agreement with respect to any Company acquisition proposal that is later consummated;

●     the Company terminates the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal (other than an unmatched superior proposal, as defined below); or

●     ARCP terminates due to (i) the Company’s board of directors making an adverse recommendation change, (ii) the Company, the Company operating partnership or the general partner of the Company operating partnership breaches (A) its obligations relating to this document or the special meeting or (B) the go shop or no shop provisions in the merger agreement, or (iii) the Company enters into an alternative acquisition agreement (in each case other than a termination that is related to an unmatched superior proposal).

The Company has agreed to pay a termination fee of $11 million plus a fixed expense reimbursement amount of $4 million to ARCP if:

●     the Company enters into an alternative acquisition agreement with respect to an unmatched superior proposal (as defined below) during the relevant period (as defined above); or

●     ARCP terminates due to (i) the Company’s board of directors making an adverse recommendation change, (ii) the Company, the Company operating partnership or the general partner of the Company operating partnership breaches (A) its obligations relating to this document or the special meeting or (B) the go shop or no shop provisions in the merger agreement, or (iii) the Company enters into an alternative acquisition agreement (in each case if the termination relates to an unmatched superior proposal).

For the purposes of this document, “unmatched superior proposal” means a qualified go shop proposal that, following the end of the four-business day period of the match right procedures described above in “The Merger Agreement—Go Shop Period and No Solicitation of Transactions by the Company,” the Company’s board of directors (or any committee thereof) determines in good faith, after consultation with outside legal counsel and financial advisors (and after taking into account any changes to the merger agreement proposed in writing by ARCP and Merger Sub as described above in “The Merger Agreement—Go Shop Period and No Solicitation of Transactions by the Company”) continues to constitute a superior proposal. An unmatched superior proposal, however, can only constitute an unmatched superior proposal through the end of the relevant period. Additionally, a qualified go shop proposal that is the subject of a notice of superior proposal and with respect to which ARCP makes adjustments in the terms and conditions of the merger agreement pursuant to the match right procedure described above in “The Merger Agreement—Go Shop Period and No Solicitation of Transactions by the Company” so that the Company acquisition proposal that is the subject of such qualified go shop proposal ceases to constitute a superior proposal will not thereafter be eligible to become an unmatched superior proposal.

Miscellaneous Provisions

Payment of Expenses

Other than as described above in “The Merger Agreement—Termination Fee and Expenses Payable by the Company to ARCP,” the merger agreement provides that each party will pay its own fees and expenses in connection with the merger agreement, except that (i) ARCP is responsible for all costs and expenses associated with the convertible notes and trust preferred securities redemptions, the prepayment amounts under certain loan documents and the other prepayments associated with consents and notices required under the terms of the merger agreement and (ii) the Company and ARCP will share equally all expenses related to the printing, filing and distribution of this document (other than attorneys’ and accountants’ fees).

Specific Performance

The parties to the merger agreement are entitled to injunctions, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in addition to any and all other remedies at law or in equity.

Amendment

The parties to the merger agreement may amend the merger agreement by mutual agreement taken or authorized by their respective boards of directors (or similar governing body or entity), provided that, after approval of the merger and the other transactions contemplated by the merger agreement by the holders of the Company common stock, no amendment may be made which changes the form or amount of the consideration to be delivered to the holders of Company common stock or which by law or in accordance with the rules of any stock exchange requires further approval by the holders of Company common stock, without the approval of such Company stockholders.

Waiver

Prior to the effective time of the merger, ARCP or the Company may extend the time for performance of any obligation of the other or waive any inaccuracy in the representations and warranties of the other or the other party’s compliance with any agreement or condition contained in the merger agreement to the extent permitted by law.

No Third-Party Beneficiaries

There are no third-party beneficiaries to the merger agreement other than, after the effective time of the merger, the rights of the director, officers and certain other persons to be indemnified.

Governing Law

The merger agreement is governed by the laws of the State of Maryland (without giving effect to choice of law principles thereof). Each party agreed to waive its respective rights to a jury trial.

VOTING AGREEMENT

Concurrently with the execution of the merger agreement, ARCP entered into a voting agreement with Paul H. McDowell, Chairman of the Board and Chief Executive Officer of the Company, Shawn P. Seale, Senior Vice President, Chief Financial Officer and Treasurer of the Company, William R. Pollert, President of the Company, Robert C. Blanz, Senior Vice President and Chief Investment Officer of the Company, and Paul C. Hughes, Vice President, General Counsel and Corporate Secretary of the Company. In the voting agreement, each of Messrs. McDowell, Seale, Pollert, Blanz and Hughes has agreed to vote all of his shares of Company common stock in favor of approval of the merger and the other transactions contemplated by the merger agreement, subject to certain limitations. Messrs. McDowell, Seale, Pollert, Blanz and Hughes have also agreed to vote against certain actions or proposals that would reasonably be expected to impede, impair or materially interfere with, delay or postpone the completion of the merger or any other transaction contemplated by the merger agreement. The voting agreement also restricts the ability of each of Messrs. McDowell, Seale, Pollert, Blanz and Hughes to sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance or assignment of, his shares of Company common stock, subject to certain exceptions.

Approximately 3,114,342 shares of Company common stock (708,396 shares beneficially owned by Mr. McDowell, 725,521 shares beneficially owned by Mr. Seale, 707,113 shares beneficially owned by Mr. Pollert, 671,648 shares beneficially owned by Mr. Blanz and 301,664 shares held by Mr. Hughes), or approximately 3.5% of the outstanding shares of Company common stock as of [●], 2013, are subject to the voting agreement.

The voting agreement will terminate upon the earliest to occur of (i) the effective time of the merger, (ii) the date of termination of the merger agreement in accordance with its terms, (iii) any adverse recommendation change and (iv) at the option of each of Messrs. McDowell, Pollert, Seale, Blanz and Hughes, any change or modification to the terms of the merger agreement that results in a decrease in the common merger consideration.

The full text of the voting agreement is attached to this document as Annex D and is incorporated in this document by reference.

 MARKET PRICE OF OUR COMMON STOCK

Shares of Company common stock are traded on the NYSE under the ticker symbol “LSE.” On May 24, 2013, the last trading day prior to the date of the public announcement of the merger agreement, the closing price of the Company common stock on the NYSE was $7.10 per share. On [●], 2013, the last trading day before the date of this document, the closing price of the Company common stock on the NYSE was $[●] per share. You are encouraged to obtain current market quotations for shares of the Company common stock.

	Market Price Range
	High	Low	Dividend
Fiscal Year Ending December 31, 2011:
First Quarter	$6.01	$5.18	$0.065
Second Quarter	5.60	4.73	0.065
Third Quarter	5.01	3.47	0.065
Fourth Quarter	4.33	3.06	0.065
Fiscal Year Ended December 31, 2012:
First Quarter	$4.41	$3.85	$0.065
Second Quarter	4.26	3.85	0.065
Third Quarter	5.45	4.09	0.070
Fourth Quarter	5.62	4.65	0.075
Fiscal Year Ended December 31, 2013:
First Quarter	$6.38	$5.20	$0.0775
Second Quarter	8.74	5.97	$0.0775

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the “beneficial ownership,” as that term is defined in the SEC’s rules and regulations, of the Company common stock as of [●], 2013 by (i) each of our directors, (ii) each of our executive officers and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

	Beneficial Ownership
Name	Shares of Company Common Stock(1)		Percentage of Class(2)
Paul H. McDowell	744,745		*
Shawn P. Seale	800,178	(3)	*
William R. Pollert	712,113	(4)	*
Robert C. Blanz	705,048		*
Paul C. Hughes	327,014		*
Michael E. Gagliardi	75,350	(5)	*
Catherine F. Long	45,050		*
Jeffrey F. Rogatz	61,350		*
Howard A. Silver	76,800		*
Directors and executive officers as a group
Total	3,547,648		4.0%

* Represents less than 1% of the outstanding Company common stock.

(1)     Includes shares of common stock subject to restricted stock awards under the Company’s stock plan for which the person has the right to vote as follows: Mr. McDowell, 175,091; Mr. Seale, 172,541; Mr. Pollert, 140,114; Mr. Blanz, 165,147; Mr. Hughes, 102,265; Mr. Gagliardi, 15,800; Ms. Long, 15,800; Mr. Rogatz, 15,800; Mr. Silver, 17,167; and all directors and executive officers as a group, 819,725. Also includes performance share awards under the stock plan that comprise performance share units tied to a target number of shares of common stock, which will vest on an accelerated basis upon completion of the merger as follows: Mr. McDowell, 36,350; Mr. Seale, 33,800; Mr Blanz, 33,400; and Mr. Hughes, 25,350.

(2)     The percentage ownership calculation has been made on the basis of [●] outstanding shares of Company common stock as of [●].

(3)     Includes 10,858 shares owned by his spouse and 30,000 shares owned by his mother-in-law and father-in-law. Mr. Seale disclaims beneficial ownership of these shares.

(4)      Includes 5,000 shares owned by his spouse. Mr. Pollert disclaims beneficial ownership of these shares.

(5)     Includes 2,500 shares owned by his spouse and 500 shares owned by his daughter. Mr. Gagliardi disclaims beneficial ownership of these shares.

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of Company common stock as of [●], 2013. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Name and Address of Beneficial Owner	Shares of Company Common Stock Beneficially Owned	Percentage of Class

The Vanguard Group, Inc.(1)	8,048,759	9.1%
100 Vanguard Blvd. Malvern, PA 19355

Huber Capital Management LLC(2)	6,042,925	6.8%
2321 Rosecrans Ave. Suite 3245 El Segundo, CA 90245

BlackRock, Inc.(3)	5,885,325	6.6%
40 East 52nd Street New York, NY 10022

Vanguard Specialized Funds-Vanguard REIT Index Fund(4)	4,541,820	5.1%
100 Vanguard Blvd. Malvern, PA 19355

FMR LLC, et al.(5)	4,449,996	5.0%
82 Devonshire Street Boston, MA 02109

(1)     Based on information obtained from a Schedule 13G/A filed with the SEC on February 12, 2013, by The Vanguard Group, Inc., or Vanguard, on behalf of itself and its wholly owned subsidiaries Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., Vanguard has sole voting power with respect to 89,203 shares, sole dispositive power with respect to 7,964,656 shares and shared dispositive power with respect to 84,103 shares. The number of shares held may have changed since the filing of the form.

(2)     Based on information obtained from a Schedule 13G/A filed with the SEC on February 12, 2013, by Huber Capital Management LLC, or Huber, Huber has sole voting power with respect to 3,318,440 shares, shared voting power with respect to 583,275 shares and sole dispositive power with respect to 6,042,925 shares. The number of shares held may have changed since the filing of the form.

(3)     Based on information obtained from a Schedule 13G/A filed with the SEC on February 1, 2013, by BlackRock, Inc., or BlackRock, on behalf of itself and its wholly owned subsidiaries BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Fund Managers Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Japan Co. Ltd., BlackRock has sole voting and dispositive power with respect to 5,885,325 shares. The number of shares held may have changed since the filing of the form.

(4)     Based on information obtained from a Schedule 13G/A filed with the SEC on February 14, 2013, by Vanguard Specialized Funds-Vanguard REIT Index Fund, or Vanguard REIT Index Fund, Vanguard REIT Index Fund has sole voting and dispositive power with respect to 4,541,820 shares. The number of shares held may have changed since the filing of the form.

(5)     Based on information obtained from a Schedule 13G/A filed with the SEC on June 7, 2013, by FMR LLC, Edward C. Johnson 3d and Fidelity Management & Research Company, or Fidelity, the Board of Trustees of Fidelity, through control of Fidelity, has sole voting power with respect to 4,449,996 shares, and FMR LLC and Edward C. Johnson 3d, through control of Fidelity, have sole dispositive power with respect to 4,449,996 shares. The number of shares held may have changed since the filing of the form.

NO DISSENTERS’ RIGHTS OF APPRAISAL

Under Maryland corporation law, because the shares of Company common stock were listed on the NYSE on the record date for determining stockholders entitled to vote at the special meeting, Company common stockholders who object to the merger do not have any appraisal rights or dissenters’ rights in connection with the merger. However, Company common stockholders may vote against the merger and the other transactions contemplated by the merger agreement. Under Maryland corporation law, the Company preferred stockholders do not have any appraisal rights or dissenters’ rights in connection with the merger.

SUBMISSION OF STOCKHOLDER PROPOSALS

We intend to hold an annual meeting in 2014 only if the merger is not completed. If we hold such an annual meeting, in order to be eligible for inclusion in the proxy materials for the Company’s 2014 annual meeting of stockholders, stockholder proposals must be received at the Company’s principal executive offices, Attention: Corporate Secretary, by December 31, 2013. We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies. A Company stockholder who wishes to present a proposal at the Company’s 2014 annual meeting of stockholders, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to the Company’s principal executive offices, Attention: Corporate Secretary, no earlier than December 31, 2013 and no later than January 30, 2014. In addition to the timing requirements set forth above, our amended and restated bylaws contain certain additional requirements that a stockholder must meet to nominate one or more persons for election as directors at an annual meeting or to make any other proposal to be acted upon at an annual meeting. Article II, Section 12 of our amended and restated bylaws allows any stockholder entitled to vote in the election of directors generally to nominate one or more persons for election as directors at an annual meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered in writing to our Corporate Secretary not later than the 90th day nor more than the 120th day before the anniversary of the date of the first mailing of our proxy statement for the immediately preceding year’s annual meeting, provided that in the event that the date of the mailing of the notice for the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by us. Because the 2013 annual proxy statement was first mailed to our stockholders on April 30, 2013, our Corporate Secretary must receive written notice of a stockholder’s intent to make such nomination or nominations at the 2014 annual meeting not later than the close of business on January 30, 2014, and not earlier than the close of business on December 31, 2013.

OTHER MATTERS

Under Maryland law, notice of a special meeting of stockholders must state the purpose of the meeting. As a result, matters other than the merger proposal, the non-binding compensation proposal and the adjournment proposal will not be brought before the special meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file certain reports, proxy statements and other information with the SEC under the Exchange Act. You may obtain copies of this information in person or by mail from the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov and on our website at www.caplease.com under Investors—SEC Filings—Filings. The information contained on the Company’s website is expressly not incorporated by reference into this document.

Any person, including any beneficial owner, to whom this document is delivered may request copies of reports, proxy statements, any documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to us at CapLease, Inc., 1065 Avenue of the Americas, New York, New York 10018, Attention: Corporate Secretary. If you would like to request documents, please do so at least five business days prior to the special meeting in order to receive them before the special meeting.

We are “incorporating by reference” information into this document, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except to the extent that the information is superseded by information in this document. Each statement contained in this document, or in any document incorporated by reference in this document regarding the contents of any contract or other documents are not necessarily complete and such statement is qualified in its entirety by reference to that contract or other document filed with the SEC.

The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

●     Proxy Statement on Schedule 14A for the Company’s annual meeting held June 12, 2013, filed with the SEC on April 19, 2013;

●     Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 21, 2013;

●     Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 8, 2013; and

●     Current Reports on Form 8-K filed with the SEC on June 24, 2013, June 14, 2013, May 28, 2013, May 8, 2013, April 9, 2013, April 3, 2013, March 15, 2013, March 1, 2013, February 15, 2013, January 24, 2013, and January 16, 2013.

We also incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the date of the special meeting. The information contained in any of these documents will be considered part of this document from the date these documents are filed. The information we file later with the SEC will automatically update and supersede the information contained in this document. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

If you have any questions about this document, the special meeting or the mergers, or if you would like additional copies of this document, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call toll free: (877) 456-3463

Banks and brokers call collect: (212) 750-5833

OR

CapLease, Inc.

1065 Avenue of the Americas

New York, New York 10018

(212) 217-6300

Attention: Corporate Secretary

This document does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained in this document to vote your shares of Company common stock at the special meeting. We have not authorized anyone to provide you with information that is different from, or in addition to, what is contained in this document or in any of the materials that are incorporated by reference in this document. This document is dated [●], 2013. You should not assume that the information contained in this document is accurate as of any date other than that date, unless the information specifically indicates that another date applies and the mailing of this document to Company stockholders does not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

By and Among

AMERICAN REALTY CAPITAL PROPERTIES, INC.,

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.,

SAFARI ACQUISITION, LLC,

CAPLEASE, INC.,

CAPLEASE, LP

and

CLF OP GENERAL PARTNER LLC

Dated as of May 28, 2013

A-i

A-ii

Exhibit A – Voting Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of May 28, 2013 (this “Agreement”), is made by and among American Realty Capital Properties, Inc., a Maryland corporation (“Parent”), ARC Properties Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of Parent (the “Parent Operating Partnership”), Safari Acquisition, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub”), CapLease, Inc., a Maryland corporation (the “Company”), Caplease, LP, a Delaware limited partnership and the operating partnership of the Company (the “Company Operating Partnership”), and CLF OP General Partner LLC, a Delaware limited liability company, a direct wholly owned subsidiary of the Company and the sole general partner of the Company Operating Partnership (the “Company OP General Partner”).

W I T N E S S E T H :

WHEREAS, the Company is a Maryland corporation organized and operating as a real estate investment trust for U.S. federal income tax purposes that holds interests in properties directly and indirectly through the Company Operating Partnership;

WHEREAS, Parent is a Maryland corporation organized and operating as a real estate investment trust for U.S. federal income tax purposes that holds interests in properties through the Parent Operating Partnership and is the sole general partner of the Parent Operating Partnership;

WHEREAS, the parties hereto wish to effect a business combination transaction in which (i) the Company will be merged with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”), and each outstanding share of (A) common stock, $0.01 par value per share (the “Company Common Stock”), of the Company, and (B) preferred stock, $0.01 par value per share (the “Company Preferred Stock”), of the Company, which Company Preferred Stock consists of (x) 8.125% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), (y) 8.375% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) and (z) 7.25% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”), will be converted into the right to receive the applicable Merger Consideration (as defined herein), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the MGCL and the DLLCA, and (ii) the Company Operating Partnership will be merged with and into the Parent Operating Partnership, with the Parent Operating Partnership being the surviving entity (the “Partnership Merger” and together with the Merger, the “Mergers”), and each outstanding Class B Unit will be converted into the right to receive the Partnership Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DRULPA;

WHEREAS, the Company Board and the Parent Board have each separately approved this Agreement, the Merger and the other transactions contemplated by this Agreement and declared that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable;

WHEREAS, the Company OP General Partner, as the sole general partner of the Company Operating Partnership, and Parent, as the sole general partner of the Parent Operating Partnership, have each separately approved this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement and declared that this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement are advisable;

WHEREAS, the Company Board has directed that the Merger and the other transactions contemplated by this Agreement be submitted for consideration at a meeting of the holders of the Company Common Stock and has resolved to recommend that the holders of the Company Common Stock vote to approve the Merger and the other transactions contemplated by this Agreement;

WHEREAS, Parent, in its capacity as the sole member of Merger Sub, has taken all actions required for the execution of this Agreement by Merger Sub and to adopt and approve this Agreement and to approve the consummation by Merger Sub of the Merger and the other transactions contemplated by this Agreement;

WHEREAS, as a condition and inducement to the Parent Parties’ willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, each of the stockholders of the Company listed on Exhibit A hereto have, in their capacity as stockholders of the Company, executed and delivered to Parent a Stockholder Voting Agreement pursuant to which each such stockholder has agreed to vote to approve the Merger and the other transactions contemplated by this Agreement; and

WHEREAS, each of the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Mergers, and also to prescribe various conditions to the Mergers.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1       Definitions.

(a)     For purposes of this Agreement:

“Acceptable Confidentiality Agreement” shall mean a confidentiality agreement that contains provisions as to the treatment of confidential information that are no less favorable in any material respect to the Company than those contained in the Confidentiality Agreement (except for such changes necessary for the Company to comply with its obligations under this Agreement).

“Action” shall mean any claim, action, suit, proceeding, arbitration, mediation or other investigation.

“Affiliate” of a specified Person shall mean a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Books and Records” means all of the books, records, files, data and information, whether in hard copy or digital format, including organizational documents, leases, debt related documents, title policies, environmental reports, financial and accounting records, Tax records, credit and collection records, correspondence and miscellaneous records with respect to tenants and all other general correspondence, in each case relating to the Company, a Company Subsidiary or their respective businesses.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.

“Class A Unit” shall mean a Partnership Unit designated by the Company Operating Partnership as a Class A Unit under the Company Partnership Agreement.

“Class B Unit” shall mean a Partnership Unit designated by the Company Operating Partnership as a Class B Unit under the Company Partnership Agreement.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Company Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each employment, consulting, collective bargaining, termination, severance, change in control, separation, salary continuation, retention, stock option, restricted stock or other equity awards, stock purchase, deferred compensation, bonus, incentive compensation, profit sharing, commission, fringe benefit, tuition, scholarship, relocation, service award, company car, payroll practice, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, paid time off, perquisite, retirement, pension, or savings or any other compensation or employee benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA and whether written or unwritten, insured or self-insured or domestic or foreign, in each case established, sponsored, maintained or contributed to, or required to be maintained or contributed to, or with respect to which any obligation to contribute has or had been undertaken by the Company, any Company Subsidiary or any ERISA Affiliate or with respect to which the Company, any Company Subsidiary or any ERISA Affiliate may have or has had any obligation or liability (whether actual or contingent), in any case on behalf of any employee, officer, director, stockholder or other service provider of the Company or any Company Subsidiary (whether current, former or retired) or their beneficiaries.

“Company Employee” shall mean each employee of the Company and/or any Company Subsidiary.

“Company Financial Advisors” shall mean Wells Fargo Securities, LLC and Houlihan Lokey Financial Advisors, Inc.

“Company Material Adverse Effect” shall mean any event, circumstance, change or effect (a) that is material and adverse to the business, assets, properties, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (b) that will, or would reasonably be expected to, prevent or materially impair the ability of the Company Parties to consummate the Mergers before the Outside Date; provided, however, that for purposes of clause (a) “Company Material Adverse Effect” shall not include any event, circumstance, change or effect to the extent arising out of or resulting from (i) any failure of the Company to meet any projections or forecasts or any decrease in the market price of the Company Common Stock or Company Preferred Stock (it being understood and agreed that any event, circumstance, change or effect giving rise to such failure or decrease shall be taken into account in determining whether there has been a Company Material Adverse Effect), (ii) any events, circumstances, changes or effects that affect the commercial real estate REIT industry generally, (iii) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (iv) any changes in legal or regulatory conditions, (v) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (vi) the negotiation, execution or announcement of this Agreement, or the consummation or anticipation of the Mergers or other transactions contemplated hereby, (vii) the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement, or the taking of any action at the written request or with the prior written consent of an executive officer of Parent, (viii) fires, earthquakes, tornadoes, hurricanes, floods or other weather-related events or natural disasters, (ix) any damage or destruction of any Company Property that is substantially covered by insurance or (x) changes in Law or GAAP, which in the case of each of clauses (ii), (iii), (iv), (v) and (x) do not adversely affect the Company and the Company Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the commercial real estate REIT industry in the United States.

“Company Office Lease” shall mean the Office Lease, dated as of April 19, 2006, by and between Trizechahn 1065 Avenue of the Americas Property Owner LLC, as landlord, and the Company, as tenant, as amended, modified or supplemented through the date hereof, for the entire 23rd Floor of the building located at 1065 Avenue of the Americas, New York, NY 10018.

“Company Option” shall mean any option to purchase shares of Company Common Stock under a Company Stock Plan or otherwise.

“Company Parties” shall mean the Company, the Company Operating Partnership and the Company OP General Partner.

“Company Partnership Agreement” shall mean the First Amended and Restated Limited Partnership Agreement of the Company Operating Partnership, entered into June 13, 2006, as amended, modified or supplemented through the date hereof.

“Company Performance Share” shall mean any performance share award that may be settled in Company Common Stock upon achievement of performance metrics granted pursuant to a Company Stock Plan.

“Company Restricted Stock” shall mean any shares of Company Common Stock granted pursuant to a Company Stock Plan or otherwise that are subject to restrictions on transfer and/or risk of forfeiture.

“Company Stock Plans” shall mean the Company’s 2004 Stock Incentive Plan and any other plan or arrangement pursuant to which the Company may grant or issue, or has granted or issued, equity incentive awards.

“Company Stockholder Meeting” shall mean the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.

“Company Subsidiary” shall mean (a) any corporation of which more than fifty percent (50%) of the outstanding voting securities is, directly or indirectly, owned by the Company, and (b) any partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by the Company or of which the Company or any Company Subsidiary is a general partner, manager, managing member or the equivalent, including the Company Operating Partnership and the Company OP General Partner.

“Confidentiality Agreement” shall mean the letter agreement, dated March 12, 2013, as amended from time to time, between the Company and Parent.

“control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Convertible Notes” shall mean the 7.50% Convertible Senior Notes due 2027 issued by the Company pursuant to the terms of the Indenture.

“Delaware Secretary” shall mean the Secretary of State of the State of Delaware.

“DLLCA” shall mean the Delaware Limited Liability Company Act, as amended.

“DRULPA” shall mean the Delaware Revised Uniform Partnership Act, as amended.

“Environmental Law” shall mean any Law (including common law) relating to the pollution or protection of the environment (including air, surface water, groundwater, land surface or subsurface land), or human health or safety (as such matters relate to Hazardous Substances), including Laws relating to the use, handling, presence, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances.

“Environmental Permit” shall mean any permit, approval, license or other authorization required under any applicable Environmental Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any entity, trade or business (whether or not incorporated) that would be treated as a single employer with the Company or any Company Subsidiary under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expense Amount” shall mean $4,000,000.

“Expenses” shall mean all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder approvals, engaging the services of the Exchange Agent, obtaining third party consents, any other filings with the SEC and all other matters related to the closing of the Mergers and the other transactions contemplated by this Agreement.

“GAAP” shall mean the United States generally accepted accounting principles.

“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, arbitration panel, or any governmental or quasi-governmental, regulatory, judicial or administrative authority, board, bureau, agency, commission or self-regulatory organization.

“Hazardous Substances” shall mean (i) those substances listed in, defined in or regulated under any Environmental Law, including the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; and (iii) polychlorinated biphenyls, mold, methane, asbestos, and radon.

“Indebtedness” shall mean, with respect to any Person, (i) all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions and (vii) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument.

“Indemnitee” shall mean any individual who, on or prior to the Effective Time, was an officer, director, partner, manager, member, trustee or agent of the Company or any Company Subsidiary or who served at the request of the Company or any Company Subsidiary as an officer, director, partner, manager, member or trustee of any other corporation, partnership, limited partnership, limited liability company, trust, association, employee benefit plan or other enterprise.

“Indenture” shall mean the Indenture, dated as of October 9, 2007, by and among the Company, the Company Operating Partnership, Caplease Debt Funding, LP, Caplease Services Corp., Caplease Credit LLC and Deutsche Bank Trust Company Americas, as Trustee, as amended, modified or supplemented through the date hereof.

“Intellectual Property” shall mean all United States and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and symbols, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) copyrightable works and copyrights, (iv) confidential and proprietary information, including trade secrets, know-how, ideas, formulae, models and methodologies, (v) all rights in the foregoing and in other similar intangible assets and (vi) all applications and registrations for the foregoing.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“IRS” shall mean the United States Internal Revenue Service or any successor agency.

“Junior Subordinated Indenture” shall mean the Junior Subordinated Indenture, dated as of December 13, 2005, by and between the Company Operating Partnership and JPMorgan Chase Bank, National Association, as Trustee, as amended, modified or supplemented through the date hereof.

“KeyBank Credit Agreement” shall mean the Credit Agreement, dated as of October 12, 2012, by and among Caplease Debt Funding, LP, as Borrower, the financial institutions party thereto and their assignees under Section 14.6 thereof, as Lenders, KeyBank National Association, as Administrative Agent, and KeyBank Capital Markets, as Sole Lead Arranger and Bookrunner, as amended, modified or supplemented through the date hereof.

“knowledge” shall mean the actual knowledge, after inquiry reasonable under the circumstances, of: (i) for any Company Party, each person identified as a named executive officer of the Company in the Company’s 2013 Proxy Statement; and (ii) for any Parent Party, each person identified as an executive officer of Parent in Parent’s 2013 Proxy Statement.

“Law” shall mean any and all domestic (federal, state or local) or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority.

“Lien” shall mean with respect to any asset (including any security), any mortgage, deed of trust, claim, condition, covenant, lien, pledge, charge, security interest, preferential arrangement, option or other third party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Loan Agreements” shall mean, collectively, the Wells Fargo Revolving Credit Agreement and the KeyBank Credit Agreement.

“Merger Consideration” shall mean, collectively, the Common Merger Consideration, the Preferred Merger Consideration and the Partnership Merger Consideration.

“MGCL” shall mean the Maryland General Corporation Law, as amended.

“NASDAQ” shall mean the NASDAQ Stock Market.

“NYSE” shall mean the New York Stock Exchange.

“Order” shall mean a judgment, order or decree of a Governmental Authority.

“Parent Board” means the board of directors of Parent.

“Parent Material Adverse Effect” shall mean any event, circumstance, change or effect that will, or would reasonably be expected to, prevent or materially impair the ability of the Parent Parties to consummate the Mergers before the Outside Date.

“Parent Parties” shall mean Parent, Merger Sub and the Parent Operating Partnership.

“Parent Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of the Parent Operating Partnership, dated as of February 28, 2013, as amended, modified or supplemented through the date hereof.

“Parent Subsidiary” shall mean (a) any corporation of which more than fifty percent (50%) of the outstanding voting securities is, directly or indirectly, owned by Parent, and (b) any partnership, limited liability company or other entity of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by Parent or of which Parent or any Parent Subsidiary is a general partner, manager, managing member or the equivalent.

“Partnership Unit” shall have the meaning set forth in the Company Partnership Agreement.

“Person” shall mean an individual, corporation, partnership, limited partnership, limited liability company, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or a Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority.

“Preferred Partnership Units” shall mean, collectively, the Series A Preferred Units, the Series B Preferred Units and the Series C Preferred Units.

“Qualified Go Shop Proposal” shall mean a Company Acquisition Proposal received by the Company from a Go Shop Bidder with respect to which the Company Board (or any committee thereof) determined at any time prior to the No Shop Period Start Date is a Superior Proposal; provided that if any Third Party or any of its Affiliates makes more than one Company Acquisition Proposal that the Company Board (or any committee thereof) determines is a Superior Proposal prior to the No Shop Period Start Date, only the first such Company Acquisition Proposal received by the Company from any such Person shall be deemed to be a Qualified Go Shop Proposal. Any Qualified Go Shop Proposal (including any Qualified Go Shop Proposal that is thereafter amended or modified, including after the Company has complied with its obligations under Section 6.5(e)), shall continue to be a Qualified Go Shop Proposal.

“Relevant Period” shall mean, with respect to any Qualified Go Shop Proposal, (i) if Parent receives a Notice of Superior Proposal from the Company with respect to such Qualified Go Shop Proposal on or prior to June 30, 2013, the period from and after the date of this Agreement until the No Shop Period Start Date, and (ii) if Parent receives a Notice of Superior Proposal from the Company with respect to such Qualified Go Shop Proposal on or after to July 1, 2013, the period from and after the date of this Agreement until (A) if Parent makes such adjustments in the terms and conditions of this Agreement pursuant to Section 6.5(e) such that the Company Acquisition Proposal that is the subject of such Qualified Go Shop Proposal ceases to constitute a Superior Proposal, 11:59 p.m. (New York City Time) on the seventh (7th) calendar day following the No Shop Period Start Date and (B) if Parent does not make adjustments in the terms and conditions of this Agreement pursuant to Section 6.5(e) such that the Company Acquisition Proposal that is the subject of such Qualified Go Shop Proposal ceases to constitute a Superior Proposal, the close of business on the first (1st) Business Day after the fourth (4th) Business Day following receipt by Parent of such Notice of Superior Proposal.

“Representative” shall mean, with respect to any Person, such Person’s directors, officers, employees, consultants, advisors (including attorneys, accountants, consultants, investment bankers and financial advisors), agents and other representatives.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended.

“SEC” shall mean the United States Securities and Exchange Commission (including the staff thereof).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series A Preferred Unit” shall mean a Partnership Unit designated by the Company Operating Partnership as a Series A Preferred Unit under the Company Partnership Agreement.

“Series B Preferred Unit” shall mean a Partnership Unit designated by the Company Operating Partnership as a Series B Preferred Unit under the Company Partnership Agreement.

“Series C Preferred Unit” shall mean a Partnership Unit designated by the Company Operating Partnership as a Series C Preferred Unit under the Company Partnership Agreement.

“Tax” or “Taxes” shall mean any and all federal, state, local or foreign or other taxes of any kind, together with any interest, penalties and additions to tax, imposed by any Governmental Authority, including taxes on or with respect to income, franchises, gross receipts, gross income, property, sales, use, transfer, capital stock, payroll, employment, unemployment, alternative or add on minimum, estimated and net worth, and taxes in the nature of excise, withholding, backup withholding and value added taxes, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the tax liability of any other Person.

“Tax Return” shall mean any return, report or similar statement, together with any attached schedule, that is required to be provided to a Governmental Authority with respect to Taxes, including information returns, refunds claims, amended returns and declarations of estimated Tax.

“Termination Payment” shall mean the sum of the Termination Fee and the Expense Amount payable pursuant to Section 8.3.

“Third Party” shall mean any Person or group of Persons other than the Parent Parties and their respective Affiliates.

“Trust Preferred Securities” shall mean the unsecured junior subordinated notes issued by the Company Operating Partnership through its wholly owned subsidiary, Caplease Statutory Trust I, a Delaware statutory trust, pursuant to the terms of the Junior Subordinated Indenture.

“Unmatched Superior Proposal” shall mean a Qualified Go Shop Proposal that, following the end of the four (4) Business Day period contemplated in Section 6.5(e), the Company Board (or any committee thereof) has determined in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to this Agreement proposed in writing by Parent and Merger Sub in response to the Notice of Superior Proposal with respect to such Qualified Go Shop Proposal during such four (4) Business Day period, continues to constitute a Superior Proposal; provided, however, that notwithstanding anything to the contrary contained herein, an Unmatched Superior Proposal shall only constitute an Unmatched Superior Proposal through the end of the Relevant Period; and provided further that a Qualified Go Shop Proposal that is the subject of a Notice of Superior Proposal and with respect to which Parent makes adjustments in the terms and conditions of this Agreement pursuant to Section 6.5(e) such that the Company Acquisition Proposal that is the subject of such Qualified Go Shop Proposal ceases to constitute a Superior Proposal shall not thereafter be eligible to become an Unmatched Superior Proposal.

“Wells Fargo Revolving Credit Agreement” shall mean the Credit Agreement, dated as of June 29, 2012, by and among, the Company Operating Partnership, PREFCO Dix-Neuf LLC, PREFCO Nineteen Limited Partnership, CLF Cane Run Member, LLC, CLF Cane Run Louisville, LLC, CLF Landmark Omaha LLC, CLF Dodge Omaha LLC, KDC Busch Boulevard LLC and CLF 555 N Daniels Way LLC, as Borrowers, the financial institutions party thereto and their assignees under Section 13.6 thereof, as Lenders, Wells Fargo Bank, National Association, as Administrative Agent, and Wells Fargo Securities, LLC, as Sole Lead Arranger and Bookrunner, as amended, modified or supplemented through the date hereof.

(b)     The following terms shall have the respective meanings set forth in the Section set forth below opposite such term:

Acceptable Confidentiality Agreement	Section 1.1(a)
Action	Section 1.1(a)
Adverse Recommendation Change	Section 6.5(e)
Advisor	Section 6.10
Affiliate	Section 1.1(a)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.5(b)
Articles of Merger	Section 2.3(a)
Book-Entry Share	Section 3.1(a)(ii)
Books and Records	Section 1.1(a)
Business Day	Section 1.1(a)
Certificate	Section 3.1(a)(ii)
Certificate of Merger	Section 2.3(a)
Class A Unit	Section 1.1(a)
Class B Unit	Section 1.1(a)
Closing	Section 2.2
Closing Date	Section 2.2
Code	Section 1.1(a)
Common Merger Consideration	Section 3.1(a)(ii)
Company	Preamble
Company 401(k) Plans	Section 6.10
Company Acquisition Proposal	Section 6.5(j)(i)
Company Benefit Plan	Section 1.1(a)
Company Board	Section 4.4(a)
Company Bylaws	Section 4.2
Company Charter	Section 4.2
Company Common Stock	Recitals
Company Disclosure Letter	Article IV
Company Employee	Section 1.1(a)
Company Financial Advisors	Section 1.1(a)
Company Insurance Policies	Section 4.18
Company Leases	Section 4.16(h)
Company Material Adverse Effect	Section 1.1(a)
Company Material Contract	Section 4.12(a)
Company MBS	Section 4.25(a)
Company MBS Principal Agreements	Section 4.25(b)
Company Mortgage Files	Section 4.26(a)
Company Mortgage Loans	Section 4.26(a)
Company Mortgage Notes	Section 4.26(a)
Company Office Lease	Section 1.1(a)
Company Operating Partnership	Preamble
Company OP General Partner	Preamble

Company Option	Section 1.1(a)
Company Parties	Section 1.1(a)
Company Performance Shares	Section 1.1(a)
Company Permits	Section 4.6(a)
Company Permitted Liens	Section 4.16(b)
Company Preferred Stock	Recitals
Company Properties	Section 4.16(a)
Company Property	Section 4.16(a)
Company Recommendation	Section 4.4(a)
Company Restricted Stock	Section 1.1(a)
Company SEC Filings	Section 4.7(a)
Company Stock Plans	Section 1.1(a)
Company Stockholder Approval	Section 4.21
Company Stockholder Meeting	Section 1.1(a)
Company Subsidiary	Section 1.1(a)
Company Subsidiary Partnership	Section 4.17(h)
Company Tax Protection Agreements	Section 4.17(h)
Company Third Party	Section 4.16(l)
Company Title Insurance Policy	Section 4.16(n)
Confidentiality Agreement	Section 1.1(a)
Continuing 401(k) Plan	Section 6.10
Continuing Employees	Section 6.10
control	Section 1.1(a)
Convertible Notes	Section 1.1(a)
Convertible Notes Redemption	Section 6.19(a)
D&O Insurance	Section 6.9(c)
Delaware Secretary	Section 1.1(a)
DLLCA	Section 1.1(a)
DRULPA	Section 1.1(a)
Effective Time	Section 2.3(a)
Environmental Law	Section 1.1(a)
Environmental Permit	Section 1.1(a)
ERISA	Section 1.1(a)
ERISA Affiliate	Section 1.1(a)
Exchange Act	Section 1.1(a)
Exchange Agent	Section 3.2(a)
Exchange Fund	Section 3.2(a)
Expense Amount	Section 1.1(a)
Expenses	Section 1.1(a)
Funded Debt Payoff Amount	Section 6.2
GAAP	Section 1.1(a)
Go Shop Bidder	Section 6.5(a)

Go Shop Period	Section 6.5(a)
Governmental Authority	Section 1.1(a)
Hazardous Substances	Section 1.1(a)
Indebtedness	Section 1.1(a)
Indemnitee	Section 1.1(a)
Indenture	Section 1.1(a)
Inquiry	Section 6.5(b)
Intellectual Property	Section 1.1(a)
Interim Period	Section 6.1(a)
Investment Company Act	Section 1.1(a)
IRS	Section 1.1(a)
Junior Subordinated Indenture	Section 1.1(a)
KeyBank Credit Agreement	Section 1.1(a)
knowledge	Section 1.1(a)
Law	Section 1.1(a)
Letter of Transmittal	Section 3.2(c)(i)
Lien	Section 1.1(a)
Loan Agreements	Section 1.1(a)
Material Company Leases	Section 4.16(i)
Merger	Recitals
Merger Consideration	Section 1.1(a)
Mergers	Recitals
Merger Sub	Preamble
MGCL	Section 1.1(a)
NASDAQ	Section 1.1(a)
No Shop Period Start Date	Section 6.5(a)
Notice of Superior Proposal	Section 6.5(e)(i)
NYSE	Section 1.1(a)
Order	Section 1.1(a)
Outside Date	Section 8.1(b)(i)
Parent	Preamble
Parent Board	Section 1.1(a)
Parent Material Adverse Effect	Section 1.1(a)
Parent Operating Partnership	Preamble
Parent Parties	Section 1.1(a)
Parent Partnership Agreement	Section 1.1(a)
Parent Subsidiary	Section 1.1(a)
Partnership Certificate of Merger	Section 2.3(b)
Partnership Merger	Recitals
Partnership Merger Consideration	Section 3.1(b)(ii)
Partnership Merger Effective Time	2.3(b)
Partnership Unit	Section 1.1(a)

Pending Acquisition	Section 6.16
Person	Section 1.1(a)
Preferred Merger Consideration	Section 3.1(a)(ii)
Preferred Partnership Units	Section 1.1(a)
Proxy Statement	Section 4.5(b)
Qualified Go Shop Proposal	Section 1.1(a)
Qualified REIT Subsidiary	Section 4.1(c)
Qualifying Income	Section 8.3(d)
REIT	Section 4.17(b)
Relevant Period	Section 1.1(a)
Representative	Section 1.1(a)
Sarbanes-Oxley Act	Section 1.1(a)
SDAT	Section 2.3(a)
SEC	Section 1.1(a)
Securities Act	Section 1.1(a)
Series A Preferred Stock	Recitals
Series A Preferred Units	Section 1.1(a)
Series B Preferred Stock	Recitals
Series B Preferred Units	Section 1.1(a)
Series C Preferred Stock	Recitals
Series C Preferred Units	Section 1.1(a)
Superior Proposal	Section 6.5(j)(ii)
Surviving Entity	Section 2.1(a)
Surviving Partnership	Section 2.1(b)
Takeover Statutes	Section 4.20
Tax	Section 1.1(a)
Tax Return	Section 1.1(a)
Taxable REIT Subsidiary	Section 4.1(c)
Taxes	Section 1.1(a)
Termination Fee	Section 8.3(a)(i)
Termination Payment	Section 1.1(a)
Tests	Section 6.4(b)
Third Party	Section 1.1(a)
Transfer Taxes	Section 8.7
TRS	Section 6.21
Trust Preferred Securities	Section 1.1(a)
Trust Preferred Securities Redemption	Section 6.19(b)
Unmatched Superior Proposal	Section 1.1(a)
Wells Fargo Revolving Credit Agreement	Section 1.1(a)

ARTICLE II
THE MERGERS

Section 2.1       The Mergers.

(a)     Upon the terms and subject to the conditions of this Agreement, and in accordance with the MGCL and the DLLCA, at the Effective Time, the Company shall be merged with and into Merger Sub, whereupon the separate existence of the Company shall cease, and Merger Sub shall continue under the name “Safari Acquisition, LLC” as the surviving entity in the Merger (the “Surviving Entity”) and shall be governed by the laws of the State of Delaware. The Merger shall have the effects set forth in the applicable provisions of the MGCL, the DLLCA and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Entity shall possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, including, to the fullest extent permitted by Law, all rights in and to the Company Office Lease and all of the Intellectual Property of the Company and the Company Subsidiaries (which for the avoidance of doubt shall include, to the extent permitted by the NYSE, the “LSE” ticker symbol currently used by the Company on the NYSE), and all of the claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Entity.

(b)     Upon the terms and subject to the conditions of this Agreement, and in accordance with the DRULPA, at the Partnership Merger Effective Time, the Company Operating Partnership shall be merged with and into the Parent Operating Partnership, whereupon the separate existence of the Company Operating Partnership shall cease, and the Parent Operating Partnership shall continue under the name “ARC Properties Operating Partnership, L.P.” as the surviving entity in the Partnership Merger (the “Surviving Partnership”) and shall be governed by the laws of the State of Delaware. The Partnership Merger shall have the effects specified in the DRULPA and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Partnership Merger Effective Time, the Surviving Partnership shall possess all properties, rights, privileges, powers and franchises of the Company Operating Partnership, and all of the claims, obligations, liabilities, debts and duties of the Company Operating Partnership shall become the claims, obligations, liabilities, debts and duties of the Surviving Partnership.

Section 2.2       Closing. The closing of the Mergers (the “Closing”) shall occur on the third (3rd) Business Day after all of the conditions set forth in Article VII (other than those conditions that by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived by the party entitled to the benefit of the same or at such other time and date as shall be agreed upon by the parties; provided, however, that notwithstanding the satisfaction of all of the conditions set forth in Article VII (other than those conditions that by their terms are required to be satisfied or waived at the Closing), in no event shall Parent, the Parent Operating Partnership or Merger Sub be required to consummate the Mergers until the earlier of (i) the date that is five (5) Business Days after all of the consents and approvals of Third Parties set forth in Section  2.2 of the Company Disclosure Letter have been obtained and (ii) subject to the following proviso, October 31, 2013; provided that if as of October 31, 2013 any such consents or approvals have not been obtained, in no event shall Parent, the Parent Operating Partnership or Merger Sub be required to consummate the Mergers until December 2, 2013, it being understood that if any such consents or approvals are not obtained as of December 2, 2013, Parent, the Parent Operating Partnership and Merger Sub shall be required to consummate the Closing on December 2, 2013.  In the event that the Closing is delayed pursuant to either of the foregoing provisos, if Parent, the Parent Operating Partnership and Merger Sub are prepared to consummate the Mergers prior to October 31, 2013 or December 2, 2013, as applicable, Parent shall deliver written notice to the Company stating that it is prepared to consummate the Closing and the Closing shall occur on the third (3rd) Business Day following the delivery of such notice.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.  The Closing shall take place at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York, 10036, or at such other place as agreed to by the parties hereto.

Section 2.3       Effective Time.

(a)     Prior to the Closing, Parent shall prepare and, on the Closing Date, the Company, Parent and Merger Sub shall (i) cause articles of merger with respect to the Merger (the “Articles of Merger”) to be duly executed and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) as provided under the MGCL, (ii) cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the Delaware Secretary as provided under the DLLCA and (iii) make any other filings, recordings or publications required to be made by the Company or Merger Sub under the MGCL or DLLCA in connection with the Merger. The Merger shall become effective at the later of the time the Articles of Merger are accepted for record by the SDAT and the Certificate of Merger shall have been duly filed with the Delaware Secretary or on such other date and time (not to exceed 30 days from the date the Articles of Merger are accepted for record by the SDAT and the Certificate of Merger is duly filed with the Delaware Secretary) as shall be agreed to by the Company and Parent and specified in the Articles of Merger and Certificate of Merger (such date and time being hereinafter referred to as the “Effective Time”), it being understood and agreed that the parties shall cause the Effective Time to occur on the Closing Date and prior to the Partnership Merger Effective Time.

(b)     Prior to the Closing, Parent shall prepare and, on the Closing Date, the Company Operating Partnership and the Parent Operating Partnership shall (i) cause a certificate of merger with respect to the Partnership Merger (the “Partnership Certificate of Merger”) to be duly executed and filed with the Delaware Secretary as provided under the DRULPA, and (ii) make any other filings, recordings or publications required to be made by the Company Operating Partnership or the Parent Operating Partnership under the DRULPA in connection with the Partnership Merger. The Partnership Merger shall become effective at such time as the Partnership Certificate of Merger shall have been duly filed with the Delaware Secretary or on such other date and time (not to exceed 30 days from the date the Partnership Certificate of Merger is duly filed with the Delaware Secretary) as shall be agreed to by the Company Operating Partnership and the Parent Operating Partnership and specified in the Partnership Certificate of Merger (such date and time being hereinafter referred to as the “Partnership Merger Effective Time”), it being understood and agreed that the parties shall cause the Partnership Merger Effective Time to occur on the Closing Date after the Effective Time.

Section 2.4      Organizational Documents of the Surviving Entity and the Surviving Partnership. Subject to Section 6.9, at the Effective Time, the certificate of formation and limited liability company agreement of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of formation and limited liability company agreement of the Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of such certificate of formation and limited liability company agreement. At the Partnership Merger Effective Time, the certificate of limited partnership of the Parent Operating Partnership and the Parent Partnership Agreement, as in effect immediately prior to the Partnership Merger Effective Time, shall be the certificate of limited partnership and limited partnership agreement of the Surviving Partnership, until thereafter amended in accordance with applicable Law and the applicable provisions of such certificate of limited partnership and partnership agreement.

Section 2.5      Tax Consequences. The parties hereto intend that, for U.S. federal, and applicable state, income tax purposes, the Merger will be treated as a taxable sale by the Company of all of the Company’s assets to Parent in exchange for the Merger Consideration provided for herein to be provided to the stockholders of the Company and the assumption of all of the Company’s liabilities, followed by the distribution of such Merger Consideration to the stockholders of the Company in liquidation of the Company pursuant to Section 331 and Section 562 of the Code, and that this Agreement be, and is hereby adopted as, a “plan of liquidation” of the Company for U.S. federal income tax purposes. The parties hereto further intend that, for U.S. federal, and applicable state, income tax purposes, the Partnership Merger shall qualify as and constitute an “asset-over” form of merger under Treasury Regulations Section 1.708-1(c)(3)(i) with the Surviving Partnership as the continuation of the Parent Operating Partnership and the termination of the Company Operating Partnership.

ARTICLE III
EFFECT OF THE MERGERS

Section 3.1       Effect of the Mergers.

(a)     The Merger. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any securities of the Company, Parent or Merger Sub:

(i)      Cancellation of Company Common Stock and Company Preferred Stock. Each share of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time that is held by any wholly owned Company Subsidiary, by Parent or by any Parent Subsidiary shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and no payment shall be made with respect thereto.

(ii)     Conversion of Company Common Stock and Company Preferred Stock. Each share of (i) Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 3.1(a)(i)) shall automatically be converted into the right to receive $8.50 in cash without any interest thereon (the “Common Merger Consideration”), and (ii) Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 3.1(a)(i)) shall automatically be converted into the right to receive an amount in cash, without any interest thereon, equal to the sum of (A) $25.00 and (B) all accrued and unpaid dividends on such share of Company Preferred Stock to, but excluding, the Closing Date (the “Preferred Merger Consideration”). At the Effective Time, each share of Company Common Stock and Company Preferred Stock converted into the right to receive the Common Merger Consideration or the Preferred Merger Consideration, as applicable, pursuant to this Section 3.1(a)(ii), when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a “Certificate”) or book-entry share registered in the transfer books of the Company (a “Book-Entry Share”) that immediately prior to the Effective Time represented shares of Company Common Stock or Company Preferred Stock, as applicable, shall cease to have any rights with respect thereto other than the right to receive the applicable Merger Consideration in accordance with Section 3.2.

(b)     The Partnership Merger. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holders of Company Partnership Units or Parent Partnership Units:

(i)     Cancellation of Partnership Units. Each Partnership Unit issued and outstanding immediately prior to the Partnership Merger Effective Time that is held by the Company, the Company OP General Partner, any Parent Subsidiary or the Surviving Entity, including all of the Class A Units and all of the Preferred Partnership Units, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and no payment shall be made with respect thereto.

(ii)     Conversion of Class B Units. Each Class B Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (other than any Class B Units to be cancelled in accordance with Section 3.1(b)(i)) shall automatically be converted into the right to receive $8.50 in cash without any interest thereon (the “Partnership Merger Consideration”). At the Partnership Merger Effective Time, each Class B Unit converted into the right to receive the Common Merger Consideration pursuant to this Section 3.1(b)(ii), when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each former holder of Class B Units shall cease to have any rights with respect thereto other than the right to receive the Partnership Merger Consideration in accordance with Section 3.2.

(c)     Treatment of Merger Sub Membership Interests. All membership interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain as membership interests of the Surviving Entity.

(d)     Adjustments. Without limiting the other provisions of this Agreement and subject to Section 6.1(c)(ii), if at any time during the period between the date of this Agreement and the Effective Time, the Company or the Company Operating Partnership should split, combine or otherwise reclassify the Company Common Stock, the Company Preferred Stock or the Partnership Units, or make a dividend or other distribution in shares of Company Common Stock, Company Preferred Stock or Partnership Units (including any dividend or other distribution of securities convertible into Company Common Stock, Company Preferred Stock or Partnership Units), or engage in a reclassification, reorganization, recapitalization or exchange or other like change, then (without limiting any other rights of the Parent Parties hereunder), the applicable Merger Consideration shall be ratably adjusted to reflect fully the effect of any such change.

Section 3.2       Exchange Fund; Exchange Agent.

(a)     As soon as practicable following the date of this Agreement and in any event not less than five (5) days prior to dissemination of the Proxy Statement, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as exchange agent (the “Exchange Agent”) for the payment and delivery of the Merger Consideration, as provided in Section 3.1(a)(ii) and Section 3.1(b)(ii). Prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent cash in immediately available funds in an amount sufficient to pay the Merger Consideration (the “Exchange Fund”) for the sole benefit of the holders of shares of Company Common Stock, Company Preferred Stock and Class B Units. The Exchange Agent shall maintain separate accounts for each of the Common Merger Consideration and the Preferred Merger Consideration. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, payments of the Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Entity.

(b)     Share Transfer Books. At the Effective Time, the share transfer books of the Company and the Company Operating Partnership shall be closed, and thereafter there shall be no further registration of transfers of shares or units, as applicable, of Company Common Stock, Company Preferred Stock or Partnership Units, as applicable. From and after the Effective Time, Persons who held shares of Company Common Stock, Company Preferred Stock or Partnership Units immediately prior to the Effective Time shall cease to have rights with respect to such shares or units, as applicable, except as otherwise provided for herein. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Surviving Entity for any reason shall be exchanged for the applicable Merger Consideration with respect to the shares of Company Common Stock or Company Preferred Stock formerly represented thereby.

(c)      Exchange Procedures.

(i)     As promptly as practicable following the Effective Time (but in no event later than two (2) Business Days thereafter), Parent or the Surviving Entity shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a Certificate (A) a letter of transmittal (a “Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, and which Letter of Transmittal shall be in such form and have such other customary provisions as the Company and Parent may reasonably agree upon prior to the Closing (it being understood that the forms of Letter of Transmittal to be mailed to the holders of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred stock may vary in certain respects due to differences in the respective securities), and (B) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Merger Consideration into which the number of shares of Company Common Stock or Company Preferred Stock, as applicable, previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall provide that, at the election of the surrendering holder, (1) Certificates may be surrendered by hand delivery or otherwise or (2) the Merger Consideration in exchange therefor may be collected by check or wire transfer to the surrendering holder).

(ii)     Upon surrender of a Certificate (or affidavit of loss in lieu thereof) to the Exchange Agent, together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration for each share of Company Common Stock or Company Preferred Stock, as applicable, formerly represented by such Certificate by check or wire transfer, to be mailed or delivered by wire transfer within two (2) Business Days following the later to occur of (A) the Effective Time or (B) the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof), and the Certificate (or affidavit of loss in lieu thereof) so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed, at any time after the Effective Time, to represent only the right to receive, upon such surrender, the applicable Merger Consideration as contemplated by this Article III. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates.

(iii)     As promptly as practicable following the Effective Time (but in no event later than two (2) Business Days thereafter), Parent or the Surviving Entity shall cause the Exchange Agent to issue and deliver to each holder of Book-Entry Shares and each holder of Class B Units a check or wire transfer representing the applicable Merger Consideration that such holder has the right to receive pursuant to the provisions of Section 3.1(a)(ii) or Section 3.1(b)(ii), as applicable, in each case without such holder being required to deliver a Certificate or an executed Letter of Transmittal to the Exchange Agent, and such Book-Entry Shares and Class B Units shall then be canceled. No interest shall be paid or accrued for the benefit of holders of Book-Entry Shares or Class B Units on the Merger Consideration payable in respect of the Book-Entry Shares or Class B Units.

(iv)     In the event of a transfer of ownership of shares of Company Common Stock, Company Preferred Stock or Class B Units that is not registered in the transfer records of the Company or the Company Operating Partnership, as applicable, it shall be a condition of payment that any Certificate surrendered in accordance with the procedures set forth in this Section 3.2(c) shall be properly endorsed or shall be otherwise in proper form for transfer, or any Book-Entry Share or Class B Unit, as applicable, shall be properly transferred, and that the Person requesting such payment shall have paid any transfer Taxes and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate, Book-Entry Share or Class B Unit surrendered or shall have established to the reasonable satisfaction of Parent that such Tax either has been paid or is not applicable.

(d)     Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest and other income received with respect thereto) which remains undistributed to the former holders of shares of Company Common Stock and Company Preferred Stock and holders of Class B Units on the first (1st) anniversary of the Effective Time shall be delivered to Parent, upon demand, and any former holders of shares of Company Common Stock and Company Preferred Stock and Class B Units who have not theretofore received any Merger Consideration to which they are entitled under this Article III shall thereafter look only to, in the case of former holders of Company Common Stock and Company Preferred Stock, Parent and the Surviving Entity, and in the case of former holders of Class B Units, the Parent Operating Partnership and the Surviving Partnership, for payment of their claims with respect thereto.

(e)     No Liability. None of Parent, the Parent Operating Partnership, Merger Sub, the Company, the Company Operating Partnership, the Company OP General Partner, the Surviving Entity, the Surviving Partnership or the Exchange Agent, or any employee, officer, director, agent or Affiliate of any of them, shall be liable to any holder of shares of Company Common Stock or Company Preferred Stock or Class B Units in respect of any part of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares or units immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Entity or the Surviving Partnership, as applicable, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

Section 3.3       Equity Awards.

(a)     Company Restricted Stock. Immediately prior to the Effective Time, any then-outstanding shares of Company Restricted Stock shall become fully vested and the Company shall be entitled to deduct and withhold such number of shares of Company Common Stock otherwise deliverable upon such acceleration to satisfy any applicable income and employment withholding Taxes (assuming a fair market value of a share of Company Common Stock equal to the closing price of the Company Common Stock on the last completed trading day immediately prior to the Closing); provided, however, that if any such deduction or withholding would result in the issuance of a fractional share, the Company may pay such holder an amount in cash equal to the fair market value of such fractional share in lieu thereof. All shares of Company Common Stock then-outstanding as a result of the full vesting of the shares of Company Restricted Stock and the satisfaction of any applicable income and employment withholding Taxes shall have the right to receive the Merger Consideration in accordance with the terms and conditions of this Agreement.

(b)     Company Performance Shares. Immediately prior to the Effective Time, (x) with respect to a Company Employee employed on the Closing Date, 100% of the target number of shares of Company Common Stock under any then-outstanding Company Performance Shares held by such Company Employee shall become fully earned and settled, and (y) with respect to a former Company Employee whose employment terminated prior to the Closing Date and who following termination was entitled to retain any then outstanding Company Performance Shares in accordance with the terms of such award, a number of shares of Company Common Stock equal to 100% of the target number of shares of Company Common Stock under any Company Performance Shares outstanding immediately prior to the Effective Time multiplied by a fraction, the numerator of which is the number of days from and after January 1, 2013 that such former Company Employee was employed by the Company and the denominator of which is 1,095, shall become fully earned and settled. In each case, the Company shall be entitled to deduct and withhold such number of shares of Company Common Stock otherwise deliverable upon such settlement to satisfy any applicable income and employment withholding Taxes (assuming a fair market value of a share of Company Common Stock equal to the closing price of the Company Common Stock on the last completed trading day immediately prior to the Closing); provided, however, that if any such deduction or withholding would result in the issuance of a fractional share, the Company may pay such holder an amount in cash equal to the fair market value of such fractional share in lieu thereof. All shares of Company Common Stock then-outstanding as a result of such settled Company Performance Shares and the satisfaction of any applicable income and employment withholding Taxes shall have the right to receive the Merger Consideration in accordance with the terms and conditions of this Agreement. Prior to the Effective Time, the Company will pay to the holder of a Performance Share that becomes fully earned and settled pursuant to this Section 3.3(b) the amount of any cash dividend equivalent that has accrued with respect to such Performance Share.

(c)     Notwithstanding anything to the contrary contained herein, prior to the Effective Time, the Company shall take all actions necessary to (i) effectuate the provisions of this Section 3.3 and (ii) to terminate all Company Stock Plans effective immediately prior to the Effective Time. The Company shall provide Parent with evidence of the termination of the Company Stock Plans pursuant to resolutions of the Company Board (the form and substance of which shall be subject to review and reasonable approval by Parent) not later than the day immediately preceding the Closing Date.

Section 3.4     Withholding Rights. Each and any Parent Party, the Surviving Entity, the Surviving Partnership or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as such Parent Party, the Surviving Entity, the Surviving Partnership or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of applicable Tax Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority by a Parent Party, the Surviving Entity, the Surviving Partnership or the Exchange Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Parent Party, the Surviving Entity, the Surviving Partnership or the Exchange Agent, as applicable.

Section 3.5     Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such Person of a bond in such reasonable and customary amount as the Surviving Entity may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.

Section 3.6     Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Mergers or the other transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY PARTIES

Except (a) as set forth in the disclosure letter that has been prepared by the Company Parties and delivered by the Company Parties to the Parent Parties in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any Section of the Company Disclosure Letter with respect to any Section or subsection of Article IV of this Agreement shall be deemed disclosed with respect to any other Section or subsection of Article IV of this Agreement to the extent such relationship is reasonably apparent, provided that nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty of the Company Parties made herein), or (b) as disclosed in publicly available Company SEC Filings, filed with, or furnished to, as applicable, the SEC on or after January 1, 2011 and prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature), the Company Parties hereby jointly and severally represent and warrant to the Parent Parties that:

Section 4.1       Organization and Qualification; Subsidiaries.

(a)     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)     Each Company Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted, except, with respect only to each Company Subsidiary that would not constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X), for such failures to be so organized, in good standing or have certain power and authority that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c)     Section 4.1(c) of the Company Disclosure Letter sets forth a true and complete list of the Company Subsidiaries, including a list of each Company Subsidiary that is a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (“Qualified REIT Subsidiary”), or a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (“Taxable REIT Subsidiary”), together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary, (ii) the type of and percentage of interest held, directly or indirectly, by the Company in each Company Subsidiary, (iii) the names of and the type of and percentage of interest held by any Person other than the Company or a Company Subsidiary in each Company Subsidiary, and (iv) the classification for United States federal income tax purposes of each Company Subsidiary.

(d)     Except as set forth in Section 4.1(d) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary, directly or indirectly, owns any interest or investment (whether equity or debt) in any Person (other than equity interests in the Company Subsidiaries, loans to any Taxable REIT Subsidiary of the Company and investments in bank time deposits and money market accounts).

Section 4.2       Organizational Documents. The Company has made available to Parent complete and correct copies of (i) the Company’s charter, as amended or supplemented to date (the “Company Charter”), and the Company’s bylaws, as amended to date (the “Company Bylaws”), and (ii) the organizational documents of each Company Subsidiary, including the certificate of limited partnership of the Company Operating Partnership and the Company Partnership Agreement and the certificate of formation and limited liability company operating agreement of the Company OP General Partner, each as in effect on the date hereof.

Section 4.3       Capital Structure.

(a)     The authorized stock of the Company consists of 500,000,000 shares of Company Common Stock and 100,000,000 shares of Company Preferred Stock. At the close of business on May 24, 2013, (i) 88,845,604 shares of Company Common Stock were issued and outstanding, (ii) 6,473,073 shares of Company Preferred Stock were issued and outstanding, consisting of 1,832,000 shares of Series A Preferred Stock, 2,941,073 shares of Series B Preferred Stock and 1,700,000 shares of Series C Preferred Stock, (iii) 22,812,226 Partnership Units were issued and outstanding, consisting of 17,556,200 Class A Units, 156,026 Class B Units, 1,400,00 Series A Preferred Units, 2,000,000 Series B Preferred Units and 1,700,000 Series C Preferred Units, (iv) 1,266,184 shares of Company Common Stock were reserved for issuance pursuant to the terms of outstanding awards granted pursuant to the Company Stock Plans, (v) 436,095 shares of Company Common Stock were available for grant under the Company Stock Plans, (vi) 50,416,231 shares of Company Common Stock were reserved for issuance upon conversion of the Company Preferred Stock, (vii) 1,697,595 shares of Company Common Stock were reserved for issuance upon conversion of the Convertible Notes and (viii) 156,026 shares of Company Common Stock were reserved for issuance upon conversion of Partnership Units. All issued and outstanding shares of the stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and no class of stock of the Company is entitled to preemptive rights. Except for the Convertible Notes, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Company Common Stock may vote. There are no outstanding Company Options. Section 4.3(a) of the Company Disclosure Letter sets forth (x) for each holder of Company Restricted Stock outstanding as of the date of this Agreement (A) the name of the holder of Company Restricted Stock, (B) the number of shares of outstanding Company Restricted Stock, (C) the date of grant of such Company Restricted Stock, and (D) the vesting schedule for such Company Restricted Stock; and (y) for each holder of Company Performance Shares outstanding as of the date of this Agreement (A) the name of the holder of Company Performance Shares, (B) the target number of shares of Common Stock under each outstanding Company Performance Share award, (C) the date of grant of such Company Performance Shares, (D) the applicable measurement period for the performance of any performance metric under such Company Performance Shares, and (E) with respect to any Company Performance Share held by a former Company Employee, the date of the termination of such former Company Employee’s employment. There are no other rights, options, stock or unit appreciation rights, phantom stock or units, restricted stock units, dividend equivalents or similar rights with respect to the Company Common Stock or units in the Company Operating Partnership granted under the Company Benefit Plans or otherwise other than the Company Restricted Stock, Company Performance Shares and Partnership Units disclosed on Section 4.3(a) of the Company Disclosure Letter. Each Company Restricted Stock and Company Performance Share grant was made in accordance in all material respects with the terms of the applicable Company Stock Plan and applicable Law. Immediately prior to the Closing, the Company will provide to Parent a complete and correct list that contains the information required to be provided in Section 4.3(a) of the Company Disclosure Letter that is correct and complete as of the Closing Date.

(b)     All of the outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Company Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the Company Subsidiaries that may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable. Except as set forth in Section 4.3(b) of the Company Disclosure Letter, the Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the Company Subsidiaries, free and clear of all encumbrances other than statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Company Subsidiary or which would require any Company Subsidiary to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

(c)     Except as set forth in this Section 4.3 or in Section 4.3(a) of the Company Disclosure Letter, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, rights of first refusal, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of Company Common Stock, shares of Company Preferred Stock or other equity securities or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of the Company or any of the Company Subsidiaries or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, right of first refusal, arrangement or undertaking. Except as set forth in Section 4.3(c) of the Company Disclosure Letter, as of the date of this Agreement, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock, shares of Company Preferred Stock or other equity securities of the Company or any Company Subsidiary (other than in satisfaction of withholding Tax obligations pursuant to certain awards outstanding under the Company Stock Plans in the event the grantees fail to satisfy withholding Tax obligations). Neither the Company nor any Company Subsidiary is a party to or bound by any agreements or understandings concerning the voting (including voting trusts and proxies) of any capital stock of the Company or any of the Company Subsidiaries.

(d)     All dividends or other distributions on the shares of Company Common Stock and each series of Company Preferred Stock and any material dividends or other distributions on any securities of any Company Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

Section 4.4       Authority.

(a)     Each of the Company Parties has the requisite corporate, limited liability company or limited partnership power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of the Company Parties and the consummation by the Company Parties of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, limited liability company and limited partnership action, and no other corporate, limited liability company or limited partnership proceedings on the part of the Company Parties, as applicable, are necessary to authorize this Agreement or the Mergers or to consummate the transactions contemplated hereby, subject, (i) with respect to the Merger, to receipt of the Company Stockholder Approval, the filing of the Articles of Merger with and acceptance for record of the Articles of Merger by the SDAT and the filing of the Certificate of Merger with the Delaware Secretary, and (ii) with respect to the Partnership Merger, the filing of the Partnership Certificate of Merger with the Delaware Secretary. The board of directors of the Company (the “Company Board”), at a duly held meeting, has, by unanimous vote of the entire Company Board, (i) duly and validly authorized the execution and delivery of this Agreement and declared advisable the Merger, the Partnership Merger and the other transactions contemplated hereby, (ii) directed that the Merger and the other transactions contemplated hereby be submitted for consideration at the Company Stockholder Meeting, and (iii) resolved to recommend that the holders of Company Common Stock vote in favor of the approval of the Merger and the other transactions contemplated hereby (the “Company Recommendation”) and to include such recommendation in the Proxy Statement, subject to Sections 6.3 and 6.5.

(b)     This Agreement has been duly executed and delivered by each of the Company Parties and, assuming due authorization, execution and delivery by each of the Parent Parties, constitutes a legally valid and binding obligation of each of the Company Parties, enforceable against the Company Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 4.5       No Conflict; Required Filings and Consents.

(a)     Except as set forth in Section 4.5(a) of the Company Disclosure Letter, the execution and delivery of this Agreement by each of the Company Parties does not, and the performance of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby by each of the Company Parties will not, assuming receipt of the Company Stockholder Approval, (i) conflict with or violate any provision of (A) the Company Charter, the Company Bylaws, the certificate of limited partnership of the Company Operating Partnership, the Company Partnership Agreement or the certificate of formation or limited liability company operating agreement of the Company OP General Partner or (B) any equivalent organizational or governing documents of any other Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained, all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to a Company Party or any other Company Subsidiary or by which any property or asset of a Company Party or any other Company Subsidiary is bound, or (iii) require any consent or approval (except as contemplated by Section 4.5(b)) under, result in any breach of or any loss of any benefit or material increase in any cost or obligation of a Company Party or any other Company Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of a Company Party or any other Company Subsidiary pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which a Company Party or any other Company Subsidiary is a party, except, as to clauses (i)(B), (ii) and (iii), respectively, for any such conflicts, violations, breaches, defaults or other occurrences, events or matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)     The execution and delivery of this Agreement by each of the Company Parties does not, and the performance of this Agreement by each of the Company Parties will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) a proxy statement in preliminary and definitive form relating to the Company Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”), and (B) such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) as may be required under the rules and regulations of the NYSE, (iii) the filing with the SDAT of the Articles of Merger and the acceptance for record by the SDAT of the Articles of Merger pursuant to the MGCL, (iv) the filing of the Certificate of Merger with the Delaware Secretary, (v) the filing of the Partnership Certificate of Merger with the Delaware Secretary, (vi) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (vii) such filings as may be required in connection with state and local transfer Taxes, and (viii) such other consents, approvals, authorizations, permits, filings and notifications the failure of which to be obtained or made, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

Section 4.6       Permits; Compliance With Law.

(a)     Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of Section 4.14 or Section 4.16, which are addressed solely in those sections, the Company and each Company Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority and accreditation and certification agencies, bodies or other organizations, including building permits and certificates of occupancy, necessary for the Company and each Company Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as it is being conducted as of the date hereof (the “Company Permits”), and all such Company Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the Company Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All applications required to have been filed for the renewal of the Company Permits have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Governmental Authority, except in each case for failures to file which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written claim or notice, nor does the Company have any knowledge, indicating that the Company or any Company Subsidiary is currently not in compliance with the terms of any such Company Permits, except where the failure to be in compliance with the terms of any such Company Permits, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)     Since January 1, 2010, neither the Company nor any Company Subsidiary is or has been in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound (except for Laws addressed in Section 4.10, Section 4.11, Section 4.14, Section 4.15 or Section 4.17, which are addressed solely in such sections), or (ii) any Company Permits (except for the Company Permits addressed in Section 4.14 or Section 4.16, which are addressed solely in such sections), except in each case for any such conflicts, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.7       SEC Filings; Financial Statements.

(a)     The Company has filed with, or furnished (on a publicly available basis) to, the SEC all forms, reports, schedules, statements and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, including any amendments or supplements thereto, from and after January 1, 2010 (collectively, and including any exhibits thereto and all documents and information incorporated by reference therein, the “Company SEC Filings”). Each Company SEC Filing, as amended or supplemented, if applicable, (i) as of its date, or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and (ii) did not, at the time it was filed (or became effective in the case of registration statements), or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no Company Subsidiary is separately subject to the periodic reporting requirements of the Exchange Act.

(b)     Each of the consolidated financial statements contained or incorporated by reference in the Company SEC Filings (as amended, supplemented or restated, if applicable), including the related notes and schedules, was prepared (except as indicated in the notes thereto) in accordance with GAAP applied on a consistent basis throughout the periods indicated, and each such consolidated financial statement presented fairly, in all material respects, the consolidated financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c)     The records, systems, controls, data and information of the Company and the Company Subsidiaries that are used in the system of internal accounting controls described in the following sentence are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls. The Company and the Company Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that: (1) transactions are executed only in accordance with management’s authorization; (2) transactions are recorded as necessary to permit preparation of the financial statements of the Company and the Company Subsidiaries and to maintain accountability for the assets of the Company and the Company Subsidiaries; (3) access to such assets is permitted only in accordance with management’s authorization; (4) the reporting of such assets is compared with existing assets at regular intervals; and (5) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Company Board (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and the Company has made available to Parent copies of any material written materials relating to the foregoing. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 promulgated under the Exchange Act) designed to ensure that material information relating to the Company required to be included in reports filed under the Exchange Act, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act. Since the enactment of the Sarbanes-Oxley Act, none of the Company or any Company Subsidiary has made any prohibited loans to any director or executive officer (as defined in Rule 3b-7 promulgated under the Exchange Act) of the Company.

(d)     Except as and to the extent disclosed or reserved against on the Company’s most recent consolidated balance sheet (or, in the notes thereto) included in the Company SEC Filings, none of the Company or its consolidated subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (i) expressly contemplated by or under this Agreement, including Section 6.1 hereof, (ii) incurred in the ordinary course of business consistent with past practice since the most recent consolidated balance sheet set forth in the Company SEC Filings filed with the SEC on or prior to the date of this Agreement, (iii) described in any section of the Company Disclosure Letter or (iv) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(e)     Except as set forth in Section 4.7(e) of the Company Disclosure Letter, to the knowledge of the Company, none of the Company SEC Filings is the subject of ongoing SEC review, and the Company has not received any comments from the SEC with respect to any of the Company SEC Filings since January 1, 2010, that remain unresolved, nor has it received any written inquiry or information request from the SEC as to any matters affecting the Company that has not been adequately addressed. The Company has made available to Parent true and complete copies of all written comment letters from the staff of the SEC received since January 1, 2010, through the date of this Agreement relating to the Company SEC Filings and all written responses of the Company thereto through the date of this Agreement. None of the Company SEC Filings is the subject of any confidential treatment request by the Company.

Section 4.8       Disclosure Documents.

(a)     None of the information supplied or to be supplied in writing by or on behalf of the Company or any Company Subsidiary for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company, at the time of the Company Stockholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein, to the extent relating to the Company or any Company Subsidiary or other information supplied by or on behalf of the Company or any Company Subsidiary for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and each such document required to be filed with any Governmental Authority (other than the SEC) will comply in all material respects with the provisions of any applicable Law as to the information required to be contained therein.

(b)     The representations and warranties contained in this Section 4.8 will not apply to statements or omissions included in the Proxy Statement to the extent based upon information supplied to the Company by or on behalf of Parent or Merger Sub.

Section 4.9       Absence of Certain Changes or Events. Between January 1, 2013 and the date hereof, except as contemplated by this Agreement or as set forth in Section 4.9 of the Company Disclosure Letter, the Company and each Company Subsidiary has conducted its business in all material respects in the ordinary course. Between January 1, 2013 and the date hereof, there has not been any Company Material Adverse Effect or any effect, event, development or circumstance that, individually or in the aggregate with all other effects, events, developments and changes, would reasonably be expected to result in a Company Material Adverse Effect.

Section 4.10     Employee Benefit Plans.

(a)     Section 4.10(a) of the Company Disclosure Letter sets forth a true and complete list of each material Company Benefit Plan. The Company has delivered or made available to Parent a true, correct and complete copy of each material Company Benefit Plan and, with respect thereto, if applicable, (i) all amendments, trust (or other funding vehicle) agreements, summary plan descriptions and insurance contracts, (ii) the three (3) most recent annual reports (Form 5500 series including, where applicable, all schedules and actuarial and accountants’ reports), (iii) the three (3) most recent actuarial reports or other financial statements, (iv) the most recent determination letter or opinion letter, if any, issued by the IRS, and any pending request for such a letter, with respect to any Company Benefit Plan intended to be qualified under Section 401(a) of the Code, (v) all material filings and correspondence with any Governmental Authority within the prior three (3) years, including all filings under the IRS’ Employee Plans Compliance Resolution System Program or any of its predecessors, the U.S. Department of Labor Delinquent Filer Voluntary Program or other government correction program relating to any Company Benefit Plan, and (vi) all material written contracts, instruments or agreements relating to each Company Benefit Plan, including administrative service agreements, investment management agreements, collective bargaining agreements and group insurance contracts.

(b)     Except (i) with respect to obligations under the employment agreements identified in Section 4.10(a) of the Company Disclosure Letter, (ii) with respect to the conversion of Company Restricted Stock and Company Performance Shares in accordance with Section 3.3, or (iii) as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, none of the Company, any Company Subsidiary or any of their respective ERISA Affiliates has incurred any obligation or liability with respect to or under any Company Benefit Plan, which has created or will create any obligation with respect to, or has resulted in or will result in any liability to Parent, Merger Sub or any of their respective subsidiaries.

(c)     Except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan complies in form and has been maintained and administered in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code (including Section 409A of the Code).

(d)     Except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS as to its qualified status or may rely upon an opinion letter for a prototype plan, and nothing has occurred, whether by action or failure to act, that caused or could reasonably be expected to cause the loss of such qualified status of any such Company Benefit Plan or the imposition of any penalty or Tax liability.

(e)     There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan, except for any such transactions that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(f)     There is no pending or, to the knowledge of the Company, threatened Action against the Company Benefit Plans, the trustee thereof or the assets of any of the trusts under such Company Benefit Plans, or against any fiduciary of the Company Benefit Plans with respect to the Company Benefit Plans, or against any ERISA Affiliate, any employee, officer, director, stockholder or other service provider of the Company or any Company Subsidiary (whether current, former or retired) with respect to the Company Benefit Plans (in each case, other than routine non-material claims for benefits and appeals of such claims), except for any such Actions that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(g)     With respect to each of the Company Benefit Plans, except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) all payments required by each Company Benefit Plan, any collective bargaining agreement or other agreement, or by Law (including all contributions, insurance premiums or intercompany charges) with respect to all prior periods have been made or provided for by the Company or a Company Subsidiary in accordance with the provisions of each of the Company Benefit Plans, applicable Law and GAAP; (ii) no Company Benefit Plan is under, and neither the Company nor its Subsidiaries has received any notice of, an audit or investigation by the IRS, Department of Labor or any other Governmental Entity, and no such completed audit, if any, has resulted in the imposition of any Tax or penalty; and (iii) with respect to each Company Benefit Plan that is funded mostly or partially through an insurance policy, none of the Company, its Subsidiaries or any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the date of this Agreement or is reasonably expected to have such liability with respect to periods through the Effective Time.

(h)     No Company Benefit Plan is, and none of the Company, any Company Subsidiaries or any of their respective ERISA Affiliates maintains, contributes to, or participates in, or has ever maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a “pension plan” under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), (iv) a “multiple employer plan” (as defined in Section 413(c) of the Code) or (v) a “single-employer plan” (as defined in Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 or 4069 of ERISA.

(i)      Except to the extent required by applicable Law and except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect and except as set forth in Section 4.10(i) of the Company Disclosure Letter, no Company Benefit Plan provides any retiree or post-employment health or welfare benefits to any Person. Except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company, each Company Subsidiary and each of their respective ERISA Affiliates is in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations (including proposed regulations) thereunder and any similar state Law, (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder and (iii) the applicable requirements of the Patient Protection and Affordable Care Act and the regulations (including the proposed regulations) thereunder.

(j)      Except as set forth in Section 4.10(j) of the Company Disclosure Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will, individually or together with the occurrence of any other event, including a termination of any employee, officer, director, stockholder or other service provider of the Company or a Company Subsidiary (whether current, former or retired) or their beneficiaries: (i) result in any liability under any Company Benefit Plan, including any payment becoming due to any Company Employee or other service provider of the Company or any Company Subsidiary or their beneficiaries, (ii) increase or otherwise enhance any benefits otherwise payable by the Company or any Company Subsidiary or the amount of compensation due to any Company Employee or other service provider of the Company or any Company Subsidiary or their beneficiaries or (iii) result in the acceleration of the time of payment or vesting of any such benefits or the funding of any such compensation or benefits. Section 4.10(j) of the Company Disclosure Letter sets forth the estimated maximum amount or value of each such payment or number of vested shares.

(k)     Except as set forth in Section 4.10(k) of the Company Disclosure Letter, no amount that could be received (whether in cash or property or the vesting of property) as a result of the Mergers or any of the other transactions contemplated hereby (alone or in combination with any other event) by any Person who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any Company Benefit Plan or other compensation arrangement would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

(l)      Except as set forth in Section 4.10(l) of the Company Disclosure Letter or as individually or in the aggregate have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has unfunded liabilities pursuant to any Company Benefit Plan that is not intended to be qualified under Section 401(a) of the Code and is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, a nonqualified deferred compensation plan or an excess benefit plan.

(m)     Except as set forth in Section 4.10(m) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to or has any obligation under any Contract or Company Benefit Plan to compensate any Person for any taxes imposed pursuant to Section 4999 of the Code or Section 409A of the Code.

(n)     Except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each individual providing services to the Company, the Company Subsidiaries and their respective ERISA Affiliates has been properly classified by such entity as an employee or independent contractor with respect to each such entity for all purposes under applicable Law and the Company Benefit Plans, (ii) the Company and the Company Subsidiaries have no liability by reason of an individual who performs or performed services for the Company or the Company Subsidiaries in any capacity being improperly excluded from participating in a Company Benefit Plan and (iii) each employee of the Company and the Company Subsidiaries has been properly classified as “exempt” or “non-exempt” under applicable Law.

(o)     None of the Company, the Company Subsidiaries, any ERISA Affiliate, or any officer or director, or to the knowledge of the Company, any stockholder or other service provider of the Company or any Company Subsidiary has made any promises or commitments, whether legally binding or not, to create any additional material Company Benefit Plan, agreement or arrangement, or to modify or change in any material way any existing Company Benefit Plan.

(p)     Except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has sponsored, maintained, participated in, contributed to, or has been required to sponsor, maintain, participate in or contribute to, any employee benefit plan, program or other arrangement providing compensation or benefits to any services provider (or any dependent thereof) which is subject to the laws of any jurisdiction outside of the United States.

Section 4.11     Labor and Other Employment Matters.

(a)     Except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary is in compliance with all applicable Laws with respect to labor, employment, fair employment practices, terms and conditions of employment, civil rights, discrimination, collective bargaining, workers’ compensation, occupational safety and health, plant closings, wages and hours, immigration and the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2109 et seq. or the regulations promulgated thereunder.

(b)     Neither the Company nor any Company Subsidiary is a party or subject to any labor union or collective bargaining agreement, and, to the Company’s knowledge, none of the Company’s or any Company Subsidiary’s personnel are represented by a labor organization and no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to the Company Employees. There are no pending or, to the knowledge of the Company, threatened labor disputes, strikes, lock-outs, work stoppages, requests for representation, pickets or work slow-downs against the Company or any Company Subsidiary, nor has such event or labor difficulty occurred within the past three (3) years.

(c)     There are no pending or, to the knowledge of the Company, threatened material investigations, audits, complaints or proceedings against the Company or any Company Subsidiary by or before any Governmental Authority involving any applicant for employment, any current or former employee or any class of the foregoing, except for any such investigations, audits, complaints or proceedings that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.12     Material Contracts.

(a)     Except for contracts (x) listed in Section 4.12 of the Company Disclosure Letter or (y) filed as exhibits to the Company SEC Filings, as of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to or bound by any contract that, as of the date hereof:

(i)      is required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated by the SEC;

(ii)     obligates the Company or any Company Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $200,000 and is not cancelable within sixty (60) days without material penalty to the Company or any Company Subsidiary, except for any Company Lease or any ground lease affecting any Company Property;

(iii)     contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of the Company or any Company Subsidiary, or that otherwise restricts the lines of business conducted by the Company or any Company Subsidiary or the geographic area in which the Company or any Company Subsidiary may conduct business;

(iv)     is an agreement that obligates the Company or any Company Subsidiary to indemnify any past or present directors, officers, trustees, employees and agents of the Company or any Company Subsidiary pursuant to which the Company or Company Subsidiary is the indemnitor, other than (A) the Company Charter, the Company Bylaws, the articles or certificates of incorporation, bylaws, operating agreements (or comparable organizational or governing documents) of any Company Subsidiary, and (B) any property management agreement or similar agreement pursuant to which a Company Subsidiary provides such an indemnification;

(v)     constitutes an Indebtedness obligation of the Company or any Company Subsidiary with a principal amount as of the date hereof greater than $250,000;

(vi)     requires the Company or any Company Subsidiary to dispose of or acquire any material assets or properties (other than in connection with the expiration of a Company Lease or a ground lease affecting a Company Property), or involves any pending or contemplated merger, consolidation or similar business combination transaction, except for any Company Lease or any ground lease affecting any Company Property;

(vii)    constitutes an interest rate cap, interest rate collar, interest rate swap or similar contract or agreement relating to a hedging transaction;

(viii)   sets forth the operational terms of a joint venture, partnership, limited liability company with a Third Party member or strategic alliance of the Company or any Company Subsidiary;

(ix)     is with a Governmental Authority, except for any Company Lease; or

(x)     constitutes a loan to any Person (other than a wholly owned Company Subsidiary) by the Company or any Company Subsidiary (other than advances made pursuant to and expressly disclosed in the Company Leases or pursuant to any disbursement agreement, development agreement, or development addendum entered into in connection with a Company Lease with respect to the development, construction, or equipping of Company Properties or the funding of improvements to Company Properties).

Each contract listed on Section 4.12 of the Company Disclosure Letter to which the Company or any Company Subsidiary is a party or by which it is bound as of the date hereof is referred to herein as a “Company Material Contract”.

(b)     Except as individually or in the aggregate has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, each Company Material Contract is legal, valid, binding and enforceable on the Company and each Company Subsidiary that is a party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as individually or in the aggregate has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and each Company Subsidiary has performed all obligations required to be performed by it prior to the date hereof under each Company Material Contract and, to the knowledge of the Company, each other party thereto has performed all obligations required to be performed by it under such Company Material Contract prior to the date hereof. None of the Company or any Company Subsidiary, nor, to the knowledge of the Company, any other party thereto, is in material breach or violation of, or default under, any Company Material Contract, and no event has occurred that with notice or lapse of time or both would constitute a violation, breach or default under any Company Material Contract, except where in each case such breach, violation or default is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received notice of any violation or default under any Company Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.13     Litigation. Except as individually or in the aggregate have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, or as set forth in Section 4.13 of the Company Disclosure Letter, (a) there is no Action pending or, to the knowledge of the Company, threatened by or before any Governmental Authority, nor, to the knowledge of the Company, is there any investigation pending by any Governmental Authority (other than any Action that may be commenced by a stockholder of the Company on or after the date hereof challenging the Mergers or other transactions contemplated herein), in each case, against the Company or any Company Subsidiary, and (b) neither the Company nor any Company Subsidiary, nor any of the Company’s or any Company Subsidiary’s respective property, is subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Authority.

Section 4.14     Environmental Matters.

(a)     Except as individually or in the aggregate have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, or as set forth in Section 4.14 of the Company Disclosure Letter:

(i)       The Company and each Company Subsidiary are in compliance with all Environmental Laws.

(ii)      The Company and each Company Subsidiary have all Environmental Permits necessary to conduct their current operations and are in compliance with their respective Environmental Permits, and all such Environmental Permits are in good standing.

(iii)     Neither the Company nor any Company Subsidiary has received any written notice, demand, letter or claim alleging that the Company or any such Company Subsidiary is in violation of, or liable under, any Environmental Law or that any judicial, administrative or compliance order has been issued against the Company or any Company Subsidiary which remains unresolved. There is no litigation, investigation, request for information or other proceeding pending, or, to the knowledge of the Company, threatened against the Company and any Company Subsidiary under any Environmental Law.

(iv)     Neither the Company nor any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial, administrative or compliance order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and no investigation, litigation or other proceeding is pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary under any Environmental Law.

(v)     Neither the Company nor any Company Subsidiary has assumed, by contract or operation of Law, any liability under any Environmental Law or relating to any Hazardous Substances, or is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances, except for customary environmental indemnity agreements or obligations entered into for the benefit of lenders in connection with secured financings.

(vi)     Neither the Company nor any Company Subsidiary has caused, and to the knowledge of the Company, no Third Party has caused any release of a Hazardous Substance that would be required to be investigated or remediated by the Company or any Company Subsidiary under any Environmental Law.

(vii)     There is no site to which the Company or any Company Subsidiary has transported or arranged for the transport of Hazardous Substances which, to the knowledge of the Company, is or may become the subject of any Action under Environmental Law.

(viii)     None of the transactions contemplated by this Agreement will trigger any filing requirement or other action under any Environmental Law or any rules or regulations promulgated thereunder.

(b)     This Section 4.14 contains the exclusive representations and warranties of the Company with respect to environmental matters.

Section 4.15     Intellectual Property.

(a)     Section 4.15(a) of the Company Disclosure Letter sets forth a correct and complete list of all material Intellectual Property registrations and applications for registration owned by the Company.

(b)     Except as set forth in Section 4.15(b) of the Company Disclosure Letter or as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries own or are licensed or otherwise possess valid rights to use all Intellectual Property necessary to conduct the business of the Company and the Company Subsidiaries as it is currently conducted, (ii) the conduct of the business of the Company and the Company Subsidiaries as it is currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Third Party, (iii) there are no pending or, to the knowledge of the Company, threatened claims with respect to any of the Intellectual Property rights owned by the Company or any Company Subsidiary, and (iv) to the knowledge of the Company, no Third Party is currently infringing or misappropriating Intellectual Property owned by the Company or any Company Subsidiary. The Company and the Company Subsidiaries are taking all actions that they reasonably believe are necessary to maintain and protect each material item of Intellectual Property that they own.

(c)     This Section 4.15 contains the exclusive representations and warranties of the Company with respect to Intellectual Property matters.

Section 4.16     Properties.

(a)     Section 4.16(a) (Part I) of the Company Disclosure Letter sets forth a list of the common name of each facility and real property owned or leased (as lessee or sublessee), including ground leased, by the Company or any Company Subsidiary as of the date of this Agreement (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property, and all easements, rights and other appurtenances to such real property, are individually referred to herein as a “Company Property” and collectively referred to herein as the “Company Properties”). Section 4.16(a) (Part II) of the Company Disclosure Letter sets forth a list of the common name of each facility and real property which, as of the date of this Agreement, is under contract by the Company or a Company Subsidiary for purchase or which is required under a binding contract to be leased or subleased by the Company or a Company Subsidiary after the date of this Agreement. Except as set forth in Section 4.16(a) (Part II) of the Company Disclosure Letter, there are no real properties that the Company or any Company Subsidiary is obligated to buy, lease or sublease at some future date.

(b)     The Company or a Company Subsidiary owns good and valid fee simple title, leasehold title or estate for years title (with an option to purchase the remainder interest or enter into a ground lease), as applicable, to each of the Company Properties, in each case, free and clear of Liens, except for Company Permitted Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For the purposes of this Agreement, “Company Permitted Liens” shall mean any (i) Liens relating to any Indebtedness incurred in the ordinary course of business consistent with past practice, (ii) Liens that result from any statutory or other Liens for Taxes or assessments that are not yet due and payable or subject to penalty or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP), (iii) any Company Material Contracts or other service contracts, management agreements, leasing commission agreements, agreements or obligations set forth in Section 4.16(l) of the Company Disclosure Letter, or Company Leases or ground leases or air rights affecting any Company Property, (iv) Liens imposed or promulgated by Law or any Governmental Authority, including zoning regulations, permits and licenses, (v) Liens that are disclosed on the existing Company Title Insurance Policies made available by or on behalf of the Company or any Company Subsidiary to Parent prior to the date hereof and, with respect to leasehold interests, Liens on the underlying fee or leasehold interest of the applicable ground lessor, lessor or sublessor, (vi) any cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s liens and other similar Liens imposed by Law and incurred in the ordinary course of business consistent with past practice that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings, and (vii) any other Liens, limitations, restrictions or title defects that do not materially impair the value of the Company Property or the continued use and operation of the Company Property as currently used and operated.

(c)     The improvements comprising the Company Properties (i) are supplied with utilities and other services reasonably required for their continued operation as they are now being operated, (ii) are, to the knowledge of the Company, in working order sufficient for their normal operation in the manner currently being operated and without any material structural defects other than as may be disclosed in any physical condition reports that have been made available to Parent, and (iii) are, to the knowledge of the Company, adequate and suitable for the purposes for which they are presently being used.

(d)     To the knowledge of the Company, each of the Company Properties has sufficient access to and from publicly dedicated streets for its current use and operation, without any constraints that interfere with the normal use, occupancy and operation thereof.

(e)     Neither the Company nor any of the Company Subsidiaries has received (i) written notice that any certificate, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any agreement, easement or other right of an unlimited duration that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the lawful use and operation of all utilities, parking areas, retention ponds, driveways, roads and other means of egress and ingress to and from any of the Company Properties is not in full force and effect as of the date of this Agreement, except for such failures to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, or of any pending written threat of modification or cancellation of any of same, that would reasonably be expected to have a Company Material Adverse Effect, or (ii) written notice of any uncured violation of any Laws affecting any of the Company Properties which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(f)     No certificate, variance, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any agreement, easement or other right that is necessary to permit the current use of the buildings and improvements on any of the Company Properties or that is necessary to permit the current use of all parking areas, driveways, roads and other means of egress and ingress to and from any of the Company Properties has failed to be obtained or is not in full force and effect, and neither the Company nor any Company Subsidiary has received written notice of any outstanding threat of modification or cancellation of any such certificate, variance, permit or license, except for any of the foregoing as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(g)     Except as set forth in Section 4.16(g) of the Company Disclosure Letter, no condemnation, eminent domain or similar proceeding has occurred or is pending with respect to any owned Company Property or, to the knowledge of the Company, any Company Property leased by the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has received any written notice to the effect that (i) any condemnation or rezoning proceedings are threatened with respect to any of the Company Properties, or (ii) any zoning regulation or ordinance (including with respect to parking), building, fire, health or other Law has been violated (and remains in violation) for any Company Property.

(h)     Except for discrepancies, errors or omissions that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the rent rolls for each of the Company Properties, dated April 30, 2013, which rent rolls have previously been made available by or on behalf of the Company or any Company Subsidiary to Parent, correctly reference each lease or sublease that was in effect on April 30, 2013 and to which the Company or the Company Subsidiaries are parties as lessors or sublessors with respect to each of the applicable Company Properties (all leases or subleases (including any triple-net leases), together with all amendments, modifications, supplements, renewals and extensions related thereto, the “Company Leases”). Section 4.16(h) of the Company Disclosure Letter sets forth the current rent annualized for each Company Property including all Company Leases at each such Company Property.

(i)     True and complete in all material respects copies of (i) all ground leases affecting the interest of the Company or any Company Subsidiary in the Company Properties and (ii) all Company Leases (the “Material Company Leases”), in each case in effect as of the date hereof, together with all amendments, modifications, supplements, renewals and extensions related thereto, have been made available to Parent. Except as set forth in Section 4.16(i) of the Company Disclosure Letter, (1) neither the Company nor any Company Subsidiary is and, to the knowledge of the Company, no other party is, in breach or violation of, or default under, in any such case, in any material respect, any Material Company Lease, (2) no event has occurred which would result in a breach or violation of, or a default under, in any such case, in any material respect, any Material Company Lease by the Company or any Company Subsidiary, or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both) and no tenant under a Material Company Lease is in monetary default under such Material Company Lease in any material respect, (3) no tenant under a Company Lease is the beneficiary or has the right to become a beneficiary of a loan or forbearance from the Company or any Company Subsidiary in excess of $100,000 in the aggregate, (4) neither the Company nor any Company Subsidiary is in receipt of any material amount of rent under any Company Lease paid more than thirty (30) days before such rent is due and payable, (5) any and all material leasing commissions or brokerage fees payable by a Company or Company Subsidiary for Company Leases have been paid in full, and (6) except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole, each Material Company Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company or a Company Subsidiary and, to the knowledge of the Company, with respect to the other parties thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

(j)     Except as set forth on Section 4.16(j) of the Company Disclosure Letter, there are no Tax abatements or exemptions specifically affecting the Company Properties, and the Company and the Company Subsidiaries have not received any written notice of (and the Company and the Company Subsidiaries do not have any knowledge of) any proposed increase in the assessed valuation of any of the Company Properties or of any proposed public improvement assessments that will result in the Taxes or assessments payable in the next tax period increasing by an amount material to the Company and the Company Subsidiaries, considered as a whole.

(k)     Except as set forth in Section 4.16(k) of the Company Disclosure Letter, as of the date of this Agreement, no purchase option has been exercised under any Company Lease for which the purchase has not closed prior to the date of this Agreement.

(l)     Except for Company Permitted Liens or as set forth in Section 4.16(l) of the Company Disclosure Letter and as set forth in contracts provided to Parent prior to the date hereof, (i) there are no unexpired option to purchase agreements, rights of first refusal or first offer or any other rights to purchase or otherwise acquire any Company Property or any portion thereof that would materially adversely affect the Company’s, or the Company Subsidiary’s, ownership, ground lease or right to use a Company Property subject to a Material Company Lease, and (ii) there are no other outstanding rights or agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof that is owned by any Company Subsidiary, which, in each case, is in favor of any party other than the Company or a Company Subsidiary (a “Company Third Party”).

(m)     Except as set forth in Section 4.16(m) of the Company Disclosure Letter or pursuant to a Company Lease or any ground lease affecting any Company Property, neither the Company nor any Company Subsidiary is a party to any agreement pursuant to which the Company or any Company Subsidiary manages or manages the development of any real property for any Company Third Party.

(n)     The Company and each Company Subsidiary, as applicable, is in possession of title insurance policies or valid marked-up title commitments evidencing title insurance with respect to each Company Property (each, a “Company Title Insurance Policy” and, collectively, the “Company Title Insurance Policies”). A copy of each Company Title Insurance Policy, in the possession or control of the Company, has been made available to Parent. No written claim has been made against any Company Title Insurance Policy, which, individually or in the aggregate, would be material to any Company Property.

(o)     Section 4.16(o) of the Company Disclosure Letter lists each Company Property which is (i) under development as of the date hereof, and describes the status of such development as of the date hereof, and (ii) which is subject to a binding agreement for development or commencement of construction by the Company or a Company Subsidiary, in each case other than those pertaining to minor capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business. A copy of each contract or development agreement between Company or a Company Subsidiary pertaining to such development or construction have been made available to Parent.

(p)     The Company and the Company Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all personal property owned, used or held for use by them as of the date of this Agreement (other than property owned by tenants and used or held in connection with the applicable tenancy), except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. None of the Company’s or any of the Company Subsidiaries’ ownership of or leasehold interest in any such personal property is subject to any Liens, except for Company Permitted Liens and Liens that have not had and would not reasonably be expected to have a Company Material Adverse Effect. Section 4.16(p) of the Company Disclosure Letter sets forth all leased personal property of the Company or any Company Subsidiary with monthly lease obligations in excess of $25,000 and that are not terminable upon thirty (30) days’ notice.

(q)     Section 4.16(q) of the Company Disclosure Letter lists the parties currently providing third-party property management services to the Company or a Company Subsidiary and the number of facilities currently managed by each such party.

(r)     Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all construction required under any Company Lease (and any other contract or agreement related to such construction, including construction contracts and development contracts) has been completed timely and on budget (or such requirement has been waived by the tenant or other party benefiting from such covenant), or is on schedule to be completed timely and on budget, and all payments, expenses and fees required in connection therewith have been made, (ii) neither the Company nor any Company Subsidiary is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any such contract or agreement related to such construction, nor has any event occurred which would result in a breach or violation of, or a default under, any such contract or agreement by the Company or any Company Subsidiary, or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both), and (iii) neither the Company, nor a Company Subsidiary, as landlord under the Company Leases, is required to make any payments or reimbursements to any tenant under any such Company Lease for tenant improvement work completed, to be completed, or that may be completed at any such tenant's option.

Section 4.17     Taxes.

(a)     The Company and each Company Subsidiary has timely filed (or had filed on its behalf) with the appropriate Governmental Authority all material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct, subject in each case to such exceptions as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions for, all material Taxes required to be paid by them, whether or not shown on any Tax Return. True and materially complete copies of all U.S. federal income Tax Returns that have been filed with the IRS by the Company and each Company Subsidiary with respect to the taxable years ending on or after December 31, 2009 have been provided or made available to representatives of Parent.

(b)     The Company (i) for all taxable years commencing with the Company’s taxable year ended December 31, 2004 through December 31, 2012, has been subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”) and has satisfied all requirements to qualify as a REIT for such years; (ii) has operated since January 1, 2013 to the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year that will end with the Merger; and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a reasonable challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge is pending or threatened in writing. No Company Subsidiary is a corporation for United States federal income tax purposes, other than a corporation that qualifies as a Qualified REIT Subsidiary or as a Taxable REIT Subsidiary.

(c)     (i) There are no audits, investigations by any Governmental Authority or other proceedings pending or, to the Company’s knowledge, threatened with regard to any material Taxes or material Tax Returns of the Company or any Company Subsidiary; (ii) no deficiency for Taxes of the Company or any Company Subsidiary has been claimed, proposed or assessed in writing or, to the knowledge of the Company, threatened, by any Governmental Authority, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith or with respect to which the failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; (iii) neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to the assessment of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open tax year; (iv) except as set forth in Section 4.17(c) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary currently is the beneficiary of any extension of time within which to file any material Tax Return; (v) neither the Company nor any Company Subsidiary is subject to a claim in writing by a Governmental Authority in a jurisdiction in which it does not file Tax Returns that it is or may be required for file Tax Returns in, or is or may be subject to Tax by, that jurisdiction; and (vi) neither the Company nor any of the Company Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(d)     Each Company Subsidiary that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been since its formation treated for United States federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation.

(e)     Neither the Company nor any Company Subsidiary holds any asset the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code.

(f)     Since its inception, (i) the Company and the Company Subsidiaries have not incurred any liability for material Taxes under Sections 857(b), 860(c) or 4981 of the Code which have not been previously paid, (ii) neither the Company nor any Company Subsidiary has incurred any material liability for Taxes other than (x) in the ordinary course of business or consistent with past practice, or (y) transfer or similar Taxes arising in connection with sales of property, (iii) neither the Company nor any Company Subsidiary (other than a Taxable REIT Subsidiary or any subsidiary of a Taxable REIT Subsidiary) has engaged at any time in any “prohibited transaction” within the meaning of Section 857(b)(6) of the Code which has resulted in a material liability for Taxes, and (iv) neither the Company nor any Company Subsidiary has engaged in any transaction that would give rise to a material amount of “redetermined rents, redetermined deductions and excess interest” described in Section 857(b)(7) of the Code. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company or the Company Subsidiaries.

(g)     The Company and the Company Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(h)     Except as set forth in Section 4.17(h) of the Company Disclosure Letter, there are no Company Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or to the knowledge of the Company threatened to raise, a material claim against the Company or any Company Subsidiary for any breach of any Company Tax Protection Agreements. As used herein, “Company Tax Protection Agreements” means any written agreement to which the Company or any Company Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests in a Company Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; and/or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests in a Company Subsidiary Partnership, the Company or the Company Subsidiaries have agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets for a period of time that has not since expired, (C) make or refrain from making Tax elections, and/or (D) only dispose of assets in a particular manner. As used herein, “Company Subsidiary Partnership” means a Company Subsidiary that is a partnership for United States federal income tax purposes.

(i)     There are no Tax Liens upon any property or assets of the Company or any Company Subsidiary except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(j)      Neither the Company nor any Company Subsidiary has requested, has received or is subject to any written ruling of a Governmental Authority or has entered into any written agreement with a Governmental Authority with respect to any Taxes.

(k)     There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving the Company or any Company Subsidiary, and after the Closing Date neither the Company nor any Company Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(l)      Neither the Company nor any Company Subsidiary (A) has been a member of an affiliated group filing a consolidated federal income Tax Return or (B) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(m)    Neither the Company nor any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(n)     Neither the Company nor any of the Company Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.

(o)     No written power of attorney that has been granted by the Company or any of the Company Subsidiaries (other than to the Company or a Company Subsidiary) currently is in force with respect to any matter relating to Taxes.

Section 4.18     Insurance. The Company has made available to Parent copies of all material insurance policies (including title insurance policies) and all material fidelity bonds or other material insurance service contracts in the Company’s possession providing coverage for all Company Properties (the “Company Insurance Policies”). The Company Insurance Policies include all material insurance policies and all material fidelity bonds or other material insurance service contracts required by any Material Company Lease. Except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no claim for coverage by the Company or any Company Subsidiary pending under any of the Company Insurance Policies that has been denied or disputed by the insurer. Except as individually or in the aggregate have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, all premiums payable under all Company Insurance Policies have been paid, and the Company and the Company Subsidiaries have otherwise complied in all material respects with the terms and conditions of all the Company Insurance Policies. Except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, such Company Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect. No written notice of cancellation or termination has been received by the Company or any Company Subsidiary with respect to any such policy which has not been or is not reasonably expected to be replaced on substantially similar terms prior to the date of such cancellation.

Section 4.19     Opinions of Financial Advisors.

(a)     The Company Board has received the opinion of Wells Fargo Securities, LLC, to the effect that, as of the date of such opinion and subject to the assumptions and limitations set forth therein, the Common Merger Consideration is fair, from a financial point of view, to the holders (other than Parent and its Affiliates) of Company Common Stock.

(b)     The Company Board has received the opinion of Houlihan Lokey Financial Advisors, Inc., to the effect that, as of the date of such opinion and subject to the assumptions and limitations set forth therein, the Common Merger Consideration is fair, from a financial point of view, to the holders (other than Parent and its Affiliates) of Company Common Stock.

Section 4.20     Takeover Statutes. The Company Board has taken all action necessary to render inapplicable to the Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL. The restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the Merger. No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar federal or state Law (collectively, “Takeover Statutes”) are applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement.

Section 4.21     Vote Required. The affirmative vote of the holders of not less than a majority of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of shares of stock of the Company necessary to approve the Merger and the other transactions contemplated hereby. The consent of the Company OP General Partner, as the sole general partner of the Company Operating Partnership, is the only vote of the partners of the Company Operating Partnership necessary to adopt this Agreement and approve the Partnership Merger and the other transactions contemplated hereby.

Section 4.22     Brokers. No broker, finder or investment banker (other than the Company Financial Advisors) is entitled to any brokerage, finder’s or other fee or commission in connection with the Mergers based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Section 4.23     Investment Company Act. Neither the Company nor any Company Subsidiary is required to be registered as an investment company under the Investment Company Act.

Section 4.24     Affiliate Transactions. Except as set forth in Section 4.24 of the Company Disclosure Letter or in the Company SEC Filings made through and including the date of this Agreement or as permitted by this Agreement, from January 1, 2011 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and any Affiliates (other than Company Subsidiaries) of the Company or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Section 4.25      Mortgage Backed Securities.

(a)     Except as set forth in Section 4.25(a) of the Company Disclosure Letter, the Company or a Company Subsidiary is the sole owner of each of the mortgage backed securities set forth in Section 4.25(a) of the Company Disclosure Letter (collectively, the “Company MBS”) and the related certificates and other instruments evidencing ownership of the Company MBS, free and clear of any Liens, except for Company Permitted Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)     Except as set forth in Section 4.25(b) of the Company Disclosure Letter and as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary (i) is in default in the performance of any of its obligations under any pooling and servicing agreements, trust and servicing agreements, trust agreements, servicing agreements or other similar documents providing for the creation of the Company MBS or the servicing of the mortgage loans underlying the Company MBS (collectively, the “Company Principal MBS Agreements”) or (ii) has received any written notice of any default by any master servicer of any Company MBS.

(c)     Except as set forth in Section 4.25(c) of the Company Disclosure Letter, there are no material agreements (other than the Company Principal MBS Agreements) between the Company or any Company Subsidiary and the master servicer with respect to any series of Company MBS.

Section 4.26     Mortgage Loans.

(a)     Except as set forth in Section 4.26(a) of the Company Disclosure Letter, the Company or a Company Subsidiary is the sole owner of each of the mortgage loans set forth in Section 4.26(a) of the Company Disclosure Letter (collectively, the “Company Mortgage Loans”) and is the sole owner or beneficiary of or under any related notes (collectively, the “Company Mortgage Notes”), deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, endorsement, bonds, letters of credit, accounts, insurance contracts and policies, credit reports, tax returns, appraisals, escrow documents, participation agreements (if applicable), loan files, servicing files and all other documents evidencing or securing the Company Mortgage Loans (collectively, the “Company Mortgage Files”), in each case, free and clear of any Liens, except for Company Permitted Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.26(a) of the Company Disclosure Letter, the principal amount of each of the Company Mortgage Loans fully amortizes in accordance with the initial term of the underlying lease collaterally assigned to the applicable mortgage lender as security for such Company Mortgage Loan.

(b)     Except as set forth in Section 4.26(b) of the Company Disclosure Letter, (i) the lien of each Company Mortgage is subject only to “Permitted Exceptions” which consist of the following: (A) Company Permitted Liens; (B) Liens affecting title acceptable to prudent mortgage lending institutions generally; (C) rights of tenants with no options to purchase or rights of first refusal to purchase, except as disclosed in the Company Mortgage Files that have been made available to Parent; and (D) other matters which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) each of the Company Mortgage Loans has generally been serviced in accordance with the terms of the related mortgage note and pooling and servicing agreements and otherwise in accordance with industry accepted servicing practices, except for events that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) there is no delinquency in the payments of principal and interest required to be made under the terms of any Company Mortgage Loan in excess of 30 days beyond the applicable due date that has occurred or in any other payments required to be made under the terms of any Company Mortgage Loan (inclusive of any applicable grace or cure period) that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)     Except as set forth in Section 4.26(c) of the Company Disclosure Letter or in the applicable Company Mortgage File (copies of which have been made available to Parent), the Company has no knowledge of (i) any written notice asserting any offset, defense (including the defense of usury), claim (including claims of lender liability), counterclaim or right to rescission with respect to any Company Mortgage Loan, Company Mortgage Note or other related agreements, (ii) any uncured monetary default in excess of 30 days or event of acceleration existing under any Company Mortgage or the related Company Mortgage Note or (iii) any uncured non-monetary default, breach, violation or event of acceleration existing beyond the applicable grace or cure period under any Company Mortgage or the related Company Mortgage Note, except, in each case, for notices, violations, breaches, defaults or events of acceleration that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.27     No Other Representations or Warranties. Except for the representations and warranties contained in Article V, the each of the Company Parties acknowledges that neither Parent, the Parent Operating Partnership nor any other Person on behalf of Parent or the Parent Operating Partnership has made, and the Company Parties have not relied upon, any representation or warranty, whether express or implied, with respect to Parent, the Parent Operating Partnership or any of the other Parent Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to the Company Parties by or on behalf of the Parent Parties.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF THE PARENT PARTIES

The Parent Parties hereby jointly and severally represent and warrant to the Company Parties that:

Section 5.1       Organization and Qualification.

(a)     Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Parent is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)     Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c)     The Parent Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. The Parent Operating Partnership is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.2       Authority.

(a)     Each of the Parent Parties has the requisite corporate, limited liability company or limited partnership power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of the Parent Parties and the consummation by each of the Parent Parties of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, limited liability company and limited partnership action, and no other corporate, limited liability company or limited partnership proceedings on the part of the Parent Parties, as applicable, are necessary to authorize this Agreement or the Mergers or to consummate the transactions contemplated hereby, subject, (i) with respect to the Merger, to the filing of the Articles of Merger with and acceptance for record of the Articles of Merger by the SDAT and the filing of the Certificate of Merger with the Delaware Secretary, and (ii) with respect to the Partnership Merger, to the filing of the Partnership Certificate of Merger with the Delaware Secretary.

(b)     This Agreement has been duly executed and delivered by each of the Parent Parties and, assuming due authorization, execution and delivery by each of the Company Parties, constitutes a legally valid and binding obligation of each of the Parent Parties, enforceable against the Parent Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 5.3       No Conflict; Required Filings and Consents.

(a)     The execution and delivery of this Agreement by each of the Parent Parties does not, and the performance of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby by each of the Parent Parties will not, (i) conflict with or violate any provision of (A) Parent’s charter or bylaws, (B) Merger Sub’s certificate of formation or limited liability company agreement or the certificate of limited partnership of the Parent Operating Partnership or the Parent Partnership Agreement, or (C) any equivalent organizational or governing documents of any other Parent Subsidiary, or (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.3(b) have been obtained, all filings and notifications described in Section 5.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to a Parent Party or any other Parent Subsidiary or by which any property or asset of a Parent Party or any other Parent Subsidiary is bound, except, as to clauses (i)(C) and (ii), respectively, for any such conflicts or violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)     The execution and delivery of this Agreement by each of the Parent Parties does not, and the performance of this Agreement by each of the Parent Parties will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) as may be required under the rules and regulations of NASDAQ, (iii) the filing of the Articles of Merger with the SDAT and the acceptance for record by the SDAT of the Articles of Merger pursuant to the MGCL, (iv) the filing of the Certificate of Merger with the Delaware Secretary, (v) the filing of the Partnership Certificate of Merger with the Delaware Secretary, (vi) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (vii) such filings as may be required in connection with state and local transfer Taxes, and (viii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.4       Disclosure Documents. None of the information supplied or to be supplied in writing by or on behalf of Parent, Merger Sub or any other Parent Subsidiary for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company or at the time of the Company Stockholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

Section 5.5       Litigation. There is no Action pending or, to the knowledge of Parent, threatened by or before any Governmental Authority, nor is there any Order imposed upon the Parent Parties or any other Parent Subsidiary, whether temporary, preliminary or permanent, which would reasonably be expected to result in a Parent Material Adverse Effect.

Section 5.6       Vote Required. The consent of Parent, as the sole general partner of the Parent Operating Partnership, is the only vote of the partners of the Parent Operating Partnership necessary to adopt this Agreement and approve the Partnership Merger and the other transactions contemplated hereby.

Section 5.7       Brokers. No broker, finder or investment banker (other than RCS Capital, a division of Realty Capital Securities, LLC) is entitled to any brokerage, finder’s or other fee or commission in connection with the Mergers based upon arrangements made by or on behalf of Parent, Merger Sub or any other Parent Subsidiary.

Section 5.8       Sufficient Funds. Parent has available or will as of the Effective Time have available (and Parent will provide Merger Sub at the Effective Time) sufficient cash or lines of credit available to pay the aggregate Merger Consideration (and, to the extent consummated, fund the Convertible Notes Redemption, the Trust Preferred Securities Redemption and the prepayments under the Loan Agreements), and pay all such other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement, including the Mergers, and any related fees and expenses.

Section 5.9       Ownership of Merger Sub; No Prior Activities.

(a)     Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the interests of Merger Sub are owned, directly or indirectly, by Parent.

(b)     Except for the obligations or liabilities incurred in connection with its organization and the transactions contemplated by this Agreement, Merger Sub has not, and will not have prior to the Effective Time, incurred, directly or indirectly through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.10     Ownership of Company Common Stock. None of Parent, Merger Sub or any other Parent Subsidiary is, nor at any time during the last two (2) years has been, an “interested stockholder” of the Company as defined in Section 3-601 of the MGCL.

Section 5.11     No Other Representations or Warranties. Except for the representations and warranties contained in Article IV, each of the Parent Parties acknowledges that neither the Company Parties nor any other Person on behalf of the Company Parties has made, and the Parent Parties have not relied upon, any representation or warranty, whether express or implied, with respect to the Company Parties or any of the other Company Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to the Parent Parties by or on behalf of the Company Parties.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1       Conduct of Business by the Company Parties.

(a)     Each Company Party covenants and agrees that, between the date of this Agreement and the earlier to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1 (the “Interim Period”), except to the extent required by Law, as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly required or permitted pursuant to this Agreement, or as set forth in Section 6.1(a) or Section 6.1(c) of the Company Disclosure Letter, each of the Company Parties shall, and shall cause each of the Company Subsidiaries to, (i) conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and (ii) subject to the limitations in this Agreement, use its commercially reasonable efforts to maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of the Company’s or the Company Subsidiaries’ control excepted), preserve intact in all material respects its current business organization, goodwill, ongoing businesses and relationships with third parties, keep available the services of its present officers and key employees, maintain all Company Insurance Policies and maintain the status of the Company as a REIT.

(b)     The Company shall use its commercially reasonable efforts to obtain the opinion of counsel referred to in Section 7.2(e).

(c)     Without limiting the covenants set forth in Section 6.1(a), each Company Party covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be agreed in writing by Parent (which consent (1) in the case of each sub-clause of this Section 6.1(c) other than sub-clause (viii), shall not be unreasonably withheld, delayed or conditioned, and (2) in the case of sub-clause (viii), may be withheld in Parent’s sole and absolute discretion for any reason or no reason), as may be expressly required or permitted pursuant to this Agreement, or as set forth in Section 6.1(a) or 6.1(c) of the Company Disclosure Letter, the Company Parties shall not, and shall not cause or permit any Company Subsidiary to, do any of the following:

(i)       amend or propose to amend the Company Charter or Company Bylaws (or such equivalent organizational or governing documents of any Company Subsidiary, including the certificate of limited partnership of the Company Operating Partnership, the Company Partnership Agreement or the certificate of formation or limited liability company operating agreement of the Company OP General Partner) or waive the stock ownership limit under the Company Charter;

(ii)      split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of the Company or any Company Subsidiary;

(iii)     declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of stock of the Company or any Company Subsidiary or other equity securities or ownership interests in the Company or any Company Subsidiary, except for (A) the declaration and payment by the Company of regular quarterly cash dividends, for full quarterly periods in accordance with past practice and for any interim period through the Closing Date, at an annual rate not to exceed $0.31 per share of Company Common Stock, (B) the declaration and payment by the Company of regular quarterly cash dividends, for full quarterly periods in accordance with past practice and for any interim period through the Closing Date, on each series of the Company Preferred Stock in accordance with their respective terms, (C) the declaration and payment by the Operating Partnership of regular quarterly cash distributions, for full quarterly periods in accordance with past practice and for any interim period through the Closing Date, on each series of Partnership Units, (D) the declaration and payment of dividends or other distributions to the Company by any directly or indirectly wholly owned Company Subsidiary, and (E) distributions by any Company Subsidiary that is not wholly owned, directly or indirectly, by the Company, in accordance with the requirements of the organizational documents of such Company Subsidiary; provided, however, that, notwithstanding the restriction on dividends and other distributions in this Section 6.1(c)(iii), the Company and any Company Subsidiary shall be permitted to make distributions, including under Sections 857, 858 or 860 of the Code, reasonably necessary for the Company to maintain its status as a REIT under the Code and avoid or reduce the imposition of any corporate level tax or excise Tax under the Code;

(iv)     redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its stock or other equity interests of the Company or a Company Subsidiary, other than the withholding of shares of Company Common Stock to satisfy withholding Tax obligations with respect to awards granted pursuant to the Company Stock Plans, including the vesting of Company Restricted Stock in accordance with Section 3.3(a) of this Agreement and the settlement of Company Performance Shares in accordance with Section 3.3(b) of this Agreement, or the acquisition of shares of stock in accordance with Article VII of the Company Charter in order for the Company to maintain its status as a REIT under the Code;

(v)     except for transactions among the Company and one or more Company Subsidiaries or among one or more Company Subsidiaries, or as otherwise contemplated in Section 6.1(c)(vi), issue, sell, pledge, dispose, encumber or grant any shares of the Company’s or any of the Company Subsidiaries’ capital stock (including any Partnership Units), or any options, warrants, convertible securities or other rights of any kind to acquire any shares of the Company’s or any of the Company Subsidiaries’ stock or other equity interests; provided, however, that the Company may issue shares of Company Common Stock (A) upon the vesting of any Company Restricted Stock or the settlement of any Company Performance Share outstanding as of the date of this Agreement or as may be granted after the date of this Agreement under Section 6.1(c)(vi), (B) pursuant to the Company Benefit Plans to the extent required under the terms of such Company Benefit Plans as in effect as of the date of this Agreement and (C) upon conversion of any of the Convertible Notes or any shares of Company Preferred Stock pursuant to the terms thereof;

(vi)     grant, confer, award, or modify the terms of any Company Restricted Stock, Company Performance Share, convertible securities, or other rights to acquire, or denominated in, any of the Company’s or any of the Company Subsidiaries’ capital stock or other equity securities;

(vii)     acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property (other than personal property at a total cost of less than $50,000 in the aggregate), corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except (A) acquisitions by the Company or any Company Subsidiary of or from an existing Company Subsidiary, or (B) the Pending Acquisitions in accordance with Section 6.16;

(viii)   sell, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except (A) pursuant to an obligation arising under any agreement referenced in Section 4.16(l) of the Company Disclosure Letter, and (B) pledges and encumbrances on property or assets in the ordinary course of business consistent with past practice that would not be material to any Company Property or any assets of the Company or any Company Subsidiary;

(ix)     incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a Company Subsidiary);

(x)     make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, employees, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than (A) by the Company or a Company Subsidiary to the Company or a Company Subsidiary, (B) loans or advances required to be made under any of the Company Leases or ground leases affecting the Company Properties and (C) advancements of legal and similar costs, fees and expenses pursuant to any indemnification obligations of the Company or any Company Subsidiary in effect as of the date of this Agreement to the extent contained in any document or agreement described in sub-clause (A) or (B) of Section 4.12(a)(iv);

(xi)     enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (or any Contract that, if existing as of the date hereof, would be a Company Material Contract), other than any termination or renewal in accordance with the terms of any existing Company Material Contract that occur automatically without any action by the Company or any Company Subsidiary;

(xii)     enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any material rights or claims under, any Company Lease (or any lease for Real Property that, if existing as of the date hereof, would be a Company Lease) or any other lease with respect to property or assets, except with respect to entry into any new lease or renewal of any existing Company Lease or other lease with respect to property or assets where the aggregate annual payments under any such new lease or existing Company Lease or other lease are less than $100,000;

(xiii)     waive, release, assign any material rights or claims or make any payment, direct or indirect, of any liability of the Company or any Company Subsidiary before the same comes due in accordance with its terms, other than in the ordinary course of business consistent with past practice;

(xiv)     settle or compromise (A) any legal action, suit or arbitration proceeding, in each case made or pending against the Company or any of the Company Subsidiaries, including relating to Taxes, and (B) any legal action, suit or proceeding involving any present, former or purported holder or group of holders of the Company Common Stock or Company Preferred Stock other than in accordance with Section 6.7;

(xv)     (A) hire or terminate any officer or director of the Company or any Company Subsidiary or promote or appoint any Person to a position of officer or director of the Company or any Company Subsidiary, (B) increase in any manner the amount, rate or terms of compensation or benefits of any of its directors, officers or employees, except as may be required under any existing Company Benefit Plans, (C) pay or agree to pay any pension, retirement allowance or other compensation or benefit not contemplated by any Company Benefit Plan to any director, officer, employee or consultant of the Company or any Company Subsidiary, whether past or present, (D) enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or Company Benefit Plan or other compensation or employee benefits arrangement, (E) accelerate the vesting or payment of any compensation or benefits under any Company Benefit Plan, (F) grant any awards under any Company Stock Plan, bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan, or (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan, in each case, other than in the ordinary course of business consistent with past practice or as required by Law;

(xvi)     fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof) or make any material change to its methods of accounting in effect at January 1, 2013, except as required by a change in GAAP (or any interpretation thereof) or in applicable Law, or make any change, other than in the ordinary course of business consistent with past practice, with respect to accounting policies, unless required by GAAP or the SEC;

(xvii)     enter into any new line of business;

(xviii)    fail to duly and timely file all material reports and other material documents required to be filed with the NYSE or any Governmental Authority, subject to extensions permitted by Law or applicable rules and regulations;

(xix)     enter into, amend or modify any Company Tax Protection Agreement, or take any action that would violate any Company Tax Protection Agreement or otherwise give rise to any material liability of the Company or any Company Subsidiary with respect thereto, make, change or rescind any material election relating to Taxes, change a material method of Tax accounting, file or amend any material Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, except in each case (A) if required by Law or (B) if necessary (x) to preserve the Company’s qualification as a REIT under the Code or (y) to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xx)     take any action that could, or fail to take any action, the failure of which could, reasonably be expected to cause (A) the Company to fail to qualify as a REIT or (B) any Company Subsidiary to cease to be treated as any of (1) a partnership or disregarded entity for federal income tax purposes or (2) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xxi)     adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except by a Company Subsidiary in connection with any acquisitions permitted pursuant to Section 6.1(c)(vii) in a manner that would not reasonably be expected to be adverse to the Company or to prevent or impair the ability of the Company Parties to consummate the Mergers;

(xxii)     initiate or consent to any zoning reclassification of any real property or any other material change to any approved site plan, special use permit, planned development approval or other land use entitlement affecting any Company Property, other than in connection with any eminent domain or condemnation proceedings regarding which the Company has provided prompt notice to Parent;

(xxiii)     form any new funds or joint ventures;

(xxiv)     except for the expansion of a Company Property pursuant to expansion rights requested by the applicable tenant pursuant to the terms of the applicable Company Lease after prior notice to Parent, make or commit to make any capital expenditures in excess of $250,000 individually or $2,000,000 in the aggregate in the ordinary course of business;

(xxv)     amend or modify the compensation terms or any other obligations of the Company contained in the engagement letter with either of the Company Financial Advisors in a manner adverse to the Company, any Company Subsidiary or Parent or engage other financial advisors in connection with the transactions contemplated by this Agreement; or

(xxvi)     authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

provided that none of the foregoing provisions of this Section 6.1 shall in any way restrict the ability of the Company or any of the Company Subsidiaries to consummate the Pending Acquisitions in compliance with Section 6.16.

(d)     Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company from taking any action, at any time or from time to time, that in the reasonable judgment of the Company Board, upon advice of counsel to the Company, is reasonably necessary for the Company to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time, including making dividend or other distribution payments to stockholders of the Company in accordance with this Agreement or otherwise.

Section 6.2       Payoff Letters. The Company shall use its commercially reasonable efforts to deliver to Parent customary payoff letters with respect to each of the Loan Agreements, executed by the applicable administrative agent thereunder, in form and substance reasonably satisfactory to Parent, no later than three (3) Business Days prior to the Closing Date (or such later date as Parent may agree in writing, but in any event, on or prior to the Closing Date), setting forth all amounts (including the outstanding principal, accrued and unpaid interest and all prepayment, defeasance or other fees and penalties) required to be paid by the Company or any Company Subsidiary under the applicable Loan Agreement to cause the termination of such Loan Agreement on the Closing Date (collectively, the “Funded Debt Payoff Amount”). Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated, by virtue of this Agreement, to make any prepayments with respect to the amounts outstanding under the Loan Agreements (i) prior to the Closing Date and (ii) unless Parent or Merger Sub provides funds to the Company in an amount sufficient to, or places in escrow or otherwise pays on behalf of the Company, the Funded Debt Payoff Amount. It is expressly agreed that such prepayments with respect to the Loan Agreements are not conditions precedent to the completion of the Mergers and other transactions contemplated by this Agreement.

Section 6.3       Preparation of Proxy Statement; Company Stockholder Meeting.

(a)     As promptly as practicable following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the Proxy Statement in preliminary form. Parent shall furnish all information concerning itself, its Affiliates and the holders of its stock to the Company and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Proxy Statement shall include all information reasonably requested by such other party to be included therein. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide Parent with copies of all correspondence between the Company and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. The Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall cooperate and provide Parent a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response).

(b)     If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of the Company. Nothing in this Section 6.3(b) shall limit the obligations of any party under Section 6.3(a). For purposes of Section 4.8, Section 5.4 and this Section 6.3, any information concerning or related to the Company, its Affiliates or the Company Stockholder Meeting will be deemed to have been provided by the Company, and any information concerning or related to Parent or its Affiliates (including Merger Sub) will be deemed to have been provided by Parent.

(c)     As promptly as practicable following the date of this Agreement, the Company shall, in accordance with applicable Law and the Company Charter and Company Bylaws, establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting; provided, however, that the Company shall not be required to hold the Company Stockholder Meeting prior to the No Shop Period Start Date. The Company shall cause the definitive Proxy Statement to be mailed to the stockholders of the Company entitled to vote at the Company Stockholder Meeting as soon as practicable after the No Shop Period Start Date, it being understood and agreed that during the period between the date that the Proxy Statement is filed in preliminary form with the SEC and the No Shop Period Start Date, the Company shall use its commercially reasonable efforts to finalize the Proxy Statement for the purpose of having the Proxy Statement in substantially final form by the No Shop Period Start Date. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, include such recommendation in the Proxy Statement and solicit and use its commercially reasonable efforts to obtain the Company Stockholder Approval, except to the extent that the Company Board shall have made an Adverse Recommendation Change as permitted by Section 6.5. Notwithstanding the foregoing provisions of this Section 6.3(c), if, on a date for which the Company Stockholder Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company shall have the right to make one or more successive postponements or adjournments of the Company Stockholder Meeting; provided that the Company Stockholder Meeting is not postponed or adjourned to a date that is more than thirty (30) days after the date for which the Company Stockholder Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law). The Company agrees that, unless this Agreement shall have been terminated in accordance with Section 8.1, its obligations to hold the Company Stockholder Meeting pursuant to this Section 6.3(c) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Acquisition Proposal or by any Adverse Recommendation Change.

Section 6.4       Access to Information; Confidentiality.

(a)     During the Interim Period, to the extent permitted by applicable Law and contracts, and subject to the reasonable restrictions imposed from time to time upon advice of counsel, each of the Company Parties shall, and shall cause each of the Company Subsidiaries to, afford to the Parent Parties, Parent’s financing sources and their respective Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, commitments, personnel and records and, during such period, each of the Company Parties shall, and shall cause each of the Company Subsidiaries to, furnish reasonably promptly to the Parent Parties (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws, and (ii) all other information (financial or otherwise) concerning its business, properties and personnel the Parent Parties may reasonably request.

(b)     Prior to the Closing, with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), the Parent Parties, at their own expense, shall have the right to such reasonable access during normal business hours in order to prepare or cause to be prepared surveys, inspections, engineering studies, environmental assessments and other tests, examinations or studies with respect to each Company Property that the Parent Parties deem to be reasonably necessary (collectively, “Tests”), so long as such Tests do not damage any property or any portion thereof in any material respect. The Parent Parties shall be required to conduct such Tests in a manner so as not to significantly disturb or interfere with the current use of the Company Properties, and upon completion of such Tests, the Parent Parties agree at their sole expense to restore the Company Properties in all material respects to their respective conditions immediately prior to such Tests. The Parent Parties shall indemnify, defend (with counsel reasonably satisfactory to the Company Parties), protect and hold the Company Parties and all Company Subsidiaries harmless from and against any and all liability, loss, cost, damage or expense (including reasonable attorneys fees and costs), that the Company Parties or any Company Subsidiaries sustain or incur by reason of or in connection with any Tests conducted by the Parent Parties or their Representatives relating to or in connection with the Company Properties, or entry by the Parent Parties or their Representatives onto the Company Properties, solely to the extent that such Tests or entries were the proximate cause of any such losses, costs, damages or expense.

(c)     Notwithstanding the foregoing, the Company Parties shall not be required by this Section 6.4 to provide the Parent Parties, Parent’s financing sources or their respective Representatives with access to or to disclose information (x) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice (provided, however, that the Company Parties shall use their commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure), (y) the disclosure of which would violate any Law or fiduciary duty (provided, however, that the Company Parties shall use their commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or fiduciary duty) or (z) that is subject to any attorney-client, attorney work product or other legal privilege (provided, however, that the Company Parties shall use their commercially reasonable efforts to allow for such access or disclosure to the extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege).

(d)     The Parent Parties shall use their commercially reasonable efforts to minimize any disruption to the business of the Company Parties or any Company Subsidiaries that may result from any requests for access, data or information hereunder. Prior to the Effective Time, without prior notice to and reasonable consultation with the Company, each of the Parent Parties shall not, and shall cause their respective Representatives and Affiliates not to, contact or otherwise communicate with the employees of the Company Parties or any Company Subsidiary (other than those employees set forth on Section 6.4(d) of the Company Disclosure Letter) or tenants, lenders or other parties with which the Company Parties or any Company Subsidiary has a business relationship regarding the business of the Company Parties and the Company Subsidiaries or this Agreement and the transactions contemplated hereby.

(e)     Each of the parties hereto will hold, and will cause its Representatives, financing sources and Affiliates to hold, any nonpublic information of the other in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.

(f)     The Company Parties agree to give prompt written notice to the Parent Parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the Company Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 6.5       Company Acquisition Proposals.

(a)     Notwithstanding anything to the contrary contained in this Agreement but subject to Section 6.5(e), during the period (the “Go Shop Period”) beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on July 7, 2013 (the “No Shop Period Start Date”), the Company and its Representatives shall have the right to, directly or indirectly: (i) initiate, solicit, induce, cause, encourage and facilitate any Company Acquisition Proposals, including by way of providing access to the properties, offices, assets, books, records and personnel of the Company and the Company Subsidiaries and furnishing non-public information pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided, however, that any non-public information concerning the Company or the Company Subsidiaries that is provided to any Third Party (or such Third Party’s Representatives) in connection with a Company Acquisition Proposal shall, to the extent not previously provided to Parent or Merger Sub, be provided to Parent prior to or substantially concurrently with providing it to such Third Party; and (ii) engage in and maintain discussions or negotiations with respect to any Company Acquisition Proposal or inquiry, proposal or offer that constitutes or may reasonably be expected to lead to a Company Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, discussions or negotiations or the making of any Company Acquisition Proposal. No later than one (1) Business Day after the No Shop Period Start Date, the Company shall notify Parent in writing of the identity of each Person that submitted a Company Acquisition Proposal prior to the No Shop Period Start Date (each, a “Go Shop Bidder”) and provide to Parent (x) a copy of any Company Acquisition Proposal made in writing and any other written material terms or proposals provided (including, to the extent not included therein, a copy of the acquisition agreement and any related transaction documents and financing commitments, if any) to the Company or any Company Subsidiary and (y) a written summary of the material terms of any Company Acquisition Proposal not made in writing (including any material terms proposed orally or supplementally).

(b)     Except as expressly permitted by this Section 6.5, from and after the No Shop Period Start Date until the earlier of the Effective Time and the date on which this Agreement is terminated pursuant to Section 8.1, neither the Company nor any of the Company Subsidiaries nor any of their respective officers, directors or employees shall, and the Company shall instruct its and the Company Subsidiaries’ Representatives not to, directly or indirectly through another Person, (i) whether publicly or otherwise, solicit, initiate, induce, cause, encourage or facilitate any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal, including from any Go Shop Bidder (an “Inquiry”), (ii) enter into, continue, conduct, engage, maintain or otherwise participate in any discussions or negotiations regarding, or furnish to any Third Party (including any Go Shop Bidder) any non-public information in connection with, or otherwise cooperate in any way with, or facilitate in any way any effort by, any Third Party (including any Go Shop Bidder) in connection with any Company Acquisition Proposal or Inquiry, (iii) approve, endorse or recommend a Company Acquisition Proposal (including any Company Acquisition Proposal submitted by a Go Shop Bidder prior to the No Shop Period Start Date), or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.5) providing for or relating to a Company Acquisition Proposal with any Third Party (including any Go Shop Bidder) (an “Alternative Acquisition Agreement”), (iv) take any action to make the provisions of any Takeover Statute or any restrictive provision of any applicable anti-takeover provision in the Company Charter or Company Bylaws inapplicable to any transactions contemplated by a Company Acquisition Proposal or (v) resolve, agree, approve, recommend or publicly propose or agree to do any of the foregoing. Notwithstanding the foregoing, nothing in this Agreement shall prohibit the Company or any of its Representatives from (A) (1) informing any Third Party of the provisions set forth in this Section 6.5 or (2) contacting the Person (or the Representatives of such Person) that made any Company Acquisition Proposals solely for the purpose of seeking clarification of solely those terms or conditions of such Company Acquisition Proposal that require clarification so as to determine whether such Company Acquisition Proposal is, or is reasonably likely to result in, a Superior Proposal; and (B) to the extent the Relevant Period extends beyond the No Shop Period Start Date with respect to any Qualified Go Shop Proposal, continuing to engage during such portion of the Relevant Period in the activities described in Section 6.5(a) with respect to the Go Shop Bidder that submitted such Qualified Go Shop Proposal (and the restrictions set forth in this Section 6.5(b) and Sections 6.5(d) and 6.5(g) will not apply until the earlier of the expiration of the Relevant Period and the withdrawal of such Qualified Go Shop Proposal).

(c)     Notwithstanding anything to the contrary in this Section 6.5, at any time following the No Shop Period Start Date and prior to obtaining the Company Stockholder Approval, the Company may, directly or indirectly through any Representative, in response to an unsolicited bona fide written Company Acquisition Proposal by a Third Party (whether or not a Go Shop Bidder) made after the date of this Agreement (that did not result from a breach of this Section 6.5) (i) provide access to the properties, offices, assets, books, records and personnel of the Company and the Company Subsidiaries and furnish non-public information to such Third Party (and such Third Party’s Representatives) making the Company Acquisition Proposal (provided, however, that (A) prior to so furnishing such non-public information, the Company receives from the Third Party an executed Acceptable Confidentiality Agreement and (B) any non-public information concerning the Company or the Company Subsidiaries that is provided to such Third Party shall, to the extent not previously provided to Parent or Merger Sub, be provided to Parent prior to or substantially concurrently with providing it to such Third Party), and (ii) engage in discussions or negotiations with such Third Party (and such Third Party’s Representatives) with respect to the Company Acquisition Proposal if, in the case of each of clauses (i) and (ii): (x) the Company Board (or any committee thereof) determines in good faith, after consultation with outside legal counsel and financial advisors, that such Company Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Proposal, and (y) the Company Board (or any committee thereof) determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ duties under applicable Law.

(d)     In addition to the other obligations of the Company set forth in this Section 6.5, after the No Shop Period Start Date, the Company shall notify Parent promptly (but in no event later than 24 hours) after (i) receipt after the No Shop Period Start Date of any Company Acquisition Proposal or any request for access to the properties, offices, assets, books, records and personnel of the Company or any Company Subsidiary or any nonpublic information relating to the Company or any Company Subsidiary by any Third Party in connection with a Company Acquisition Proposal or any Inquiry from any Person seeking to have discussions or negotiations with the Company relating to a possible Company Acquisition Proposal (such notice shall indicate the identity of the Third Party making the Company Acquisition Proposal, request or Inquiry and the material terms and conditions of such Company Acquisition Proposal, request or Inquiry, including a copy thereof if in writing and any related material documentation or material correspondence), and (ii) it enters into any discussions or negotiations concerning any Company Acquisition Proposal, provides access to the properties, offices, assets, books, records and personnel of the Company or any Company Subsidiary or furnishes any nonpublic information to any Third Party pursuant to Section 6.5(c), and, in each case, the Company shall keep Parent reasonably informed of the status and material terms of any such Company Acquisition Proposals, Inquiries, requests, discussions or negotiations on a reasonably current basis (including any change to the financial terms or other material terms and conditions thereof and the terms of any and all material agreements in connection therewith (including any financing arrangements)), including by providing a copy of all material documentation or material correspondence relating thereto.

(e)     Except as permitted by this Section 6.5(e), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, modify or qualify (or publicly propose to withhold, withdraw, modify or qualify), in a manner adverse to any Parent Party, the Company Recommendation or the Company OP General Partner’s approval of the Partnership Merger, (ii) approve, adopt, endorse or recommend (or publicly propose to approve, adopt, endorse or recommend) any Company Acquisition Proposal, (iii) fail to include the Company Recommendation or the Company OP General Partner’s approval of the Partnership Merger in the Proxy Statement or any Schedule 14D-9, as applicable, (iv) fail to publicly recommend against any Company Acquisition Proposal that is publicly announced or disclosed within ten (10) Business Days of the request of Parent and/or reaffirm the Company Recommendation within ten (10) Business Days of the request of Parent (any of the actions described in clauses (i), (ii), (iii) and (iv) of this Section 6.5(e), an “Adverse Recommendation Change”), or (v) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause the Company to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.5). Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board (or any committee thereof) shall be permitted to effect an Adverse Recommendation Change and cause the Company to terminate this Agreement pursuant to Section 8.1(c)(ii) if the Company Board (or any committee thereof) (x) has received a bona fide Company Acquisition Proposal (whether or not a Qualified Go Shop Proposal or from a Go Shop Bidder) that, in the good faith determination of the Company Board (or any committee thereof), after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal, and such Company Acquisition Proposal is not withdrawn, and (y) determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ duties under applicable Law; provided, however, that neither the Company Board nor any committee thereof shall be entitled to effect an Adverse Recommendation Change or cause the Company to terminate this Agreement pursuant to this Section 6.5(e) unless:

(i)       the Company has provided a written notice (a “Notice of Superior Proposal”) to Parent and Merger Sub that the Company intends to take such action, specifying in reasonable detail the reasons therefor and describing the material terms and conditions of, and attaching a complete copy of, the Superior Proposal and the terms of any and all agreements in connection therewith, including any financing arrangements, that is the basis of such action (it being understood that such material terms shall include the identity of the Third Party);

(ii)      during the four (4) Business Day period following Parent’s and Merger Sub’s receipt of the Notice of Superior Proposal, the Company shall, and shall cause its Representatives to, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal;

(iii)     following the close of business on the last day of the four (4) Business Day period, the Company Board (or any committee thereof) shall have determined in good faith (x) after consultation with outside legal counsel and financial advisors, taking into account any changes to this Agreement proposed in writing by Parent and Merger Sub in response to the Notice of Superior Proposal, that the Superior Proposal giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal and (y) after consultation with outside legal counsel, that failure to effect an Adverse Recommendation Change would be inconsistent with the directors’ duties under applicable Law; and

(iv)     in connection with such Adverse Recommendation Change, the Company promptly thereafter terminates this Agreement pursuant to Section 8.1(c)(ii), concurrently pays the Termination Payment pursuant to Section 8.3(a)(ii) and then promptly enters into an Alternative Acquisition Agreement with respect to such Superior Proposal.

If, following such four (4) Business Day period, the Company Board (or applicable committee) determines not to effect an Adverse Recommendation Change because the Company Acquisition Proposal ceased to constitute a Superior Proposal and thereafter any amendment to the financial terms or any other material amendment of such Company Acquisition Proposal that previously constituted a Superior Proposal occurs, such amendment shall require a new Notice of Superior Proposal, and the Company shall be required to comply again with the requirements of this Section 6.5(e), provided that references to the four (4) Business Day period above shall then be deemed to be references to a two (2) Business Day period. Notwithstanding the foregoing, the Company shall be obligated to negotiate with Parent and Merger Sub for such two (2) Business Day period pursuant to the foregoing sentence on only one occasion if, but only if, the Company Acquisition Proposal relates to a Qualified Go Shop Proposal before (y) the Company Board (or any committee thereof) can effect an Adverse Recommendation Change or (z) the Company can terminate this Agreement pursuant to Section 8.1(c)(ii), in each case, with respect to such Company Acquisition Proposal.

(f)      Nothing contained in this Section 6.5 or elsewhere in this Agreement shall prohibit the Company or the Company Board (or any committee thereof), directly or indirectly through its Representatives, from disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or making any disclosure to its stockholders if the Company Board (or any committee thereof) has determined, after consultation with outside legal counsel, that the failure to do so would be inconsistent with applicable Law; provided, however, that any disclosure of a position contemplated by Rule 14e-2(a) under the Exchange Act other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, an express rejection of any applicable Company Acquisition Proposal or an express reaffirmation of the Company Recommendation to the Company’s stockholders in favor of the Merger shall be deemed to be an Adverse Recommendation Change; and provided further that the taking of any such position or making of any such disclosure contemplated by this Section 6.5(f) shall not affect the Company’s obligations under this Section 6.5.

(g)     At the No Shop Period Start Date, the Company and the Company Subsidiaries and their respective officers, directors and employees shall, and the Company shall instruct its and the Company Subsidiaries’ Representatives to, immediately cease and cause to be terminated any existing discussions, negotiations or communications with any Third Party conducted prior to the No Shop Period Start Date with respect to any Company Acquisition Proposal and shall request the prompt return or destruction of all confidential information previously furnished in connection therewith. From and after the No Shop Period Start Date, the Company and the Company Subsidiaries and their respective officers, directors and employees shall use their commercially reasonable efforts to enforce any confidentiality provisions or provisions of similar effect to which the Company or any of the Company Subsidiaries is a party or of which the Company or any of the Company Subsidiaries is a beneficiary.

(h)     From and after the No Shop Period Start Date until the earlier of (i) the Effective Time and (ii) the date on which this Agreement is terminated pursuant to Section 8.1, the Company shall not amend or grant any waiver or release under, or fail to enforce, any standstill or similar contract with respect to any class of equity securities of the Company or any of the Company Subsidiaries unless the Company Board (or any committee thereof) determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ duties under applicable Law.

(i)     The Company shall not submit to the vote of its stockholders any Company Acquisition Proposal prior to the termination of this Agreement.

(j)     For purposes of this Agreement:

(i)     “Company Acquisition Proposal” shall mean any proposal or offer for (or expression by a Third Party that it is considering or may engage in), whether in one transaction or a series of related transactions, (i) any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of the Company Subsidiaries, (ii) any sale, lease, exchange, mortgage, pledge, license, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of any assets of the Company or any Company Subsidiary representing fifteen percent (15%) or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole as determined on a book value basis, (iii) any issue, sale or other disposition of (including by way of merger, consolidation, joint venture, business combination, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing fifteen percent (15%) or more of the voting power of the Company, (iv) any tender offer or exchange offer in which any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) shall seek to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, of fifteen percent (15%) or more of the outstanding shares of any class of voting securities of the Company, or (v) any recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company in which a Third Party shall acquire beneficial ownership of fifteen percent (15%) or more of the outstanding shares of any class of voting securities of the Company; provided, however, that the term “Company Acquisition Proposal” shall not include the Mergers or the other transactions contemplated by this Agreement.

(ii)     “Superior Proposal” shall mean a bona fide written Company Acquisition Proposal (except that, for purposes of this definition, the references in the definition of “Company Acquisition Proposal” to “fifteen percent (15%)” shall be replaced by “more than fifty percent (50%)”) made by a Third Party after the date hereof that did not result from a breach of Section 6.5(b) on terms that the Company Board (or any committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, taking into account all financial, legal, regulatory and any other aspects of the transaction described in such proposal, including the identity of the Person making such proposal, any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any changes to the financial terms of this Agreement proposed by Parent and Merger Sub in response to such proposal or otherwise, to be (A) more favorable to the holders of the Company Common Stock (solely in their capacity as such) from a financial point of view than the transactions contemplated by this Agreement and (B) reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed.

Section 6.6       Appropriate Action; Consents; Filings.

(a)     Upon the terms and subject to the conditions set forth in this Agreement, each of the Company Parties and each of the Parent Parties shall, and shall cause the Company Subsidiaries and the Parent Subsidiaries, respectively, to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) the taking of all actions necessary to cause the conditions to Closing set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Mergers, so as to enable the Closing to occur as soon as reasonably possible, and (iv) the execution and delivery of any additional instruments necessary to consummate the Mergers and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement. In addition, during the Interim Period, the Company Parties shall furnish such information and provide such assistance to, and otherwise cooperate with, the Parent Parties, in each case, as the Parent Parties may reasonably request, in connection with any actions contemplated to be taken by the Parent Parties from and after the Effective Time with respect to all or any portion of the assets of the Company Parties or any of the Company Subsidiaries, provided that any requirement, condition, limitation, understanding, agreement or order that any of the Company Parties or Company Subsidiaries enters into or undertakes at the request of the Parent Parties shall not bind the Company Parties or any other Company Subsidiaries unless and until the Effective Time occurs.

(b)     In connection with and without limiting the foregoing, each of the Parent Parties and the Company Parties shall give (or shall cause the Parent Subsidiaries or the Company Subsidiaries, respectively, to give) any notices to Third Parties, and each of the Parent Parties and the Company Parties shall use, and cause each of their respective Affiliates to use, its commercially reasonable efforts to obtain any Third Party consents not covered by Section 6.6(a) that are proper or advisable to consummate the Mergers. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority, with respect to this Agreement. To the extent reasonably practicable, the parties or their Representatives shall have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Mergers and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, none of the parties hereto shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other parties the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority. Notwithstanding the foregoing, no such approval or consent from any Third Party with respect to this Agreement or the transactions contemplated herein shall be a condition to the obligations of the Parent Parties to consummate the Mergers.

(c)     Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval, waiver or consent from any Person (other than any Governmental Authority) with respect to the Mergers or other transactions contemplated herein, none of the Company Parties, the Parent Parties, any of the Company Subsidiaries, any of the Parent Subsidiaries or any of the their respective Representatives, shall be obligated to pay or commit to pay to such Person whose approval, waiver or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person; provided, however, that Parent shall be obligated to pay or commit to pay all fees and costs (including all redemption, prepayment, defeasance and similar fees or penalties) contemplated by any contract, agreement or other instrument to which any Company Party or any Company Subsidiary is party or by which any Company Party or any Company Subsidiary is bound to the extent necessary to consummate the Mergers and other transactions contemplated by this Agreement, including all prepayment, defeasance or other fees and penalties contemplated by (i) the prepayment of all amounts outstanding under the Loan Agreements and the pay-off letters to be delivered pursuant to Section 6.2 and (ii) the Convertible Notes Redemption and the Trust Preferred Securities Redemption pursuant to Section 6.19. Subject to the other provisions of this Section 6.6, the parties shall cooperate in good faith with respect to accommodations that may be reasonably requested or appropriate to obtain such consents.

(d)     Notwithstanding anything in this Section 6.6 to the contrary, no approval, waiver or consent from, nor any notice to, any Third Party (other than a Governmental Authority that is required by Law) with respect to this Agreement, the Mergers or the other transactions contemplated herein shall be a condition to the obligations of the Parent Parties to consummate the Mergers.

Section 6.7       Notification of Certain Matters; Transaction Litigation.

(a)     The Company Parties shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company Parties, of any notice or other communication received by such party from any Governmental Authority in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.

(b)     The Company Parties shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company Parties, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that the applicable closing conditions would reasonably expected to be incapable of being satisfied by the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement; provided, further, that the failure to provide such prompt notice under this Section 6.7(b) pursuant to clause (i) above shall not constitute a breach of a covenant for purposes of Section 7.2(b).

(c)     The Company Parties shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company Parties, of any Action commenced or, to such party’s knowledge, threatened against, relating to or involving such party or any of the Company Subsidiaries or the Parent Subsidiaries, respectively, which relate to this Agreement, the Mergers or the other transactions contemplated by this Agreement. The Company Parties shall give the Parent Parties the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against the Company Parties and/or their directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Parent Parties shall give the Company Parties the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against the Parent Parties and/or their directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 6.8       Public Announcements. The parties hereto shall, to the extent reasonably practicable, consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated hereby, and none of the parties shall issue any such press release or make any such public statement or filing prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that a party may, without obtaining the other parties’ consent, issue such press release or make such public statement or filing as may be required by Law, Order or the applicable rules of any stock exchange or the applicable provisions of any listing agreement of any party hereto, provided that such party shall use its commercially reasonable efforts to consult with the other party before issuing any such press release or making any such public statement with respect to this Agreement or any of the transactions contemplated hereby; provided, further, that such consultation and consent shall not be required with respect to any release, communication or announcement specifically permitted by Section 6.5.

Section 6.9       Directors’ and Officers’ Indemnification and Insurance.

(a)     To the fullest extent permitted by law, from and after the Effective Time, the Surviving Entity shall provide exculpation, indemnification and advancement of expenses for each Indemnitee, which is at least as favorable in scope and amount to such Indemnitee as the exculpation, indemnification and advancement of expenses provided to such Indemnitee by the Company and the Company Subsidiaries, as applicable, immediately prior to the Effective Time in the Company Charter and the Company Bylaws or the applicable Company Subsidiary’s respective articles or certificates of incorporation or bylaws (or comparable organizational or governing documents), as in effect on the date of this Agreement; provided that such exculpation, indemnification and advancement of expenses shall cover actions and omissions occurring at or prior to the Effective Time, including all transactions contemplated by this Agreement.

(b)     Without limiting the provisions of Section 6.9(a), during the period commencing as of the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, Parent and the Surviving Entity shall, to the fullest extent permitted by law (and Parent shall cause the Surviving Entity to): (i) indemnify, defend and hold harmless each Indemnitee against and from any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Action, whether civil, criminal, administrative or investigative, to the extent such Action arises out of or pertains to (x) any action or omission or alleged action or omission in such Indemnitee’s capacity as a director, officer, partner, manager, member, trustee, employee or agent of the Company, any of the Company Subsidiaries or of any other corporation, partnership, limited partnership, limited liability company, trust, association, employee benefit plan or other enterprise for whom such person served in such capacity at the request of the Company or any Company Subsidiary, or (y) this Agreement or any of the transactions contemplated hereby, including the Mergers; and (ii) pay in advance of the final disposition of any such Action the expenses (including attorneys’ fees and any expenses incurred by any Indemnitee in connection with enforcing any rights with respect to indemnification or advancement of expenses) of any Indemnitee upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified. Notwithstanding anything to the contrary set forth in this Agreement, Parent or the Surviving Entity (i) shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) and (ii) shall not have any obligation hereunder to any Indemnitee to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable Law, in which case the Indemnitee shall promptly refund to Parent or the Surviving Entity the amount of all such expenses theretofore advanced pursuant hereto with respect to which such Indemnitee is not entitled to be indemnified.

(c)     Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Entity as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the coverage afforded by the Company’s existing directors’ and officers’ liability insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, the “D&O Insurance”), in each case, for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period or time at or prior to the Effective Time from one or more insurance carriers with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions and retentions that are no less favorable in the aggregate than the coverage provided under the Company’s existing policies and with limits of liability that are no lower than the limits on the Company’s existing policies as long as the annual premium in the aggregate does not exceed 175% of the annual aggregate premium(s) under the Company’s existing policies. If the Company or the Surviving Entity for any reason fails to obtain such “tail” insurance policies as of the Effective Time, (i) the Surviving Entity shall continue to maintain in effect, for a period of at least six (6) years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable in the aggregate than the coverage provided under the Company’s existing policies as of the date hereof, or (ii) Parent shall provide, or shall cause the Surviving Entity to provide, for a period of not less than six (6) years after the Effective Time, the Indemnitees who are insured under the Company’s D&O Insurance with comparable D&O Insurance that provides coverage for events occurring at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier, that is no less favorable in the aggregate than the existing policy of the Company (which may be provided under Parent’s directors’ and officers’ liability insurance policy) or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Entity shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual premium currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Entity shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

(d)     The Indemnitees to whom this Section 6.9 applies are intended to be third-party beneficiaries of this Section 6.9. The provisions of this Section 6.9 are intended to be for the benefit of each Indemnitee and his or her successors, heirs, executors, trustees, fiduciaries, administrators or representatives. Parent shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by any Indemnitee in successfully enforcing the indemnity and other obligations provided in this Section 6.9.

(e)     The rights of each Indemnitee under this Section 6.9 shall be in addition to any rights such Person or any employee of the Company or any Company Subsidiary may have under the Company Charter, the Company Bylaws or the certificate of incorporation or bylaws (or equivalent organizational or governing documents) of any of the Company Subsidiaries, or the Surviving Entity or any of its subsidiaries, or under any applicable Law or under any agreement of any Indemnitee or any employee with the Company or any of the Company Subsidiaries listed in Section 4.12 of the Company Disclosure Letter. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to, or in substitution for, any such claims under any such policies.

(f)     Notwithstanding anything contained in Section 9.1 or Section 9.7 to the contrary, this Section 6.9 shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Entity and its subsidiaries, and shall be enforceable by the Indemnitees and their successors, heirs or representatives. In the event that Parent or the Surviving Entity or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as applicable, shall succeed to the obligations set forth in this Section 6.9. The parties acknowledge and agree that Parent guarantees the payment and performance of the Surviving Entity’s obligations pursuant to this Section 6.9.

Section 6.10     Termination of Certain Obligations. Unless otherwise notified by Parent in writing, prior to the Effective Time, the Company shall take all actions necessary to terminate all Company Benefit Plans intended to qualify under Section 401(a) of the Code that include a cash or deferred arrangement intended to satisfy the provisions of Section 401(k) of the Code (the “Company 401(k) Plans”), in each case effective immediately prior to the Closing. If a Company 401(k) Plan is terminated, the Company shall provide Parent with evidence of such termination pursuant to resolutions of the Company Board (the form and substance of which shall be subject to review and approval by Parent) not later than the day immediately preceding the Closing Date. In the event of any such termination, Parent shall cause each Company Employee who is eligible to participate in the Company 401(k) Plans and following the Closing continues as an employee of the Surviving Entity or becomes an employee of Parent’s advisor, AR Capital, LLC ( “Advisor”) (collectively, the “Continuing Employees”) to be eligible to participate as of the date immediately following the Closing Date in a plan of the Parent or one of its Affiliates or of Advisor, as applicable, intended to qualify under Section 401(a) of the Code that includes a cash or deferred arrangement intended to satisfy the provisions of Section 401(k) of the Code (a “Continuing 401(k) Plan”) and the Continuing Employees’ service with the Company and any predecessor shall be recognized for eligibility and vesting purposes under the applicable Continuing 401(k) Plan to the same extent as recognized under the Company 401(k) Plans solely to the extent such recognition of service for eligibility or vesting does not have a negative impact on the applicable Continuing 401(k) Plan’s tax qualified status. Further, in the event of any such termination, Parent shall use commercially reasonable efforts to cause the applicable Continuing 401(k) Plan to accept direct rollovers from a Company 401(k) Plan with respect to accounts of the applicable Continuing Employees, which rollover may consist of cash, a promissory note (as described below) or any combination thereof from such Company 401(k) Plan. The Company shall ensure that the Company 401(k) Plans do not permit any new loans on or after the termination date and do not place any then existing loans of any Continuing Employees under the Company 401(k) Plans in default solely by reason of the termination of such plan so long as such participant continues to repay the loan and transfers such participant’s account balance under such terminated Company 401(k) Plan, together with the promissory note evidencing the plan loan and the applicable loan documentation, to the applicable Continuing 401(k) Plan through a direct rollover in accordance with procedures established by the applicable Continuing 401(k) Plan.

Section 6.11     Dividends. In the event that a distribution with respect to the shares of Company Common Stock or Company Preferred Stock permitted under the terms of this Agreement has (i) a record date prior to the Effective Time and (ii) has not been paid as of the Effective Time, the holders of shares of Company Common Stock or Company Preferred Stock, as applicable, shall be entitled to receive such distribution from the Company immediately prior to the time such shares are exchanged pursuant to Article III of this Agreement.

Section 6.12     Merger Sub; Operating Partnerships; Company OP General Partner. Parent shall take all actions necessary to (a) cause the other Parent Parties to perform their obligations under this Agreement and to consummate the Mergers on the terms and conditions set forth in this Agreement, and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments or incur or guarantee any indebtedness other than as specifically contemplated by this Agreement. The Company shall take all actions necessary to cause the Company Operating Partnership and the Company OP General Partner to perform their obligations under this Agreement and to consummate the Mergers on the terms and conditions set forth in this Agreement.

Section 6.13     Section 16 Matters. The Company shall take all such steps as may be necessary or appropriate to ensure that any dispositions of Company Common Stock and Company Preferred Stock (including derivative securities related to such stock) resulting from the Mergers and the other transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time are exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.14     Voting of Shares. Parent shall vote all shares of Company Common Stock beneficially owned by it or any of the Parent Subsidiaries as of the record date for the Company Stockholder Meeting, if any, in favor of approval of the Merger.

Section 6.15     Derivatives. Following the date hereof, the Company and Parent shall cooperate in good faith to determine what actions, if any, should be taken to terminate prior to the Closing any Indebtedness of the Company or any Company Subsidiary with respect to any derivative instrument or transaction, including any cap, option, swap, collar, forward or hedge.

Section 6.16     Pending Acquisitions. The Company shall use its commercially reasonable efforts to consummate each of the pending acquisitions listed on Section 4.16(a) (Part II) of the Company Disclosure Letter (collectively, the “Pending Acquisitions”), in each case, subject to the terms described on Section 4.16(a) (Part II) of the Company Disclosure Letter with respect to each such Pending Acquisition; provided, however, that (i) prior to entering into any binding agreement with respect to any Pending Acquisition, such action shall be presented to the Parent Board for approval, and the Company shall not enter into any such binding agreement unless such agreement is approved by the Parent Board (which approval shall not be unreasonably withheld, delayed or conditioned, and in any event the Parent Board shall make its determination with respect to such approval within five (5) days following the Company’s request), and (ii) the Company’s obligations under this Section 6.16 shall not require the Company to consummate any Pending Acquisition if the Company determines that doing so would not be in the best interests of the Company.

Section 6.17     Joint Venture. The Company Parties shall cause CLF Cheyenne Tulsa Member, LLC, to comply with its obligation to acquire One Place, LLC’s interest in CLF Cheyenne Tulsa, LLC under the Limited Liability Company Operating Agreement of CLF Cheyenne Tulsa, LLC, dated as of July 29, 2011, by and between CLF Cheyenne Tulsa Member, LLC, as investor member, and One Place, LLC, as developer member, as amended, modified or supplemented through the date hereof, subject to the terms thereof.

Section 6.18     Company Preferred Stock. The Company shall provide Parent and Merger Sub with a reasonable opportunity to review and comment on any notices, publications or other communications to holders of the Company Preferred Stock prior to their delivery or publication, and the Company shall give reasonable and good faith consideration to any comments made by Parent and Merger Sub and provide Parent with copies of any such notices, publications or other communications.

Section 6.19     Convertible Notes; Trust Preferred Securities.

(a)     Subject to Parent’s obligations pursuant to Section 6.19(d), the Company shall use its commercially reasonable efforts to (i) redeem all of the Convertible Notes at or prior to the Effective Time (the “Convertible Notes Redemption”) in accordance with, and pursuant to the terms of, the Indenture, (ii) timely deliver all notices required to be delivered, and timely take all actions required to be taken, by the Indenture in connection with the Convertible Notes Redemption and as otherwise may be required in respect of the Mergers and the other transactions contemplated hereby, and (iii) concurrently with the consummation of the Convertible Notes Redemption, take all actions required to be taken by the Indenture to cause the Indenture to terminate and be of no further force and effect. Such efforts shall include the coordination of discussions among the Company, Parent and the trustee under the Indenture regarding the mechanics of the Convertible Notes Redemption. The Company shall not cause or permit a Default (as such term is defined in the Indenture) or Event of Default (as such term is defined in the Indenture) to occur prior to the Effective Time.

(b)     Subject to Parent’s obligations pursuant to Section 6.19(d), the Company shall use its commercially reasonable efforts to (i) redeem all of the Trust Preferred Securities at or prior to the Effective Time (the “Trust Preferred Securities Redemption”) in accordance with, and pursuant to the terms of, the Junior Subordinated Indenture, (ii) timely deliver all notices required to be delivered, and timely take all actions required to be taken, by the Junior Subordinated Indenture in connection with the Trust Preferred Securities Redemption and as otherwise may be required in respect of the Mergers and the other transactions contemplated hereby, and (iii) concurrently with the consummation of the Trust Preferred Securities Redemption, take all actions required to be taken by the Junior Subordinated Indenture to cause the Junior Subordinated Indenture to terminate and be of no further force and effect. Such efforts shall include the coordination of discussions among the Company, Parent and the trustee under the Junior Subordinated Indenture regarding the mechanics of the Trust Preferred Securities Redemption. The Company shall not cause or permit an Event of Default (as such term is defined in the Junior Subordinated Indenture) to occur prior to the Effective Time.

(c)     The Company shall provide Parent with (i) advance copies of all notices, publications and other communications to holders of the Convertible Notes and the Trust Preferred Securities, the applicable trustee or any depository, and (ii) advance notice of any election proposed to be made by the Company under the Indenture and/or the Junior Subordinated Indenture. The Company shall also promptly provide Parent and Merger Sub with copies of any material written communications that the Company may receive from any holder of the Convertible Notes or Trust Preferred Securities, the trustee under the Indenture or the Junior Subordinated Indenture or any depository promptly after receipt of such communications. The Company shall give reasonable and good faith consideration to any comments made by Parent or Merger Sub with respect to the elections, notices, publications and other communications described in this Section 6.19(c).

(d)     Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to effect the Convertible Notes Redemption or the Trust Preferred Securities Redemption (i) prior to the Closing Date and (ii) unless Parent or Merger Sub provides funds to the Company in an amount sufficient to, or places in escrow or otherwise pays on behalf of the Company, the Redemption Price (as defined in the Indenture) and the Optional Redemption Price (as defined in the Junior Subordinated Indenture), together with all other prepayment, redemption or similar fees or penalties. It is expressly agreed that the completion of the Convertible Notes Redemption and the Trust Preferred Securities Redemption are not conditions precedent to the completion of the Mergers and other transactions contemplated in this Agreement. The Parent Parties also acknowledge that the Indenture and the Junior Subordinated Indenture may not permit conditional redemptions or conditional redemption notices, and that no Company Party shall be deemed to have breached this Agreement by virtue of giving or failing to give any such conditional redemption notice or effecting or failing to effect a conditional redemption in connection with the Convertible Notes Redemption or the Trust Preferred Securities Redemption if the taking of any such action or delivery of any such notice is not permitted by the terms of the Indenture and the Junior Subordinated Indenture, as applicable, after consultation with the applicable trustees thereunder. If, despite the Company’s commercially reasonable efforts pursuant to Sections 6.19(a) and 6.19(b) above, the Convertible Notes Redemption and the Trust Preferred Securities Redemption shall not have occurred at or prior to the Effective Time, the parties hereto shall cooperate in good faith to cause the Surviving Entity or the Surviving Partnership, as applicable, to assume the applicable obligations of the Company Parties or other Company Subsidiaries with respect to the Convertibles Notes and the Trust Preferred Securities in accordance with the Indenture and the Junior Subordinated Indenture, respectively, from and after the Effective Time, including, for the avoidance of doubt, by delivering any notices or opinions of counsel and taking such other actions as are necessary to allow the Surviving Entity or the Surviving Partnership, as applicable, to execute a supplemental indenture and become the successor to the Company or the Company Operating Partnership, as applicable, under the Indenture or the Junior Subordinated Indenture, as applicable, in accordance with its terms.

Section 6.20     FIRPTA. The Company Operating Partnership shall use its commercially reasonable efforts to obtain and deliver to Parent at or prior to Closing an affidavit of non-foreign status from each holder of Class B Units that complies with the Treasury Regulations under Section 1445 of the Code.

Section 6.21     Taxable REIT Subsidiary. Notwithstanding anything to the contrary in this Agreement, at Parent’s request but subject to the terms of the Indenture, the Company shall (i) take all such actions as may be reasonably necessary to dissolve Caplease Services Corp., a Delaware corporation (the “TRS”), prior to or in connection with the Effective Time, and, in such event, the Company Operating Partnership shall treat the dissolution of the TRS as a liquidation of the TRS for U.S. federal income tax purposes, and (ii) use commercially reasonable efforts to liquidate and wind up the affairs of the TRS to the extent practical prior to the Effective Time. To the extent that the TRS is a property manager pursuant to a property management agreement with a Company Subsidiary, prior to the dissolution of the TRS (if requested by Parent), such property management agreement shall be either terminated or assigned in a manner that ensures the Company will not be treated, for U.S. federal income tax purposes, as a property manager.

Section 6.22     Transition Services. From and after the date of this Agreement until the earlier of the Effective Time and the date on which this Agreement is terminated pursuant to Section 8.1, the Company shall with Parent develop and implement a plan providing for the transition of the business and operations of the Company and the Company Subsidiaries (including the Continuing Employees, the Books and Records and information technology) to Parent.

ARTICLE VII
CONDITIONS

Section 7.1     Conditions to the Obligations of Each Party. The respective obligations of each party to effect the Mergers and to consummate the other transactions contemplated by this Agreement shall be subject to the satisfaction or (to the extent permitted by Law) waiver by each of the parties, at or prior to the Effective Time, of the following conditions:

(a)     Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b)     No Restraints. No Law, Order (whether temporary, preliminary or permanent) or other legal restraint or prohibition entered, enacted, promulgated, enforced or issued by any Governmental Authority of competent jurisdiction shall be in effect which prohibits, makes illegal, enjoins, or otherwise restricts, prevents or prohibits the consummation of the Mergers or otherwise restrains, enjoins, prevents, prohibiting or making illegal the acquisition of some or all of the shares of Company Common Stock or Company Preferred Stock by Parent.

Section 7.2      Conditions to the Obligations of the Parent Parties. The respective obligations of the Parent Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent, at or prior to the Effective Time, of the following additional conditions:

(a)     Representations and Warranties. (i) The representations and warranties set forth in Section 4.1(a) (Organization and Qualification; Subsidiaries), Section 4.3(a) (Capital Structure) (except for the first two sentences), Section 4.4 (Authority), Section 4.19 (Opinion of Financial Advisors), Section 4.20 (Takeover Statutes), Section 4.21 (Vote Required), Section 4.22 (Brokers) and Section 4.23 (Investment Company Act) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, (ii) the representations and warranties set forth in the first two sentences of Section 4.3(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, and (iii) each of the other representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, except (x) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (y) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or “Company Material Adverse Effect” qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)     Agreements and Covenants. The Company Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c)     Officer’s Certificate. The Company shall have delivered to Parent a certificate, dated the date of the Closing and signed by its chief executive officer or another senior officer on behalf of the Company, certifying to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d)     Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any event, change or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(e)     REIT Opinion. Parent shall have received a written opinion of Hunton & Williams LLP, or other counsel to the Company satisfactory to Parent, dated as of the Closing Date and in form and substance reasonably satisfactory to Parent, to the effect that, commencing with the Company’s taxable year that ended on December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled the Company to meet, through the Effective Time, the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in an officer’s certificate executed by the Company and the Company Operating Partnership.

(f)     FIRPTA. The Company shall have provided to Parent an affidavit of non-foreign status that complies with the Treasury Regulations under Section 1445 of the Code.

Section 7.3     Conditions to the Obligations of the Company Parties. The obligations of the Company Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company, at or prior to the Effective Time, of the following additional conditions:

(a)     Representations and Warranties. (i) The representations and warranties set forth in Section 5.1 (Organization and Qualification) and Section 5.2 (Authority) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, and (ii) each of the other representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, except (x) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (y) in the case of clause (ii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or “Parent Material Adverse Effect” qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)     Agreements and Covenants. The Parent Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c)     Officer’s Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing and signed by its chief executive officer or another senior officer on behalf of Parent, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1      Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval (except as otherwise expressly noted), as follows:

(a)     by mutual written agreement of each of Parent and the Company; or

(b)     by either Parent or the Company, if:

(i)     the Effective Time shall not have occurred on or before February 28, 2014 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party if the failure of such party (and (A) in the case of Parent, including the failure of the other Parent Parties, and (B) in the case of the Company, including the failure of the other Company Parties) to perform any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure of the Mergers to be consummated on or before such date; or

(ii)     any Governmental Authority of competent jurisdiction shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party if the issuance of such final, non-appealable Order was primarily due to the failure of such party (and (A) in the case of Parent, including the failure of the other Parent Parties, and (B) in the case of the Company, including the failure of the other Company Parties) to perform any of its obligations under this Agreement, including pursuant to Section 6.6; or

(iii)     the Company Stockholder Approval shall not have been obtained at a duly held Company Stockholder Meeting (including any adjournment or postponement thereof) at which the Merger and the other transactions contemplated hereby have been voted upon; provided that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to the Company if the failure to obtain such Company Stockholder Approval was primarily due to the Company’s failure to perform any of its obligations under this Agreement.

(c)     by the Company:

(i)     if any Parent Party shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (x) would, or would reasonably be expected to, result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (y) cannot be cured on or before the Outside Date or, if curable, is not cured by the Parent Parties within twenty (20) days of receipt by Parent of written notice of such breach or failure; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if any Company Party is then in breach of any of its respective representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in either Section 7.2(a) or Section 7.2(b) would not be satisfied; or

(ii)     at any time prior to receipt of the Company Stockholder Approval in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with Section 6.5(e); provided, that such termination shall be null and void unless the Company shall concurrently pay the Termination Payment in accordance with Section 8.3(a)(ii).

(d)     by Parent, if:

(i)     any Company Party shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (x) would, or would reasonably be expected to, result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (y) cannot be cured on or before the Outside Date or, if curable, is not cured by the Company Parties within twenty (20) days of receipt by the Company of written notice of such breach or failure; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if any Parent Party is then in breach of any of their respective representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in either Section 7.3(a) or Section 7.3(b) would not be satisfied; or

(ii)     (x) the Company Board shall have made an Adverse Recommendation Change, (y) the Company Parties shall have materially breached any of their obligations under Section 6.3 or Section  6.5 or (z) the Company enters into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.5), provided that the right to terminate under Section 8.1(d)(ii)(x) and (y) shall not be available after the receipt of the Company Stockholder Approval.

Section 8.2      Effect of Termination. In the event that this Agreement is terminated and the Mergers and the other transactions contemplated by this Agreement are abandoned pursuant to Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, and this Agreement shall forthwith become null and void and of no further force or effect whatsoever without liability on the part of any party hereto (or any of the Company Subsidiaries, Parent Subsidiaries or any of the Company’s or Parent’s respective Representatives), and all rights and obligations of any party hereto shall cease; provided, however, that, notwithstanding anything in the foregoing to the contrary, (a) no such termination shall relieve any party hereto of any liability or damages resulting from or arising out of any willful or intentional breach of this Agreement; and (b) the Confidentiality Agreement, this Section 8.2, Section 8.3, Section 8.6, Article IX and the definitions of all defined terms appearing in such sections shall survive any termination of this Agreement pursuant to Section 8.1. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the Governmental Authority or other Person to which they were made.

Section 8.3      Termination Fee.

(a)     If, but only if, this Agreement is terminated:

(i)     by either the Company or Parent pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or by Parent pursuant to Section 8.1(d)(i), and in any such case the Company (x) receives or has received a Company Acquisition Proposal after the date of this Agreement but prior to the termination of this Agreement, which proposal has been publicly announced, and (y) within eleven (11) months of the termination of this Agreement, consummates a transaction regarding, or executes a definitive agreement which is later consummated with respect to, a Company Acquisition Proposal, then the Company shall pay, or cause to be paid, to Parent a fee equal to $21,000,000 (the “Termination Fee”) plus the Expense Amount, by wire transfer of same day funds to an account designated by Parent, not later than the consummation of such transaction arising from such Company Acquisition Proposal; provided, however, that for purposes of this Section 8.3(a)(i), the references to “fifteen percent (15%)” in the definition of Company Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”; or

(ii)     by the Company pursuant to Section 8.1(c)(ii), then the Company shall pay, or cause to be paid, to Parent the Termination Fee together with the Expense Amount, by wire transfer of same day funds to an account designated by Parent as a condition to the effectiveness of such termination; provided, however, that in the event of a termination by the Company pursuant to Section 8.1(c)(ii) in order to enter into an Alternative Acquisition Agreement with respect to an Unmatched Superior Proposal during the Relevant Period, the amount of the Termination Fee payable to Parent pursuant to this Section 8.3(a)(ii) shall be $11,000,000; or

(iii)     by Parent pursuant to Section 8.1(d)(ii), then the Company shall pay, or cause to be paid, to Parent the Termination Fee together with the Expense Amount, by wire transfer of same day funds to an account designated by Parent, within two (2) Business Days of such termination; provided, however, that if such termination by Parent relates to an Unmatched Superior Proposal, the amount of the Termination Fee payable to Parent pursuant to this Section 8.3(a)(iii) shall be $11,000,000.

(b)     Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that:

(i)     under no circumstances shall the Company be required to pay the Termination Fee or Expense Amount, as applicable, earlier than one (1) full Business Day after receipt of appropriate wire transfer instructions from the party entitled to payment;

(ii)     the Company’s right to terminate this Agreement in accordance with Section 8.1(c)(ii) during the Relevant Period and pay the Termination Fee set forth in the proviso to Section 8.3(a)(ii) shall not be prejudiced by Parent’s failure to timely provide wire transfer instructions for payment of such Termination Fee or the Expense Amount prior to the expiration of the Relevant Period; and

(iii)     under no circumstances shall the Company be required to pay the Termination Fee or Expense Amount, as applicable, on more than one occasion.

(c)     Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) the Termination Payment is not a penalty, but is liquidated damages, in a reasonable amount that will compensate the Parent in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, the parties would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, Parent commences a suit that results in a final and non-appealable judgment against the Company for the payment of any amount set forth in this Section 8.3, the Company shall pay Parent its Expenses in connection with such suit, together with interest on such amount at the annual rate of five percent (5%) for the period from the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

(d)     If the Company is required to pay to Parent the Termination Payment, such Termination Payment shall be paid into escrow on the date such payment is required to be paid by the Company pursuant to this Agreement by wire transfer of immediately available funds to an escrow account designated in accordance with this Section 8.3(d). In the event that the Company is obligated to pay Parent the Termination Payment, the amount payable to Parent in any tax year of Parent shall not exceed the lesser of (i) the Termination Payment of the Parent and (ii) the sum of (A) the maximum amount that can be paid to Parent without causing Parent to fail to meet the requirements of Section 856(c)(2) and (3) of the Code for the relevant tax year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”) and Parent has $1,000,000 of income from unknown sources during such year which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in each case, as determined by Parent’s independent accountants, plus (B) in the event Parent receives either (x) a letter from Parent’s counsel indicating that Parent has received a ruling from the IRS as described below in this Section 8.3(d) or (y) an opinion from Parent’s outside counsel as described below in this Section 8.3(d), an amount equal to the excess of the Termination Payment less the amount payable under clause (A) above.

(i)     To secure the Company’s obligation to pay these amounts, the Company shall deposit into escrow an amount in cash equal to the Termination Payment with an escrow agent selected by the Company on such terms (subject to this Section 8.3(d)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Termination Payment pursuant to this Section 8.3(d) shall be made at the time the Company is obligated to pay such amount to Parent pursuant to Section 8.3 by wire transfer. The escrow agreement shall provide that the Termination Payment in escrow or any portion thereof shall not be released to Parent unless the escrow agent receives any one or combination of the following: (i) a letter from the Company’s independent accountants indicating the maximum amount that can be paid by the escrow agent to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income and Parent has $1,000,000 of income from unknown sources during such year which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in which case the escrow agent shall release such amount to Parent, or (ii) a letter from Parent’s counsel indicating that (A) Parent received a ruling from the IRS holding that the receipt by Parent of the Termination Payment would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or (B) Parent’s outside counsel has rendered a legal opinion to the effect that the receipt by Parent of the Termination Payment should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release the remainder of the Termination Payment to Parent. The Company agrees to amend this Section 8.3(d) at the reasonable request of Parent in order to (i) maximize the portion of the Termination Payment that may be distributed from escrow to Parent hereunder without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (ii) improve Parent’s chances of securing a favorable ruling described in this Section 8.3(d) or (iii) assist Parent in obtaining a favorable legal opinion from its outside counsel as described in this Section 8.3(d). Any amount of the Termination Payment that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 8.3(d), provided that the obligation of the Company to pay the unpaid portion of the Termination Payment shall terminate on the December 31 following the date which is five (5) years from the date of this Agreement.

Section 8.4     Amendment. Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the parties hereto by action taken or authorized by their respective boards of directors (or similar governing body or entity) at any time before or after receipt of the Company Stockholder Approval and prior to the Effective Time; provided, however, that after the Company Stockholder Approval has been obtained, there shall not be (a) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Company Common Stock, or which by applicable Law or in accordance with the rules of any stock exchange requires the further approval of the stockholders of the Company without such further approval of such stockholders, or (b) any amendment or change not permitted under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 8.5     Waiver. At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) subject to the proviso of Section 8.4, waive compliance with any agreement or condition contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.6     Fees and Expenses. Except as otherwise provided in this Agreement, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the transactions contemplated by this Agreement are consummated; provided, however, that (i) Parent shall be responsible for all costs, fees and expenses associated with the Convertible Notes Redemption, the Trust Preferred Securities Redemption, and the prepayment of all amounts under the Loan Agreements or the prepayments, consents, waivers or approvals under any other contracts, agreements or instruments, in accordance with Section 6.6(c) and (ii) the Company and Parent shall share equally all Expenses related to the printing, filing and distribution of the Proxy Statement, other than attorneys’ and accountants’ fees.

Section 8.7     Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Effective Time, the Surviving Entity and the Surviving Partnership shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of the Company Common Stock, Company Preferred Stock or Class B Units, all Transfer Taxes.

ARTICLE IX
GENERAL PROVISIONS

Section 9.1     Non-Survival of Representations and Warranties. None of the representations or warranties in this Agreement or any certificate or other writing delivered pursuant to this Agreement, including any rights arising out of any breach of such representations or warranties, shall survive the Effective Time. This Section 9.1 does not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

Section 9.2     Notices. Any notice, request, claim, demand and other communications hereunder shall be sufficient if in writing and sent (i) by facsimile transmission (providing confirmation of transmission) or e-mail of a pdf attachment (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (New York time) shall be deemed to have been received at 9:00 a.m. (New York time) on the next Business Day), or (ii) by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

if to Parent, Merger Sub or the Parent Operating Partnership:

American Realty Capital Properties, Inc.

405 Park Avenue, 15th Floor

New York, NY 10022

Phone:     (212) 415-6500

Fax:          (212) 421-5799

Attention:     Nicholas S. Schorsch

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

Phone:     (212) 969-3186

Fax:          (212) 969-2900

Attention:        Peter M. Fass, Esq.

Steven L. Lichtenfeld, Esq.

Daniel I. Ganitsky, Esq.

if to the Company, the Company Operating Partnership or the Company OP General Partner prior to the Closing:

CapLease, Inc.

1065 Avenue of the Americas

New York, NY 10018

Phone:     (212) 217-6300

Fax:          (212) 217-6301

Attention:     Paul H. McDowell

with a copy (which shall not constitute notice) to:

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

Phone:     (804) 788-7217

Fax:          (804) 343-4864

Attention:     Steven M. Haas, Esq.

and

Hunton & Williams LLP

Bank of America Plaza, Suite 4100

600 Peachtree Street, N.E.

Atlanta, Georgia 30308-2216

Phone:     (404) 888-4056

Fax:          (404) 888-4190

Attention:     G. Roth Kehoe, II, Esq.

Section 9.3     Interpretation; Certain Definitions. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter. When a reference is made in this Agreement to an Article, Section, Appendix or Exhibit, such reference shall be to an Article or Section of, or an Appendix or Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other instrument made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws. References to a Person are also to its successors and permitted assigns. All references to “dollars” or “$” refer to currency of the United States of America.

Section 9.4     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 9.5     Assignment; Delegation. Other than to the Surviving Entity and the Surviving Partnership, neither this Agreement nor any rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto.

Section 9.6      Entire Agreement. This Agreement (including the exhibits, annexes and appendices hereto) constitutes, together with the Confidentiality Agreement, the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

Section 9.7      No Third-Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, except for the provisions of Section 6.9 (which shall be to the benefit of the Persons referred to in such section). The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto and may have been qualified by certain disclosures not reflected in the text of this Agreement. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.8      Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Mergers and the other transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 9.9      Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.10     Governing Law. This Agreement and all Actions (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

Section 9.11     Consent to Jurisdiction.

(a)     Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Maryland and to the jurisdiction of the United States District Court for the State of Maryland, for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in any Maryland state or federal court.

(b)     Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 9.11 shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) consents to submit itself to the personal jurisdiction of any United States federal court located in the State of Maryland or any Maryland state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement in any court other than any United States federal court located in the State of Maryland or any Maryland state court. Each party hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9.12     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be duly executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:    /s/ Brian S. Block

Name: Brian S. Block

Title: Chief Financial Officer

SAFARI ACQUISITION, LLC

By: American Realty Capital Properties, Inc., its sole member

By:    /s/ Brian S. Block

Name: Brian S. Block

Title: Chief Financial Officer

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

By: American Realty Capital Properties, Inc., its General Partner

By:    /s/ Brian S. Block

Name: Brian S. Block

Title: Chief Financial Officer

Signature Page to Agreement and Plan of Merger

CAPLEASE, INC.

By:     /s/ Paul H. McDowell

Name: Paul H. McDowell

Title: Chief Executive Officer

CAPLEASE, LP

By: CLF OP General Partner LLC, its General Partner

By:     /s/ Paul H. McDowell

Name: Paul H. McDowell

Title: Chief Executive Officer

CLF OP GENERAL PARTNER LLC

By: CapLease, Inc., its Sole Member

By:     /s/ Paul H. McDowell

Name: Paul H. McDowell

Title: Chief Executive Officer

Signature Page to Agreement and Plan of Merger

Exhibit A

Voting Agreement

1.     Paul H. McDowell

2.     William R. Pollert

3.     Shawn P. Seale

4.     Robert C. Blanz

5.     Paul C. Hughes

Annex B

[LETTERHEAD OF WELLS FARGO SECURITIES, LLC]

May 28, 2013

The Board of Directors
CapLease, Inc.
1065 Avenue of the Americas

New York, New York 10018

The Board of Directors:

The Board of Directors (the “Board”) of CapLease, Inc., a Maryland corporation (“CapLease”), has asked Wells Fargo Securities, LLC (“Wells Fargo Securities”) to advise it with respect to the fairness, from a financial point of view, to holders of the common stock, par value $0.01 per share, of CapLease (“CapLease Common Stock”), other than as specified below, of the Common Merger Consideration (as hereinafter defined) to be received by such holders pursuant to an Agreement and Plan of Merger (the “Agreement”) proposed to be entered into among American Realty Capital Properties, Inc., a Maryland corporation (“ARCP”), ARC Properties Operating Partnership, L.P. (“ARCP OP”), Safari Acquisition, LLC, a Delaware limited liability company and direct wholly owned subsidiary of ARCP (“Merger Sub”), CapLease, Caplease, LP (“CapLease OP”) and CLF OP General Partner LLC. The Agreement provides, among other things, for the merger of CapLease with and into Merger Sub (the “Company Merger”) pursuant to which each outstanding share of CapLease Common Stock will be converted into the right to receive $8.50 in cash (the “Common Merger Consideration”). The Agreement further provides for the conversion in the Company Merger of all outstanding shares of the preferred stock, par value $0.01 per share, of CapLease (collectively, “CapLease Preferred Stock”) into the right to receive cash consideration (plus accrued and unpaid dividends), the merger of CapLease OP with and into ARCP OP (the “Partnership Merger” and, together with the Company Merger, the “Transaction”) and, in such Partnership Merger, the cancellation or conversion into the right to receive cash consideration of all outstanding units in CapLease OP (collectively, “CapLease Partnership Units”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

In arriving at our opinion, we have, among other things:

●	Reviewed an execution version, dated as of May 28, 2013, of the Agreement, including the financial terms of the Transaction;

●

Reviewed certain publicly available business, financial and other information regarding CapLease, including information set forth in its annual reports to stockholders and annual reports on Form 10-K for the fiscal years ended December 31, 2010, 2011 and 2012 and quarterly report on Form 10-Q for the period ended March 31, 2013;

●

Reviewed certain other business and financial information regarding CapLease furnished to us by and discussed with the management of CapLease, including financial forecasts and estimates prepared by the management of CapLease for fiscal years ending December 31, 2013 through 2016;

The Board of Directors
CapLease, Inc.

May 28, 2013

●	Discussed with the management of CapLease the operations and prospects of CapLease, including the historical financial performance and trends in the results of operations of CapLease;

●	Participated in discussions among representatives of CapLease, ARCP and their respective advisors regarding the proposed Transaction;

●	Reviewed reported prices and trading activity for CapLease Common Stock;

●

Analyzed the estimated net asset value of CapLease’s real estate portfolio based upon financial forecasts and estimates referred to above and assumptions relating thereto discussed with and confirmed as reasonable by the management of CapLease;

●	Compared certain financial data of CapLease with similar data of certain other publicly traded companies that we deemed relevant in evaluating CapLease;

●

Analyzed the estimated present value of the future dividends per share of CapLease based upon financial forecasts and estimates referred to above and assumptions relating thereto discussed with and confirmed as reasonable by the management of CapLease; and

●	Considered other information, such as financial studies, analyses, and investigations, as well as financial, economic and market criteria, that we deemed relevant.

In connection with our review, we have assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to us, including all accounting, tax, regulatory and legal information, and we have not made (and have not assumed any responsibility for) any independent verification of such information. We have relied upon assurances of the management of CapLease that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts, estimates and other information utilized in our analyses, we have been advised by the management of CapLease and, at the direction of CapLease, we have assumed that they have been reasonably prepared and reflect the best currently available estimates, judgments and assumptions of the management of CapLease as to the future financial performance of CapLease. We assume no responsibility for, and express no view as to, such forecasts, estimates or other information utilized in our analyses or the judgments or assumptions upon which they are based. We also have assumed that there have been no material changes in the condition (financial or otherwise), results of operations, business or prospects of CapLease since the respective dates of the most recent financial statements and other information provided to us. In arriving at our opinion, we have not conducted physical inspections of the properties or assets of CapLease or any other entity, nor have we made or been provided with any evaluations or appraisals of the properties, assets or liabilities (contingent or otherwise) of CapLease or any other entity. In connection with our engagement, we were not requested to, and we did not, solicit third-party indications of interest in the possible acquisition of CapLease; however, we have been requested to solicit such third-party indications of interest for a specified period after the date of the Agreement as permitted under the provisions thereof.

The Board of Directors
CapLease, Inc.

May 28, 2013

In rendering our opinion, we have assumed, at the direction of CapLease, that the final form of the Agreement, when signed by the parties thereto, will not differ from the execution version of the Agreement reviewed by us in any respect meaningful to our analyses or opinion, that the Transaction will be consummated in accordance with the terms described in the Agreement and in compliance with all applicable laws and other requirements, without amendment or waiver of any material terms or conditions, that, in the course of obtaining any necessary legal, regulatory or third party consents, approvals or agreements for the Transaction, no delay, limitation or restriction, including any divestiture or other requirements, will be imposed or action will be taken that will have an adverse effect on CapLease or the Transaction. We have been advised by representatives of CapLease that CapLease has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for federal income tax purposes since its formation as a REIT. Our opinion is necessarily based on economic, market, financial and other conditions existing, and information made available to us, as of the date hereof. As the Board is aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on CapLease or the Transaction. Although subsequent developments may affect the matters set forth in this opinion, we do not have any obligation to update, revise, reaffirm or withdraw this opinion or otherwise comment on or consider any such events occurring or coming to our attention after the date hereof.

Our opinion only addresses the fairness, from a financial point of view and as of the date hereof, of the Common Merger Consideration to be received by holders of CapLease Common Stock (other than ARCP and its affiliates) pursuant to the Agreement to the extent expressly specified herein, and no opinion or view is expressed with respect to any other securities of CapLease or any other party, including the consideration to be received or other amounts payable in the Transaction in respect of CapLease Preferred Stock, CapLease Partnership Units or membership interests in Merger Sub or upon redemption of any other securities of CapLease in connection with the Transaction. Our opinion does not address any other terms, aspects or implications of the Transaction or any voting agreement or other agreement, arrangement or understanding entered into in connection with or contemplated by the Transaction or otherwise, including, without limitation, the form or structure of the Transaction. In addition, our opinion does not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors, managers or employees of any parties to the Transaction, or class of such persons, relative to the Common Merger Consideration or otherwise. Our opinion also does not address the merits of the underlying decision by CapLease to enter into the Agreement or the relative merits of the Transaction compared with other business strategies or transactions available or that have been or might be considered by the management of CapLease or the Board or in which CapLease might engage. We also are not expressing any view or opinion with respect to, and with the consent of CapLease have relied upon the assessments of representatives of CapLease regarding, accounting, tax, regulatory, legal or similar matters as to which we understand that CapLease obtained such advice as it deemed necessary from qualified professionals.

The Board of Directors
CapLease, Inc.

May 28, 2013

The issuance of this opinion was approved by an authorized committee of Wells Fargo Securities. Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities has been engaged to act as financial advisor to CapLease in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Transaction. CapLease also has agreed to reimburse certain of Wells Fargo Securities’ expenses and to indemnify us and certain related parties against certain liabilities that may arise out of our engagement. Wells Fargo Securities and our affiliates provide a full range of investment banking and financial advisory, securities trading, brokerage and lending services in the ordinary course of business, for which we and such affiliates receive customary fees. In connection with unrelated matters, Wells Fargo Securities and our affiliates in the past have provided, currently are providing and in the future may provide commercial, corporate and investment banking services to CapLease, ARCP and certain of their respective affiliates, for which Wells Fargo Securities and our affiliates have received and expect to receive fees, including having acted or acting (i) as administrative agent, lead arranger and/or lender under certain credit facilities, mortgage financings or other lending arrangements of each of CapLease and ARCP or their respective affiliates, and (ii) as sole or joint bookrunning manager for certain equity offerings of CapLease. In the ordinary course of business, Wells Fargo Securities and our affiliates may actively trade, hold or otherwise effect transactions in the securities or financial instruments (including bank loans or other obligations) of CapLease, ARCP and their respective affiliates for our and our affiliates’ own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

It is understood that this opinion is for the information and use of the Board (in its capacity as such) in connection with its evaluation of the Transaction. Our opinion does not constitute a recommendation to the Board or any other person or entity in respect of the Transaction, including as to how any securityholder should vote or act in connection with the Transaction or any other matters.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, it is our opinion that, as of the date hereof, the Common Merger Consideration to be received by holders of CapLease Common Stock (other than ARCP and its affiliates) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Wells Fargo Securities, LLC

WELLS FARGO SECURITIES, LLC

Annex C

[LETTERHEAD OF HOULIHAN LOKEY FINANCIAL ADVISORS, INC.]

May 28, 2013

CapLease, Inc.

1065 Avenue of the Americas

New York, New York 10018

Attn: The Board of Directors

Dear Members of the Board of Directors:

We understand that CapLease, Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and among American Realty Capital Properties, Inc. (the “Acquiror”), ARC Properties Operating Partnership, L.P., the operating partnership of Acquiror (the “Acquiror Operating Partnership”), Safari Acquisition, LLC, a wholly owned subsidiary of Acquiror (“Merger Sub”), the Company, Caplease, LP, the operating partnership of the Company (the “Company Operating Partnership”), and CLF Op General Partner LLC, a wholly owned subsidiary of the Company and the sole general partner of the Company Operating Partnership providing for, among other things, (i) the merger of the Company with Merger Sub (the “Merger”), pursuant to which each outstanding share of common stock, $0.01 par value per share (the “Company Common Stock”), of the Company will be converted into the right to receive $8.50 in cash (the “Merger Consideration”) and the surviving company in the Merger will be a wholly owned subsidiary of the Acquiror, and (ii) the merger of the Company Operating Partnership with the Acquiror Operating Partnership (the “Partnership Merger” and, together with the Merger, the “Transaction”), pursuant to which each outstanding unit of limited partnership interest of the Company Operating Partnership (“Company Operating Partnership Unit”) that is not owned by the Company will be converted into the right to receive an amount in cash equal to the Merger Consideration and the surviving company in the Partnership Merger will be a wholly owned subsidiary of the Acquiror.

The Board of Directors (the “Board”) of the Company has requested that Houlihan Lokey Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board (in its capacity as such) as to whether, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock (other than the Acquiror and its affiliates) in the Merger pursuant to the Agreement is fair to the holders of Company Common Stock (other than the Acquiror and its affiliates) from a financial point of view. For purposes of our analysis and this Opinion we have been advised and at your direction have assumed that pursuant to the First Amended and Restated Limited Partnership Agreement of the Company Operating Partnership (the “Company Operating Partnership Agreement”), the Company may not engage in the Transaction unless each Company Operating Partnership Unit is converted into the right to receive an amount in cash equal to the Merger Consideration. You have further advised us that pursuant to the Partnership Merger, each Company Operating Partnership Unit not owned by the Company will be converted into the right to receive an amount in cash equal to the Merger Consideration. Accordingly, for purposes of our analyses and this Opinion, we have treated each Company Operating Partnership Unit not owned by the Company as if it had been converted into a share of Company Common Stock on a one-for-one basis.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed a draft, dated May 27, 2013, of the Agreement and reviewed the Company Operating Partnership Agreement;

2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections (and adjustments thereto) prepared by the management of the Company relating to the Company for the fiscal years ending December 31, 2013 through 2018;

4.

spoken with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

5.	compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

6.

reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant; and

7.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections (and adjustments thereto) reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments including, without limitation, the Company Operating Partnership Agreement, will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company, the Company Operating Partnership, the Acquiror or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or the Company Operating Partnership is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or the Company Operating Partnership is or may be a party or is or may be subject.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Company, the Company Operating Partnership or the Acquiror or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the price or range of prices at which the shares of Company Common Stock or Company Operating Partnership Units may be purchased or sold, or otherwise be transferable, at any time.

This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Acquiror, or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. Houlihan Lokey and certain of its affiliates may have in the past provided, may currently be providing and may in the future provide investment banking, financial advisory and other financial services to the Company, the Acquiror, other participants in the Transaction or certain groups or entities affiliated or associated therewith (including, without limitation, formal and informal committees or groups of creditors) for which Houlihan Lokey and such affiliates have received and may receive compensation.

Houlihan Lokey will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

This Opinion only addresses whether the Merger Consideration to be received by the holders of Company Common Stock (other than the Acquiror and its affiliates) in the Merger pursuant to the Agreement is fair to the holders of Company Common Stock (other than the Acquiror and its affiliates) from a financial point of view, and other than assuming the consummation of the Partnership Merger, does not address any other aspect or implication of the Transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, the Acquiror, their respective security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Merger Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, the Company Operating Partnership, the Acquiror, the Acquiror Operating Partnership or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company, the Company Operating Partnership, the Acquiror, the Acquiror Operating Partnership or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents, (vi) whether or not the Company, the Company Operating Partnership, the Acquiror, the Acquiror Operating Partnership, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company, the Company Operating Partnership, the Acquiror, the Acquiror Operating Partnership or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, the Company, the Company Operating Partnership and their respective advisors as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, the Company Operating Partnership, the Acquiror, the Acquiror Operating Partnership, the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock (other than the Acquiror and its affiliates) in the Merger pursuant to the Agreement is fair to the holders of Company Common Stock (other than the Acquiror and its affiliates) from a financial point of view.

Very truly yours,

/s/ Houlihan Lokey Financial Advisors, Inc.

HOULIHAN LOKEY FINANCIAL ADVISORS, INC.

Annex D

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of May 28, 2013 (this “Agreement”), is made and entered into by and among American Realty Capital Properties, Inc., a Maryland corporation (“Parent”), Paul H. McDowell, William R. Pollert, Shawn P. Seale, Robert C. Blanz and Paul C. Hughes (each a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, CapLease, Inc., a Maryland corporation (the “Company”), Caplease, LP, a Delaware limited partnership and the operating partnership of the Company, and CLF OP General Partner LLC, a Delaware limited liability company, a direct wholly owned subsidiary of the Company and the sole general partner of the Company Operating Partnership, Parent, ARC Properties Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of Parent and Safari Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), which provides, among other things, for the merger of the Company with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner of the number of shares of Company Common Stock set forth across from such Stockholder’s name on Schedule A attached hereto and has the voting and dispositive power in connection with the Merger with respect to such shares (with respect to each Stockholder, such Stockholder’s “Existing Shares” and, together with any shares of Company Common Stock acquired after the date hereof, whether upon the exercise of options, conversion of convertible securities or otherwise, such Stockholder’s “Shares”); and

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

AGREEMENT

1.             Agreement to Vote; Irrevocable Proxy; Etc.

(a)     Agreement to Vote. Subject to the terms and conditions hereof, each Stockholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the Termination Date (as defined in Section 5 below), at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder shall (x) appear at such meeting or otherwise cause all of such Stockholder’s Shares to be counted as present thereat for purposes of calculating a quorum and respond to any other request by the Company or Parent for written consent, if any, and (y) vote (or cause to be voted) such Stockholder’s Shares (i) in favor of (A) approval of the Merger and the other transactions contemplated by the Merger Agreement and (B) any other matter that is required to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement and (ii) against the following actions: (A) any Company Acquisition Proposal, (B) any other action involving the Company or any Company Subsidiary that would reasonably be expected to have the effect of impeding, materially interfering with, materially delaying, materially postponing, or impairing (I) the ability of the Company to consummate the Merger or (II) any other transaction contemplated by the Merger Agreement or (C) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Merger set forth in Article VII of the Merger Agreement not being fulfilled on or prior to the Outside Date. Subject to the terms and conditions hereof, no Stockholder shall enter into any agreement or understanding with any Person prior to the termination of this Agreement to vote in any manner inconsistent herewith. Subject to the terms and conditions hereof, the obligations of each Stockholder specified in this Section 1(a) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Acquisition Proposal prior to the Termination Date.

(b)     Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies and powers of attorney granted with respect to such Stockholder’s Shares, and no Stockholder shall grant any subsequent proxy or power of attorney with respect to such Stockholder’s Shares, except as set forth in this Agreement or required by a Letter of Transmittal. By entering into this Agreement, subject to the last sentence of this Section 1(b), each Stockholder hereby grants, or agrees to cause the applicable record holder to grant, a proxy appointing Parent, any designee of Parent and each of Parent’s officers, with full power of substitution and resubstitution, as such Stockholder’s attorney-in-fact and proxy, for and in such Stockholder’s name, to be counted as present, vote, express consent or dissent with respect to such Stockholder’s Shares for the purposes set forth in Section 1(a). The proxy granted by each Stockholder pursuant to this Section 1(b) is, subject to the last sentence of this Section 1(b), irrevocable and is coupled with an interest, in accordance with Section 2-507(d) of the Maryland General Corporation Law, and is granted in order to secure such Stockholder’s performance under this Agreement and also in consideration of Parent entering into this Agreement and the Merger Agreement. If any Stockholder fails for any reason to be counted as present, consent or vote such Stockholder’s Shares in accordance with the requirements of Section 1(a), then Parent shall have the right to cause to be present, consent or vote such Stockholder’s Shares in accordance with the provisions of Section 1(a). The proxy granted by each Stockholder shall be automatically revoked upon the valid termination of this Agreement in accordance Section 5.

(c)     Restriction on Transfer. From the date of this Agreement until the Termination Date and except as otherwise contemplated in the Merger Agreement, no Stockholder shall (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of such Stockholder’s Shares (any such action, a “Transfer”), (ii) deposit any of such Stockholder’s Shares into a voting trust or enter into a separate voting agreement with respect to such Stockholder’s Shares, (iii) take any action that would cause any representation or warranty of such Stockholder contained herein to become untrue or incorrect, in each case, in any material respect, or would reasonably be expected to have the effect of preventing or disabling such Stockholder from performing his obligations under this Agreement or (iv) commit or agree to take any of the foregoing actions. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, each Stockholder may make Transfers of Shares by will, for estate or tax planning purposes, for charitable purposes or as charitable gifts or donations; provided, that, each transferee agrees in writing to be bound by the terms of this Agreement applicable to such Stockholder and to hold such Shares subject to all the terms and provisions of this Agreement to the same extent as such terms and provisions bound such Stockholder. If any involuntary Transfer of any of the Shares shall occur, the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date.

(d)     Additional Shares. Each Stockholder hereby agrees, during the term of this Agreement, to promptly notify Parent of any new Shares acquired by such Stockholder, if any, after the execution of this Agreement. Any such Shares shall be subject to the terms of this Agreement as though owned by such Stockholder on the date of this Agreement. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(e)     Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, any of the Persons identified in Section 1(b) or any other Person any direct or indirect ownership or incidence of ownership of or with respect to, or pecuniary interest in, any of the Shares. All rights, ownership and economic benefits of and relating to, and pecuniary interest in, the Shares shall remain vested in and belong to the applicable Stockholder, and none of Parent, the Persons identified in Section 1(b) nor any other Person shall have any power or authority to direct any Stockholder in the voting or disposition of any of the Shares, except as otherwise expressly provided in this Agreement.

2.            Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent, as of the date hereof, and at all times during the term of this Agreement, solely with respect to himself, as follows:

(a)     Authorization; Validity of Agreement; Necessary Action. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)     Shares. Such Stockholder’s Existing Shares are owned beneficially and/or of record by such Stockholder, as set forth on Schedule A attached hereto. Such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially by such Stockholder, and, except for such Stockholder’s Existing Shares, such Stockholder does not beneficially own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Company Common Stock or any securities convertible into shares of Company Common Stock (other than pursuant to any option, stock award or similar compensation plan adopted by the Company); provided, however, that for purposes of this Agreement, no Stockholder shall be deemed to own beneficially any shares of Company Common Stock for which such Stockholder has disclaimed beneficial ownership as disclosed in Company’s 2013 Proxy Statement. Such Stockholder has the voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 hereof and power to agree to all of the matters set forth in this Agreement with respect to each of such Stockholder’s Existing Shares as set forth on Schedule A attached hereto, with no other limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws and the terms of this Agreement and the Merger Agreement. Such Stockholder has good and valid title to such Stockholder’s Existing Shares, free and clear of all liens, claims, security interests or other charges or encumbrances.

(c)     No Conflicts. The execution and delivery of this Agreement by such Stockholder do not, and the performance of the terms of this Agreement by such Stockholder will not, (a) require such Stockholder to obtain the consent or approval of, or make any filing with or notification to, any Governmental Authority, (b) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on such Stockholder or his properties or assets, (c) except as may otherwise be required by federal securities Laws, conflict with or violate any Law applicable to such Stockholder or pursuant to which any of his properties or assets are bound or (d) violate any other agreement to which such Stockholder is a party, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust. Such Stockholder’s Existing Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

(d)     Acknowledgment. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

3.            Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders, as of the date hereof, and at all times during the term of this Agreement, as follows:

(a)     Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland.

(b)     Corporate Authorization; Validity of Agreement; Necessary Action. Parent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the Parent Board, and no other corporate action or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement, and the consummation by Parent of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)     No Conflicts. The execution and delivery of this Agreement by Parent do not, and the performance of the terms of this Agreement by Parent will not, (a) require Parent to obtain the consent or approval of, or make any filing with or notification to, any Governmental Authority, (b) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on Parent or its properties or assets, (c) except as may otherwise be required by federal securities Laws, conflict with or violate any Law applicable to Parent or pursuant to which any of its or any Parent Subsidiary’s properties or assets are bound or (d) violate any other material agreement to which Parent or any Parent Subsidiary is a party.

4.            Further Assurances. From time to time, at any other party’s request and expense and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

5.            Termination. This Agreement shall automatically terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further force or effect upon the earlier to occur of the (a) Effective Time, (b) valid termination of the Merger Agreement in accordance with its terms, (c) an Adverse Recommendation Change, and (d) at the option of any Stockholder, the execution or granting of any amendment, modification, change or waiver with respect to the Merger Agreement subsequent to the date of this Agreement that results in any decrease in the consideration to be paid per share (subject to adjustment per the terms of the Merger Agreement) for the shares of Company Common Stock (any such date shall be referred to herein as the “Termination Date”). Nothing in this Section 6 shall relieve any party of liability for breach of this Agreement prior to the termination of this Agreement pursuant to its terms.

6.            Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

7.            Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects only by written agreement executed and delivered by each of the respective parties. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought, except that this Agreement may be terminated as set forth in Section 5.

8.            Notices. Any notice, request, claim, demand and other communications hereunder shall be sufficient if in writing and sent (i) by facsimile transmission (providing confirmation of transmission) or e-mail of a pdf attachment (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (Pacific time) shall be deemed to have been received at 9:00 a.m. (Pacific time) on the next Business Day) or (ii) by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8):

If to Paul H. McDowell, to:

c/o CapLease, Inc.

1065 Avenue of the Americas

New York, NY 10018

Phone: (212) 217-6300

Fax: (212) 217-6301

If to William R. Pollert, to:

c/o CapLease, Inc.

1065 Avenue of the Americas

New York, NY 10018

Phone: (212) 217-6300

Fax: (212) 217-6301

If to Shawn P. Seale, to:

c/o CapLease, Inc.

1065 Avenue of the Americas

New York, NY 10018

Phone: (212) 217-6300

Fax: (212) 217-6301

If to Robert C. Blanz, to:

c/o CapLease, Inc.

1065 Avenue of the Americas

New York, NY 10018

Phone: (212) 217-6300

Fax: (212) 217-6301

If to Paul C. Hughes, to:

c/o CapLease, Inc.

1065 Avenue of the Americas

New York, NY 10018

Phone: (212) 217-6300

Fax: (212) 217-6301

If to Parent, to:

American Realty Capital Properties, Inc.

405 Park Avenue, 15th Floor

New York, NY 10022

Phone: (212) 415-6500

Fax: (212) 421-5799

Attention:     Nicholas S. Schorsch

with a copy to:

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

Phone: (212) 969-3186

Fax: (212) 969-2900

Attention:      Peter M. Fass, Esq.

Steven L. Lichtenfeld, Esq.

Daniel I. Ganitsky, Esq.

9.            Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”.

10.          Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

11.          Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Merger Agreement and the Confidentiality Agreements) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. This Agreement is intended to create a contractual relationship among each Stockholder and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among any of the parties hereto. Without limiting the generality of the foregoing, none of the Stockholders or Parent, by entering into this Agreement, intends to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law with each other or any other stockholder of the Company.

12.          Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

13.          Specific Performance; Remedies Cumulative.

(a)          Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

(b)          Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

14.          Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Maryland without giving effect to the principles of conflicts of law thereof.

15.          Assignment. Except as set forth in Section 1(c), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

16.          Consent to Jurisdiction.

(a)          Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Maryland and to the jurisdiction of the United States District Court for the State of Maryland, for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in any Maryland state or federal court.

(b)          Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 16 shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) consents to submit itself to the personal jurisdiction of any United States federal court located in the State of Maryland or any Maryland state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement in any court other than any United States federal court located in the State of Maryland or any Maryland state court. Each of the Stockholders and Parent agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

17.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18.          Negotiated Terms. The provisions of this Agreement are the result of negotiations between the parties. Accordingly, this Agreement shall not be construed in favor of or against any party by reason of the extent to which the party or any of his or its professional advisors participated in its preparation.

19.          Action in Stockholder Capacity Only. The parties acknowledge and agree that this Agreement is entered into by each Stockholder solely in his capacity as the record and/or beneficial owner of such Stockholder’s Shares and nothing in this Agreement shall restrict or limit in any respect any action taken by such Stockholder in his capacity as a director or officer of the Company or any Company Subsidiary. The taking of any action (or failure to act) by any Stockholder in his capacity as an officer or director of the Company or any Company Subsidiary will in no event be deemed to constitute a breach of this Agreement.

20.          Stockholder Obligations Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint and no Stockholder shall be liable for any breach of the terms of this Agreement by the other Stockholder.

21.          Documentation and Information. Each Stockholder (i) consents to and authorizes the publication and disclosure by Parent of such Stockholder’s identity and holdings of the Shares, and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Merger or any other transaction contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to give to Parent any information reasonably related to the foregoing as either may reasonably require for the preparation of any such disclosure documents. As promptly as practicable, each Stockholder shall notify Parent of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any have become false or misleading in any material respect.

[Signature Pages Follow]

IN WITNESS WHEREOF, Parent and each of the Stockholders have caused this Agreement to be signed by their respective officers or other authorized Person thereunto duly authorized as of the date first written above.

STOCKHOLDERS:

/s/ Paul H. McDowell
Paul H. McDowell

/s/ Shawn P. Seale
Shawn P. Seale

/s/ William R. Pollert
William R. Pollert

/s/ Robert C. Blanz
Robert C. Blanz

/s/ Paul C. Hughes
Paul C. Hughes

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ Brian S. Block
Name: Brian S. Block
Title: Chief Financial Officer

SCHEDULE A

Stockholder	Existing Shares

Paul H. McDowell	708,396
William R. Pollert	707,113
Shawn P. Seale	725,521
Robert C. Blanz	671,648
Paul C. Hughes	301,664

Annex E

 American Realty Capital Properties, Inc.

405 Park Avenue, 15th Floor

New York, NY 10022

May 28, 2013

Paul H. McDowell

William R. Pollert

Shawn P. Seale

Robert C. Blanz

Michael J. Heneghan

Paul C. Hughes

c/o CapLease, Inc.

1065 Avenue of the Americas

New York, NY 10018

Reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”) by and among American Realty Capital Properties, Inc. (“Parent”), ARC Properties Operating Partnership, L.P. (the “Parent Operating Partnership”), Safari Acquisition, LLC, CapLease, Inc. (the “Company”), Caplease, LP and CLF OP General Partner LLC. Capitalized terms used but not defined herein shall have the respective meanings set forth for them in the Merger Agreement.

WHEREAS, as of the date of the letter agreement (this “Agreement”), the Company is party to employment agreements of various dates (the “Current Employment Agreements”) with each of Paul H. McDowell, William R. Pollert, Shawn P. Seale, Robert C. Blanz, Michael J. Heneghan and Paul C. Hughes (collectively, the “Executives”);

WHEREAS, the Current Employment Agreements provide that in the event of certain terminations of their employment with the Company, the Executives will be eligible to receive certain severance benefits which, if paid in connection with a change in control of the Company, would also include a gross-up payment for any amounts that constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and are subject to the excise tax imposed by Section 4999 of the Code (the “Gross-Up Payments”);

WHEREAS, following the consummation of the Merger, which will result in a change in control of the Company, the Executives’ employment with the Company will terminate and the Executives will be eligible to receive the severance payments under the Current Employment Agreements, including the Gross-Up Payments; and

WHEREAS, it is contemplated that following the Effective Time the Executives will enter new employment arrangements with Parent or an Affiliate of Parent.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, each Executive and Parent agree that either:

1.

(a)     Each Executive will use his good faith efforts to negotiate and enter into an amendment to the Executive’s Current Employment Agreement, to be effective as of immediately prior to the Effective Time, to reduce the severance benefits payable and provided thereunder by an amount equal to the maximum amount that, together with any other “parachute payments” as defined under Section 280G of the Code that are payable or may be provided to the Executive, can be paid or provided without liability for the excise tax under Section 4999 of the Code (the “Severance Reduction Amount”);

AND

(b)     All of the Executives and the Parent will use their good faith efforts to negotiate and enter into new employment agreement between each Executive and the Parent or an Affiliate of Parent (the “New Agreements”) that will be entered into on, and effective as of, the date following the date on which the Effective Time occurs, that will provide that: (i) compensation payable under each New Agreement will be structured in a manner so that it does not constitute a “parachute payment” as defined under Section 280G of the Code and result in any Executive becoming liable for the excise tax imposed by Section 4999 of the Code with regard to the Merger, and (ii) in connection with the Executive agreeing to provide exclusive services to the Parent or an Affiliate of the Parent following the Effective Time, the compensation payable under each New Agreement will include an amount that exceeds the Executive’s “current compensation” by an amount at least equal to the Executive’s Severance Reduction Amount, such amount to be payable to the Executive over as short a period as reasonably practicable after the Effective Time subject to appropriate vesting provisions and the Executive providing personal services within the meaning of Section 280G of the Code to the Parent or its Affiliate following the Effective Time in consideration for the payment of such amount. The term “current compensation” means the sum of the Executive’s 2013 base salary, 2012 cash bonus and 2012 long term incentive payment, all as reported in the proxy statement for the Company’s 2013 annual meeting of shareholders.

OR

2.     If the transactions set forth in (1) do not occur, then, on and effective as of the date following the date on which the Effective Time occurs, all of the Executive’s and the Surviving Entity (as successor to the Company) will enter into an amendment to their respective Current Employment Agreement to provide that each Executive shall be responsible for paying one-half of any excise tax liability that the Executive incurs under Section 4999 of the Code and the Surviving Entity shall be responsible for paying one-half of such excise tax liability and shall indemnify the Executive for all tax liability that the Executive incurs on account of the Surviving Entity’s payment of one-half of the Executive’s excise tax liability under Section 4999 of the Code.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

[Signature page follows]

Please confirm your agreement with the foregoing by signing and returning a copy of this Agreement to the undersigned.

Very truly yours,

AMERICAN REALTY CAPITAL
PROPERTIES, INC.

By:     /s/ Brian S. Block

         Name: Brian S. Block

         Title: Chief Financial Officer

Agreed to and accepted by:

/s/ Paul H. McDowell
Paul H. McDowell
/s/ Shawn P. Seale
Shawn P. Seale
/s/ William R. Pollert
William R. Pollert
/s/ Robert C. Blanz
Robert C. Blanz
/s/Michael J. Heneghan
Michael J. Heneghan
/s/ Paul C. Hughes
Paul C. Hughes

(PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION)

SPECIAL MEETING OF STOCKHOLDERS OF

CAPLEASE, INC.

[_____], 2013

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003003003000001000 7

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote "FOR" Proposal 1, Proposal 2 and Proposal 3.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature ______ Date: ______ Signature ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CAPLEASE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Paul H. McDowell and Paul C. Hughes, or either of them, as proxy of the undersigned (and if the undersigned is a proxy, substitute proxies), each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of common stock of CapLease, Inc. (the "Company") which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Special Meeting of Stockholders of the Company to be held at [______________________] on [____________], at [__] local time, and at any adjournment or postponement thereof.

When this Proxy is properly executed, the shares of common stock to which this Proxy relates will be voted as specified and, if no specification is made, will be voted FOR Proposals 1, 2 and 3, and this Proxy authorizes the above-designated Proxies to vote in their sole discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof pursuant to Maryland law and the amended and restated bylaws of the Company and to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

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